       As filed with the Securities and Exchange Commission on May 6, 1996
                              Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                      U.S. ALCOHOL TESTING OF AMERICA, INC.
             (Exact name of registrant as specified in its Charter)


        Delaware                        3810                    22-2806310
(State or other jurisdic-         (Primary Standard          (I.R.S. Employer
 tion of incorporation           Industrial Classifi-       Identification No.)
    or organization)              cation Code Number)


                             10410 Trademark Street
                       Rancho Cucamonga, California 91730
                                 (909) 466-8378
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                               Mr. Robert Stutman
                      U.S. Alcohol Testing of America, Inc.
                             10410 Trademark Street
                       Rancho Cucamonga, California 91730
                                 (909) 466-8378
            (Name, address and telephone number of agent for service)


                                   Copies to:

Robert W. Berend, Esq.                                 Edward H. Cohen, Esq.
Gold & Wachtel, LLP                                    Rosenman & Colin, LLP
110 East 59th Street                                   575 Madison Avenue
New York, New York 10022                               New York, New York 10022
(212) 909-9500                                         (212) 940-8580
Fax (212) 371-0320                                     Fax (212) 940-8776



U.S. Drug

         Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following. / /

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                                        Proposed
                                                              Proposed                  maximum
Title of each                                                 maximum                   aggregate           Amount of
class of securities                 Amount to be              offering price            offering            registration
to be registered                    registered(1)             per unit(2)               price(2)            fee
- -------------------                 -------------             --------------            ----------          ------------
Common Stock, $.01
  par value.........                2,951,829                 $3.0625                   $9,039,976          $3,117

Common Stock, $.01
  par value,
  issuable upon
  exercise of
  Warrants..........                  257,143                 $4.37                     $1,123,715          $387

Warrants expiring
  October 13, 1998..                  257,143
                                                                                        --------------------------------
                                                                                        Total               $3,504
========================================================================================================================

(1) The number of shares of the Common Stock of U.S. Alcohol Testing of America, Inc. ("USAT") being registered is based on (a) an estimate as to the approximate number of shares to be issued to the minority stockholders of U.S. Drug Testing, Inc. ("U.S. Drug") in connection with the merger of U.S. Drug with and into U.S. Drug Acquisition Corp., a wholly-owned subsidiary of USAT, assuming a $3.0625 per share market price for the USAT shares, which is the closing sales price on April 30, 1996; (b) an estimate as to the approximate number of shares to be issued upon the exercise of USAT Warrants to be issued upon the merger in exchange for U.S. Drug Warrants; and (c) the assumption that no U.S. Drug Options will be exercised prior to the merger.

(2) Estimated solely for the purpose of calculating the registration fee. The proposed maximum offering price and the registration fee (a) for the shares to be issued upon the merger are computed, pursuant to Rule 457(a), on the basis of a $3.0625 value per share estimate for the price to be determined in accordance with the terms of the merger and
         (b) for the shares to be issued upon exercise of the USAT Warrants are computed, pursuant to Rule 457(g), on the basis of the assumed exercise price of the USAT Warrants if 257,143 shares are subject thereto.


                               ------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



U.S. Drug

                              CROSS REFERENCE SHEET
              TO FORM S-4 OF U.S. ALCOHOL TESTING OF AMERICA, INC.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

    Item Number                                                        Location in Consent Solicitation
    and Caption                                                        Statement/Prospectus
    -----------                                                        --------------------------------
A.  Information About the Transaction

   1.  Forepart of Registration Statement
       and Outside Front Cover Page of
       Prospectus...........................                           Facing Page; Cross Reference Sheet; and
                                                                       Outside Front Cover Page of Consent
                                                                       Solicitation Statement/Prospectus.

   2.  Inside Front and Outside Back Cover
       Pages................................                           Inside Front Cover Page of Consent
                                                                       Solicitation Statement/Prospectus and
                                                                       Outside Back Cover Page of Consent
                                                                       Solicitation/Prospectus.

   3.  Risk Factors, Ratio Earnings to Fixed
       Charges and Other Information........                           Summary; Summary Historical Combined
                                                                       Financial Data; and Risk Factors;
                                                                       Computation of Ratio of Earnings to
                                                                       Combined Fixed Charges and Preferred Stock
                                                                       Dividends is not applicable.

   4.  Terms of the Transaction.............                           Summary; Terms of the Transaction; and The
                                                                       Merger and Related Matters.

   5.  Proforma Financial Information......                            Not Applicable.

   6.  Material Contacts with the Company
       Being Acquired.......................                           Material Contacts of USAT with U.S. Drug
                                                                       and The Merger and Related Matters.

   7.  Additional Information Required for
       Reoffering by Persons and Parties
       Deemed to be Underwriters............                           Not Applicable.

   8.  Interests of Named Experts and
       Counsel..............................                           Experts and Legal Opinions.

   9.  Disclosure of Commission Position
       on Indemnification for Securities
       Act Liabilities......................                           Commission Position on Indemnification.

B.     Information About the Registrant

   10. Information with Respect to S-3
       Registrants..........................                           Not Applicable.

   11. Incorporation of Certain Information
       by Reference.........................                           Not Applicable.



U.S. Drug

    Item Number                                                        Location in Consent Solicitation
    and Caption                                                        Statement/Prospectus
    -----------                                                        --------------------------------
   12. Information With Respect to S-2
       or S-3 Registrants..................                            Not Applicable.

   13. Incorporation of Certain Information
       by Reference........................                            Not Applicable.

   14. Information with Respect to
       Registrants Other Than S-3 or S-2
       Registrants.........................                            Business of the Company; USAT Market
                                                                       Information; USAT Management; USAT
                                                                       Financial Statements; The Company's
                                                                       Selected Financial Data; The Company's
                                                                       Management's Discussion and Analysis of
                                                                       Financial Condition and Results of
                                                                       Operations; and Change in Accountants.

C.  Information About the Company Being
    Acquired

   15. Information with Respect to S-3
       Companies...........................                            Not Applicable.

   16. Information with Respect to S-2 or
       S-3 Companies.......................                            Not Applicable.

   17. Information with Respect to
       Companies Other Than S-2 or S-3
       Companies...........................                            Business of U.S. Drug; U.S. Drug Market
                                                                       Information; U.S. Drug's Financial
                                                                       Statements; U.S. Drug's Selected Financial
                                                                       Data; and U.S. Drug's Management's
                                                                       Discussion and Analysis of Financial
                                                                       Condition and Results of Operations.

D.  Voting and Management Information

   18. Information if Proxies, Consents
       or Authorizations are to be
       Solicited...........................                            Terms of the Transaction; The Merger and
                                                                       Related Matters; USAT Principal
                                                                       Stockholders; and U.S. Drug Principal
                                                                       Stockholders.

   19. Information if Proxies, Consents or
       Authorizations are not to be
       Solicited, or in an Exchange Offer..                            Not Applicable.



U.S. Drug

CONSENT SOLICITATION STATEMENT/PROSPECTUS

                      U.S. ALCOHOL TESTING OF AMERICA, INC.
                 PROSPECTUS FOR _______ SHARES OF COMMON STOCK,
               WARRANTS TO PURCHASE ______ SHARES OF COMMON STOCK
                AND ____________ SHARES OF COMMON STOCK ISSUABLE
                            UPON EXERCISE OF WARRANTS
                                       AND
         CONSENT SOLICITATION STATEMENT TO THE MINORITY STOCKHOLDERS OF
                             U.S. DRUG TESTING, INC.

           This Consent Solicitation Statement/Prospectus is being furnished to the minority stockholders of U.S. Drug Testing, Inc., a Delaware corporation ("U.S. Drug"), in connection with the solicitation of consents by U.S. Alcohol Testing of America, Inc., a Delaware corporation ("USAT"), from the holders, other than USAT, of U.S. Drug Common Stock, $.001 par value (the "U.S. Drug Common Stock"), in order to adopt an Agreement and Plan of Merger dated as of April 23, 1996 (the "Merger Agreement") by and among U.S. Drug, USAT and U.S. Drug Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of USAT ("Acquisition Corp."), pursuant to which U.S. Drug will be merged with and into Acquisition Corp. (the "Merger").

           USAT is offering by this Consent Solicitation Statement/ Prospectus
(1) an aggregate of ____________ shares of USAT's Common Stock, $.01 par value (the "USAT Common Stock"), on the basis set forth in the Merger Agreement, to the stockholders of U.S. Drug other than USAT (the "U.S. Drug Minority Stockholders") in exchange for their 1,721,900 shares of the U.S. Drug Common Stock (the "Minority U.S. Drug Common Stock") and (2) an aggregate of ________ shares issuable upon the exercise of Common Stock purchase warrants expiring October 13, 1998 (the "Merger Warrants") to be issued by USAT on the basis set forth in the Merger Agreement in exchange for Common Stock purchase warrants also expiring October 13, 1998 (the "U.S. Drug Warrants") to purchase up to 150,000 shares of the U.S. Drug Common Stock. The U.S. Drug Minority Stockholders will also receive a specified percentage of any advance cash payment from a marketing partner under certain conditions. See "Terms of the Transaction-Special Payment."


           U.S. DRUG MINORITY STOCKHOLDERS SHOULD CONSIDER CERTAIN RISK FACTORS IN CONNECTION WITH THE PROPOSED TRANSACTIONS. SEE "RISK FACTORS".


           NEITHER THIS TRANSACTION NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



           This Consent Solicitation Statement/Prospectus is dated __________ ___, 1996.



U.S. Drug

                              AVAILABLE INFORMATION

         USAT and U.S. Drug are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, each files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of this material relating to both USAT and U.S. Drug can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Because the USAT Common Stock is traded on the American Stock Exchange, reports, proxy and information statements and other information concerning USAT can be inspected by contacting the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006-1881. Because the U.S. Drug Common Stock is traded on the Pacific Stock Exchange, reports, proxy and information statements and other information concerning U.S. Drug can be inspected by contacting The Pacific Stock Exchange, Incorporated, 301 Pine Street, San Francisco, California 94104. After the Merger is consummated, USAT, but not U.S. Drug, will be required to continue to file periodic reports, proxy and information statements and other information with the Commission pursuant to the Exchange Act.

         This Consent Solicitation Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. USAT or U.S. Drug will provide without charge to each person to whom a copy of this Consent Solicitation Statement/Prospectus is delivered, upon written or oral request, copies of any and all such documents. Requests for USAT documents should be directed to U.S. Alcohol Testing of America, Inc., 10410 Trademark Street, Rancho Cucamonga, CA 91730, Attention: Ms. Linda H. Masterson, President.
Telephone: (909) 466-8378. Requests for U.S. Drug documents should be directed to U.S. Drug Testing, Inc. 10410 Trademark Street, Rancho Cucamonga, CA 91730,
Attention: Mr. Gary S. Wolff, Treasurer, Telephone: (909) 466-8378. In order to ensure timely delivery of the documents, any request should be made by __________________, 1996.

         USAT has filed with the Commission a Registration Statement on Form S-4, File No. _____________ (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of the USAT Common



U.S. Drug

Stock to be issued upon consummation of the Merger and thereafter upon the exercise of the Merger Warrants. This Consent Solicitation Statement/Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to USAT and U.S. Drug and the shares of the USAT Common Stock offered by this Consent Solicitation Statement/Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Consent Solicitation Statement/Prospectus as to any document are not necessarily complete and, where such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions thereof. Copies of the Registration Statement, with exhibits, may be obtained from the Commission's Office in Washington, D.C. (at the address above) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

         The information contained in this Consent Solicitation
Statement/Prospectus with respect to U.S. Drug has been provided by U.S. Drug and all other information has been provided by USAT.


                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this Consent Solicitation Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere herein and in the accompanying Appendices. Each U.S. Drug Minority Stockholder should read the entire Consent Solicitation Statement/Prospectus and the Appendices hereto prior to taking any action with respect to the proposal contained herein.

BACKGROUND OF THE COMPANY

         USAT was incorporated on April 15, 1987 under the laws of Delaware to design, manufacture and market instruments which measure blood alcohol concentration by breath sample and analyzation. USAT maintains its principal executive offices at 10410 Trademark Street, Rancho Cucamonga, California 91730, and its telephone number is (909) 466-8378. USAT and its subsidiaries will be collectively referred to herein as the "Company."

         USAT's subsidiaries, which include U.S. Drug, operate in several different industries:

         1. U.S. Drug, which is 67.0% owned by USAT and whose U.S. Drug Common Stock trades on the Pacific Stock Exchange, develops proprietary systems that will test for drug use.



U.S. Drug

         2. Good Ideas Enterprises, Inc. ("Good Ideas"), which is 60.8% owned by USAT and whose common stock, $.001 par value (the "Good Ideas Common Stock"), also trades on the Pacific Stock Exchange, designs, markets and distributes a variety of traditional toy products for children of various ages.

         3. ProActive Synergies, Inc. ("ProActive"), which is a wholly-owned subsidiary of USAT incorporated in June 1995, provides single source services to assist corporations in their hiring practices ranging from substance abuse testing and background screening to total program management.

         4. Alconet, Inc. ("Alconet"), which is a wholly-owned subsidiary acquired by USAT in March 1995 and subsequently transferred by USAT to ProActive, has developed an alcohol testing network to upload test results and information from various alcohol breath testing devices.

         U.S. Rubber Recycling, Inc. ("USRR"), which is a wholly-owned subsidiary of USAT, manufactured and marketed floor covering products for office and industrial use from used truck and bus tires. On April 30, 1996, USRR sold its assets to an unaffiliated third party and discontinued operations. See "Business of the Company-Subsidiaries-U.S. Rubber Recycling, Inc."

         Acquisition Corp. was incorporated on December 18, 1995 under the laws of Delaware as a wholly-owned subsidiary of USAT for the sole purpose of acquiring U.S. Drug and will engage in no business operations until after consummation of the Merger. Acquisition Corp.'s Board of Directors consists of three USAT directors who have no direct affiliation with U.S. Drug.

         The USAT Common Stock is currently traded on the American Stock Exchange under the symbol "AAA". See "USAT Market Information-Market Data."

         U.S. Drug was incorporated on October 8, 1992 under the laws of Delaware. Effective as of January 1, 1993, USAT transferred or sub-licensed to U.S. Drug all of its assets and intellectual property rights related to drug testing operations in exchange for 3,500,000 shares of the U.S. Drug Common Stock. U.S. Drug maintains its principal executive offices at 10410 Trademark Street, Rancho Cucamonga, CA 91730 and its telephone number is (909) 466-8378, which are the same as USAT's. U.S. Drug currently has three directors, two of whom until April 18, 1996 were directors and executive officers of USAT, one of whom is an executive officer and former director of USAT and all three of whom are stockholders of USAT. See "Risk Factors-Conflicts of Interest" and "Material Contacts of USAT with U.S. Drug."



U.S. Drug

         U.S. Drug is developing proprietary systems that will test for drug use, including the following five commonly used drugs of abuse: cocaine, opiates (heroin, morphine and codeine), phencyclidine hydrochloride (PCP), amphetamines (including methamphetamines) and tetrahydrocannabinol (THC, marijuana). Its line of products under development are based on its sub-license from USAT for drugs of abuse detection utilizing the United States Navy ("USN") patent for flow immunosensor technology. U.S. Drug is developing its own proprietary "Immunoassay Chemistry" for these five drugs which work with the USN developed technology. U.S. Drug has received six Food and Drug Administration ("FDA") marketing approvals covering its Model 9000 Flow Immunoassay System and the attendant assays for each of the five drugs of abuse listed above, using urine as the test medium. U.S. Drug, based on its review of current market conditions, has decided to defer completion of the calibrators and the other elements required to be completed in order to market the urine medium testing product until it can complete the assays for a saliva medium testing product and, as a result, has produced no revenues through the date hereof. Until FDA approval is obtained of the saliva medium product and marketing has commenced, no revenues will be generated from sales to users. U.S. Drug will consider seeking a major company to act as a marketing partner and/or to assist in some phase of the product development program. U.S. Drug may seek to have such partner make an advance payment as consideration for the marketing rights and/or as an advance payment to fund development of the products. However, there can be no assurance that such a partner will be obtained on a timely basis, that it would make any such advance payment and when such payment would be made. U.S. Drug has commenced research using saliva as a testing medium in connection with the flow immunosensor technology and currently expects to submit its five-panel screening assay to the FDA late in 1997, but there is no assurance that such submission will occur by such date. U.S. Drug's management expects marketing of the U.S. Drug products to commence six months to a year later, but there is no assurance as to when FDA approval will be given or when marketing will commence. Accordingly, it may be 20 to 30 months before any revenues from sales of products will be generated by U.S. Drug.

         The U.S. Drug Common Stock is currently traded on the Pacific Coast Stock Exchange under the symbol "U.S.D.P." See "U.S. Drug Market
Information-Market Data." If the Merger is consummated, trading in the U.S. Drug Common Stock will cease on the effective date thereof and the registration of such security under Section 12(b) of the Exchange Act will be terminated.

         USAT is also concurrently seeking to acquire the minority stock interests in Good Ideas by an offer of shares of the USAT Common Stock to the minority stockholders of Good Ideas as consideration for their consent to a merger of Good Ideas Acquisition Corp., a newly-incorporated wholly-owned subsidiary



U.S. Drug
of USAT, into Good Ideas. There is no assurance that any such merger will be successfully consummated. The acquisition of Good Ideas is not a condition to the Merger.

THE CONSENT PROCEDURE

(1) STATUTORY BASIS

         Unless a corporation's certificate of incorporation otherwise provides,
Section 228 of the Delaware General Corporation Law (the "GCL") permits stockholders' actions without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of the outstanding voting stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present. U.S. Drug's certificate of incorporation does not otherwise provide, so that a consent procedure pursuant to Section 228 of the GCL may be utilized by USAT. Under such section of the GCL, an action taken by consent is effective when written consents from the holders of record of the minimum number of outstanding shares of the voting stock necessary to authorize the action are executed and delivered to the corporation within 60 days of the earliest dated consent delivered in accordance with the GCL to the corporation. Under Section 251 of the GCL, a domestic corporation may be merged with and into another domestic corporation by the affirmative vote of the record holders of a majority of the outstanding shares of the voting stock acting without a meeting and without prior notice. Accordingly, USAT as the owner of 67.0% of the U.S. Drug Common Stock, which is the sole voting stock in U.S. Drug, could adopt the Merger Agreement without any other stockholder voting in favor of the adoption of the Merger Agreement. Notwithstanding the foregoing, the Merger Agreement provides that it is a condition to the consummation of the Merger that the record holders of more than 50% of the outstanding shares of the U.S. Drug Common Stock owned by U.S. Drug stockholders other than USAT (i.e., the U.S. Drug Minority Stockholders) consent to the adoption of the Merger Agreement. USAT will execute and deliver a consent to the adoption of the Merger Agreement as a stockholder of U.S. Drug after the holders of more than 50% of the outstanding shares of the Minority U.S. Drug Common Stock have consented in order to permit the filing of a Certificate of Merger in Delaware pursuant to the GCL and the terms of the Merger Agreement. USAT will not execute and deliver its consent if the consents of the holders of more than 50% of the outstanding shares of the Minority U.S. Drug Common Stock are not obtained.



U.S. Drug

(2) PROCEDURE TO CONSENT

         UNDER THE GCL, ONLY HOLDERS OF RECORD ON THE RECORD DATE (AS DEFINED BELOW) ARE ELIGIBLE TO GIVE THEIR CONSENT TO THE ADOPTION OF THE MERGER AGREEMENT. ANYONE OWNING SHARES BENEFICIALLY (BUT NOT OF RECORD), SUCH AS A PERSON WHOSE OWNERSHIP OF SHARES IS THROUGH A BROKER, BANK OR OTHER FINANCIAL INSTITUTION, WHO WISHES TO GIVE THEIR CONSENT SHOULD CONTACT THAT BROKER, BANK OR FINANCIAL INSTITUTION WITH INSTRUCTIONS TO EXECUTE THE WHITE FORM OF CONSENT ON HIS OR HER BEHALF OR TO HAVE THE BROKER, BANK OR FINANCIAL INSTITUTION'S NOMINEE EXECUTE THE CONSENT.

         USAT is soliciting the written consents referred to herein and, if a stockholder wishes to consent, the white consent card should be returned to Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005, in the enclosed envelope or to U.S. Drug Testing, Inc., 10410 Trademark Street, Rancho Cucamonga, California 91730, Attention: Secretary.

(3) REVOCATION

         An executed consent card may be revoked at any time before expiration by marking, dating, signing and delivering a written revocation before the time that sufficient unrevoked consents have been received to authorize the action for which consents are solicited. As indicated above, consents must be received within 60 days after the first consent is delivered to U.S. Drug. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated consent card which is properly completed will constitute a revocation of any earlier consent. The revocation may be delivered to Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005 or to U.S. Drug Testing, Inc., 10410 Trademark Street, Rancho Cucamonga, California 91730, Attention:
Secretary.

(4) MISCELLANEOUS

         ABSTAINING FROM GIVING A CONSENT OR NOT RETURNING A SIGNED CONSENT WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT TO THE PROPOSED ACTION. IF YOU ARE THE STOCKHOLDER OF RECORD AND WISH TO GIVE YOUR CONSENT, PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE CONSENT CARD PROMPTLY IN THE ENVELOPE PROVIDED.

         IF YOUR SHARES OF U.S. DRUG COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK OR NOMINEE, ONLY THEY CAN CONSENT TO THE MERGER AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, IF YOU WISH TO GIVE YOUR CONSENT, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS WITH RESPECT TO SUCH SHARES IMMEDIATELY.



U.S. Drug

(5) RECORD DATE, QUORUM AND REQUIRED VOTE

         Only holders of record of shares of the U.S. Drug Common Stock on ________________, 1996 (the "Record Date") will be entitled to consent to adoption of the Merger Agreement.

         On the Record Date, there were 5,221,900 shares of the U.S. Drug Common Stock outstanding, of which 1,721,900 shares were the Minority U.S. Drug Common Stock. The affirmative consent of the holders of more than 50% of the outstanding shares of the Minority U.S. Drug Common Stock is necessary to adopt the Merger Agreement. Thus, the holders of at least 860,951 shares of the 1,721,900 shares of the Minority U.S. Drug Common Stock must consent to the adoption of the Merger Agreement. (USAT intends not to include an aggregate of 78,400 shares held by a current and a former director of USAT and a consultant to USAT and his affiliates in determining whether it has a majority; however, if the necessary consents are obtained, these holders will receive shares of the USAT Common Stock, and share in the Special Payment (as hereinafter defined), on the same basis as the other U.S. Drug Minority Stockholders. See the subsections "The Consent Procedure-Miscellaneous" and "Special Payment" under the caption "Terms of the Transaction". USAT will execute and deliver a consent to such adoption only after the holders of more than 50% of the Minority U.S. Drug Common Stock (excluding the aforesaid 78,400 shares from such computation) have consented in order to permit filing of a Certificate of Merger in Delaware pursuant to the GCL and the terms of the Merger Agreement.

         On February 6, 1996, the Board of Directors of USAT, acting on behalf of USAT as the sole stockholder of Acquisition Corp., adopted the Merger Agreement and, accordingly, Acquisition Corp. has approved the Merger.

(6) APPRAISAL RIGHTS

         The U.S. Drug Minority Stockholders will have no rights of appraisal under the GCL with respect to the consummation of the Merger. See "Terms of the Transaction-The Consent Procedure- Rights of Dissenting U.S. Drug Stockholders."

THE MERGER

(1) GENERAL

         Pursuant to the Merger Agreement, U.S. Drug will be merged with and into Acquisition Corp. (the "Merger") and each outstanding share of the Minority U.S. Drug Common Stock will be converted into __________ shares of the USAT Common Stock. The shares of the U.S. Drug Common Stock owned by USAT will be canceled upon the Merger becoming effective. Holders of the Minority U.S. Drug Common Stock may receive an additional payment



U.S. Drug
based on payments, if any, by a marketing partner within one year of the Effective Date (as defined below). See "Terms of the Transaction-Special Payment."

(2) OPTIONS AND WARRANTS

         As of the Record Date, there were outstanding options expiring October 2, 2004 (the "U.S Drug Options") to purchase an aggregate of 152,000 shares of the U.S. Drug Common Stock and Common Stock purchase warrants expiring October 13, 1998 (the "U.S. Drug Warrants") to purchase an aggregate of 150,000 shares of U.S. Drug Common Stock. The U.S. Drug Options are all owned by current or former officers and members of the Board of Directors of U.S. Drug and are exercisable at $7.00 per share. Current directors of U.S. Drug who hold U.S. Drug Options to purchase an aggregate of 110,000 shares of the U.S. Drug Common Stock have agreed to waive their rights under such Options upon the consummation of the Merger. The remaining U.S. Drug Options to purchase an aggregate of 42,000 shares of the U.S. Drug Common Stock have, by their terms, become exercisable only until the effective date of the Merger and, because USAT has declined to assume them, the Options will expire if not so exercised. Because of the higher exercise price as compared to the USAT offer, USAT does not anticipate any exercise. The U.S. Drug Warrants are owned by Baraban Securities, Inc. ("Baraban"), the underwriter of the initial public offering of the U.S. Drug Common Stock, and Baraban's designees. The exercise price of the U.S. Drug Warrants is $7.50 per share. If the Merger is consummated, as a result of the anti-dilution provisions of the U.S. Drug Warrants, the U.S. Drug Warrants will be converted into USAT Common Stock purchase warrants expiring October 13, 1998 (the "Merger Warrants") to purchase an aggregate of __________ shares of the USAT Common Stock, which is the same number of shares of the USAT Common Stock which the holders of the U.S. Drug Warrants would have been entitled to receive after the consummation of the Merger had the U.S. Drug Warrants been exercised immediately prior to the consummation of the Merger. The exercise price will proportionately adjusted to $_________ per share. See "The Merger and Related Matters-U.S. Drug Options and Warrants."

(3) RECOMMENDATIONS BY THE BOARDS OF DIRECTORS

         On November 16, 1995, the Board of Directors of USAT approved in principle seeking the acquisition of the minority stockholder interests in U.S. Drug and, on February 6, 1996, authorized execution of the Merger Agreement. On April 23, 1996, the U.S. Drug Board of Directors authorized execution of, and submission to the U.S. Drug Minority Stockholders for approval of, the Merger Agreement. In taking such action, the U.S. Drug Board concluded that the offer was fair to the U.S. Drug Minority Stockholders from a financial point of view (a conclusion also



U.S. Drug
reached by the USAT Board) and recommended to the U.S. Drug Minority Stockholders adoption of the Merger Agreement. The U.S. Drug Board directs the attention of the U.S. Drug Minority Stockholders to the affiliation of the directors of U.S. Drug with USAT. See "Risk Factors-Conflicts of Interest" and "Material Contacts of USAT with U.S. Drug." For a review of the factors each of the USAT Board and the U.S. Drug Board considered in making its decision, see "The Merger and Related Matters- Reasons for the Merger and Approval."

(4) FAIRNESS OPINION

         The Board of Directors of U.S. Drug will receive an opinion from Whale Securities Co., L.P. ("Whale Securities") as to the fairness of the Merger to the U.S. Drug Minority Stockholders from a financial point of view as of the date of the opinion. A copy of such opinion will be attached as Appendix B hereto and should be read in its entirety. See "The Merger and Related Matters-Fairness Opinion."

(5) THE MERGER AGREEMENT

         Following the satisfaction or waiver of the conditions of the Merger, the Merger will become effective upon the filing in the State of Delaware of a Certificate of Merger in accordance with Sections 103 and 251 of the GCL. (The date of such filing in Delaware is referenced to herein as the "Effective Date.") As soon as practical after the Effective Date, a notice of consummation of the Merger, together with a letter of transmittal for use in surrendering certificates for shares of the U.S. Drug Common Stock, will be mailed to the holders of record as of the Effective Date of the shares of the Minority U.S. Drug Common Stock. The U.S. Drug Minority Stockholders are requested not to surrender their certificates for shares of the Minority U.S. Drug Common Stock until they receive such a letter of transmittal. See "The Merger and Related Matters-Exchange of Certificates."

(6) CONDITIONS OF THE MERGER

         The obligations of USAT, U.S. Drug and Acquisition Corp. to consummate the Merger are subject to the satisfaction of the following conditions, among others: (1) the Merger Agreement shall have been adopted by the holders of a majority of the outstanding shares of the Minority U.S. Drug Common Stock, even though the consent of USAT alone would have been sufficient to have adopted the Merger Agreement in accordance with the GCL, and (2) this Registration Statement shall have been declared effective by the Commission under the Securities Act and no stop order suspending such effectiveness shall have been issued or a proceeding for such purpose shall have been instituted. No party to the Merger Agreement may waive either of the foregoing conditions. There exist other conditions to consummation of the



U.S. Drug

Merger that may be waived (other than the requirement of a fairness opinion) if the respective Board considers such waiver to be in the best interest of the stockholders of its respective corporation. See "The Merger and Related Matters-Conditions to the Merger" and the Merger Agreement attached as Appendix A hereto for additional information as to the conditions of the Merger.

(7) AMENDMENT AND TERMINATION

         The Merger Agreement may be amended in writing at any time prior to the Effective Date by the Boards of Directors of the parties thereto, whether before or after the adoption by the U.S. Drug Minority Stockholders of the Merger Agreement, but, after such adoption, no amendment may, without further approval by such stockholders, alter or change the amount or kind of consideration to be received in exchange for the shares of the Minority U.S. Drug Common Stock.

         The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date, whether before or after the adoption of the Merger Agreement by the U.S. Drug Minority Stockholders: (1) by mutual written consent of the Boards of Directors of USAT and U.S. Drug, (2) by either USAT or U.S. Drug if the respective Board of Directors, based on the opinion of its outside counsel, determines that making a recommendation to the U.S. Drug Minority Stockholders to adopt the Merger Agreement could reasonably be deemed to cause the members of such Board of Directors to breach their fiduciary duties under applicable law to their respective stockholders, or (3) by either USAT or U.S. Drug if there is any statute, rule or regulation which makes consummation of the Merger illegal or otherwise prohibited or any order, decree, injunction or judgment enjoining USAT, U.S. Drug or Acquisition Corp. from consummating the Merger and such order, decree, injunction or judgment has become final and non-appealable. The obligations automatically terminate if the Merger has not been consummated by December 31, 1996.

         For additional information relating to the Merger Agreement, see "The Merger and Related Matters" and Appendix A hereto.

(8) MARKET PRICES

         The following table sets forth the closing sales prices per share for the USAT Common Stock and the U.S. Drug Common Stock as reported by the American Stock Exchange and the Pacific Coast Stock Exchange, respectively, on February 5, 1996, the last full day on which these stocks were traded prior to the initial public announcement of the principal terms of the proposed Merger and on May __, 1996, the latest available date. See "USAT Market Information" and "U.S. Drug Market Information" for a historical



U.S. Drug
comparison of market prices of the USAT Common Stock and the U.S. Drug Common Stock, respectively.

                          USAT            U.S. Drug
                          Common Stock    Common Stock
                          ------------    -----------
February 5, 1996          $2.375          $3.75
May __, 1996              $               $

(9) FEDERAL INCOME TAX CONSEQUENCES

         If the Merger is consummated, there will be no federal income tax consequences to USAT, Acquisition Corp. or the stockholders of USAT or of U.S. Drug until a stockholder thereafter sells his, her or its shares of the USAT Common Stock, except that U.S. Drug Minority Stockholders receiving cash in lieu of fractional shares may recognize income as to such payment. U.S. Drug Minority Stockholders realizing cash upon receipt of the Special Payment (see "The Terms of the Transaction-Special Payment") may recognize income in the amount of such payment or payments. See "The Merger and Related Matters-Certain Federal Tax Consequences."

(10) REGULATORY APPROVALS

         As of the date hereof, the Merger requires no approval by any federal or state governmental agency, except for compliance with the Securities Act, the Exchange Act and state "blue sky" or securities laws. Without limiting the foregoing, no compliance is necessary under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder.

(11) ACCOUNTING TREATMENT

         The Merger will be accounted for as a "purchase" as such term is used under generally accepted accounting principles. See "The Merger and Related Matters-Accounting Treatment."

RECENT DEVELOPMENTS

         In mid-May 1995, as a result of communications among certain stockholders of USAT relating to their dissatisfaction with the performance of the management of USAT in maximizing the value of USAT, Lee S. Rosen, Michael S. McCord, Arthur Schwartz, Morris B. Black and Stuart S. Greenberg (the then Chairman of Baraban) formed a stockholders' committee later named "The Committee for Maximizing Stockholder Value of U.S. Alcohol Testing of America, Inc. (the "Committee") to make recommendations to the management of USAT. On July 5, 1995, Mr. Black resigned from the Committee for personal reasons and, on July 19, 1995, Peter M. Mark joined the Committee. Between May 12, 1995 and August 17, 1995, the



U.S. Drug

Committee or affiliated stockholders took certain actions, including the formulation of certain recommendations by the Committee which it attempted to communicate to management.

         On August 17, 1995, the Committee determined to seek consents (1) to remove and replace incumbent directors with its own nominees; (2) to amend the by-laws of USAT to delete the provision that establishes three classes of directors on USAT's Board of Directors; and (3) to amend the by-laws of USAT to fix the number of directors at seven instead of five and to require that a majority of the directors be independent. On September 11, 1995, the Committee, acting through Georgeson & Company Inc. as its solicitation agent, first delivered and mailed definitive consent solicitation material pursuant to Regulation 14A under the Exchange Act to brokers and certain stockholders of record of USAT. USAT thereafter initiated an action in the Delaware District Court alleging that the Committee had violated Section 14 of the Exchange Act, sent out a "stop, look and listen letter" and filed its preliminary consent revocation statement.

         On September 26, 1995, as reported in USAT's Current Report on Form 8-K filed on October 2, 1995, the following events occurred:

         1. the Committee and USAT settled the above litigation;

         2. the number of directors of USAT was increased from five to seven;

         3. incumbent directors Glenn A. Bergenfield, William DiTuro and Gary S. Wolff resigned as directors of USAT; however, they continued to serve as directors of U.S. Drug and Good Ideas (Mr. Bergenfield and Dr. DiTuro subsequently resigned as directors of both subsidiaries on November 15, 1995);

         4. Alan I. Goldman, a nominee of the Committee, Peter M. Mark, a member of the Committee, and Lee S. Rosen, a member of the Committee and also a Committee nominee, were elected as directors of USAT;

         5. John C. Lawn and Linda H. Masterson were elected as directors of USAT; and

         6. James C. Witham, Chairman of the Board, President and Chief Executive Officer, and Karen B. Laustsen, Executive Vice President, continued to serve USAT in such capacities and as directors (see second succeeding paragraph), while Gary S. Wolff remained as Chief Financial Officer on an interim basis and will serve USAT in other capacities after a new Chief Financial Officer is appointed. See "USAT Management."



U.S. Drug

         At the Annual Meeting of Stockholders held on February 7, 1996, Mr. Witham and Ms. Laustsen were elected to serve for a one-year term, Messrs. Goldman and Mark were elected to serve for a two-year term and Messrs. Lawn and Rosen and Ms. Masterson were elected to serve for a three-year term.

         On April 18, 1996, as indicated above, Mr. Witham and Ms. Laustsen resigned their officerships and directorships in USAT; however, they have agreed to remain until May 31, 1996 as employees of USAT to assist in the transition and other matters relating to the Company, including the Merger. They are also continuing to serve as directors of U.S. Drug and Good Ideas until May 31, 1996.

         On April 18, 1996, Robert Stutman was elected as Chairman of the Board and a director of USAT and designated as its Chief Executive Officer. On the same day, but effective May 13, 1996, Ms. Masterson, a director, was elected as the President of USAT and designated as its Chief Operating Officer.

         On April 18, 1996, USAT agreed in principle to acquire Robert Stutman & Associates, Inc. ("RSA"), a provider of corporate drug-free work place programs and of which Mr. Stutman was President and founder. Since January 1996, RSA has been designing policies and programs for the ProActive subsidiary. There can be no assurance that a definitive agreement for the acquisition of RSA will be executed or a closing consummated, although the addition of Mr. Stutman as described in the preceding paragraph should, in the opinion of the USAT Board, facilitate such acquisition.


             SUMMARY HISTORICAL AND PROFORMA COMBINED FINANCIAL DATA

         The following summary historical financial data of the Company for the five years ended March 31, 1995 is derived from the audited consolidated financial statements of the Company. The following summary historical financial data of U.S. Drug for the two years ended March 31, 1995 and for the period October 8, 1992 (inception) through March 31, 1993 is derived from the audited financial statements of U.S. Drug. The information presented for the nine-month periods ended December 31, 1995 and 1994 is unaudited, but, in the opinion of USAT's management in the case of the Company's financial information, and, in the opinion of U.S. Drug's management in the case of U.S. Drug's financial information, such information reflects all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial data for the periods. The results for the interim periods presented are not necessarily indicative of the results for a full year.



U.S. Drug

         The proforma condensed combined balance sheet of the Company as of December 31, 1995 and the proforma condensed combined statement of operations for the nine months ended December 31, 1995 give effect to the Merger under the purchase method of accounting and the proposed sales of Good Ideas and USRR. No effect is given in these proforma statements to the proposed merger of U.S. Drug into a wholly-owned subsidiary of USAT because even prior thereto U.S. Drug was included in the financial statements of the Company and the only change thereafter will be to eliminate U.S. Drug's share of the "Minority Interest in Net Loss (Income) of Subsidiaries, Net of Subsidiary Preferred Stock Dividends Paid" in the Consolidated Statement of Operations and the elimination of the minority interest relating to U.S. Drug on the consolidated balance sheet.

         The proforma statements have been prepared by USAT based upon the financial statements included elsewhere in this Consent Solicitation Statement/Prospectus and should be read in conjunction therewith. These pro forma statements may not be indicative of the results that actually would have occurred if the transactions would have been in effect on the date indicated or to project the results of operations for any future date or period.

         The following summary of historical financial data and proforma financial data should be read in conjunction with "The Company's Management's Discussion and Analysis of Financial Condition and Results of Operations," "U.S. Drug's Management's Discussion and Analysis of Financial Condition and Results of Operation" and the financial statements and related notes for the Company and U.S. Drug included elsewhere in this Consent Solicitation Statement/Prospectus.



U.S. Drug

HISTORICAL FINANCIAL DATA


                                   THE COMPANY

                           For the Nine Months
                           Ended December 31,                         For the Year Ended March 31,
                      ------------------------------  --------------------------------------------------------------
                           1995            1994            1995            1994            1993           1992            1991
                           ----            ----            ----            ----            ----           ----            ----
                      (Consolidated)  (Consolidated)  (Consolidated)  (Consolidated)  (Consolidated)  (Consolidated)
                        (Unaudited)     (Unaudited)
Income Statement
Data:

Total Revenues          $3,015,006      $7,467,137      $8,437,150      $ 7,182,417     $ 4,166,104    $    688,412    $  445,244
                        ==========      ==========      ==========      ===========     ===========    ============    ==========

Net Loss               ($5,850,715)    ($4,409,786)    ($7,236,396)    ($10,066,035)    ($7,997,253)   ($3,490,024)   ($1,103,247)
                        ==========      ==========      ==========      ===========      ==========     ==========     ==========

Weighted Average
  Common Shares
  Outstanding           29,248,777      25,340,817      25,691,674       22,027,068      12,317,743      5,938,747      3,261,285
                        ==========      ==========      ==========       ==========      ==========      =========      =========

Loss Applicable to
 Common Stock:

Net Loss               ($5,850,715)    ($4,409,786)    ($7,236,396)    ($10,066,035)    ($7,997,253)   ($3,490,024)   ($1,103,247)

Preferred Stock
Dividend Class "A"         (14,405)        (31,977)        (39,179)         (26,358)        (39,992)      (199,362)       (76,307)

Preferred Stock
Dividend Class "B"               -     (     2,425)    (     2,425)    (     13,826)    (   331,767)   (   227,083)             -
                        ----------      ----------      ----------      -----------      ----------     ----------     ----------

Loss Applicable to
  Common Stock         ($5,865,120)    ($4,444,188)    ($7,278,000)    ($10,106,219)   ($8,369,012)    ($3,916,469)   ($1,179,554)
                        ==========      ==========      ==========      ===========     ==========      ==========     ==========

Net Loss per
  Common Share         ($      .20)    ($      .18)    ($      .28)    ($       .46)   ($      .68)    ($      .66)   ($      .36)
                        ==========      ==========      ==========      ===========     ==========      ==========     ==========

                                                     December 31, 1995
                                                     -----------------
                                                      (Consolidated)
                                                       (Unaudited)
Summary Balance Sheet Data:

   Working Capital                                      $ 2,204,198
                                                        ===========

   Total Assets                                         $ 8,987,126
                                                        ===========

   Shareholders' Equity                                 $ 5,320,299
                                                        ===========



U.S. Drug

                                    U.S. DRUG
                        (A DEVELOPMENT STAGE ENTERPRISE)


                                   For the Nine Months         For the Year Ended         For the Period      Cumulative From
                                   Ended December 31,               March 31,             October 8, 1992     October 8, 1992
                                ------------------------   ---------------------------    (Inception) to      (Inception) to
                                    1995          1994         1995           1994        March 31, 1993      December 31, 1995
                                    ----          ----         ----           ----        --------------      -----------------
                                (Unaudited)   (Unaudited)                                                        (unaudited)
Income Statement
Data:

Total Revenues                  $        -    $       -     $        -     $        -        $      -            $        -
                                ==========    ==========    ==========     ==========        ========            ==========

Net Loss                       ($1,194,389)  ($1,807,561)  ($2,332,217)   ($2,260,292)      ($257,422)          ($6,044,320)
                                ==========    ==========    ==========     ==========        ========            ==========

Weighted Average
  Common Shares
  Outstanding                    5,221,900     5,221,900     5,221,900      4,342,458       3,500,000
                                ==========    ==========    ==========     ==========       =========

Net Loss per
  Common Share                 ($      .23)  ($      .35)  ($      .45)   ($      .52)      ($    .07)
                                ==========    ==========    ==========     ==========       =========

                                                     December 31, 1995
                                                     -----------------
                                                        (Unaudited)
Summary Balance Sheet Data:

   Working Capital                                      $  945,996
                                                        ==========

   Total Assets                                         $1,683,656
                                                        ==========

   Shareholders' Equity                                 $1,503,303
                                                        ==========



U.S. Drug

PROFORMA FINANCIAL DATA


             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES
                       PROFORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1995
                                   (Unaudited)

                                             Historical               Adjustments                       Proforma
                                             ----------          ----------------------                 --------
                                                                 Debit           Credit
                                                                 -----           ------
ASSETS
Current Assets:                                                             $  { 33,903(1)
  Cash and Cash Equivalents                  $  635,558                        {105,489(2)             $  496,166
  Trading Securities                             42,188                                                    42,188
  Accounts Receivable (Net of
    Allowances for Bad Debts of                                                { 94,255(1)
    $112,812 and $22,278)                       707,055                        {192,075(2)                420,725
  Other Receivables                              47,568                           6,251(1)                 41,317
                                                                               {245,996(1)
  Inventories                                 2,095,248                        {594,951(2)              1,254,301
                                                                                  5,282(1)
  Prepaid Expenses                              403,944                          12,656(2)                386,006
                                             ----------                     -----------                ----------

Total Current Assets                          3,931,561                       1,290,858                 2,640,703

Property and Equipment (Net of
  Accumulated Depreciation of                                                  {318,826(1)
  $1,835,089 and $1,591,926)                  3,111,714                        { 84,314(2)              2,708,574
                                                                             {    8,502(1)
Other Assets                                  1,943,851                      {1,054,904(2)                880,445
                                             ----------          -----      -----------                 ---------

Total Assets                                 $8,987,126          $   -      $ 2,757,404                $6,229,722
                                             ==========          =====      ===========                ==========

- ---------------

(1)      Assumes sale of U.S. Rubber Recycling Inc. on April 1, 1995.

(2)      Assumes sale of Good Ideas Enterprises Inc. on April 1, 1995.



U.S. Drug

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES
                       PROFORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1995
                                   (Unaudited)

                                             Historical               Adjustments                     Proforma
                                             ----------          ----------------------               --------
                                                                 Debit           Credit
                                                                 -----           ------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:                                             {$ 68,176(1)
  Accounts Payable                          $   933,634          { 173,156(2)                        $   692,302
                                                                   {57,651(1)
  Accrued Expenses and Taxes                    739,834            {16,392(2)                            665,791
  Current Portion of Long-Term                                      {3,431(1)
    Debt                                         39,490             {9,098(2)                             26,961
  Brokerage Loan Payable
  Preferred Stock Dividend Payable               14,405                                                   14,405
                                            -----------         ----------                           -----------

Total Current Liabilities                     1,727,363            327,904                             1,399,459

Long-Term Debt - Net of                                            {11,304(1)
  Current Portion                                66,365            {15,702(2)                             39,359

Commitments and Contingencies
                                            -----------         ----------                           -----------
Total Liabilities                             1,793,728            354,910                             1,438,818
                                            -----------         ----------                           -----------

Minority Interest                             1,873,099          1,151,233(2)                            721,866
                                            -----------         ----------                           -----------

Stockholders' Equity:
  Preferred Stock Class "A",
  $.01 Par Value, 500,000
  Shares Authorized, Issued and
  Outstanding 41,157 Shares
  (Liquidation Preference of
  $205,785)                                         412                                                      412

Preferred Stock Class "B", $.01
  Par Value, 1,500,000 Shares
  Authorized, Issued and
  Outstanding -0- Shares

Common Stock, $.01 Par Value,
  50,000,000 Shares Authorized,
  Issued and Outstanding                                                                                 306,135
  30,613,510 Shares                             306,135          1,992,815(2)                         39,880,569

Additional Paid-In Capital                   41,873,384                           180,209(1)
Accumulated Deficit                         (36,859,632)                          561,345(2)         (36,118,078)
                                            -----------         ----------       --------            -----------

Total Stockholders' Equity                    5,320,299          1,992,815        741,554              4,069,038
                                            -----------         ----------       --------            -----------

Total Liabilities and
  Stockholders' Equity                      $ 8,987,126         $3,498,958       $741,554            $ 6,229,722
                                            ===========         ==========       ========            ===========

- ---------------

(1)      Assumes sale of U.S. Rubber Recycling Inc. on April 1, 1995.

(2)      Assumes sale of Good Ideas Enterprises Inc. on April 1, 1995.



U.S. Drug

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES
                  PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED DECEMBER 31, 1995
                                   (Unaudited)


                                             Historical               Adjustments                   Proforma
                                             ----------          ----------------------             --------
                                                                 Debit           Credit
                                                                 -----           ------

                                                              {$  640,151(1)
Sales                                        $ 3,015,006      { 1,473,416(2)                      $   901,439
                                             -----------       ----------                         -----------

Costs and Expenses:
  Cost of Sales (Exclusive of                                                 {$  294,777(1)
  Depreciation Shown Below)                    2,268,587                      { 1,298,084(2)          675,726
Selling, General & Administrative
  Expenses (Exclusive of                                                         {450,642(1)
  Depreciation Shown Below)                    5,820,490                         {893,421(2)        4,476,427

Research and Development                         789,506                                              789,506

Interest                                          75,864                             {747(1)           74,311
                                                                                     {806(2)
                                                                                 { 74,194(1)
Depreciation and Amortization                    959,795                         {153,077(2)          732,524
                                             -----------                       ----------         -----------

Total Costs and Expenses                       9,914,242                        3,165,748           6,748,494
                                             -----------                       ----------         -----------

Loss From Operations                          (6,899,236)       2,113,567       3,165,748          (5,847,055)

Other Income (Expense)                           290,792                          52,955(2)           343,747
                                             -----------       ----------      ----------         -----------

Loss Before Minority Interest
  in Net Loss of Subsidiaries                 (6,608,444)       2,113,567       3,218,703          (5,503,308)

Minority Interest in Net Loss
  of Subsidiaries, Net of
  Subsidiary Preferred Stock
  Dividends Paid                                 757,729          363,581(2)                          394,148)
                                             -----------       ----------      ----------         -----------
Net Loss                                     $(5,850,715)      $2,477,148      $3,218,703         $(5,109,160)
                                             ===========       ==========      ==========         ===========

Weighted Average Common
  Shares Outstanding                          29,248,777                                           29,248,777
                                             ===========                                           ==========

Loss Applicable to Common
  Stock
Net Loss                                     $(5,850,715)                                         $(5,109,160)
Preferred Stock Dividend
  Class "A"                                      (14,405)                                             (14,405)
                                             -----------                                           ----------
Loss Applicable to
  Common Stock                               $(5,865,120)                                         $(5,123,565)
                                             ===========                                           ==========

Net Loss Per Common Share                    $      (.20)                                         $      (.18)
                                             ===========                                           ==========

- ---------------

(1)      Assumes sale of U.S. Rubber Recycling Inc. on April 1, 1995.

(2)      Assumes sale of Good Ideas Enterprises Inc. on April 1, 1995.



U.S. Drug

                                  RISK FACTORS


         In analyzing this offering, the U.S. Drug Minority Stockholders should consider all of the matters set forth below:

         1. Operating Losses. The Company has sustained losses of $36,859,632 from inception through December 31, 1995. Management has initiated cost reduction actions which, in its opinion, will reduce selling, general and administrative expenses by an amount in excess of $1,500,000 in the fiscal year ended March 31, 1996 ("fiscal 1996"), which savings will be offset in part by the $903,000 in combined legal and other expenses incurred by both parties in the consent solicitation contest (see "Summary-Recent Developments"). In addition, management will consider seeking a marketing partner for its drug testing products, has initiated an effort through ProActive, a subsidiary, to tap the human resource provider market which it believes can result in substantial revenues, has engaged the services of RSA to design drug-free workplace policies and programs for the ProActive clients and, on April 18, 1996, agreed in principle to acquire RSA, will attempt to sell its toy operations and has sold on April 30, 1996 the assets of its rubber recycling operations so that the Company can concentrate on alcohol and drug testing and the related ProActive operations as its core businesses. However, there can be no assurance that management will receive what it considers to be an acceptable offer for the toy segment or that RSA will be acquired, although the USAT Board considers the latter likely because of the election of RSA's President as USAT's Chairman of the Board and Chief Executive Officer. Accordingly, the toy business segment will continue to be operated by the Company until a sale is made, although the USAT Board will consider liquidating the toy subsidiary if, as expected, the operational losses continue. Because the Company had not committed itself to a formal plan, including sales price, for disposal of either the rubber recycling segment or the toy segment, management did not consider the rubber recycling and the toy operations to be "discontinued operations" as of December 31, 1995 for financial statement purposes under APB 30 when USAT filed its Quarterly Report on Form 10-Q for that quarter. In addition, the decision to develop a saliva based drug testing product, rather than complete the urine based drug testing product for marketing, will, in the opinion of management, enhance the Company's future growth, but has delayed the receipt of any revenues from U.S. Drug in fiscal 1996 and probably in the fiscal year ending March 31, 1997 ("fiscal 1997"), if not longer, unless revenues are to be received from a marketing and/or development partner if and when such an agreement for such a partner is executed, as to which there can be no assurance. Accordingly, it is management's belief, especially in view of the significant losses in the fiscal years ended March 31, 1993 ("fiscal 1993"), 1994 ("fiscal 1994") and 1995
("fiscal 1995"), that, despite these management



U.S. Drug
programs, the Company will not turn profitable in fiscal 1996 and that, pending development of the ProActive operations in conjunction with RSA, the timing of the U.S. Drug development work and the other management programs, it is currently too speculative to project as to when the Company will become profitable. See "Business of the Company," "The Company's Financial Statements" and "The Company's Management's Discussion and Analysis of Financial Condition and Results of Operations."

         Included in the Company's losses reported above are net losses of U.S. Drug of $2,332,217 for fiscal 1995, $2,260,292 for fiscal 1994 and $257,422 for the period October 8, 1992 (inception) to March 31, 1993. U.S. Drug reported a net loss of $1,194,389 for the nine months ended December 31, 1995 as compared with a net loss of $1,807,561 for the comparable period in fiscal 1995, the decrease being primarily due to the reduction in licensing royalties to the USN. U.S. Drug has not produced any revenues because its products are still in the development stage as indicated in the preceding paragraph. Since inception U.S. Drug has spent $1,979,000 on research and development (which does not give effect to the $678,000 previously spent by USAT relating to the drug testing products), as well as incurring selling, general and administrative expenses aggregating $1,716,000, management fees to USAT of $1,050,000 and interest and depreciation expenses of $454,000. See "U.S. Drug Financial Statements" and "U.S. Drug's Management's Discussion and Analysis of Financial Condition and Results of Operations." Until the development work is completed, governmental approvals obtained and marketing commenced, the operational losses will continue. Marketing may not commence for 20 to 30 months and there is no assurance as to when, if at all, revenues will be sufficient to exceed U.S. Drug's costs and expenses. See "Business of USAT- Subsidiaries-U.S. Drug Testing, Inc."

         2. Need for Financing. Because of the projected continuing losses from the Company's operations in fiscal 1996, USAT's management believed that it was necessary to secure additional equity, through the private placement of its securities, through the exercise of outstanding Common Stock purchase warrants or stock options or through a combination of both, in order to offset the anticipated cash shortfall from operations. In November 1995, USAT authorized a private placement pursuant to Regulation D under the Securities Act offering 2,000,000 shares of the USAT Common Stock which resulted in $3,750,000 in gross proceeds upon the consummation of the offering on February 14, 1996. Management believes that, as a result of this financing, the proceeds from the sale of the assets of USRR, the possible future exercises of outstanding USAT Common Stock purchase warrants and stock options and the cash to be generated from its operations, the Company will be able to meet its cash requirements during the next 12 months. However, there can be no assurance that this objective will be achieved and the Company in



U.S. Drug
such event would have to seek new financing, which financing may not be available or, if available, may not be on acceptable terms. In addition, depending on market and other conditions relating to the individual holder, there can be no assurance that the outstanding USAT Common Stock purchase warrants and stock options of USAT will be exercised and, if exercised, when. Since January 31, 1996 and through April 11, 1996, Common Stock purchase warrants to purchase 144,624 shares of the USAT Common Stock were exercised for an aggregate exercise price of $229,040.

         In the event that the Company is unable to generate sufficient cash flow from operations or from sources other than operations as described in the preceding paragraph (which event, in USAT's management's opinion, is not likely to occur based upon the Company's past experience; however, there is no assurance that management will be successful in its financing efforts), then the Company may have to reduce operations in order to survive, thereby not only resulting in less cash from operations currently, but also delaying future revenue growth. In such event the market price of the USAT Common Stock is likely to drop, not only discouraging the future exercises of USAT's warrants and options and possibly discouraging potential new investors, but also increasing the risk that a current investor in USAT may lose the value of his, her or its investment.

         U.S. Drug will require additional capital of $4,000,000 to $6,000,000 in order to complete the development of its drug testing products. If the Merger is not consummated, there is no assurance that U.S. Drug will be able to raise such amount based on selling only its own U.S. Drug Common Stock and any such equity financings, if successfully implemented, will dilute the stock ownership and voting rights of the current stockholders of U.S. Drug, including USAT. U.S. Drug will also consider seeking a marketing partner and will attempt to obtain advance payments in exchange for marketing rights. In addition, U.S. Drug may seek a major company to assist in certain product development work and to fund such a product development program, which company may also serve as a marketing partner. However, there can be no assurance as to when and if any such marketing and/or product development partner, if obtained, would make such an advance. Were U.S. Drug not to succeed in these efforts, its sublicense from USAT of the rights to the USN technology would revert to USAT. See "The Merger and Related Matters-Reasons for the Merger," "The Company's Management's Discussion and Analysis of Financial Condition and Results of Operations" and "U.S. Drug's Management's Discussion and Analysis of Financial Condition and Results of Operations."

         3. Competition. The Company has a variety of competitors depending on the particular segment of its business, many of which have far greater financial resources and marketing staffs than the Company. There is no assurance that USAT will be able



U.S. Drug
to compete successfully with these companies. See "Business of the Company-Competition."

         Alcohol Testing

         The alcohol detection equipment industry is highly competitive. Although management believes that USAT's Alco- Analyzer 2100 is the only Department of Transportation approved evidential alcohol breath testing instrument utilizing gas chromatography, it still competes with other alcohol detection techniques developed by other companies. USAT competes with other small companies such as CMI Inc., Intoximeters, Inc. and Lifeloc, Inc., which also offer alcohol testing equipment. Although all of these competitors are believed currently to have greater revenues than USAT from sales of alcohol testing devices, management is of the opinion that only CMI, Inc., which is a subsidiary of MPD/MPH, may have greater financial resources than USAT. In addition, several companies, including Hoffman-LaRoche, Inc. ("Roche") and STC, Inc., offer an on-site screening saliva based alcohol test. Roche has, and several of these other companies may have, greater revenues and financial resources than the Company.

         Drug Testing

         The Company has not received any revenues from U.S. Drug because its products are still in the developmental stage. Currently U.S. Drug is developing two products which will screen for the presence of drugs of abuse, one which utilizes flow immunosensor technology with urine samples as a medium of testing and another which utilizes flow immunosensor technology with saliva samples as a medium of testing. U.S. Drug will compete with many companies which currently utilize urine samples as a medium of testing, such as Syva (a division of Syntex Corporation ("Syva"), Roche, Marion Laboratories, Inc. ("Marion"), Abbott Laboratories, Inc. ("Abbot"), Editek, Inc. ("Editek"), Hycor Biomedical, Inc. ("Hycor"), Princeton Bio Meditech, Inc. ("Princeton") and Biosite, Inc. ("Biosite"), major pharmaceutical companies which also provide substance abuse screening methods. Currently, to management's knowledge, no competitor is offering a saliva based testing product on an "on site" basis for drugs of abuse. However, management has been advised that one or more companies may have such product under development and, accordingly, there can be no assurance that a competitor will not offer such a product in the future. Even if no such product is offered, U.S. Drug anticipates competition from other substance abuse detection methods provided by the major companies mentioned in this paragraph. If U.S. Drug successfully completes development of its urine sample testing method and develops its saliva sample testing method, as to which there can be no assurance, it is not certain whether U.S. Drug will have the financial resources to compete successfully with other companies



U.S. Drug
which have greater financial resources available to them without a marketing partner with such resources. There is no assurance that such a partner can be obtained. In addition, U.S. Drug's delay in bringing a drug testing product to market may adversely affect its future marketing efforts because of the name recognition gained by competitors actively marketing a product during this interim period.

         Human Resource Provider Operations

         ProActive is a single source service provider, meaning it is a provider of both substance abuse testing services and background screening services to corporations. The competition from single source providers which ProActive currently encounters is primarily from small local and regional companies. To management's knowledge, currently there is no single source provider on a national level, which is what ProActive hopes to become. However, Laboratory Corporation of Commerce, Inc. ("Lab Corp."), through Med-Express, is currently offering background screening services to corporation on a limited basis. In addition, ProActive will face competition from other companies which provide each of these services separately such as the companies mentioned above as it relates to substance abuse testing providers (including the laboratories which are vendors to ProActive) and local or regional investigative firms or private investigators (including vendors to ProActive) as it relates to background investigative services.

         4. No Common Stock Dividends. USAT has not paid any cash dividends on the USAT Common Stock and, based on the Company's cash requirements and continuing losses, does not anticipate paying cash dividends on the USAT Common Stock in the foreseeable future. See "The Merger and Related Matters-Summary of the Terms of the USAT Common Stock-Dividends."

         5. Depressive Effect on Market of Warrant or Option Exercises, Potential 144 Sales and Untimely Sales by Selling Securityholders. Any exercise of the outstanding Common Stock purchase warrants or stock options of USAT will increase the shares available for public trading, which may depress the public market price for the USAT Common Stock. USAT is required to maintain a current prospectus in order to permit the sale of shares underlying certain of USAT's warrants and USAT's options for any holder thereof who exercises. Accordingly, because the last of these USAT warrants and USAT options do not expire until August 1, 2004, the potential exercises and the subsequent sales thereof may act as an overhang on the market for the USAT Common Stock for a long period.

         As of March 31, 1996, 32,480,010 shares of the USAT Common Stock were issued and outstanding, 2,233,374 of which were held by current or former directors and executive officers of USAT and



U.S. Drug
could only be sold pursuant to Rule 144 or another exemption under the Securities Act. Essentially, Rule 144 permits the sale of (a) restricted securities (as such term is defined in Rule 144(a)(3)) held by any person after a two-year holding period and (b) non-restricted securities held by affiliates of the issuer without any holding period, in brokerage transactions and in an amount equal to the greater of the average weekly reported trading volume during the prior four-week period or one percent of the issuer's outstanding common shares during any three-month period. If the stockholder has held the restricted securities for more than three years and has not been an affiliate for more than three months prior to the contemplated sale (the term "affiliate" being generally defined as a director, executive officer or a beneficial owner of 10% or more of the outstanding shares of the USAT Common Stock), such stockholder may sell pursuant to Rule 144(k) under the Securities Act without regard to such a limitation on the number of shares.

         As of March 31, 1996, there were also reserved for issuance: 925,250 shares of the USAT Common Stock issuable upon the exercise of Common Stock purchase warrants expiring between September 1 and September 16, 1996, 2,204,673 shares issuable upon the exercise of Common Stock purchase warrants expiring between September 1, 1996 and December 31, 1997, 71,250 shares issuable upon the exercise of Common Stock purchase warrants expiring between May 17, 1997 and September 1, 1998, 922,750 shares issuable upon the exercise of Common Stock purchase warrants expiring between September 1, 1998 and December 31, 2001, 2,000,000 shares issuable upon the exercise of Common Stock purchase warrants expiring December 17, 1999, 185,207 shares issuable upon the conversion of the shares of the Class A Preferred Stock, $.01 par value (the "Class A Preferred Stock"), 450,000 shares issuable upon the exercise of the outstanding stock options expiring August 1, 2004 granted under USAT's 1990 Restricted Stock, Non-Qualified and Incentive Stock Option Plan (the "1990 Option Plan"), 60,000 shares issuable upon the exercise of Common Stock purchase warrants expiring November 15, 1998 issued to new directors of USAT and a consultant, 700,000 shares issuable upon the exercise of three Common Stock purchase warrants expiring November 15, 1998 (as to 400,000 shares), November 15, 2000 (as to 150,000 shares) and November 15, 2000 (as to 150,000 shares) issued to a new director in connection with his services in a capacity other than as a director, including those related to the then pending private placement pursuant to Regulation D under the Securities Act, 41,000 shares issuable upon the exercise of Common Stock purchase warrants expiring between July 17, 1998 and July 19, 1999 issued to employees of the Company, 200,000 shares issuable upon the exercise of a Common Stock purchase warrant expiring December 27, 1998 issued to a then consultant to USAT for his acting as spokesperson for the Company's alcohol and drug testing operations (on April 18, 1996 he was named Chairman of the Board,



U.S. Drug

Chief Executive Officer and a director of USAT), 200,000 issuable upon the exercise of a Common Stock purchase warrant expiring March 31, 1999 issued to RSA as a consultant to ProActive in consideration of its services rendered to ProActive, 700,000 shares issuable upon the exercise of a Common Stock purchase warrant expiring February 26, 1999 issued to a consultant to USAT for financial public relations services, 100,000 shares issuable upon the exercise of Common Stock purchase warrants expiring October 19, 2000 issued to the placement agents for a private placement pursuant to Regulation S under the Securities Act, and 150,000 shares issuable upon the exercise of a Common Stock purchase warrant expiring January 29, 2000 issued to an individual in connection with settlement of litigation against USAT. Were all of these 8,724,923 shares issuable upon the exercises of the foregoing USAT Common Stock purchase warrants and stock options, some of which shares may be sold pursuant to a Prospectus dated January 31, 1996, and the shares described in the preceding paragraph which could be sold pursuant to Rule 144, or a substantial number of the foregoing shares, publicly sold over a short time period, the market price of the Common Stock could decline significantly because the market might lack the capacity to absorb a large number of shares during a brief period. Such a decline in market price may make the terms of any future financing more difficult for USAT to consummate on a favorable basis.

         To the extent that the Merger and/or the merger of Good Ideas into a wholly-owned subsidiary of USAT is or are consummated, the shares of the USAT Common Stock issued on such transaction or transactions will, with limited exceptions, be freely tradeable and, if a substantial number of these shares were offered for sale at the same time, such offerings could have the same impact as described in the preceding paragraph.

         6. Technological Changes. The substance abuse testing industry is a technological sensitive industry in that companies are constantly developing new methods and making changes to current methods for substance abuse detection in order to remain competitive. USAT competes, and, when its development stage for a saliva based test is completed, U.S. Drug will compete, with larger companies such as those named under "Business of the Company-Competition," many of which have substantially greater financial resources available to them to invest in the research and development of their products than USAT and U.S. Drug. These competitors may develop products in the future which may render USAT's and U.S. Drug's products obsolete or non-competitive from a pricing point of view. To remain competitive, USAT and U.S. Drug may require substantial financial resources for personnel and other costs to conduct research and update current products to reflect the technological advances; however, such financial resources may not be available. In the alternative, in the drug testing area, U.S. Drug will consider seeking a major company



U.S. Drug
willing to advance such funds in consideration of being named the marketing partner for the drug testing products when developed; however, there is no assurance that such a partner can be obtained, what will be the amount of its financial contribution and when such financial contribution will be made. U.S. Drug may also seek to have other companies perform certain of the research and development activities instead of hiring or using existing internal personnel to perform such functions and to fund such research and development activities; however, there can be no assurance that such alternative sources will be available or, if available, that this approach will be cost effective. See the section "Need for Financing" under this caption "Risk Factors" and "Business of the Company-Competition."

         7. Market Limitation for Alcohol Testing Products. The potential markets for USAT's alcohol testing products may be substantially limited to the ones in which it currently sells law enforcement, correctional facilities, medical and clinical facilities, alcohol treatment centers and emergency rooms. This market insofar as alcohol testing is concerned may be saturated and the opportunity for growth limited; however, management of USAT believes that the demand for alcohol testing could grow in the industrial market, in which USAT does some current selling, on a broader basis as did the demand for drug testing at an earlier date. There is no assurance that such growth will occur or that, if the growth occurs, USAT will successfully penetrate the industrial market. See the sections "Marketing" and "Competition" under the caption "Business of the Company."

         8. Conflicts of Interest. From January 1992 to January 1993, prior to the transfer by USAT to U.S. Drug of USAT's license interest to the USN technology, USAT conducted U.S. Drug's business operations and, in the event of a default by U.S. Drug, its sublicensee rights would revert to USAT as licensee. Since April 1, 1993, USAT has been managing certain of U.S. Drug's operations pursuant to a management agreement. As of March 31, 1996, 67.0% of the outstanding shares of the U.S. Drug Common Stock were held by USAT. In addition, as of such date, all three directors of U.S. Drug were current or former directors of USAT, all three were executive officers and all three are stockholders of USAT (As of April 18, 1996, two of such U.S. Drug directors resigned as directors and executive officers of USAT, but agreed to remain as employers of USAT until May 31, 1996. The third director continues to serve as an executive officer of USAT). As of March 31, 1996, there was a note receivable from USAT to U.S. Drug of $250,000 which is due June 30, 1996. For additional information as to the relationships between USAT and U.S. Drug, see "Material Contacts of USAT with U.S. Drug"; "USAT Principal Stockholders"; "U.S. Drug Principal Stockholders"; and "USAT Management".



U.S. Drug

         9. Possible Delisting of U.S. Drug Common Stock. Based on its December 31, 1995 balance sheet, U.S. Drug did not meet the Pacific Stock Exchange's maintenance requirements relating to total assets and stockholders' equity, thereby requiring an infusion of equity. Because of U.S. Drug's anticipated continuing losses for at least 24 months, the requirement to infuse equity in order to meet these maintenance criteria may become a periodic requirement. If U.S. Drug is not able to meet these criteria, it would also not be able to meet the entry requirements of the American Stock Exchange (where the USAT Common Stock is currently listed) or of the National Association of Securities Dealers Automated Quotation ("NASDAQ") System. If delisting were to occur, the U.S. Drug Common Stock would trade in the "pink sheets" and the market value of the U.S. Drug Common Stock would decline, thereby reducing the value to both USAT and the U.S. Drug Minority Stockholders. In addition, assuming the Merger was not consummated and delisting occurred, it might become more difficult to have successful equity financings of the U.S. Drug Common Stock and, accordingly, U.S. Drug might have to rely on USAT financing exclusively or increasingly at a time USAT may prefer to use such financing for its alcohol testing and human resource operations. Pending a determination as to whether the consents will be obtained for the Merger, U.S. Drug will seek an extension of time from the Pacific Stock Exchange as to compliance; however, there can be no assurance that the Exchange will grant such an extension, in which event the U.S. Drug Board of Directors and the USAT Board of Directors will have to consider what alternative action must be taken to infuse equity.


                            TERMS OF THE TRANSACTION

CONSENT SOLICITATION STATEMENT/PROSPECTUS

         This Consent Solicitation Statement/Prospectus is being furnished to the U.S. Drug Minority Stockholders for the purpose set forth in the next paragraph and to offer the shares of the USAT Common Stock necessary to consummate the Merger (see the subsection "The Merger" under this caption "Terms of the Transaction"). On the Record Date, there were ___ holders of record of the U.S. Drug Minority Common Stock.

         Pursuant to this Consent Solicitation Statement/Prospectus, the U.S. Drug Minority Stockholders are being requested to consent to a proposal to adopt a Merger Agreement, a copy of which is attached hereto as Appendix A and is incorporated into this Consent Solicitation Statement/Prospectus by this reference, providing for the merger of U.S. Drug with and into Acquisition Corp. (i.e., the Merger), the conversion of shares of the Minority U.S. Drug Common Stock into shares of the USAT Common Stock on the basis set forth in the Merger Agreement and the conversion of the U.S. Drug Warrants to acquire U.S. Drug Common



U.S. Drug

Stock into equivalent USAT Merger Warrants adjusted for the exchange rate set forth in the Merger Agreement. The U.S. Drug Options will either be cancelled with the holders' consent or must, by their terms, be exercised prior to the Merger. The U.S. Drug Minority Stockholders may also share in cash payments by a marketing partner within one year of the Effective Date. See the section "Special Payment" under this caption "Terms of the Transaction" and the sections "Terms of the Merger Agreement- Conversion of Shares" and "U.S. Drug Options and Warrants" under the caption "The Merger and Related Matters" for more detailed information.

THE MERGER

         Pursuant to the Merger Agreement, at the Effective Date, each outstanding share of the U.S. Drug Common Stock, other than the shares owned by USAT, will be converted into ______ shares of the USAT Common Stock. Each share of the U.S. Drug Common Stock owned by USAT will be canceled upon the Merger. The number of shares of the USAT Common Stock to be received for each share of the Minority U.S. Drug Common Stock was determined by dividing $5.25 by the average of the closing sales prices per share of the USAT Common Stock as reported on the American Stock Exchange during the 30 days prior to the Record Date, which average sales price per share was $_________. Prior to the Merger, USAT owned 67.0% of U.S. Drug; after the Merger, USAT will own 100% of Acquisition Corp. as the successor by merger to U.S. Drug. See "The Merger and Related Matters".

         If the Merger is not consummated, U.S. Drug and USAT will continue to be publicly-owned companies and U.S. Drug will continue to be a majority-owned subsidiary of USAT.

SPECIAL PAYMENT

         U.S. Drug will consider seeking a major company to act as a marketing partner for its saliva sample and urine sample drug testing products, rather than market the products solely by itself. USAT has agreed in the Merger Agreement that, if a definitive agreement (the "Marketing Agreement") with such a marketing partner is executed and if such marketing partner makes a cash payment or payments upon the execution of the Marketing Agreement (the "Special Payment") to Acquisition Corp. or USAT, then USAT will calculate the percentage (to the nearest tenth) that the outstanding shares of the Minority U.S. Drug Common Stock on the Effective Date constitute of the outstanding shares of the U.S. Drug Common Stock on the Effective Date (the "Percentage") and (1) if the Marketing Agreement is entered into on or prior to the 180th day following the Effective Date, USAT will pay to each of the former U.S. Drug Minority Stockholders his, her or its pro rata share of one third of the Percentage of the Special Payment; (2) if the Marketing Agreement is entered



U.S. Drug
into during the period after the 180th day following the Effective Date and on or prior to the first anniversary of the Effective Date, USAT will pay to each of the former U.S. Drug Minority Stockholders his, her or its pro rata share of one sixth of the Percentage of the Special Payment; and (3) if the Marketing Agreement is entered into after the first anniversary of the Effective Date, the former U.S. Drug Minority Stockholders will receive none of the Special Payment.

         If a cash payment is received from the marketing partner after execution, but on or prior to the first anniversary of the Effective Date, and if such payment is not based on sales effected by the marketing partner or some similar criteria, which sales are not currently anticipated because of the anticipated product development timetable, USAT will treat any such payments as if received on the execution of the Marketing Agreement (i.e., to be an installment of the Special Payment). Loans made by the marketing partner will not be deemed to be part of the Special Payment, as would equity infusions for which the marketing partner receives shares of the U.S. Drug Common Stock or the USAT Common Stock.

         The following are examples of how the formula would work in each period: Assuming that there is no change from the Record Date, the 1,721,900 shares of the Minority U.S. Drug Common Stock constitute approximately 33.0% of the 5,221,900 shares of the U.S. Drug Common Stock and assuming that there is a Special Payment of $10,000,000 to Acquisition Corp. by the marketing partner, then (1) if the Marketing Agreement is entered into during the initial 180 days, the U.S. Drug Minority Stockholders would receive an aggregate of approximately one-third of 33% of $10,000,000 or an aggregate of approximately $1,100,000 (i.e., 11% of $10,000,000 or $.64 per share); (2) if the Marketing Agreement is entered into during the period after the 180th day following the Effective Date and on or prior to the first anniversary of the Effective Date, the U.S. Drug Minority Stockholders would receive an aggregate of approximately one-sixth of 33% of $10,000,000 or an aggregate of approximately $550,000 (i.e., 5.5% of $10,000,000 or $.32 per share); and (3) if the Marketing Agreement is entered into thereafter, Acquisition Corp. will retain the entire $10,000,000.

         A transferee of the shares of the USAT Common Stock received as a result of the Merger is not eligible to receive a proportionate share of the Special Payment and USAT will make such payments only to the U.S. Drug Minority Stockholders as reflected on the stock books of U.S. Drug on the Effective Date or, in the event of the death of the U.S. Drug Minority Stockholder, his or her heirs or legal representatives, in the case of the dissolution of a partnership, to its partners or, in the case of a corporation, to its successor by merger or other operation of law.



U.S. Drug

         In providing for the Special Payment on February 26, 1996, the USAT Board sought to respond to comments of certain U.S. Drug Minority Stockholders that the Merger would deprive them of the benefits of what they anticipate would be a large initial payment from a marketing partner. However, the USAT Board believed that both the amount and timing should be limited because (1) even if the Merger were not consummated and the Special Payment were received, the U.S. Drug Board would not be authorizing a cash dividend to the U.S. Drug stockholders of the Special Payment, using the Special Payment instead for operations, and (2) the more time that elapses after the Merger, the more USAT may have invested in Acquisition Corp. and, accordingly, any funds generated and not reinvested in operations should go to the benefit of all of the USAT stockholders, not just the former U.S. Drug Minority Stockholders, many of whom may have sold their shares of the USAT Common Stock at the time of the Special Payment, especially if it is made later in the year following the Effective Date. The USAT Board took note of the fact that, if there were no Merger, the public announcement of the addition of a marketing partner for U.S. Drug would possibly give rise to an increase in the market price of the U.S. Drug Common Stock, so that a U.S. Drug Minority Stockholder might benefit by a sale of his, her or its shares of the Minority U.S. Drug Common Stock at such higher price. However, the USAT Board concluded that it was too speculative to make its decision on the basis of speculation as to what might be the future market value of the U.S. Drug Common Stock in view of the possibilities that no marketing partner may be obtained during the next year, that even if such a partner was obtained, it may not make a significant advance payment and that competitors may introduce a saliva based drug testing product in the interim period. See also "The Merger and Related Matters-Reasons for the Merger and Approval."

         As of the date hereof, U.S. Drug has not entered into any agreement with a marketing partner, nor does it have any basis for evaluating what the amount of the Special Payment, if it is to be made, will be. There can be, accordingly, no assurance that U.S. Drug will enter into a marketing arrangement with a partner within the time frame set forth in the Merger Agreement or, if it does, that the partner will make any cash payment to Acquisition Corp. or USAT upon execution of the Marketing Agreement.

VOTING RIGHTS

         The Record Date for the determination of the stockholders of U.S. Drug entitled to notice of the consent solicitation and to consent hereunder is __________________, 1996 as fixed by the Board of Directors of U.S. Drug on May
__, 1996 pursuant to Section 213(b) of the GCL.



U.S. Drug

         On the Record Date, there were 5,221,900 shares of the U.S. Drug Common Stock issued and outstanding, of which 3,500,000 shares (67.0%) were owned by USAT and 1,721,900 shares (33.0%) by stockholders other than USAT (i.e., the U.S. Drug Minority Stockholders). See "U.S. Drug Principal Stockholders" for information, as of the Record Date, regarding persons known by U.S. Drug to own beneficially 5% or more of the U.S. Drug Common Stock and as to the stock ownership of directors and executive officers of U.S. Drug. Each share of the Minority U.S. Drug Common Stock is entitled to one vote. Although, under Section 251 of the GCL, USAT, as the majority stockholder of U.S. Drug, could adopt the Merger Agreement without the consent of any other U.S. Drug stockholder, the Boards of Directors of USAT and U.S. Drug have agreed that, as a condition to the adoption of the Merger Agreement, the affirmative consent of the holders of a majority of the outstanding shares of the U.S. Drug Common Stock owned by stockholders other than USAT is required for the adoption of the Merger Agreement. Holders of the Minority U.S. Drug Common Stock are not entitled to dissenters rights under the GCL as to the vote with respect to the adoption of the Merger Agreement. See the section "The Consent Procedure-Rights of Dissenting U.S. Drug Shareholders" under this caption "Terms of the Transaction."

THE CONSENT PROCEDURE

(1) STATUTORY BASIS

         Unless a corporation's certificate of incorporation otherwise provides,
Section 228 of the Delaware General Corporation Law (the "GCL") permits stockholders' actions without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding shares of the voting stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present. U.S. Drug's certificate of incorporation does not otherwise provide, so that a consent procedure pursuant to Section 228 of the GCL may be utilized by USAT. Under the applicable provision of the GCL, such action is effective when written consents from holders of record of the minimum number of outstanding shares of the voting stock necessary to authorize the action are executed and delivered to the corporation within 60 days of the earliest dated consent delivered in accordance with the GCL to the corporation. Under Section 251 of the GCL, a domestic corporation may be merged with and into another domestic corporation by the affirmative vote of the record holders of more than 50% of the outstanding shares of the voting stock acting without a meeting and without prior notice. Accordingly, USAT as the owner of 67.0% of the U.S. Drug Common Stock could adopt the Merger Agreement without any other stockholder voting in favor of the adoption of the Merger



U.S. Drug

Agreement. Notwithstanding the foregoing, the Merger Agreement provides that it is a condition to the consummation of the Merger that the record holders of more than 50% of the outstanding shares of the U.S. Drug Common Stock owned by U.S. Drug stockholders other than USAT (i.e., the U.S. Drug Minority Stockholders) consent to the adoption of the Merger Agreement. USAT will execute and deliver a consent to the adoption of the Merger Agreement as a stockholder of U.S. Drug only after the holders of more than 50% of the outstanding shares of the Minority U.S. Drug Common Stock have consented in order to permit the filing of a Certificate of Merger in Delaware pursuant to the GCL and the terms of the Merger Agreement. USAT and U.S. Drug have agreed not to waive the requirement as to the approval by the U.S. Drug Minority Stockholders of the Merger Agreement and USAT has agreed not to execute and deliver its consent to the adoption of the Merger Agreement if such approval is not obtained.

(2)  PROCEDURE TO CONSENT

         UNDER THE GCL, ONLY HOLDERS OF RECORD ON THE RECORD DATE ARE ELIGIBLE TO GIVE THEIR CONSENT TO THE ADOPTION OF THE MERGER AGREEMENT. ANYONE OWNING SHARES BENEFICIALLY (BUT NOT OF RECORD), SUCH AS A PERSON WHOSE OWNERSHIP OF SHARES IS THROUGH A BROKER, BANK OR OTHER FINANCIAL INSTITUTION, WHO WISHES TO GIVE THEIR CONSENT SHOULD CONTACT THAT BROKER, BANK OR FINANCIAL INSTITUTION WITH INSTRUCTIONS TO EXECUTE THE WHITE FORM OF CONSENT ON HIS OR HER BEHALF OR TO HAVE THE BROKER, BANK OR FINANCIAL INSTITUTION'S NOMINEE EXECUTE THE CONSENT.

         USAT is soliciting the written consents referred to herein and, if stockholders wish to give their consent, the white consent card should be returned to Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005, in the enclosed envelope, or to U.S. Drug Testing, Inc., 10410 Trademark Street, Rancho Cucamonga, California 91730, Attention: Secretary.

(3) REVOCATION

         An executed consent card may be revoked at any time before expiration by marking, dating, signing and delivering a written revocation before the time that sufficient unrevoked consents have been received to authorize the action for which consents are solicited. Consents must be received within 60 days after the first consent is delivered to U.S. Drug. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated consent card which is properly completed will constitute a revocation of any earlier consent. The revocation may be delivered to Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005 or to



U.S. Drug

U.S. Drug Testing, Inc., 10410 Trademark Street, Rancho Cucamonga, California 91730, Attention: Secretary.

(4) MISCELLANEOUS

         ABSTAINING FROM GIVING A CONSENT OR NOT RETURNING A SIGNED CONSENT WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT TO THE PROPOSED ACTION. IF YOU ARE THE STOCKHOLDER OF RECORD AND YOU WISH TO GIVE YOUR CONSENT, PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE CONSENT CARD PROMPTLY IN THE ENVELOPE PROVIDED.

         IF YOUR SHARES OF THE U.S. DRUG COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK OR NOMINEE, ONLY THEY CAN CONSENT TO THE PROPOSED ACTION AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, IF YOU WISH TO GIVE YOUR CONSENT, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR SUCH SHARES IMMEDIATELY.

         USAT will pay all of the costs and expenses in connection with the preparation, printing and distribution of this Consent Solicitation Statement/Prospectus, including, without limitation, attorneys' fees, accounting fees and printing expenses, and all other expenses with respect to the Merger and the related transactions except for the fees and expenses of Whale Securities in delivering a fairness opinion for the benefit of the U.S. Drug Minority Stockholders and the fees and disbursements of U.S. Drug's special counsel. U.S. Drug will pay a fee of $35,000 to Whale Securities for such services, together with out-of-pocket expenses. USAT has retained Georgeson & Company Inc. to assist with the solicitation of consents from the U.S. Drug Minority Stockholders, for which services Georgeson & Company Inc. will receive a fee of $3,750, together with out-of-pocket expenses. In addition, the directors, officers and employees of USAT, who will receive no additional compensation, will participate in the solicitations. Consents may be solicited by personal interviews, telephone calls and telegrams to supplement the solicitation by mail. Arrangements will also be made with banks, brokerage houses and other custodians, nominees and fiduciaries for the forwarding of consent solicitation materials to the beneficial owners of stock held of record by such persons, and USAT will reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

         Each of the current or former directors of U.S. Drug has advised U.S. Drug that, except for Dr. William DiTuro, a former director, who owns 1,600 shares of the U.S. Drug Common Stock, he or she does not own any shares of the Minority U.S. Drug Common Stock. Each of the three current directors of U.S. Drug has advised USAT that he or she will surrender his or her U.S. Drug Option, which Options represent the right to purchase an aggregate of 110,000 shares of the U.S. Drug Common Stock, if the



U.S. Drug

Merger is consummated. U.S. Drug Options to purchase an aggregate of 10,000 shares held by Dr. DiTuro and Glenn A. Bergenfield, another former director of U.S. Drug, have expired. Douglas G. Allen, the President of U.S. Drug, and Steven Kline, a Vice President of U.S. Drug, hold U.S. Drug Options to purchase an aggregate of 42,000 shares of the U.S. Drug Common Stock. Pursuant to the terms thereof, each such Option will, immediately prior to the consummation of the Merger, become fully exercisable. Because USAT has declined to assume these U.S. Drug Options, they will expire if not exercised on or before the Effective Date. Because of the higher exercise price (i.e., $7.00 per share) as compared with USAT's offer to the U.S. Drug Minority Stockholders, USAT does not anticipate any exercises of the U.S. Drug Options.

         Each of the directors and executive officers of USAT has advised USAT that, except for Peter M. Mark who owns 15,500 shares of the Minority U.S. Drug Common Stock, which Mr. Mark intends to submit a consent in favor of the Merger, he or she does not own any shares of the Minority U.S. Drug Common Stock. Michael S. McCord, a consultant to the USAT Board of Directors and a former member of the Committee, has advised USAT that he and persons who may be deemed his affiliates (as such term is defined in Rule 405 under the Securities Act) own an aggregate of 61,300 shares of the Minority U.S. Drug Common Stock and that each of these persons will submit a consent in favor of the Merger. James
C. Witham and Karen B. Laustsen, who were directors and executive officers of USAT until April 18, 1996, and Gary S. Wolff, who is an executive officer of USAT , have advised USAT that they are the U.S. Drug directors holding the U.S. Drug Options as described in the preceding paragraph.

         The USAT Board has determined that USAT will not proceed with the Merger unless USAT has received consents from the holders of at least a majority of the outstanding shares of the Minority U.S. Drug Common Stock without including Dr. DiTuro's 1,600 shares, Mr. Mark's 15,500 shares or the 61,300 shares of Mr. McCord and persons who may be deemed his affiliates or an aggregate of 78,400 shares. Accordingly, the consent of the holders of 860,951 shares of the remaining 1,643,500 shares of the Minority U.S. Drug Common Stock or 52.4% of thereof will be necessary to consummate the Merger. If the Merger is consummated, Dr. DiTuro and Messrs. Mark and McCord will receive shares of the USAT Common Stock for their shares of the Minority U.S. Drug Common Stock on the same basis as the other U.S. Drug Minority Stockholders and will have the same right to share in the Special Payment (see the section "Special Payment" under this caption "Terms of the Transaction").



U.S. Drug

(5) RIGHTS OF DISSENTING U.S. DRUG STOCKHOLDERS

         Under Section 262(b) of the GCL, appraisal rights are not available to holders of the Minority U.S. Drug Common Stock in connection with the consummation of the Merger because both the USAT Common Stock which will be received by the U.S. Drug Minority Stockholders and the U.S. Drug Common Stock were listed on national securities exchanges as of the Record Date.


                         THE MERGER AND RELATED MATTERS

REASONS FOR THE MERGER AND APPROVAL

         On November 16, 1995, the Board of Directors of USAT approved in principle the acquisition of the minority stockholder interest in U.S. Drug and, on February 6, 1996, authorized execution of the Merger Agreement. On April 23, 1996, the Board of Directors of U.S. Drug authorized execution of, and submission to the U.S. Drug Minority Stockholders for approval of, the Merger Agreement. As of such date, there were three directors of U.S. Drug: James C. Witham and Karen B. Laustsen, each of whom was until April 18, 1996 a director and an executive officer of USAT, and Gary S. Wolff, who is an executive officer of USAT and was formerly a director thereof. Each of the foregoing is a stockholder of USAT. On February 6, 1996, USAT's Board, acting on behalf of USAT as the sole stockholder of Acquisition Corp., adopted the Merger Agreement and, on April 30, 1996, Acquisition Corp.'s Board of Directors, consisting of Alan I. Goldman, John C. Lawn and Linda H. Masterson, three USAT directors, who had no affiliation with U.S. Drug, unanimously authorized execution of the Merger Agreement and approved the related transactions. Effective May 13, 1996, Ms. Masterson will become the President and Chief Operating Officer of USAT.

         In approving the Merger Agreement on February 6, 1996, the Board of Directors of USAT took into consideration the factors hereafter described in this section and under "Terms of the Transaction-Special Payment." In the opinion of the USAT directors, for the Company to have its best opportunity at increasing revenues and securing profitability, it should focus solely on its alcohol and drug testing and human resource provider operations as its core businesses, thereby necessitating the divestures of its toy and rubber recycling subsidiaries, the latter of which divestitures was effected on April 30, 1996. The USAT Board believes that the three "core businesses" have a synergy with each other, which its toy and rubber recycling operations do not have, and thereby make a more attractive investment and a better combination on which to build for the future. The Board of Directors of USAT also believes that, given the amount of additional time and money that U.S. Drug will require to bring its saliva based product to market (currently



U.S. Drug
estimated to be 20 to 30 months and approximately $4,000,000 to $6,000,000, respectively), U.S. Drug has an increased chance of obtaining financing for the balance of the research and development of its products if such financing is based on all of the Company's businesses and assets, including U.S. Drug, rather than just on U.S. Drug's business and assets. The USAT Board of Directors believes that, if the Merger is not completed, U.S. Drug may not be able to obtain such financing without causing substantial dilution to both the U.S. Drug Minority Stockholders and USAT of their stock ownership and voting rights and that the terms for a U.S. Drug financing will not be as favorable as those which can be obtained by USAT after the Merger. If U.S. Drug is unable to finance its research and development efforts and defaults under its sublicense from USAT, the rights to the USN technology will revert to USAT. The USN had rejected a novation of the licensing rights to U.S. Drug and looks to USAT as the sole party to the license. Additionally, as a result of the Merger, U.S. Drug will save approximately $50,000 to $75,000 per year in expenses related to being a public company. The USAT Board also considered as a factor that the receipt by the U.S. Drug Minority Stockholders of __ shares of the USAT Common Stock for each share of the Minority U.S. Drug Common Stock is, in the Board's opinion, a better alternative than retaining their shares in U.S. Drug if the Merger is not consummated. The U.S. Drug Common Stock is currently trading at a sales price which is __% of the value of the USAT Common Stock being offered hereunder. See the discussion in the succeeding paragraph and also the data under "U.S. Drug Market Information-Market Data." While there is no assurance that the value of the USAT Common Stock will rise, the USAT Board believes that over a period of time this security may bring greater value to the U.S. Drug Minority Stockholders than holding the Minority U.S. Drug Common Stock for the reasons discussed in this section and under "Terms of the Transaction- Special Payment," although there is no assurance that this value will be realized.

         USAT's Board, in making its evaluation, noted that, as of December 31, 1995, U.S. Drug had a net book value of approximately $.29 per share as compared to the $5.25 per share which USAT is offering pursuant to this Consent Solicitation Statement/Prospectus. The USAT Board also considered the "liquidation value" of U.S. Drug, but concluded that such factor was not relevant in view of the fact that the main asset of U.S. Drug, i.e., the USN technology, would revert to USAT on liquidation. The USAT Board also reviewed the possible "going concern value" of U.S. Drug, taking into account the fact that an infusion of at least $4,000,000 to $6,000,000 would be necessary to fund the drug testing products' research and development, that there is no certainty that the products will be available on a timely basis and that, when available, other companies may have developed a competing saliva based product in a mature market, and concluded that an evaluation of "going concern value" would



U.S. Drug
be entirely speculative, even though the USAT Board has confidence in the ability of U.S. Drug to develop a marketable product. The USAT Board recognized that, although the $5.25 per share is above the 1993 initial public offering price of $5.00 per share and the closing sales prices during the last six months, it is below the closing sales prices of the U.S. Drug Common Stock for certain periods longer than six months ago. See "U.S. Drug Market Information-Market Data." The USAT Board took into consideration that the declining assets and stockholders' equity resulted, as of December 31, 1995, in the U.S. Drug Common Stock not meeting the requirements for continued listing on the Pacific Stock Exchange and U.S. Drug would require an infusion of equity to maintain that listing if the Merger is not approved. In addition, the USAT Board recognized that, because of the anticipated continuing losses, the possibility of U.S. Drug not meeting such maintenance requirements would continue to be a problem for at least 12 to 24 months. The USAT Board also recognized that, if U.S. Drug attempted to transfer the U.S. Drug Common Stock to either the American Stock Exchange or the NASDAQ System, infusions of equity would be a requirement to obtain any such alternative listing. In this connection the USAT Board considered the effect of trading of the U.S. Drug Common Stock in the "pink sheets" if the U.S. Drug Common Stock were delisted from the Pacific Stock Exchange and did not qualify for listing on the American Stock Exchange or reporting on the NASDAQ System and concluded that its market price may be substantially below the $5.25 offer. However, the USAT Board gave greater weight to the other factors discussed in this section than historical market value.

         USAT's Board recognized that an additional investment of at least $4,000,000 and possibly as high as $6,000,000 will be necessary before U.S. Drug will be able to offer its drug testing products to customers, assuming that its research and development efforts are successfully implemented, as to which there is no assurance. USAT's Board considered as an alternative that U.S. Drug should seek to raise the necessary capital for U.S. Drug through further sales of shares of the U.S. Drug Common Stock, but recognized that such sales would not only dilute the stock ownership and voting rights of existing stockholders of U.S. Drug, particularly USAT, assuming such sales were successful, as to which there is no assurance, but also there was no assurance that any such sales would be on as favorable terms as if USAT sought to raise funds through the sale of shares of the USAT Common Stock. Although a rights offering to the U.S. Drug stockholders would minimize additional dilution to such persons, USAT's Board recognized that there was no assurance that the U.S. Drug Minority Stockholders would respond favorably to a rights offering because many of such stockholders purchased their shares at $5.00 per share in the initial public offering or at higher prices in the subsequent market, while the current market price, as of May __, 1996, is only $_____ per share. In addition, in



U.S. Drug
order to preserve USAT's ownership percentage in U.S. Drug by exercising its rights, USAT may have to obtain its own financing, thereby competing against U.S. Drug for financing and taking away funds that might otherwise have been used, in part, for the Company's other operations, such as its alcohol testing and human resource provider operations. Further, the USAT Board, after taking a look at the marketplace in 1996, concluded that a company concentrating on one product (i.e., drug testing) has less of a chance to succeed in the highly competitive and mature drug testing market than a company which has three synergetic operations - alcohol testing, drug testing and human resource provider - on which to build and which is not dependent on one market and one product for its potential growth. Because USAT's Board does not expect U.S. Drug to realize revenues from sales for a period of 20 to 30 months, as to which there is no assurance that U.S. Drug will meet such timetable, having other sources of revenues and other potential sources for attaining profitability becomes an even more important factor. Although there is no assurance that the USAT Board will be correct in its expectation, the USAT Board believes that the ProActive human resource provider operations, as supplemented by those of RSA if acquired (as to which there can be no assurance), can generate significant revenues during this interim period and turn the Company profitable, as well as continue to produce significant revenues even after the drug testing operations become revenue producing. The USAT Board also believes that the ProActive operations will increase the revenues of the Company's alcohol and drug testing operations by utilizing their products with its customers. In addition, the USAT Board believes that the alcohol testing operations will experience substantial growth in subsequent years, especially when coupled with the other two subsidiaries' businesses, because of the increasing awareness in the business community that alcohol can adversely affect the efficiency of employees as do drugs of abuse. The USAT Board believes that, by using Robert Stutman as its spokesperson (see "Business of the Company-Subsidiaries-ProActive Synergies, Inc." for information as to his prior consulting arrangement) on alcohol and drug testing, such awareness can be developed into business opportunities for USAT's alcohol testing products. There can be, of course, no assurance that the alcohol testing revenues will so increase. By making the U.S. Drug Minority Stockholders minority stockholders of USAT, the USAT Board believes that not only will such stockholders have a better opportunity to realize an increase in their investment, but also the USAT Board will have only one set of stockholders to which the directors are responsible.

         U.S. Drug will consider seeking a marketing partner for its products and asking for an advance payment as consideration for granting such rights. In addition, U.S. Drug will consider requesting, as an alternative to its seeking financing, that a major company advance funds for the product development work



U.S. Drug
and/or assist in performing certain of the development assignments. Such company may also request that it be named as marketing partner. There can be no assurance that any such marketing and/or product development partner can be obtained and that, if obtained, when such partner will be obtained and to the extent it will agree to make funds available in advance of the product development or the sales to users. The USAT Board concluded that it should not make its decision on the speculation as to the availability of such a partner and should assume that financing will be required. See also the discussion under "Terms of the Transaction-Special Payment."

         The USAT Board structured the transaction as a merger, rather than as a tender offer to the U.S. Drug Minority Stockholders followed by a merger, because it believed that this was the fastest and least expensive method to achieve its objective of having no minority stockholders in U.S. Drug. It believed that the transaction should be effected at this time before USAT initiated any further efforts to improve the business operations of the Company, including those of U.S. Drug, and had all of its corporate structural questions resolved. If the Merger, the merger of Good Ideas and the sale of USRR are consummated, the USAT Board will consider operating USAT through divisions and not subsidiaries for cost savings and other reasons. If such transactions are effected, the USAT Board will also consider changing USAT's name (an action which would require USAT stockholder approval) to one more indicative of its combined operations.

         If the Merger is consummated, then USAT's indebtedness to U.S. Drug ($250,000 at March 31, 1996 - see "Material Contacts of USAT with U.S. Drug-Loans from U.S. Drug to USAT") will be cancelled. This indebtedness is secured by USAT's shares of U.S. Drug Common Stock, which pledge will be released upon consummation of the Merger. If the Merger is not consummated, although USAT will have the funds to repay the indebtedness as a result of the private placement completed in February 1996, USAT is not required to repay the balance of such indebtedness to U.S. Drug until its maturity date of June 30, 1996. As indicated above, even with this repayment, U.S. Drug will require, in the opinion of management, substantial additional funds to continue its operations, assuming no significant advance payments from a potential marketing partner.

         The Boards of USAT and U.S. Drug have concluded that, for the foregoing reasons, the consummation of the Merger is in the best interests of USAT and U.S. Drug and is fair to the U.S. Drug Minority Stockholders from a financial point of view. Both Boards recommend that the U.S. Drug Minority Stockholders consent to the adoption of the Merger Agreement. The directors of U.S. Drug direct attention to their affiliation with USAT and the



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
attendant conflicts of interests as described in the first paragraph of this section.

         In evaluating the Merger, the Boards of Directors of USAT and U.S. Drug also considered the oral presentations of Whale Securities that the Merger exchange ratio is fair to the U.S. Drug Minority Stockholders from a financial point of view. In addition, before mailing this Consent Solicitation Statement/Prospectus, they considered the written opinion of Whale Securities, which confirmed the conclusion of such oral presentations and a copy of which opinion is attached as Appendix B to this Consent Solicitation Statement/Prospectus. See the section "Fairness Opinion" below.

         There is, of course, no assurance that any or all of the above objectives will be achieved.

FAIRNESS OPINION

         Whale Securities is an investment banking firm primarily specializing in the small cap market and is regularly engaged in the evaluation of small cap companies and their securities in connection with equity and debt financings, merger and acquisitions and valuations for corporate and other purposes. Whale Securities has not acted in the past on behalf of U.S. Drug, USAT or Acquisition Corp. in any capacity. In addition, there is no agreement or understanding as to the future or current employment of Whale Securities except in connection with the pending possible acquisition of the minority interest in Good Ideas by USAT. Various investment banking firms as to which counsel or others in management had personal contacts were solicited as to their availability to perform the analysis and, of the three firms which replied in the affirmative, Whale Securities was selected based on its prior experience and its reasonable fee for its services.

         Whale Securities has delivered a written opinion dated as of the date hereof (the "Fairness Opinion") to the U.S. Drug Board stating its opinion that, considered as a whole, the Merger exchange ratio is fair to the U.S. Drug Minority Stockholders from a financial point of view as of the date of the opinion. The full text of the Fairness Opinion, which contains a description of the assumptions and qualifications made, procedures followed and matters considered by Whale Securities in rendering its opinion, is set forth as Appendix B to this Consent Solicitation Statement/Prospectus, is incorporated herein by reference and should be read in its entirety.

         In connection with its opinion dated as of the date of this Consent Solicitation Statement/Prospectus, in arriving at its opinion, Whale Securities reviewed and considered, among other things: (i) the Merger Agreement; (ii) U.S. Drug's and USAT's



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Annual Reports on Forms 10-K for the two fiscal years ended March 31, 1995 and
1994 and their Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 1995, September 30, 1995, and December 31, 1995; (iii) certain information, including financial forecasts, relating to the businesses, earnings and prospects of U.S. Drug and USAT, furnished to Whale Securities by senior management; (iv) the historical market prices and trading activity for U.S. Drug and USAT shares; (v) publicly available information concerning certain other companies and transactions which Whale Securities considered relevant to its analysis; and (vi) such other matters as Whale Securities deemed appropriate. In addition, Whale Securities held discussions with the managements of U.S. Drug and USAT for the purpose of reviewing the historical and current operations of such companies and the business prospects for each.

     In conducting its analysis and in arriving at its opinion, Whale Securities relied upon and assumed the accuracy and completeness of the financial and other information that was publicly available or provided to Whale Securities and Whale Securities did not undertake to independently verify the same. Whale Securities did not prepare or obtain any independent evaluation or appraisal of U.S. Drug's or USAT's assets or liabilities. Whale Securities assumed and relied upon the senior management of U.S. Drug and USAT as to the reasonableness and achievability of the financial and operating forecasts furnished by management (and the assumptions and bases therefor). Whale Securities' opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Whale Securities was retained by the Board of Directors of U.S. Drug to act as financial advisor to U.S. Drug only with respect to its fairness opinion. In addition, in the ordinary course of its securities business, Whale Securities may actively trade equity securities of U.S. Drug and/or USAT and/or Good Ideas for its own account and the accounts of customers, and Whale Securities, therefore, may from time to time hold a long or short position in such securities. The Fairness Opinion was directed to the Board of Directors of U.S. Drug and does not constitute a recommendation to any U.S. Drug Minority Stockholder as to how such a stockholder should consent on any matter submitted for U.S. Drug stockholder consent in connection with the Merger.

         In connection with the rendering of its opinion to the Board of Directors of U.S. Drug, Whale Securities performed a variety of financial analyses, including those summarized below. Whale Securities believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying Whale Securities' opinion. The preparation of a fairness opinion is a complex process involving subjective



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
judgments and is not necessarily susceptible to partial analysis or summary description. The projections prepared by the management of each of U.S. Drug and USAT underlying Whale Securities' analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such projections. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold. Except as described below, none of the analyses performed by Whale Securities was assigned a greater significance by Whale Securities than any other.

         The projections furnished to Whale Securities were prepared by the management of U.S. Drug and USAT. U.S. Drug and USAT do not publicly disclose internal management projections of the type provided to Whale Securities in connection with the review of the proposed Merger. Such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors relating to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

         1. Certain factors considered in the evaluation of U.S. Drug:

         The following is a brief summary of certain factors which Whale Securities discussed with the Board of Directors of U.S. Drug which figured prominently in Whale Securities's valuation of U.S. Drug and certain analyses performed by Whale Securities in connection with the Fairness Opinion.

         Whale Securities noted that U.S. Drug is a development stage company and because it is pioneering a unique drug detection methodology, there are many uncertainties which affect its valuation. Among these uncertainties are the likelihood the tests can in fact be successfully developed, the cost of such development, the time period for development of the tests and FDA approval, identification of a manufacturer for the products and the cost of manufacture, identification of a marketing partner to market the products and the terms of such an arrangement, customer acceptance of the products, and the competitive environment at such time as the products are ready for marketing. In reviewing the elements of value in U.S. Drug, Whale Securities pointed out that U.S. Drug has five full-time employees and that, though additional employees may be hired, U.S. Drug is, and expects to be on a continuing basis, dependent on third parties for significant portions of product development and future manufacture and marketing of its products. U.S. Drug expects it will be 20 to 30 months before its saliva based testing products will be ready for marketing and some additional time before any



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                                       44
significant revenues from such products are realized. Management estimates U.S. Drug will require between $4,000,000 and $6,000,000 of capital to complete development of its products. Because U.S. Drug currently lacks the capital resources to fund such development, it will need to seek funding from capital market sources or industry partners, either of which would likely be dilutive to the current stockholders of U.S. Drug.

         In reviewing the alternatives faced by the U.S. Drug Minority stockholders, Whale Securities discussed the facts that U.S. Alcohol holds a control position by its 67.0% ownership of the U.S. Drug Common Stock and, as such, USAT could delay or possibly prevent a sale of U.S. Drug to a third party. USAT currently provides both management services and facilities under contract to U.S. Drug. Further, the core technology used by U.S. Drug in its products is held under sublicense from USAT. Also the alcohol testing business of USAT presents marketing synergies with the drug testing business under development by U.S. Drug. These factors favorably position USAT as a buyer and represent a formidable barrier to an acquisition of U.S. Drug by third parties. Whale Securities also noted that U.S. Drug's Board and management confirmed they had not been presented in the past year with third party offers or overtures for purchase of U.S. Drug. It is common for third parties to initiate such discussions during periods of management and board restructuring and upon the announcement of an acquisition offer thought to be undervalued.

         In reviewing the USAT offer, Whale Securities noted that based on 5,221,900 shares of the U.S. Drug Common Stock outstanding, the consideration of $5.25 per share valued U.S. Drug at $27,400,000. This compared with a market capitalization for U.S. Drug shares of $17,000,000 on January 30, 1996, one week prior to the announcement of the USAT merger offer, and a net worth for U.S. Drug of under $1,500,000 on the same date. Under the terms of the proposed Merger, the U.S. Drug Minority Shareholders would be receiving registered USAT shares, freely tradable by the holders. Whale Securities noted that in the three months prior to the announcement of the USAT merger offer, the U.S. Drug Common Stock had an average trading volume of approximately 64,000 shares per month. During the same time period, the USAT Common Stock had an average trading volume of approximately 2,000,000 shares per month. Hence, the U.S. Drug Minority Stockholders upon the Merger would hold a far more liquid security in USAT shares than in U.S. Drug shares. Whale Securities estimated that if USAT's share price held constant at $3.125 throughout the 30-day period prior to the Record Date, the U.S. Drug Minority Shareholders would receive approximately 2,900,000 shares of the USAT Common Stock under the proposed Merger. During each of two weeks in March 1996, the USAT Common Stock traded in excess of 2,000,000 shares. Whale Securities noted it had been advised by counsel to U.S. Drug and counsel to USAT that, in their opinions, the receipt of USAT shares by the



U.S. Drug

U.S. Drug Minority Shareholders would be treated as a tax free exchange. Whale Securities also reviewed the possibility of the U.S. Drug Minority Shareholders receiving additional compensation from USAT in the event, during the first year following the proposed Merger, U.S. Drug or Acquisition Corp. receives cash payments under a Marketing Agreement for U.S. Drug's proposed products.

         2. Whale Securities' analysis encompassed a number of valuation approaches including:

         (a) Market value of U.S. Drug shares and premiums to market for acquisitions - The USAT offer to merge U.S. Drug with and its subsidiary was announced on February 6, 1996. The market prices for the U.S. Drug Common Stock on February 5, 1996 and on January 30, 1996, one day and one week, respectively, prior to the announcement, were $3.75 and $3.25 per share. The exchange offer computed based on $5.25 payable in USAT shares for each U.S. Drug share represents a premium of 62% over the $3.25 U.S. Drug share price one week prior to the announcement and exceeds by 31% the highest price ($4.00) at which U.S. Drug shares have traded at any time in the six months prior to the announcement of the offer. Whale Securities noted that, for the market as a whole, acquirors of U.S. publicly traded companies paid a premium of 45% in 1995, and 42% in 1994, over the quoted price of the acquiree's shares one week prior to the announcement of the acquisition offer.

         (b) Asset based methods - U.S. Drug's book value per share at December 31, 1995 was $0.29 per share based on a net worth at December 31, 1995 of $1,503,303. Due to the fact that since that time U.S. Drug has continued to incur expenses without revenues, U.S. Drug's net worth and book value per share through March 31, 1996 have declined from the December 31, 1995 level. The USAT offer valued at $5.25 per U.S. Drug share represents a multiple of 18.2 times U.S. Drug's book value at December 31, 1995 and 18.6 times U.S. Drug's tangible book value at December 31, 1995. Whale Securities noted that on April 12, 1996 the Market Guide Inc.(TM) composite of public companies in the medical supply and biotechnology industry categories and the S&P 500 traded at an average price to book value multiple of 6.5, 7.8, and 4.4, respectively. Whale Securities considered liquidation value as a measure of value for U.S. Drug, but determined that because the main asset of U.S. Drug, its USN technology, would revert to USAT on liquidation, this value was not relevant and in any case would likely result in an amount well below that of the USAT offer.

         (c) Income, cash flow, and discounted cash flow based methods - Whale Securities considered the use of income, cash flow and discounted cash flow based methods in valuing the shares of U.S. Drug. As discussed, U.S. Drug does not expect to generate any meaningful revenues for at least the next two years.



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
The management of U.S. Drug has not prepared projections for the business of U.S. Drug beyond September 30, 1996. Given the facts that U.S. Drug is in the development stage and there are considerable uncertainties in terms of the timing and costs of developing the saliva based products, as well as future revenue and cost projections, Whale Securities' methodology was to compare the USAT offered value of $27,400,000 (based on 5,200,000 U.S. Drug shares valued at $5.25 per share) against the present value of future cash flow streams under varying assumptions. The USAT offer compared favorably to the present value of future cash flows of those scenarios considered most likely by Whale Securities.

         (d) Comparison to similar public companies and similar sale transactions - Whale Securities identified over 60 publicly traded companies operating in U.S. Drug' business segment as broadly defined. A group of ten companies were identified with features somewhat comparable to U.S. Drug in terms of diagnostic orientation and relatively low revenues compared to market valuation. As only one company had earnings, the group generally traded on future profit potential based on products being marketed or under development. The ratio of price to book value for the comparison group ranged from 2.4 times to 18.8, with the median price/book ratio of 7 times. This compared to a price/ book ratio of 18.2 times for U.S. Drug based on a $5.25 per share price under the Merger. Whale Securities similarly reviewed mergers and acquisitions in the diagnostics, medical supply, biotech and medical laboratory industry segments. Because of the uniqueness of the U.S. Drug situation in terms of its technology under development, lack of operations, revenues and earnings, Whale Securities felt no specific transaction or group of transactions were sufficiently comparable to the U.S. Drug merger so as to be defining in terms of the valuation of U.S. Drug. However, the premiums to market price and the multiple of book value per share under the USAT offer compared favorably with composite statistics for the industry segments mentioned above.

         (e) Analysis of the USAT Common Stock to be given as consideration - In its review of the consideration to be received by the U.S. Drug Minority Shareholders, Whale Securities noted that the USAT Common Stock issued in connection with the Merger will be registered shares, freely tradable. Based on USAT's average weekly trading volume during February and March 1996 of approximately 1,500,000 shares, unless conditions changed, the U.S. Drug Minority Stockholders would hold relatively liquid securities in the USAT shares. Whale Securities noted that the share price of USAT trended up sharply from February to April 1996 from the $2.375 per share USAT price on February 5, 1996, the day prior to the announcement of the Merger offer. Whale Securities cautioned management and the U.S. Drug Board that a decline in USAT share prices between the Record Date and the



U.S. Drug
closing of the Merger would result in the holders of the Minority U.S. Drug Common Stock receiving less consideration than the amount contemplated under the Fairness Opinion.

         In connection with the Fairness Opinion, Whale Securities performed procedures to update, as necessary, certain of the analyses described above and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith.

TERMS OF THE MERGER AGREEMENT

         The following description of the Merger Agreement is only a summary and does not purport to be complete. It is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached to this Consent Solicitation Statement/Prospectus as Appendix A and is incorporated herein by this reference.

(1)  CONVERSION OF SHARES

         After adoption of the Merger Agreement by the requisite consents of the U.S. Drug stockholders, U.S. Drug will be merged with and into Acquisition Corp. and each share of the Minority U.S. Drug Common Stock issued and outstanding on the Effective Date will be converted into ________ shares of the USAT Common Stock; each share of the U.S. Drug Common Stock owned by USAT will be canceled; U.S. Drug Options to purchase 110,000 shares of the U.S. Drug Common Stock will be cancelled and U.S. Drug Options to purchase 42,000 shares of the U.S. Drug Common Stock at $7.00 per share will either be exercised into shares of the U.S. Drug Common Stock on or prior to the Effective Date, in which event the shares will be converted into shares of the USAT Common Stock on the same basis as the Minority U.S. Drug Common Stock, or, if not exercised, will expire on the Effective Date; and all outstanding U.S. Drug Warrants to acquire an aggregate of 150,000 shares of the U.S. Drug Common Stock at $7.50 per share will be converted into the Merger Warrants of USAT to acquire ____________ shares of the USAT Common Stock at an exercise price of $_____ per share. See the section "U.S. Drug Options and Warrants" under this caption "The Merger and Related Matters." The number of shares of the USAT Common Stock to be exchanged for each share of the Minority U.S. Drug Common Stock was determined by dividing $5.25 by the average of the closing sales prices per share of the USAT Common Stock as reported on the American Stock Exchange during the 30 days prior to the Record Date, which average sales price per share was $_________. No fractional shares of the USAT Common Stock will be issued. Holders of the U.S. Drug Common Stock entitled to receive on the Effective Date fractional shares of the USAT Common Stock upon the consummation of the Merger will receive in lieu thereof a cash payment calculated on the basis of the closing sales price for a share of



U.S. Drug

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
the USAT Common Stock on the Effective Date (or on the first day thereafter as such price is available).

(2) EFFECTIVE DATE

         The Merger will become effective on the date and at the time of the filing of a copy of the Certificate of Merger with the Secretary of State of Delaware (i.e., the Effective Date). This filing will occur as soon as practicable following the receipt of consents from the holders of more than 50% of the outstanding shares of the Minority U.S. Drug Common Stock and a consent from USAT and the satisfaction of other conditions and it is currently expected to take place on or about __________, 1996. The Merger Agreement requires the parties to close within five business days after the last condition to the Merger has been satisfied or waived. Either USAT or U.S. Drug is entitled, however, to abandon the Merger prior to the consummation for the reasons referred to below in the subsections "Conditions to the Merger" and "Amendment and Termination Rights" in this section "Terms of the Merger Agreement" under this caption "The Merger and Related Matters."

(3) CONDITIONS TO THE MERGER

         The obligations of USAT (and Acquisition Corp.) and U.S. Drug under the Merger Agreement are subject to the satisfaction of certain conditions (unless such conditions are waived by the party intended to receive the benefit of those conditions), including (1) the condition that the representations and warranties of the parties set forth in the Merger Agreement shall be true in all material respects on the date of the Merger, (2) the performance by each corporation in all material respects of all obligations to be performed by it under the Merger Agreement, (3) the receipt of closing certificates and (4) the receipt of all requisite consents from all governmental agencies and third parties which are required to effect the Merger, including, without limitation, (a) that this Registration Statement has been declared effective by the Commission, (b) that no stop order shall have been issued or proceedings for such purpose shall have been instituted and (c) that the issuance of the USAT Common Stock shall have all requisite authorizations under state securities or "blue sky" laws for issuance.

         The obligations of USAT under the Merger Agreement are subject to the satisfaction of certain conditions (unless such conditions are waived by USAT except as indicated in the second succeeding paragraph), including (1) the consent to the adoption of the Merger Agreement by the holders of more than 50% of the shares of the U.S. Drug Minority Common Stock, (2) the obtaining of a fairness opinion to the U.S. Drug Minority Stockholders reasonably satisfactory to USAT and (3) the lack of any material



U.S. Drug
adverse change in the business or financial condition of U.S. Drug.

         The obligations of U.S. Drug under the Merger Agreement are subject to the satisfaction of certain conditions (unless such conditions are waived by U.S. Drug except as indicated in the succeeding paragraph), including (1) the consent to the adoption of the Merger Agreement by the holders of more than 50% of the outstanding shares of the Minority U.S. Drug Common Stock, (2) the obtaining of a fairness opinion to the U.S. Drug Minority Stockholders reasonably satisfactory to U.S. Drug and (3) the lack of any material adverse change in the business or financial condition of the Company (excluding U.S.
Drug).

         The conditions that (1) the holders of more than 50% of the outstanding shares of the Minority U.S. Drug Common Stock consent to the adoption of the Merger Agreement; (2) a fairness opinion be obtained; and (3) the Registration Statement has been declared effective and there is no "stop order" in effect are not waivable by either USAT or U.S. Drug.

         If either party terminates its obligations under the Merger Agreement to consummate the Merger because a condition precedent thereto has not been satisfied, its sole obligation to the other party shall be to pay its own costs which it agreed to pay on consummation of the Merger and which were incurred in connection with the proposed transactions. See the section "Fees and Expenses" under this caption "The Merger and Related Matters."

(4) AMENDMENT AND TERMINATION RIGHTS

         The Merger Agreement provides that the respective Boards of Directors of USAT and U.S. Drug may, by written agreement, amend the Merger Agreement at any time before or after its adoption by the U.S. Drug Minority Stockholders, provided that after such approval no amendment may be made which changes either the amount or the form of the consideration to be received by the holders of the Minority U.S. Drug Common Stock pursuant to the Merger Agreement without further approval by the U.S. Drug Minority Stockholders.

         The Merger Agreement, as amended, may be terminated and the Merger abandoned, whether before or after approval by the U.S. Drug Minority Stockholders, at any time prior to the Effective Date (1) by mutual written consent of the Boards of Directors of USAT and U.S. Drug, (2) by either USAT or U.S. Drug if the respective Board of Directors, based on the opinion of its outside counsel, determines that making a recommendation to the U.S. Drug Minority Stockholders to adopt the Merger Agreement could reasonably be deemed to cause the members of such Board of Directors to breach their fiduciary duties under applicable law to their respective stockholders or (3) by either USAT or




U.S. Drug

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
U.S. Drug if there is any statute, rule or regulation which makes consummation of the Merger illegal or otherwise prohibited or any order, decree, injunction or judgment enjoining Acquisition Corp., USAT or U.S. Drug from consummating the Merger, and such order, decree, injunction or judgment has become final and non-appealable. The obligations automatically terminate if the Merger has not been consummated by December 31, 1996.

SUMMARY OF THE TERMS OF THE USAT COMMON STOCK

(1)  GENERAL

         USAT is authorized to issue 50,000,000 shares of the USAT Common Stock, $.01 par value. Holders of the USAT Common Stock (i) have one vote per share;
(ii) have equal rights to any dividends declared by the Board of Directors after payment of all accrued and unpaid dividends on the Company's Class A Preferred Stock and any other preferred stock hereafter issued which has a preference as to dividend payments; (iii) are entitled to share in all assets available for distribution to stockholders upon liquidation, dissolution or winding up of USAT's affairs after payment of all preferences on the Class A Preferred Stock and any other preferred stock hereafter issued which has a preference upon liquidation, dissolution or winding up of USAT; and (iv) have no preemptive or sinking fund provisions. All outstanding shares of the USAT Common Stock are, and all shares to be issued upon the consummation of the Merger will be, fully paid and nonassessable.

         There are 500,000 shares of the Class A Preferred Stock, $.01 par value, authorized, of which 41,157 shares were outstanding as of March 31, 1996. These shares have a liquidation preference of $205,785 and are convertible into 185,207 shares of the USAT Common Stock. As of March 31, 1996, there was no other series of the USAT preferred stock outstanding, although there are 1,500,000 shares of the Class B Preferred Stock, $.01 par value, authorized.

(2) ELECTION OF DIRECTORS

         Holders of the USAT Common Stock have no cumulative voting rights, which means that stockholders owning more than 50% of the outstanding shares of the USAT Common Stock can vote to elect all directors. Accordingly, the remaining stockholders would not be able to elect any. In addition, USAT's directors are elected on a classified basis.

(3) DIVIDENDS

         Dividend payments on the USAT Common Stock are discretionary with the USAT Board of Directors and depend on various factors, including earnings, capital requirements and financial



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
condition. USAT has no current plan to pay cash dividends on the USAT Common Stock in the foreseeable future because of the cash requirements of the Company and its history of losses. See "USAT Market Information-Dividend Policy" elsewhere in this Prospectus.

(4) TRANSFER AGENT

         The Transfer Agent for the USAT Common Stock is U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Suite 200, Glendale, CA 91204.

(5) ACQUISITION SHARES

         USAT's Registration Statement on Form S-1, File No. 33-43337 (the "January 1992 Registration Statement"), under the Securities Act, which became effective on January 17, 1992, registered 3,000,000 shares of the USAT Common Stock (the "Acquisition Shares") solely for offer and issuance to the owners of businesses or properties which USAT may acquire. USAT intends to sign agreements restricting the recipients of the Acquisition Shares from their resale or transfer for specific periods unless USAT gives its prior written consent. USAT has no agreements, arrangements, proposals or understandings regarding any acquisitions at this time. USAT has 2,032,679 registered Acquisition Shares at its disposal for future acquisitions. See "Business of the Company-Subsidiaries" for information as to the prior issuance of an aggregate of 967,321 shares of the Acquisition Shares relating to the acquisitions of USRR's assets and Alconet.

         Notwithstanding the registered status of the Acquisition Shares, recipients of these shares offering them for public resale may potentially be deemed statutory underwriters because they would be engaged in a public distribution of securities. An additional registration under the Securities Act might, therefore, be required disclosing the nature of the acquisition, the shares received as consideration and the manner of their distribution and sale before the recipient could resell the Acquisition Shares.

DIFFERENCES IN STOCKHOLDERS' RIGHTS

         The U.S. Drug Minority Stockholders will become holders of the USAT Common Stock if the Merger is consummated. Because both U.S. Drug and USAT are incorporated under the laws of Delaware, there will be no change in the statutory rights as stockholders of the U.S. Drug Minority Stockholders when they become stockholders of USAT. See the section "Summary of the Terms of the USAT Common Stock" under this caption "The Merger and Related Matters."



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
DIFFERENCES IN BY-LAWS

         There are no material differences between the By-Laws of U.S. Drug and those of USAT.

EXCHANGE OF CERTIFICATES

         At the Effective Date, each share of the Minority U.S. Drug Common Stock outstanding immediately prior to the Effective Date will be converted into the right to receive ________ shares of the USAT Common Stock. The shares of the U.S. Drug Common Stock owned by USAT on the Effective Date will be canceled. Promptly after the Effective Date, a transmittal form will be furnished by U.S. Stock Transfer Corporation, as Exchange Agent, to the U.S. Drug Minority Stockholders. The transmittal form will contain instructions with respect to the surrender of the certificates for the Minority U.S. Drug Common Stock in exchange for the certificates for the USAT Common Stock. MINORITY U.S. DRUG COMMON STOCK CERTIFICATES SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL AFTER RECEIPT OF THE TRANSMITTAL FORM AND SHOULD NOT BE RETURNED TO U.S. DRUG WITH THE ENCLOSED CONSENT FORM. Upon surrender of stock certificates for exchange to the Exchange Agent, together with the letter of transmittal duly executed, the holder of such certificates will be entitled to receive in exchange therefor certificates representing the number of shares of the USAT Common Stock equal to the shares of the Minority U.S. Drug Common Stock held by him, her or it in accordance with the Merger Agreement.

         After the Effective Date, a record holder of the Minority U.S. Drug Common Stock will have no rights with respect to such stock except to surrender the certificates in exchange for certificates representing the USAT Common Stock. No dividends or other distributions declared after the Effective Date with respect to shares of the USAT Common Stock issuable upon conversion of shares of the Minority U.S. Drug Common Stock and payable to the holders of record of the USAT Common Stock after the Effective Date will be paid to the holder of any unsurrendered certificate representing the Minority U.S. Drug Common Stock until the holder thereof surrenders such certificate in exchange for certificates representing the appropriate number of shares of the USAT Common Stock. Subject to the effect, if any, of applicable law, after subsequent surrender and exchange of a certificate, the record holder will be entitled to receive any dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the shares of the USAT Common Stock for which such certificate was exchangeable. Because of the current intention of the USAT Board of Directors not to pay dividends on the USAT Common Stock (see the section "Summary of the Terms of the USAT Common Stock-Dividends" under this caption "The Merger and Related Matters"



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
and "USAT Market Information-Dividends"), the foregoing discussion may be moot.

         For all other purposes, however, including all right, if any, to vote with respect to all matters, each certificate which represented outstanding shares of the Minority U.S. Drug Common Stock before the Merger will be deemed to represent ownership of shares of the USAT Common Stock into which those shares are converted by the Merger.

U.S. DRUG OPTIONS AND WARRANTS

         U.S. Drug Options to purchase an aggregate of 110,000 shares of the U.S. Drug Common Stock at $7.00 per share are currently held by the directors of U.S. Drug and will be cancelled with the consent of such persons effective upon the consummation of the Merger. U.S. Drug Options to purchase an aggregate of 10,000 shares held by Glenn A. Bergenfield and William DiTuro, former directors of U.S. Drug, expired on February 15, 1996. Douglas G. Allen, the President of U.S. Drug and Steven Kline, a Vice President of U.S. Drug, hold U.S. Drug Options to purchase 30,000 and 12,000 shares of the U.S. Drug Common Stock, respectively. Pursuant to the terms thereof, each such Option will, immediately prior to the consummation of the Merger, become fully exercisable. Because USAT has declined to assume these U.S. Drug Options, they will expire if not exercised on or before the Effective Date. Because of the higher exercise price (i.e., $7.00 per share) as compared with USAT's offer to the U.S. Drug Minority Stockholders, (i.e., $5.25 per share) USAT does not anticipate any exercises of the U.S. Drug Options. If the Merger is consummated, USAT may negotiate alternative stock arrangements with respect to the USAT Common Stock for either or both of Messrs. Allen and Kline in connection with their continued employment.

         The only Common Stock purchase warrants to purchase shares of U.S. Drug Common Stock currently outstanding are the U.S. Drug Warrants owned by Baraban or its designees. Baraban was the underwriter of U.S. Drug's initial public offering. The U.S. Drug Warrants evidence the right to purchase 150,000 shares of the U.S. Drug Common Stock at $7.50 per share. If the Merger is consummated, as a result of the anti-dilution provisions of the U.S. Drug Warrants, the U.S. Drug Warrants will be converted into USAT Common Stock purchase warrants expiring October 13, 1998 (i.e., the Merger Warrants) to purchase an aggregate of __________ shares of the USAT Common Stock, which is the same number of shares which the holders of the U.S. Drug Warrants would have been entitled to after consummation of the Merger had the U.S. Drug Warrants been exercised immediately prior to the consummation of the Merger. The exercise price will be proportionately adjusted to $_____ per share.



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
REGULATORY APPROVALS

         As of the date hereof, the Merger requires no approval by any federal or state governmental agency, except for compliance with the Securities Act, the Exchange Act and state "blue sky" or securities laws. Without limiting the foregoing, no compliance is necessary under the Hard-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder.

ACCOUNTING TREATMENT

         The Merger will be accounted for as a "purchase" as such term is used under generally accepted accounting principles.

FEES AND EXPENSES

         Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger and the transactions contemplated thereby will be paid by USAT, except that U.S. Drug will pay Whale Securities for the fairness opinion (up to $35,000 as a fee plus out-of-pocket expenses) and the fees and disbursements of Rosenman & Colin, LLP, its special counsel. Such fees and expenses to be paid by USAT include any expenses incurred in connection with the preparation, printing and distribution of this Consent Solicitation Statement/Prospectus, including, without limitation, attorneys' fees, accounting fees and printing expenses and consent solicitation expenses.

         The fees and expenses incurred by USAT in connection with the Merger and the related transactions described in this Consent Solicitation Statement/Prospectus are expected to be approximately $_______________. The fees and expenses of U.S. Drug are expected to be approximately $___________.

CERTAIN TAX CONSEQUENCES

         Gold & Wachtel, LLP, general counsel to USAT, and Rosenman & Colin LLP, special counsel to U.S. Drug, have advised management of the respective companies that the Merger, pursuant to which the U.S. Drug Minority Stockholders will receive shares of the USAT Common Stock, meets the statutory requirements of a tax-free reorganization as a statutory merger within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"). Management has also been advised that the right on the part of the U.S. Drug Minority Stockholders to receive a portion of the Special Payment, within one year of the Effective Date (see "The Terms of the Transaction-Special Payment"), as provided in the Merger Agreement, will constitute "boot". As such, a U.S. Drug Minority Stockholder could recognize gain in connection with the Merger, but in an amount not in excess of the sum of money derived from



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
such boot. Management has also been advised that the value of the right to receive the boot is too speculative to permit the value of such right to be ascertainable at the time the Merger becomes effective so long as no agreement with a marketing partner has been executed, which agreement provides for an advance cash payment to U.S. Drug, Acquisition Corp. as its successor or USAT. There can be no assurance that any such agreement will be executed or, if executed, that it would provide for a payment that would constitute a Special Payment. Accordingly, in the opinion of such counsel, the right to receive the boot will not produce any tax consequences upon the Effective Date, but any proceeds derived from such right could be a taxable event at such time as any proceeds may be actually received.

         In the event that the payment of the boot has the effect of a dividend, each U.S. Drug Minority Stockholder who realizes gain on the exchange of stock will treat as a dividend such an amount of the gain recognized as is not in excess of his, her or its ratable share of the undistributed earnings and profits of U.S. Drug, and possibly of USAT, accumulated after February 28, 1913, and the remainder, if any, of the gain will be treated as a gain from the exchange of property. If a U.S. Drug Minority Stockholder realizes no gain on the overall transaction, the boot received by him will not be treated as a dividend.

         At this time, neither U.S. Drug prior to the Merger nor USAT will have such undistributed earnings and profits through March 31, 1996. However, although it is unlikely, it is possible that such earnings and profits could be created in the subsequent period so as to give rise to dividend treatment.

         In any event, Management has been further advised that, based on current judicial and Internal Revenue Service ("IRS") guidelines, the receipt of boot by non-controlling public stockholders in the situation presented should not cause such boot to be considered to have the effect of a dividend whether or not there are earnings and profits present. Accordingly, any cash boot received should be taxed as a gain on the sale of the U.S. Drug shares and, if there is no gain on the overall merger transaction, no taxable gain will result. A tax loss will not be recognized.

         In summary, subject to the effect of the receipt of boot as discussed in the following paragraph, in the transaction governed, as indicated, by Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code; (a) no gain or loss will be recognized by the U.S. Drug Minority Stockholders upon the receipt of the USAT Common Stock in exchange for the Minority U.S. Drug Common Stock; (b) the tax basis of the USAT Common Stock received by the U.S. Drug Minority Stockholder will be the same as the tax basis of the Minority U.S. Drug Common Stock surrendered; (c) the holding period, for federal income tax purposes, of the USAT Common Stock



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
received by the U.S. Drug Minority Stockholders will, in the hands of such stockholders, include the holding period of the shares of the Minority U.S. Drug Common Stock exchanged therefor, provided that such Minority U.S. Drug Common Stock was held as a capital asset in the hands of such stockholders on the Effective Date; and (d) a U.S. Drug Minority Stockholder receiving cash in lieu of a fractional share will recognize a gain for federal income tax purposes to the extent of the cash received in excess of the tax basis of the fractional share.

         If cash boot is received by a Minority U.S. Drug Stockholder, a gain (but not a loss) will be recognized in an amount equal to the lesser of the stockholder's gain on the overall merger transaction or the amount of the boot. As indicated, if there is no overall gain, no tax liability will arise. Also, if cash boot is received, the tax basis of the USAT Common stock will be the same as the tax basis of the Minority U.S. Drug Common Stock surrendered, decreased by the amount of any money (boot) received, and increased by the amount, if any, which was taxable as a dividend or gain recognized on such exchange.

         There should be no federal income tax consequences to existing holders of the USAT Common Stock or to USAT or U.S. Drug.

         No rulings have been, or will be, requested from the IRS with respect to any of the matters described above.

         The foregoing is not intended as an alternative to individual tax planning. Accordingly, each U.S. Drug Minority Stockholder should consult his, her or its own tax advisor concerning the foreign, federal, state, local or other tax consequences of the Merger as they relate to the stockholder's particular circumstances. There is no assurance that some or all of the positions taken by the parties to the reorganization will not be challenged by the IRS and that the IRS will not prevail in such challenge.

         No rulings have been, or will be, requested from the IRS with respect to any of the other matters described above.

         THE FOREGOING CONSTITUTES ONLY A GENERAL DESCRIPTION OF CERTAIN OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION TO THE U.S. DRUG MINORITY STOCKHOLDERS, WITHOUT CONSIDERATION OF THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH STOCKHOLDER'S SITUATION.

RESALE OF USAT SECURITIES

         The shares of the USAT Common Stock to be issued to the U.S. Drug Minority Stockholders pursuant to the Merger Agreement will



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
be freely transferable under the Securities Act, except for shares issued to any person who may be deemed to be an "underwriter" within the meaning of Rule 145(c) under the Securities Act (an "underwriter", for purposes of the Rule, is generally an affiliate of U.S. Drug, i.e., a person who as a result of an officership, a directorship or the beneficial ownership of 10% or more of the U.S. Drug Common Stock was deemed to be a controlling person with respect to U.S. Drug). Such an underwriter may only transfer shares of the USAT Common Stock issued in the Merger pursuant to an effective registration statement or when the proposed transfer is otherwise in compliance with Rule 145(d) under the Securities Act or another exemption from the registration requirements of the Securities Act. USAT is the only 10% stockholder of U.S. Drug and its shares will be cancelled if the Merger is consummated. No person who is currently a director or an executive officer of U.S. Drug will receive shares of the USAT Common Stock as a result of the Merger. As indicated under "USAT Principal Stockholders," Peter M. Mark is the only director or executive officer of USAT who will receive shares of the USAT Common Stock as a result of the Merger. USAT will instruct its transfer agent to implement all applicable restrictions on transfer with respect to Mr. Mark's shares or any person who may later be deemed to have been an affiliate of U.S. Drug, of which person USAT currently has no knowledge.

         Under Rule 145(b), an affiliate of U.S. Drug who receives shares of the USAT Common Stock will be permitted to sell a limited number of shares provided such sale is made in compliance with paragraphs (c), (e), (f) and (g) of Rule 144 under the Securities Act, i.e., USAT's securities must continue to be registered under Section 12 of the Exchange Act; USAT has to have filed all reports required to be filed under Section 13 of the Exchange Act during the 12 months preceding the date of such proposed sale; the total number of shares sold by the affiliate during the three-month period immediately preceding the date the affiliate places his, her or its order to sell may not exceed the greater of 1% of the shares which are shown as outstanding in the most recent report or statement published by USAT or the average weekly reported trading volume of the USAT Common Stock during the four calendar weeks preceding the sale; the sale is conducted in a "brokers' transaction" or is made directly to a "market maker" (as those terms are defined in Section 4(4) of the Securities Act and Section 3(a)(38) of the Exchange Act, respectively); and the affiliate selling the securities does not solicit or arrange for the solicitation of orders to buy the securities in anticipation of, or in connection with, such transaction, or make any payment in connection with the offer or sale of the securities to any person other than the broker who executes the order to sell the securities. In addition, if the person is not an affiliate of USAT at the time of the proposed sale and has been the beneficial owner of the USAT Common Stock



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
for at least two years and USAT is then current in filing its periodic reports under Section 13 of the Exchange Act, or if the person is not an affiliate of USAT at the time of the proposed sale and has not been for a period of three months prior thereto and has been the beneficial owner of the USAT Common Stock for at least three years, such person can sell pursuant to the exemption of Rule 145(d).


                    MATERIAL CONTACTS OF USAT WITH U.S. DRUG

U.S. DRUG RELATIONSHIP WITH USAT

         From January 1992 until January 1993 USAT conducted U.S. Drug's business operations. Effective as of January 1, 1993, USAT transferred all of its drug testing assets, including cash amounting to $11,626 and hard assets valued at their carrying value of $437,060 and intellectual property rights associated with the drug testing operations, to U.S. Drug for 3,500,000 shares of the U.S. Drug Common Stock. USAT also granted U.S. Drug a sublicense with respect to the USN technology.

         As of March 31, 1996, 67.0% of the outstanding shares of the U.S. Drug Common Stock was held by USAT. James C. Witham, Chairman of the Board, Chief Executive Officer and a director of U.S. Drug, was also the Chairman of the Board, the President, the Chief Executive Officer and a director of USAT until April 18, 1996. Karen B. Laustsen, a director of U.S. Drug, was an Executive Vice President and a director of USAT until April 18, 1996. Gary S. Wolff, the Treasurer, the Chief Financial Officer, the Chief Accounting Officer and a director of U.S. Drug, is the Treasurer, the Chief Financial Officer and the Chief Accounting Officer of USAT and, prior to September 26, 1995, was a director of USAT. Glenn A. Bergenfield and William DiTuro, also directors of U.S. Drug until November 15, 1995, were directors of USAT prior to September 26, 1995. Michael J. Witham was a director of U.S. Drug and a Vice President of USAT prior to September 26, 1995. See "Summary-Recent Developments" and "Management."

LOANS FROM U.S. DRUG TO USAT

         During fiscal 1995, U.S. Drug made short-term loans to USAT in the amount of $488,519. At March 31, 1996, the note receivable from USAT to U.S. Drug was $250,000. The USAT notes were secured by a pledge of USAT's shares of the U.S. Drug Common Stock. The loans are evidenced by notes which became due on December 31, 1995, which maturity date was extended to June 30, 1996, and bear interest at the rate of 8% per annum. The loans carry interest rates in excess of those available to U.S. Drug on short-term money market investments. If the Merger is consummated, the note receivable of U.S. Drug will be cancelled and the pledge released.



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
MANAGEMENT SERVICES AGREEMENT

         On April 1, 1993, U.S. Drug and USAT entered into a formal Management Agreement, pursuant to which USAT's fee for management and administrative services to U.S. Drug was to be computed at ten percent of U.S. Drug's annual net sales, with a minimum annual fee of $300,000. In July 1993, U.S. Drug and USAT entered into an amended Management Agreement, effective retroactively to April 1, 1993, pursuant to which the fee for management and administrative services provided to U.S. Drug by USAT is a fixed annual fee of $420,000, plus three percent of U.S. Drug's annual gross sales. Because U.S. Drug has no sales to date, it has always paid the minimum fee under the Management Agreement. The term of the amended agreement is five years which commenced April 1, 1993. Given the related industry experience of USAT management, the immediate availability of USAT personnel and belief of the management of U.S. Drug that the terms offered by USAT are fair and reasonable, U.S. Drug did not investigate alternative management services providers. The fee charged by USAT for its management services was determined arbitrarily by its Board of Directors after taking into consideration the anticipated diversion of USAT resources required to provide such services to U.S. Drug, both in terms of employee time and allocated overhead costs. The arbitrary formula used by USAT to determine the fee was 50% of the sum of USAT's executive, accounting and clerical salaries, fringe benefits and related expenses. The services provided to U.S. Drug by USAT pursuant to the Management Agreement include management, administrative, accounting and other financial services and advice, including, without limitation, the services currently performed by Gary S. Wolff as the Treasurer of U.S. Drug, for which he is not directly compensated by U.S. Drug; services relating to U.S. Drug's financial and banking relationships; services relating to the preparation of financial statements, budgets, forecasts and cash flow projections; cash management advice; and other miscellaneous services and advice.

         Since July 1992, three members of USAT's senior management, James C. Witham, Gary S. Wolff, Karen B. Laustsen and one former member of USAT's senior management, Michael J. Witham (until September 26, 1995), have been the primary persons involved in the provision of services to U.S. Drug under the Management Agreement. Because of the resignations of Mr. Witham and Ms. Laustsen on April 18, 1996 and the elections of Robert Stutman and Linda H. Masterson (effective May 13, 1996) as described under "Summary-Recent Developments," Mr. Stutman and Ms. Masterson will substitute for Mr. Witham and Ms. Laustsen in performing these services on behalf of USAT, although the former will assist until May 31, 1996. The management of U.S. Drug believes that the Management Agreement with USAT is fair and reasonable and that its costs would be greater if it had to obtain such services from an unaffiliated party with commensurate



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
industry experience, if available, or maintain the internal staff required to provide such services itself.


                             BUSINESS OF THE COMPANY
GENERAL

         USAT was incorporated under the laws of Delaware on April 15, 1987 to design, manufacture and market instruments which measure blood alcohol concentration by breath sample and analyzation. USAT subsequently expanded its business operations through the following acquisitions or the creation of new subsidiaries:

         1. On January 24, 1992, USAT and the USN entered into a ten-year non-assignable agreement granting USAT a partial exclusive patent license to products for drug testing in the United States and certain foreign countries. Effective January 1993, USAT granted a sole and exclusive sublicense to U.S. Drug, then a newly-incorporated wholly-owned subsidiary of USAT, which subsidiary assumed all of USAT's rights and obligations under the foregoing license. In October and November 1993, U.S. Drug had a public offering of the U.S. Drug Common Stock. As of February 29, 1996, USAT owned 67.0% of the U.S. Drug Common Stock.

         2. In June 1988, Good Ideas, then a Texas corporation ("Texco"), began the manufacture and shipment of toys. In May 1992, a subsidiary of USAT acquired a 55% interest in Texco. In December 1993, Good Ideas reincorporated in Delaware and acquired Texco, of which USAT thereafter continued to own 86% until Good Ideas had a public offering of the Good Ideas Common Stock in March and April 1994. As of February 29, 1996, USAT owned 60.8% of the Good Ideas Common Stock.

         3. In September 1995, ProActive, a wholly-owned subsidiary incorporated in June 1995, entered the human resource provider business.

         4. In March 1995, USAT acquired Alconet, Inc., a company engaged in the computer software networking business which has developed an alcohol testing network to upload test results and information from various alcohol breath testing devices. Effective November 1995, Alconet, Inc. became a wholly-owned subsidiary of ProActive.

         In November 1992, USRR, then a newly-incorporated wholly-owned subsidiary of USAT, acquired the assets of a company and began to manufacture and market floor covering products for office and industrial use from used truck and bus tires. Such operations were discontinued on April 30, 1996 when the assets of USRR were sold. See the section "Subsidiaries-U.S. Rubber Recycling, Inc." under this caption "Business of the Company."



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
ALCOHOL TESTING MARKET

         USAT manufactures, markets and distributes alcohol testing detection equipment directly to law enforcement and correctional facilities, various industrial companies, medical and clinical facilities, alcohol treatment centers and emergency rooms, as well as individual consumers. Its current product line encompasses three distinct alcohol testing techniques for degrees of accuracy and admissability in court proceedings.

                                                                         Percentage of Revenues
         USAT's Product Title Areas                                    Derived During Each of the
         --------------------------                                      Last Three Fiscal Year
                                                                       --------------------------
                                                                       1993       1994       1995
                                                                       ----       ----       ----
(1) Evidential Quality Devices                                         20%        12%        55%

(2) Screening (or "Non-Evidential")
     Devices                                                           15%        23%        8%

(3) Drug & Alcohol Testing Services                                    40%        59%        37%


         Evidential quality equipment, with the exception of the Mobile Alcohol Collection System ("MACS"), is approved by the United States Department of Transportation (the "DOT") for use by law enforcement agencies and industry. The information derived from the equipment is used in court trials.

         Alcohol screening devices are used by correctional facilities, industrial companies, hospitals, nuclear agencies, companies in the maritime industry and law enforcement agencies to gather human data on blood alcohol levels. Although such data (from breath) is not generally admissible as court evidence, it is used to indicate alcohol presence. These screening devices determine the presence of alcohol and its approximate blood level. They are less accurate and reliable than evidential quality devices, which are useable in legal proceedings in contrast to the screening devices.

         USAT purchases the raw materials and parts for its products from various suppliers which deliver them to USAT for assembly, packaging and distribution. These raw materials are primarily glass, plastic containers and certain mechanical parts, all of which are readily available from many suppliers.

ALCOHOL TESTING PRODUCTS

         USAT's product line includes evidential and screening devices and testing services which are marketed and sold in various ways. See the section "Alcohol Testing Marketing" under this caption "Business of the Company."



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
(1) EVIDENTIAL DEVICES

         Alco-Analyzer

         USAT designed and developed this product as a gas chromatograph alcohol testing device that determines blood alcohol levels by use of breath samples with precision and accuracy to be used as evidence in legal proceedings. USAT's three models have been approved by the DOT as evidential breath alcohol testing instruments; however, only one-the Model 2100-is currently manufactured by USAT. Such model is used to analyze blood, breath and urine specimens to determine levels of ethyl alcohol and is described as follows:

         Model 2100 - Enhanced electronics and software create an easy to use instrument which can be networked to a central location for down loading data. Testing information and results are displayed on a color computer monitor and are printed on a multi-part carbonless form.

         USAT, to management's knowledge, is the only manufacturer of a gas chromatograph breath testing device designed specifically for ethyl alcohol determinations using an inert carrier gas. Management believes that gas chromatography is recognized as an ideal, convenient and reliable method for determining and identifying chemical substances within a compound.

         Mobile Alcohol Collection System (MACS)

         USAT manufactures a Mobile Alcohol Collection System ("MACS") device used to collect a breath sample for future analysis. The MACS device contain a silica gel compound within a glass vial accompanied by collection and waste bags which insure the gathering of a proper sample flow through the vial. The vial is then sent to an independent certified laboratory where the alcohol is extracted from the silica gel and analyzed on a gas chromatograph to determine the exact blood alcohol content. Management is unaware of any product which currently competes with the MACS device.

(2) SCREENING DEVICES

         Screening devices are designed to determine the presence and approximate level of alcohol in a person's blood via his or her breath and whether further testing is warranted.

         The Alco-Breath Tubes ("ABT") are disposable alcohol breath glass vial testers containing yellow bands comprised of silica gel treated with a reagent solution. Testing begins with breath blown into a balloon which is then attached to the glass vial into which the sample flows. If alcohol is present within the subject's breath, a chemical reaction occurs within the gel



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
changing the yellow bands to green. Measurement results are determined by the extent of color change. USAT manufactures four variations of the Alco-Breath Tubes specifically designed for various applications of alcohol breath testing.

(3) CALIBRATION DEVICES

         USAT manufactures two devices which are used to calibrate and check alcohol testing instruments made by both USAT and its competitors for continued accuracy. The devices are designed to simulate the breath of a person who has been drinking alcohol. The standard alcohol solutions used in these calibration devices are produced by USAT in its own certified laboratory.

         (a) Alco-Simulator and Alco-Simulator 2000

         The Alco-Simulator and its newer 2000 model are approved by the DOT as calibrating devices for evidential breath testing instruments.

         (b) Alco-Equilibrator

         The Alco-Equilibrator operates on the same general principle as the Alco-Simulator, but is less accurate and may only be used for calibrating non-evidential breath testing instruments.

ALCOHOL TESTING MARKETING

         The Alco Analyzer, the Mobile Alcohol Collection System and the Alco Breath Tubes represent 90% of USAT's current sales volume of its alcohol testing products in domestic and international markets. Sales are made directly by USAT's sales representatives. USAT markets its products at trade shows, conventions and through print advertisements.

         USAT currently segments its merchandise into four market areas:

                           Law Enforcement/Correctional
                           Industrial
                           Medical/Clinical
                           Drug and Alcohol Testing Services

(1) LAW ENFORCEMENT/CORRECTIONAL

         USAT markets and sells the Alco-Analyzer and the Mobile Alcohol Collection System ("MACS") to law enforcement agencies for evidential testing purposes.

         Screening devices and Alco-Breath Tubes ("ABT") are generally used for roadside screening to determine probable cause



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
for further breath testing by evidentiary quality testing equipment.

         USAT markets and sells breath alcohol screening devices to the correctional and institutional market, which includes probation and prison work release programs.

(2) INDUSTRIAL

         USAT is marketing and selling both evidential quality and screening devices to several companies for blood alcohol testing of employees.

         In February 1994, the DOT published its final rule implementing the federal act which mandates alcohol testing within the transportation industry. The final rule requires alcohol testing solely through the use of breath samples. These enactments have a direct bearing on the USAT's gas chromatography products, which the DOT had previously approved as evidential breath alcohol testing instruments. USAT has designed the Alco-Analyzer 2100 to specifically meet the needs of this market. Its marketing strategy includes sales, leases and placements of the instrument with a cost per test charge.

         USAT, as part of its current business strategy, intends to capitalize upon the DOT's rules for mandatory alcohol testing within the transportation industry. The final rule, which became effective in January 1995 as to the larger transportation companies and, in January 1996, as to the balance, affected nearly 8,000,000 employees who are engaged in safety-sensitive positions in the transportation industry by requiring them to be tested for alcohol on DOT-approved breath testing devices. Mandatory pre-employment screening, however, is not required by the DOT rule. USAT's Alco-Analyzer series and, in particular, its Model 2100 meet the DOT's standard. In December 1994, USAT entered into two agreements with major testing laboratories, Corning Clinical Laboratories Inc., formerly Metpath Inc., and Lab. Corp., formerly National Healthcare Laboratories Incorporated, for placement of approximately 700 units of its Model 2100 at the respective laboratory's, collection sites with remuneration to USAT on a per test basis. These two agreements, as well as others with smaller customers, have terms ranging from three to five years.

         USAT has also sold its ABT and MACS devices to the maritime industry which must conform to government regulations established to test alcohol blood levels of ship operators. Its testing devices and equipment have been purchased by other private and public companies which include alcohol testing in their substance abuse testing programs.



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         USAT also intends to pursue the non-regulated market for alcohol testing where approximately 93% of the American work force is employed. Although management believes that this is a market with great potential, there is no assurance that USAT will derive significant revenues therefrom.

(3) MEDICAL/CLINICAL FACILITIES

         USAT sells its alcohol screening devices to the medical and clinical markets for testing of patients in alcohol treatment facilities and those who are brought to hospital emergency rooms under suspected influence of alcohol. USAT continues to expand its sales of screening devices and the gas chromatograph into this market to provide instantaneous and accurate on-site testing procedures for breath alcohol analysis.

(4) DRUG AND ALCOHOL TESTING SERVICES

         Biochemical Toxicology Laboratories ("Biotox") operates as a division of USAT and also services the needs of U.S. Drug, USAT's drug testing subsidiary. Biotox is certified as a Clinical Laboratory by the State of California and also possesses specific state licenses for alcohol and methadone analysis. It is engaged in drug and alcohol testing for many area police departments, detoxification centers, coroners departments and corporations and functions within USAT's facilities maintaining state of the art instrumentation.

LIABILITY INSURANCE

         USAT maintains liability insurance of $1,000,000, together with an umbrella policy providing coverage of $3,000,000, to protect the Company against legal action related to injury resulting from product failure, whether such product is offered by USAT or a subsidiary thereof.

COMPETITION

         Alcohol Testing

         The substance abuse detection equipment industry is highly competitive. Although USAT's Alco Analyzer 2100 is, to management's knowledge, the only DOT-approved evidential alcohol breath testing instrument utilizing gas chromatography, it still competes with other substance abuse detection techniques developed by other companies. USAT competes with small companies which also offer alcohol testing equipment such as CMI Inc., Intoximeters, Inc. and Lifeloc, Inc. Although all of these competitors are believed currently to have greater revenues than USAT from sales of alcohol testing devices, management is of the opinion that only CMI, Inc., which is a subsidiary of MPD/MPH, may have greater financial resources than USAT. In addition,



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several companies, including Roche and STC, Inc., offer an on-site screening saliva based alcohol test. Roche has, and several of these companies may have, greater revenues and financial resources than the Company. Although USAT believes that its product and service quality, combined with its experienced personnel, will offer it a competitive edge in marketing its products and services, there is no assurance that USAT will be able to compete successfully with larger companies which have greater financial resources available to them to develop and offer an array of substance abuse detection products, nor is there any assurance that other companies will not enter the marketplace and present additional competition for USAT and its products.

         Drug Testing

         The Company has not received any revenues from U.S. Drug because its products are still in the developmental stage. Currently U.S. Drug is developing two products which screen for the presence of drugs of abuse, one which utilizes flow immunosensor technology with urine samples as a medium of testing and another which utilizes flow immunosensor technology with saliva samples as a medium of testing. The technology in development will specifically test for five commonly used drugs of abuse: cocaine, opiates (heroin, morphine and codeine), phencyclidine hydrochloride (PCP), amphetamines (including methamphetamines) and tetrahydrocannabinol (THC, marijuana). U.S. Drug will compete with many of the companies of varying size that already exist or may be founded in the future which utilize urine samples as a medium of testing. U.S. Drug will face competition from at least eight major pharmaceutical companies providing substance abuse screening methods: (1) enzyme-multiplied immunoassay technique
(EMIT) manufactured and distributed by Syva; (2) radioimmunoassay (RIA) manufactured and distributed by Roche and others; (3) thin layer chromatography
(TLC) manufactured and distributed by Marion; (4) a fluorescence polarization immunoassay (FPIA) manufactured by Abbott, and other immunoassay tests provided by (5) Editek; (6) Hycor; (7) Princeton, and (8) Biosite. Almost all of these companies (i.e., Syva, Roche, Marion, Abbott, Editek, Hycor, Princeton and Biosite) have substantially greater financial resources than does U.S. Drug available to them to develop and to market their products. Management believes that saliva sample testing is unique in that, to management's knowledge, no company is currently offering a substance abuse detection method using saliva samples as a medium on an "on-site" basis. However, U.S. Drug has been advised that such a product may be under development by other companies, which advice management has not been able to confirm, and, accordingly, there can be no assurance that such a product will not be developed by a competitor. In addition, even if no such product is developed, U.S. Drug anticipates, as indicated above, competition from other substance



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abuse detection methods such as Syva's EMIT, Roche's RIA, Marion's TLC, Abbott's
FPIA methods, and other immunoassay tests provided by Editek, Hycor, Princeton and Biosite. If U.S. Drug successfully develops both the urine sample and saliva sample testing methods, as to which there can be no assurance, it is not certain whether U.S. Drug will have the financial resources to compete successfully with other companies which have greater financial resources available to them, nor can there be any assurance that other companies will not develop saliva testing methods in the future. U.S. Drug is seeking a marketing partner which would have the financial resources to enable U.S. Drug both to develop a competitive product and to market the product on a basis similar to its competitors;
however, there can be no assurance that U.S. Drug will secure such a marketing partner and, if successful, when such will occur. U.S. Drug's management currently anticipates that U.S. Drug will submit its five-panel screening assay to the FDA late in 1997 and that U.S. Drug will commence marketing its products six months to a year later. There can be no assurance as to when U.S. Drug will submit such assay to the FDA, as to when the FDA will give its approval and as to when marketing will commence.

         Human Resource Provider

         ProActive is a single source service provider, meaning it is a provider of both substance abuse testing services and background screening services. A single source service provider is a relatively new concept. The competition from single source providers which ProActive currently encounters is primarily from small local and regional companies. To management's knowledge, currently there is no single source provider on a national level, which is what ProActive hopes to become. However, Lab-Corp., through Med-Express, is currently offering background screening services to corporations on a limited basis. Although, ProActive has experienced personnel in both the drug testing and investigative arena, there is no assurance that ProActive will become successful in marketing its services as a single source provider on a national level. In addition, ProActive will face competition from other companies which provide each of these services separately such as the companies mentioned in the preceding subsections of this section "Competition" under this caption "Business of the Company" as it relates to substance abuse testing providers (including the laboratories which are vendors to ProActive), and local or regional investigative firms or private investigators (including vendors to ProActive) as it relates to background investigative services. Assuming that ProActive achieves national status as a single source provider, there can be no assurance that existing or new companies will not enter the national marketplace to compete with ProActive.



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         Toy Products

         The toy industry is highly fragmented and extremely competitive. Currently, Good Ideas markets a full line of wooden interlocking log and wooden block construction playsets which competes primarily with Lincoln Log, a product manufactured and distributed by Playskool, a division of Hasbro, Inc. ("Hasbro"), one of the five largest toy companies in the United States. Good Ideas also markets a line of equestrian toys consisting of plastic horses ranging in height from five to eleven inches which competes primarily with products offered by Breyer, Inc., the dominant manufacturer of injection-molded collectible horses, and Marchon, Inc., a United States importer of injection-molded toy horses. Management believes that it offers a high quality line of wooden log playsets and equestrian toys. However, there can be no assurance that Playskool/Hasbro, which has greater financial resources available to it than Good Ideas, will not attempt to expand its presence in the wooden log playsets category, nor is there any assurance that other toy companies will not attempt to enter into this category. Due to relatively low barriers to entry in the toy industry, Good Ideas may face competition from a number of smaller toy companies as well.

RESEARCH AND DEVELOPMENT

         During the nine months ended December 31, 1995, the Company spent approximately $790,000 on research and development, including $683,000 expended on development of the drug testing technology of U.S. Drug. In fiscal 1995, the Company spent approximately $1,249,000 on research and development, including monies expended on development of the technology of U.S. Drug. In fiscal 1994, the Company spent approximately $948,000 on research and development, including monies expended on development of the technology by U.S. Drug. In fiscal 1993, the Company spent approximately $1,067,000 on research and development, primarily to develop the licensed drug technology.

PATENTS AND TRADEMARKS

         The Company presently has no patents on its products, but has obtained tradenames for its major products. The Company believes these tradenames afford adequate protection.

SUBSIDIARIES

(1) U.S. DRUG TESTING, INC.

         In October and November 1993, USAT's then wholly-owned subsidiary U.S. Drug completed an initial public offering of the U.S. Drug Common Stock, which security trades on the Pacific Coast Stock Exchange. As of March 31, 1996, USAT owned 3,500,000



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of the 5,221,900 outstanding shares of the U.S. Drug Common Stock or 67.0%
thereof.

         The Company has not received any revenues from U.S. Drug because its products are still in the developmental stage. For information relating to this subsidiary, see "Business of U.S. Drug."

(2) GOOD IDEAS ENTERPRISES, INC.

         In February and April 1994, Good Ideas completed an initial public offering of the common stock, $.001 par value, of Good Ideas (the "Good Ideas Common Stock"), which security trades on the Pacific Coast Stock Exchange. As of March 31, 1996, USAT owned 2,400,000 of the 3,948,680 outstanding shares of the Good Ideas Common Stock or 60.8% thereof.

         Good Ideas designs, markets and distributes a variety of traditional toy products for children of various ages. Its sales historically have been derived from a line of traditional wooden construction toys. Good Ideas' strategy had been to design and develop enduring traditional lines of toys and to create enhancements to, and extensions of, these toy lines which were intended to maximize product line sales while minimizing development and advertising expenses for new and enhanced products.

         Good Ideas' principal product line, wooden construction toys, includes classic interlocking log sets marketed under the trademark Paul Bunyan Log Builders(TM), themed playsets such as General Custer's Fort Apache(TM), building block sets marketed under the trademark Paul Bunyan Bloc' Builders(TM) and brightly-painted, multi-colored combination log and block sets marketed under the trademark Paul Bunyan Wood Builders(TM). In addition to its line of wooden construction toys, it markets one other line of traditional toys. Since March 1993, it has shipped a line of equestrian toys comprising of various styles and sizes of flocked plastic horses and related accessories marketed under the trademark Black Beauty and Friends(TM).

         Good Ideas sells its products to over 100 customers, almost all of whom are located in the United States. Since it first commenced shipping products in June 1988, its principal customers have been mass merchandisers, such as Toys R Us, Inc., Wal-Mart Stores, Inc., and J.C. Penney Company, Inc., and wholesale clubs, such as Costco Wholesale Corporation, Pace Membership Warehouse, Inc. and BJ's Wholesale Club, Inc. Its current domestic distribution network also includes high-end specialty retailers, such as F.A.O. Schwartz and Imaginarium.

         The major customer of Good Ideas has not been placing orders for Good Ideas' toy products. The customer has attributed its



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reduction in orders to its large inventories and declining sales and customer traffic. Management believes that other manufacturers in the toy industry are currently facing those same problems - their distributors or retailers to which they sell have large inventories of products and declining sales and customer traffic. In addition, management believes that many retailers are minimizing their number of vendors, which has the result of squeezing out the smaller companies with their limited product lines. See "The Company's Management's Discussion and Analysis of Financial Condition and Results of Operations-Results of Operations-Good Ideas Enterprises, Inc."

         Since July 1992, USAT has provided, and continues to provide, certain management and administrative services to Good Ideas. These services included management and financial advice; maintenance of financial books and records and preparation of financial statements, budgets, forecasts and cash flow projections; services relating to banking relationships; payment of accounts payable and payroll; collection of accounts receivable and credit analysis; order processing; import processing; cash management; and other miscellaneous services and advice. From July 1992 through March 1993, the fee payable to USAT for these services was computed on a fixed monthly charge of $25,000. In April 1993, Good Ideas and USAT entered into a formal Management Agreement, pursuant to which the fee for such services was computed at ten percent of annual net sales.

         In December 1993, Good Ideas and USAT entered into a Management Services Agreement, effective retroactively to October 1, 1993, pursuant to which the fee for management and administrative services provided by USAT is computed on a fixed monthly fee of $25,000, plus five percent of annual gross sales in excess of $5,000,000. The fee charged by USAT for its management services was determined arbitrarily by its Board of Directors after taking into consideration the anticipated diversion of USAT resources required to provide such services, both in terms of employee time and allocated overhead costs. Pursuant to the Agreement, the term, which initially was to expire on September 30, 1994, has been automatically renewed so that it is now scheduled to expire on September 30, 1996. The agreement, however, provides for automatic one-year renewals unless terminated by Good Ideas upon six months' notice prior to the commencement of any renewal term or by USAT at least 12 months prior to the commencement of any renewal term. In view of the USAT Board's decision on February 26, 1996 to sell or liquidate Good Ideas (see the succeeding paragraph), the Board suspended management fees to USAT retroactive to January 1, 1996.

         USAT has also filed a Registration Statement on Form S-4 under the Securities Act to register shares of the USAT Common Stock to be issued to the minority stockholders of Good Ideas upon the consummation of a merger of Good Ideas with and into a



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wholly-owned subsidiary of USAT. As indicated under "The Merger and Related
Matters-Reasons for the Merger and Approval" the USAT Board of Directors has concluded that the value of the USAT Common Stock could best be maximized if the Company concentrated its operations on the USAT alcohol testing segment, the U.S. Drug testing segment and the related human resource provider business of ProActive and operated the three as if one corporation. This action would require sale of the rubber recycling product business of USRR (see the subsection (4) in this section "Subsidiaries" under this caption "Business of the Company") and the toy business of Good Ideas. In addition, the USAT directors have concluded that, because of the history of losses in Good Ideas and the problems generally in the toy industry, it would be difficult to make Good Ideas' operations profitable within what they considered an acceptable time frame, assuming that such result could be achieved at all, as to which there is no assurance. For both of these reasons, the USAT Board authorized on February 26, 1996 management to seek offers from prospective purchasers. There is no assurance that an acceptable offer to purchase will be received or as to the terms of any such offer. If no acceptable offer is received, the USAT Board will consider liquidation of Good Ideas.

(3) PROACTIVE SYNERGIES, INC.

         ProActive, which is a wholly-owned subsidiary of USAT that commenced operations in September 1995, provides single source services to assist corporations in their hiring practices ranging from substance abuse testing and background screening services to total program management. ProActive's substance abuse testing services include specimen collections, laboratory testing and medical review officer services. Medical review officers review drug test results to verify that chain-of-custody procedures were followed and determine if there is an alternative medical explanation for a positive test result. ProActive's background investigative services include criminal history checks, employment verifications, credit checks, reference checks, driving record checks, workers' compensation history checks, and social security number, educational and professional license verifications. ProActive's services also include physicals and employee assistance programs. Its total program management services include establishing a substance abuse policy with corporations and conducting program audits to ensure regulatory compliance with such policy. ProActive's hiring solutions to corporations include the use of its proprietary computer software which provides ProActive with access to immediate on-line information. On February 15, 1996, ProActive announced that it had entered into agreements to provide its services to approximately 350 companies.

         On December 14, 1995, USAT and ProActive entered into an agreement with Robert Stutman & Associates, Inc. ("RSA") and



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Robert Stutman pursuant to which (1) USAT and ProActive engaged Mr. Stutman to be their expert spokesman and a consultant with respect to their drug and alcohol testing businesses; (2) ProActive agreed to refer customers to RSA for the purpose of RSA providing its services to such customers, including writing Drug Testing/Background Screening Policy Manuals; and (3) RSA agreed to refer customers to ProActive. Prior to forming the Stutman firm, Mr. Stutman was Special Agent in charge of the United States Drug Enforcement Administration's New York office. He also currently serves as special consultant on substance abuse for the CBS News Division. Mr. Stutman received a Common Stock purchase warrant expiring December 13, 1998 to purchase 200,000 shares of the USAT Common Stock at $2.00 per share, which was the market price on the date of grant, as consideration for his acting as spokesman. RSA may receive Common Stock purchase warrants based on the drug tests ordered through ProActive. RSA has already received a Common Stock purchase warrant expiring March 31, 1999 to purchase 200,000 shares of the USAT Common Stock at $2.00 per share based on its meeting quotas set in the agreement. The agreement, which has a term of ten years (except three years for the consulting and spokesperson services by Mr. Stutman), provides for fees to ProActive based on referrals by RSA and an initial $100,000 payment by ProActive and varying monthly fees thereafter.

         As indicated under "Summary-Recent Developments," on April 18, 1996, Mr. Stutman was elected as the Chairman of the Board and a director of USAT and designated as its Chief Executive Officer. USAT also agreed in principle to acquire RSA, which acquisition would terminate the agreement described in the preceding paragraph. However, although there can be no assurance that a definitive agreement will be executed and the RSA acquisition consummated, the USAT Board believes this will be effected because of Mr. Stutman's positions with USAT.

         Effective December 28, 1996, ProActive also engaged the services of Patricia Starling, who had been serving as a consultant, as its Vice President-Operations for a two-year term. Ms. Starling was granted a Common Stock purchase warrant expiring December 27, 1998 to purchase 20,000 shares of the USAT Common Stock at $2.00 per share, which was the market price on the date of grant. The warrant is currently exercisable as to 10,000 shares and becomes exercisable as to 5,000 shares on each anniversary date.

         ProActive also entered into a lease for office space in Savannah, Georgia. See the section "Property" under this caption "Business of the Company."



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(4) ALCONET, INC.

         In March 1995, USAT acquired 100% of the issued and outstanding common stock of Alconet, Inc. ("Alconet") and all the membership interests of Dakotanet, L.L.C. As consideration, USAT issued 782,321 of the USAT Common Stock registered under the Securities Act as Acquisition Shares in the January 1992 Registration Statement valued at $1,564,642. In March 1996, USAT settled a dispute with two officers of Alconet for an aggregate payment of $250,000 and the assignment of certain software to one of the officers, both of whom then resigned. Alconet operated as a wholly-owned subsidiary of USAT, but was assigned in November 1995 to ProActive, and is engaged in the computer software/networking business. Alconet has developed an alcohol testing network to upload test results and information from various alcohol breath testing devices. The acquisitions have been accounted for as a purchase in the financial statements of the Company.

(5) U.S. RUBBER RECYCLING, INC.

         In November 1992, USAT purchased the total assets of Adflo International, Inc. for its then newly formed wholly-owned subsidiary, USRR, which then began to manufacture floor covering products for office and industrial use from used truck and bus tires. These tires were delivered to USRR's Rancho Cucamonga plant and to an off-site storage facility, where they were recycled by splitting and cutting the tires and reassembling the recycled parts into finished products. Sales were made nationwide through manufacturer's representatives and distributors. All manufacturing was performed in the Rancho Cucamonga facility. USRR ceased operations on April 30, 1996 when substantially all of its assets were sold as described in the second succeeding paragraph.

         USAT acquired the total assets of Adflo International, Inc. for a total consideration of 185,000 shares of the USAT Common Stock valued at $196,563. The transaction was accounted for as a purchase in the financial statements of the Company. These shares were part of the Acquisition Shares registered under the Securities Act in the January 1992 Registration Statement solely for acquisition purposes (see "The Merger and Related Matters- Summary of the Terms of the USAT Common Stock-Acquisition Shares").

         On April 30, 1996, USRR sold substantially all of its assets to an unaffiliated buyer for $500,000, $200,000 of which was paid at the closing and the balance by the delivery of a $300,000 promissory note. The purchaser also paid for up to $80,000 in accounts payable of USRR and assumed certain other liabilities, including USRR's lease. The promissory note be payable in six annual installments of $50,000, together with interest at a rate of 7% per annum. In addition to the annual installments, the



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promissory note will be prepaid in an amount equal to 12-1/2% of the buyer's annual gross sales of USRR products in excess of $1,400,000. The promissory note is secured by a first priority security interest in all of the buyer's assets. USRR is required to agree, however, to subordinate its security interest to up to $1,000,000 of institutional financing for the buyer.

EMPLOYEES

         As of March 31, 1996, the Company had 69 full time employees other than its officers, 27 engaged in manufacturing, 7 in sales, 7 technical, 6 scientists and 22 in clerical administrative jobs. The Company has no collective bargaining agreement with its employees.

DESCRIPTION OF PROPERTY

         USAT occupies approximately 20,000 square feet office and factory facilities in Rancho Cucamonga, California under a lease expiring January 31, 1997, which premises are shared with its subsidiaries U.S. Drug and Good Ideas. Good Ideas previously occupied approximately 22,000 square feet of office and factory space in Fort Worth, Texas under a lease which expired December 31, 1995. Until April 30, 1996, USAT's subsidiary USRR occupied approximately 17,000 square feet of office and factory space in Rancho Cucamonga, California under a lease expiring June 30, 1999. Pursuant to the sale of assets (see the section "Subsidiaries-U.S. Rubber Recycling, Inc." under this caption "Business of the Company"), the purchaser of USRR's assets assumed the foregoing lease, but the landlord did not release USRR from its obligations. USAT's subsidiary ProActive occupies approximately 1,640 square feet of office space in Savannah, Georgia under a lease expiring January 2, 1999. The Alconet subsidiary occupies approximately 1,200 square feet of office space in Bismark, North Dakota under a lease expiring March 31, 1997. In addition to rent, the leases provide for payment of real estate taxes and other occupancy costs. For information as to the aggregate rentals paid during the past three fiscal years and anticipated to be paid in the ensuing four fiscal years, see Note 13 to Notes to the Company's Financial Statements elsewhere in this Prospectus.

         Management is of the opinion that the leased facilities are currently adequate and suitable for the Company.

LEGAL MATTERS

         The Company is not a party to any material litigation and is not aware of any pending litigation that could have a material adverse effect on the Company's business, results of operations or financial condition.



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                              BUSINESS OF U.S. DRUG

GENERAL

         U.S. Drug has not produced any revenues because its products are still in the developmental stage. U.S. Drug is developing proprietary systems that test for drug use, specifically the following five commonly used drugs of abuse: cocaine, opiates (heroin, morphine and codeine), phencyclidine hydrochloride
(PCP), amphetamines (including methamphetamines), and tetrahydrocannabinol (THC, marijuana) (collectively the "Drugs of Abuse"). In January 1992, the USN and USAT signed a ten-year license agreement (the "License Agreement") covering the exclusive use by USAT of the USN's technology for the five Drugs of Abuse and any other drugs that might be added to the National Institute of Drug Abuse
(NDA) list of drugs of abuse. By an amendment dated March 15, 1994, the scope of the License Agreement was broadened to permit USAT to use the technology for testing for methadone, benzodiazapines, barbituates, propoxyphene, tricyclic antidepressants and anabolic steroids. Except as set forth in the two preceding sentences, USAT under the License Agreement cannot use the USN technology to test for other substances. By an amendment dated June 16, 1995, the term of the exclusive right under the License Agreement was extended to terminate ten years from June 27, 1995 and USAT has a nonexclusive right to use the technology thereafter for the balance of the patent term, unless the License Agreement is terminated sooner because of USAT's default. By letter dated May 15, 1995, the USN notified USAT that, because the expiration date of the USN patent had been extended to February 23, 2010 under the GATT/WTO treaty, the expiration date of the License Agreement was extended to February 23, 2010. See the section "Material Contracts-License Agreement under this caption "Business of U.S. Drug." U.S. Drug's line of products under development are based on its sub-license from USAT for Drug of Abuse detection utilizing the USN patent for flow immunosensor technology. Because the USN refused to grant a novation to U.S. Drug of the License Agreement as requested, the USN looks to USAT, not U.S. Drug, for performance thereunder. In the event of a default under the sublicense, all rights would revert to USAT. U.S. Drug is developing its own proprietary "Immunoassay Chemistry" for these five drugs which work with the USN-developed technology. U.S. Drug has received six approvals from the FDA covering its Model 9000 Flow Immunoassay System and the attendant assays for each of the five Drugs of Abuse listed above, using urine as the test medium. U.S. Drug, based on its review of current market conditions, has decided to defer completion of the calibrators and the other elements required to be completed in order to market the urine medium testing product until it can complete the assays for a saliva medium testing product and, as a result, has produced no revenues through December 31, 1995. Until FDA approval is obtained of the saliva medium product, no revenues



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are likely to be produced. U.S. Drug has commenced research using saliva as a testing medium in connection with the flow immunosensor technology and currently expects to submit its five-panel screening assay to the FDA late in 1997, but there is no assurance that such submission will occur by such date. Management anticipates that U.S. Drug will commence marketing its products six months to a year later. There is no assurance as to when the FDA will give its approval and as to when marketing will commence.

         U.S. Drug's screening tests are to be performed on a non-evidentiary basis. If a Drug of Abuse is detected in the screening test, the sample will be forwarded to a laboratory, where an expensive confirmatory analysis will be performed. Usually gas chromatography/mass spectrometry ("GC/MS") is employed for the evidentiary test. U.S. Drug's marketing analysis has indicated a greater market potential for a saliva sample portable testing instrument for Drugs of Abuse by law enforcement agencies, correctional facilities, hospitals and other medical facilities than a urine sample instrument. Currently, to U.S. Drug's knowledge no competitor is currently offering a saliva sample testing product on an "on site" basis. However, management has been advised that one or more companies may have such product under development and, although management has no direct confirmation thereof, there can be no assurance that a competitor will not begin to offer such a product in the future, whether before or after U.S. Drug completes its research and development. See "Business of the Company-Competition-Drug Testing."

DRUG TESTING PRODUCTS

(1) Urine Sample Testing-U.S. Drug's urine drug testing system can be divided into two parts. The first part is the instrument into which the sample is placed. The second part consists of the replaceable columns which will test for the five Drugs of Abuse. The columns are easily replaceable by non-technical personnel and, depending on a number of factors, are generally expected to have a life of 50 to 75 tests.

         Flow Immunoassay System - U.S. Drug's initial instrument system was the Model 9000, which received marketing approval from the FDA. See the section "Government Regulation" under this caption "Business of U.S. Drug." Resembling a personal computer, the Model 9000 features one button operation which permits low cost use of the system by non-technical personnel. The Model 9000 incorporates a U.S. Drug developed laser-excited fluorescence system which will enhance detection of Drugs of Abuse. The Model 9000 will provide an analysis of Drugs of Abuse present in the urine sample, if any are so present. All five Drugs of Abuse or any combination thereof can be selected for testing. Testing on a urine sample by the Model 9000 is



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
anticipated to take approximately two minutes per drug selected, or ten minutes if all five are selected.

         Drug Assays for the Flow Immunosensor System - U.S. Drug is designing disposable drug assay columns to be utilized in connection with the Model 9000. Each flow through column, approximately one inch long by one-half inch wide, will test for one drug (the "Target Drug"). The five separate columns each contain antibodies specific for the Target Drug.

         The life of each column is estimated at between 50 to 75 tests. This will depend specifically on such factors as (i) the number of samples containing the target drug; (ii) the amount of the Target Drug present, and (iii) the specific drug targeted for testing. The Model 9000 will inform the operator, who does not have to be highly skilled, when and which column to replace.

         U.S. Drug is working to develop one column containing all five Target Drugs. U.S. Drug believes this procedure would further reduce the cost of using its drug screening system. U.S. Drug expects the test to indicate if any of the Drugs of Abuse are present within several minutes. The full test procedure would have to be run to determine the specific drug or the sample sent out for confirmatory analysis. The confirmatory analysis would be used evidentially to determine which Drugs of Abuse were present. See the section "Research and Development" under this caption "Business of U.S. Drug."

         As indicated above, completion of the urine sample testing product has been deferred until the saliva sample testing product described below has been developed.

(2) Saliva Sample Testing - Research is being conducted by U.S. Drug for this development, using the flow immunosensor technology, of testing for Drugs of Abuse from saliva samples, and for submission to the FDA for approval to use saliva as a testing medium. This research utilizes much of the development work done for the Company's urine drug testing system. The Company expects that a full premarket approval, instead of the 510(k) procedure, may be required by the FDA for both the testing system and the drug assays. See the section "Government Regulation" under this caption "Business of U.S. Drug." U.S. Drug currently intends to hire ten additional scientists at a cost of approximately $1,000,000 per year to complete the development of the saliva testing system for the Drugs of Abuse. Assuming such scientists are hired, the Company anticipates that the earliest that the saliva testing system and drugs assays for all five Drugs of Abuse will be ready for submission to the FDA is in late 1997. There is no assurance that U.S. Drug will meet such timetable. U.S. Drug may, as an alternative to engaging in-house personnel, contract certain assignments to an outside company to perform; however, there is no assurance that this



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
alternative will either be more cost effective or produce the desired results at an earlier date.

         Portable Immunosensor Analyzer - The Company anticipates manufacturing a small portable device in conjunction with the flow immunosensor technology. When used with the drug assays described below, the Company expects that this unit will provide portable and flexible detection capability when used with saliva samples. It is expected that the assay time will be two minutes per test. There is, however, no assurance that the Company will be able to develop and market this product. See the "Research and Development."

         Drug Assays for Portable Immunosensor Analyzer - The Company intends to develop disposable assay cartridges for use with its portable model using saliva samples. After the sample has been collected, it will be transferred to an assay cartridge containing five Target Drugs, and then placed into the portable instrument. The disposable cartridge will be thrown away after use. Assay time is expected to be the same as using urine samples. U.S. Drug plans to continue its research and development efforts for the drug assays concurrently with the portable unit. There is no assurance that the Company will be able to develop and market the assay cartridges. See "Research and Development."

MANUFACTURING

         U.S. Drug currently intends to assemble the saliva and urine instrument in-house from components manufactured by other companies to its specification and that systems integration and testing will be performed in-house. Management believes there are generally multiple sources for the components of the saliva instrument and that these components will be available in commercial quantities at competitive prices and that it will soon be able to complete its vendor selection for components of the saliva instrument.

         U.S. Drug may seek to obtain the assistance of a major laboratory company to assist in the assay development, in which event such company may seek to be involved in manufacturing and as a marketing partner. There can be no assurance any such company will be used. In such event, U.S. Drug intends to produce the chemistry for disposable immunoassay chemistry columns in-house. U.S. Drug is currently aware of certain vendors with the capabilities required to assemble the columns and at competitive prices. No contractual arrangements have yet been concluded for the assembly of the drug assay columns and no assurance can be given that U.S. Drug will be able to enter into such contractual arrangements. U.S. Drug has developed its own fluorescently labeled drug analytes and does not currently intend



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
to purchase such fluorescently labeled drug analytes from commercial sources.

         U.S. Drug, along with the Naval Research Laboratory ("NRL"), has been issued U.S. Patent No. 5,354,654 "Lyophilized Ligand- Receptor Complexes for Assay and Sensors", dated October 11, 1994, covering "freeze-drying" or the lyophilization process. This process allows for the freeze-drying of ready-to-use immunoassay chemistry which is then indefinitely preserved. The manufacturing process of packing the columns with dry immunoassay chemistry verses the tedious process using wet reagents reduces time in the manufacturing process and provides for an extended shelf life. U.S. Drug has the right to practice the patent on a non-exclusive basis in the United States and licensing rights outside the United States. No entity other than the United States Government has the right to use this patent. See the section "Research and Development" under this caption "Business of U.S. Drug."

         Until the research and development projects are completed, U.S. Drug cannot state with any assurance that manufacturing will be conducted on the basis set forth above.

         In manufacturing, the Company will be required in the United States to follow current Good Manufacturing Practices ("GMP") as prescribed by the FDA. See the section "Government Regulation" under this caption "Business of U.S. Drug." There can be no assurance that U.S. Drug will be able to enter into suitable manufacturing arrangements with third parties which are in compliance with GMP. U.S. Drug's future dependence on third parties for the manufacture and supply of products could have a material adverse effect on U.S. Drug's profit margins and its ability to deliver its products on a timely and competitive basis.

MARKETING AND DISTRIBUTION

         Although U.S. Drug has engaged the services of a consultant to undertake a marketing survey and is seeking a major company in the industry to act as its marketing partner, because of the delays in the development of its products due to the decision to have a test using a saliva sample, a definitive marketing program has not been finalized or implemented.

GOVERNMENT REGULATION

         U.S. Drug's proposed screening and diagnostic products will be subject to significant government regulation in the United States and other countries. In order to conduct clinical tests, manufacture and market products for human diagnostic use, U.S. Drug must comply with mandatory procedures and safety standards established by the FDA and comparable foreign regulatory



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
agencies. Typically, such standards require that products be approved by the FDA or comparable foreign regulatory agencies, as appropriate, as safe and effective for their intended use prior to being marketed.

         The FDA regulates the introduction, manufacturing, labeling, recordkeeping and advertising for all medical devices in the United States. There are two principal methods by which FDA approval may be obtained to market medical device products, such as the Company's proposed screening and diagnostic test kits, in the United States. One method is to seek FDA approval through a pre-market notification filing under Section 510(k) ("510(k)") of the Food, Drug and Cosmetics Act. Applicants under the 510(k) procedure must prove that the device for which approval is sought is "substantially equivalent" to devices on the market prior to the Medical Device Amendments of 1976 or devices approved thereafter pursuant to the 510(k) procedure. In some cases, data from clinical studies must be included in the 510(k) application. The review period for a 510(k) application is 90 days from the date of filing the application.

         If the 510(k) procedure is not available, then pre-market approval ("PMA") must be obtained from the FDA. Under the PMA procedure, the applicant must obtain an Investigational Device Exemption ("IDE") before beginning the substantial clinical testing which is required to determine the safety, efficacy and potential hazards of the product. Safety and efficacy must be established through extensive clinical studies, which are conducted after the FDA's acceptance of an IDE application. On completion of all of the requirements of the IDE, and once the results are evaluated, a PMA application is submitted to the FDA. The review period under a PMA application is 180 days from the date of filing, but the application is not automatically deemed approved if not rejected during that period. The FDA may grant marketing approval, request additional data about the product's safety and efficacy or deny the application if it determines that the product does not meet the regulatory approval criteria. In addition, the preparation of a PMA application is significantly more complex and time consuming than the 510(k) procedure and the FDA's review of a PMA is more extensive than that required for a 510(k) application.

         No assurance can be given that any agency will grant approval for the sale of U.S. Drug's products for routine screening and diagnostic applications or that the length of time the approval process will require will not be extensive.

         The cost associated with the filing of applications with the FDA and of research and development activities to support such applications, including clinical trials, can be significant. There can be no assurance that the cost of U.S. Drug's research and development activities will not exceed that which is



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
budgeted, nor that any of U.S. Drug's proposed products will ever obtain the necessary FDA or foreign regulatory clearances for commercialization.

         Pursuant to applications filed by U.S. Drug, to date, U.S. Drug has received approval to manufacture and market the Model 9000 and five assays - the assay which detects the presence of cocaine (and its metabolite benzoylecgonine), the assay which detects the presence of opiates (including heroin, codeine and morphine) the assay which detects amphetamines, the assay which detects phencyclidine hydrochloride (PCP) and the assay which detects tetrahydrocannabinoids (THC, marijuana) in urine samples. However, as indicated herein because of the decision to complete development of a saliva based testing product, no such manufacture or marketing has commenced. See the section "General" under this caption "Business of U.S. Drug."

         In addition, regulations implementing the Clinical Laboratory Improvement Amendments of 1988 ("CLIA"), promulgated by the United States Department of Health and Human Services ("HHS") and the Health Care Financing Administration on February 28, 1992, which were to become effective September 1, 1992, require that all employment drug testing, including on-site testing, be processed by a federally approved laboratory. On August 28, 1992, HHS announced that the application of CLIA to workplace testing would not go into effect on September 1, 1992 because of comments made on the final regulations. The comments raised questions about, among other things, whether bringing employee drug testing under CLIA might have an unintended chilling effect on efforts to encourage drug-free workplace programs. As reported in the January 19, 1993 Federal Register, the final decision on the regulations will be delayed until further investigation is completed and has not been made as of the date hereof. U.S. Drug believes that these regulations will not be made effective because (a) the increased costs and burdensome procedures imposed by CLIA will significantly reduce the volume of drug tests conducted, which is in direct conflict with the government's long-standing war on drugs, (b) workplace testing is forensic in nature (i.e, for the purpose of determining whether an individual is using illegal drugs) and not for medical purposes (i.e., to make a health assessment for diagnostic or treatment purposes) as was the original intent of CLIA and (c) inclusion of employment drug testing may be a direct violation of the Federal Administrative Procedures Act under Title 5 of the United States Code and the United States Constitution. If the regulations are not adopted, on-site drug testing in the workplace will not be subject to CLIA. Although the Company has a laboratory through Biotex (see "Business of the Company-Alcohol Testing Marketing-Drug and Alcohol Testing Services"), the U.S. Drug management believes that the consequences of adoption of the regulations would add to U.S. Drug's costs and, accordingly, this could have a material adverse



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
impact upon its business with respect to employment testing in the private sector.

RESEARCH AND DEVELOPMENT

         During the nine months ended December 31, 1995, U.S. Drug spent $683,000 on research and development, and, since its inception, has spent $2,388,000 on research and development, which amount does not reflect the $678,000 previously spent by USAT before the sublicense of its rights to the USN technology.

         In September 1995, U.S. Drug engaged the services of RELA, Inc., a Colorado based engineering firm and a wholly-owned subsidiary of Colorado MedTech Inc., to complete the engineering of the saliva sample test for drugs of abuse. Management currently estimates that a laboratory prototype may be developed during the quarter ending December 31, 1996. There is no assurance, however, that this schedule will be met. In addition, U.S. Drug will have to engage additional technical personnel at an estimated cost of $1,000,000 per year in order to develop the saliva tests for Drugs of Abuse other than cocaine on a timely basis. The U.S. Drug management will also consider as an alternative engaging an unrelated company to perform part of the research and development services if such approach appears to be more cost effective. While U.S. Drug believes such technical personnel will be available, there is no assurance that they will be engaged on a timely basis or as to when all tests will be made available for FDA submission. See the section "Government Regulation" under this caption "Business of U.S. Drug."

PATENTS AND TECHNOLOGY

         U.S. Drug has rights under the following patents:

         1. U.S. Patent No. 5,183,740," Flow Immunosensor Method and Apparatus," issued on February 2, 1993;

         2. U.S. Patent No. 5,066,859, "Hematocrit and Oxygen Saturation Blood Analyzer," issued on November 19, 1992; and

         3. U.S. Patent No. 5,354,654, "Lyophilized Ligand-Receptor Complexes for Assay and Sensors" issued on October 11, 1994.

For additional information, see the sections "Research and Development" and "Material Contracts" under this caption "Business of U.S. Drug."

         The patent position of technology firms is highly uncertain and involves complex legal and factual questions. Competitors have filed applications for, and in some instances have been issued, patents and may obtain additional patents and other proprietary rights relating to products or processes, such as



U.S. Drug

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
U.S. Drug's proposed immunoassay sensor, which may be competitive with those of U.S. Drug. The scope and validity of these patents are presently unknown. U.S. Drug is not aware of any patents covering an immunoassay sensor similar to U.S. Drug's. Companies which have or may obtain patents relating to products or processes competitive with those of U.S. Drug could bring legal actions against U.S. Drug claiming damages and seeking to enjoin it from manufacturing, licensing and marketing the affected product. To date, no claims have been made against U.S. Drug for infringement of any patents. However, marketing of U.S. Drug's products has not begun and claims, if any, would not be asserted until market introduction of such products. If such a claim were to be made, its defense would be costly and U.S. Drug's business would be adversely affected, even if U.S. Drug were to prevail. No assurance can be given that U.S. Drug would be able to prevail in any such action or that any license required under any such patent would be made available on acceptable terms.

         Process patents have certain disadvantages when compared with product patents. It is more difficult to detect and prove infringement of process patents because it is sometimes impossible to ascertain the method by which any product has been produced. In addition, the value of U.S. Drug of receiving a process patent may be reduced if products which can be derived from such processes have been patented by others. The patents owned by, or licensed to, U.S. Drug include both process patents and product patents.

         U.S. Drug maintains a policy of seeking patent protection in the United States and other countries in connection with certain elements of its technology when it believes that such protection will benefit U.S. Drug. Lyophilization patent applications have been filed in Canada, certain European countries and Japan. The patent laws of foreign countries may differ from those of the United States as to the patentability of U.S. Drug's products and processes and, accordingly, the degree of protection afforded by foreign patents, if issued, may be different from protection afforded under associated United States patents. There can be no assurance that patents will be obtained either in the United States or in foreign jurisdictions with respect to U.S. Drug's inventions or that, if issued, the patents will be of substantial protection or commercial benefit to U.S. Drug.

         Certain inventions of U.S. Drug may prove to be unpatentable or U.S. Drug may conclude that it would be more advisable to retain a patentable invention as a trade secret. In either case, U.S. Drug would have to rely on trade secrets, proprietary know how and continuing technological innovation to develop and maintain its competitive position. All key employees and consultants of U.S. Drug have executed, and project sponsors and manufacturers will be required to execute, agreements to maintain the confidentiality of U.S. Drug's proprietary information to



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
which they have access. There can be no assurance that these confidentiality agreements will be honored or will be effective. Manufacturers, project sponsors and consultants may be engaged in competing research projects outside the scope of their agreements with U.S. Drug. There can be no assurance that such sponsors and consultants will not develop similar or superior technology independently and to the extent that such persons apply technical information independently developed by them to projects undertaken by U.S. Drug, disputes may arise as to the proprietary rights to such information.

COMPETITION

         For information relating to potential competition, see "Business of the Company-Competition-Drug Testing."

MATERIAL CONTRACTS

(a) License and Sublicense Agreements

         Pursuant to an amended sublicense agreement dated as of September 23, 1993, superseding the sublicense agreement dated January 2, 1993, (the "Sublicense") by and between USAT and U.S. Drug, U.S. Drug is the sole and exclusive sublicensee of USAT under the License Agreement. In accordance with the terms and provisions of the Sublicense, U.S. Drug has assumed all of USAT's rights and undertaken all of USAT's obligations under the License Agreement. Because the USN refused to recognize a novation to U.S. Drug of the License Agreement as requested, the USN looks to USAT, not U.S. Drug, for performance thereunder. In the event of a default under the Sublicense, all rights would revert to USAT.

         The License Agreement initially provided that the USN shall be paid a royalty equal to six percent of the Net Selling Price (as defined in the License Agreement) for each Royalty-Bearing Product (as defined in the License Agreement) made, used or sold by USAT or its sublicensees in the Licensed Territory with minimum annual royalty payments of $180,000 for 1993, $375,000 for 1994, $600,000 for 1995 and $1,000,000 for 1996 and each calendar year thereafter throughout the term of the License Agreement. The License Agreement provides that the USN shall approve all sublicenses and, in accordance with such provision, the Sublicense was approved by the USN on September 24, 1993. The aforementioned minimum annual royalties were amended November 28, 1994 as follows: the minimum annual royalty for 1995 was reduced to $375,000 and for 1996 it was reduced to $600,000. In June 1995, the License Agreement with the USN was renegotiated and amended to provide for minimum annual royalties of $100,000 per year commencing October 1, 1995 and terminating September 30, 2005. Additional royalties will be paid pursuant to a schedule based upon sales of products. By letter dated May 15, 1995, the USN notified USAT that, because the expiration date of the USN



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
patent had been extended to February 23, 2010 under the GATT/WTO treaty, the expiration date of the License Agreement was extended to February 23, 2010.

(b) CRDA

         On April 16, 1992, USAT entered into a 12-month cooperative research agreement ("CRDA") with the Naval Research Laboratory section of the USN (the "NRL") to further develop the licensing technology of the "Flow Immunosensor".

         Pursuant to an agreement dated as of January 1, 1993 by and between USAT and U.S. Drug, USAT assigned to U.S. Drug all of its rights under the CRDA. The purpose of the CRDA is to develop the prototype instruments based on the Flow Immunosensor Method and Apparatus Technology. See the section "Research and Development" under this caption "Business of U.S. Drug." Pursuant to the CRDA, each party may retain title to any patent obtained by such party in the performance of work under the CRDA. The NRL has the right of first election to file a patent application in the United States on joint inventions made in the performance of work under the CRDA and U.S. Drug, as assignee, has the right of first election to file a patent application on such joint inventions in all other countries. Pursuant to an amendment to the CRDA dated May 1993, the NRL waived such right of first election with respect to the lyophilization process for the freeze-drying of immunoassay chemicals, provided that USAT filed an approved patent application on such process within three months from the date of execution of the amendment. The approved patent application was filed on July 16, 1993 and issued as U.S. Patent No. 5,354,654 "Lyophilized Ligand-Receptor Complexes for Assays and Sensors" on October 11, 1994. The Patent has been assigned to U.S. Drug by USAT.

(c) Assignment of Agreement For Patent No. 5,066,859

         Pursuant to an assignment agreement dated January 16, 1992, Messrs. Maurice N. Karkar and James C. Velnosky (the "Inventors") assigned to USAT all of their rights, title and interest throughout the world in, to and under certain improvements relating to blood analyzers and disposable syringes for use in medical analyzers as more fully described in U.S. Patent No. 5,066,859, U.S. Patent Application Serial No. 07/789,088 and a Patent and Cooperation Treaty Patent Application entitled "Hematocrit and Oxygen Saturation Blood Analyzer" (the "Licensed Inventions"). USAT paid $24,000 for such assignment and has agreed to pay the Inventors a royalty in the amount of five cents per disposable syringe device manufactured and sold by USAT, which amount is indexed for inflation. In addition, USAT also agreed to pay to the Inventors (i) a royalty in the amount of seven percent of the net sales price of any medical analyzer device encompassed within the scope of the Licensed Inventions



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
which utilize non-disposable syringe devices therein and (ii) a royalty in the amount of five cents per syringe device or five percent of the net sales price of such syringe device, together with an additional royalty in the amount of seven percent of the net sales price of all medical analyzer devices, sold by approved licensees of USAT, which amounts are also indexed for inflation. USAT was obligated to use its best efforts to diligently market disposable syringe devices and medical analyzer devices. If USAT did not begin shipment of such products by July 16, 1993, the assignment agreement could have been immediately terminated by the Inventors. Additionally, USAT agreed that, after July 16, 1993 and continuing thereafter, it would manufacture and sell a minimum number of 30,000 disposable syringe devices per month, or alternatively, pay the Inventors the royalties due on such 30,000 disposable syringe devices per month. A novation of such assignment agreement has been executed such that U.S. Drug, and not USAT, is considered the Assignee (as such term is defined therein).

         Pursuant to a letter of understanding executed in August 1995, (1) U.S. Drug agreed to provide four working type prototypes to Mr. Karkar on or about August 1, 1996; (2) Mr. Karkar agreed to conduct all marketing efforts; (3) minimum royalty payments by U.S. Drug were to continue for up to one year after the delivery to Mr. Karkar of the prototypes; and (4) net profits were to be shared as follows: 25% by each of Messrs. Karkar and Velnosky and 50% by U.S. Drug.

(d) Management Agreement

         For information relating to the Management Agreement between USAT and U.S. Drug, see "Material Contacts of USAT with U.S. Drug-Management Services Agreement."

EMPLOYEES

         As of March 31, 1996, U.S. Drug employed five persons, excluding independent contractors and the personnel employed by USAT who provide management and administrative services to U.S. Drug. U.S. Drug believes it has good relationships with its employees and independent contractors. U.S. Drug may hire ten new scientists during the next 12 months. See the section "Research and Development" under this caption "Business of U.S. Drug."

PROPERTIES

         U.S. Drug maintains its principal executive offices, manufacturing space and laboratory facilities in Rancho Cucamonga, California. The premises, which consists of approximately 10,000 square feet, are sub-leased from USAT.



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U.S. Drug's operations and space are separated, and where necessary isolated, from the operations and space of USAT.

LEGAL MATTERS

         U.S. Drug is not a party to any material litigation and is not aware of any pending litigation that could have a material adverse effect on U.S. Drug's business, results of operations or financial condition.


                           USAT PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information, as of April 19, 1996, with respect to (1) any person who owned beneficially more than 5% of the USAT Common Stock; (2) each director of USAT; (3) the Chief Executive Officer of USAT; (4) each executive officer of USAT (including the Chief Executive Officer as of March 31, 1995) who was paid more than $100,000 in fiscal 1995 and still was an executive officer on April 19, 1996; and (5) all directors and executive officers as a group. Each beneficial owner has advised USAT that he or she has sole voting and investment power as to the shares of the USAT Common Stock reported in the table, except that the Common Stock purchase warrants and stock options described in the notes below do not have any voting power until exercised and may not be sold or otherwise transferred except in compliance with the Securities Act.

                                Number of Shares
Name and Address               Beneficially Owned     Percentage(1)
- ----------------               ------------------     -------------
Robert Stutman                      200,000(3)           nil
10410 Trademark Street
Rancho Cucamonga, CA 91730

James C. Witham (4)               1,556,000(5)           4.7%
10410 Trademark Street
Rancho Cucamonga, CA 91730

Karen B. Laustsen (6)               337,000(7)           1.0%
10410 Trademark Street
Rancho Cucamonga, CA 91730

Gary S. Wolff (8)                   249,226(9)           nil
190 Sylvan Avenue
Englewood Cliffs, NJ 07632

Alan I. Goldman (10)                 10,000(11)          nil
497 Ridgewood Avenue
Glen Ridge, NJ  07028



U.S. Drug

                                Number of Shares
Name and Address               Beneficially Owned      Percentage(1)
- ----------------               ------------------      -------------
John C. Lawn (10)                    10,000(11)           nil
c/o The Century Council
550 South Hope Street
Suite 1950
Los Angeles, CA  90071-2604

Peter M. Mark (10)                  630,000(11)           1.9%
5531 Sugar Hill
Houston, TX 77056

Linda H. Masterson (12)              10,000(11)           nil
c/o Cholestech Corporation
3347 Investment Blvd.
Hayward, CA 94545-3808

Lee S. Rosen (10)                 1,178,648(13)           3.6%
Donald & Co. Securities, Inc.
5200 Tower Center Circle
Boca Center, Suite 207
Boca Raton, FL 33486

All directors and                 2,287,874(3)(9)(11)     6.8%
executive officers                            (13)
as a group (seven
persons)

- ---------------

(1) The percentages computed in this column of the table are based upon 32,508,144 shares of the USAT Common Stock outstanding on April 19, 1996 and effect being given, where appropriate, pursuant to Rule 13d-3(d)(3)(i) under the Exchange Act, to shares issuable upon the exercise of Common Stock purchase warrants and stock options which are currently exercisable or exercisable within 60 days of April 19, 1996.

(2) Mr. Stutman was elected Chairman of the Board and a director of USAT and designated as its Chief Executive Officer on April 18, 1996.

(3) The shares reported in the table reflect those issuable upon the exercise of a Common Stock purchase warrant. The shares reported in the table do not reflect 200,000 shares of the USAT Common Stock issuable upon the exercise of a Common Stock purchase warrant issued to RSA, of which Mr. Stutman is the President, a director and the principal stockholder.



U.S. Drug

         Mr. Stutman disclaims beneficial ownership of the RSA warrant except to the extent of his share ownership in RSA.

(4) Mr. Witham was the Chairman, the President, the Chief Executive Officer and a director of USAT until April 18, 1996.

(5) The shares reported in the table include 497,500 shares issuable upon the exercise of a Common Stock purchase warrant and 180,000 shares issuable upon the exercise of a stock option.

(6) Ms. Laustsen was an Executive Vice President and a director of USAT until April 18, 1996.

(7) The shares reported in the table include 135,000 shares issuable upon the exercise of a Common Stock purchase warrant and 100,000 shares issuable upon the exercise of a stock option.

(8) Mr. Wolff is the Treasurer, Chief Financial Officer and Chief Accounting Officer of USAT.

(9) The shares reported in the table include 25,000 shares issuable upon the exercise of Common Stock purchase warrants and 80,000 shares issuable upon the exercise of stock options.

(10)     A director of USAT.

(11) The shares reported in the table include or reflect a Common Stock purchase warrant to purchase 10,000 shares of the USAT Common Stock issued to the holder as a director of USAT who is not employed by USAT or any subsidiary thereof.

(12) Ms. Masterson, a director of USAT, effective May 13, 1996 becomes its President and Chief Operating Officer.

(13) The shares reported in the table include a Common Stock purchase warrant to purchase 10,000 shares of the USAT issued to Mr. Rosen on the same basis as those described in note (9) to this table and three other Common Stock purchase warrants to purchase an aggregate of 700,000 shares of the USAT Common Stock issued to Mr. Rosen as consideration for his services, including those relating to a private placement. Two of these warrants as to an aggregate of 100,000 shares of the USAT Common Stock may be forfeited if none of the warrants issued to the purchasers in such private placement are exercised and which may be reduced in number of shares pro rata to such exercises.



U.S. Drug

         As indicated elsewhere in this Consent Solicitation Statement /Prospectus (see "Business of the Company-General"), U.S. Drug and Good Ideas are the only subsidiaries of USAT which are not wholly-owned.

         The following table reports, as of April 19, 1996, the number of shares of the U.S. Drug Common Stock beneficially owned by a director or executive officer of USAT as of such date:

                                            Number of Shares
Name                                       Beneficially Owned                           Percentage(1)
- ----                                       ------------------                           -------------
James C. Witham                                 50,000 (2)                                 nil
Karen B. Laustsen                               30,000 (2)                                 nil
Gary S. Wolff                                   30,000 (2)                                 nil
Peter M. Mark                                   15,500                                     nil

- ---------------

(1) The percentages computed in this column of the table are based upon 5,221,900 shares of the U.S. Drug Common Stock outstanding on March 31, 1996 and effect being given where appropriate, pursuant to Rule 13d-3(d)(i) under the Exchange Act, to shares issuable upon the exercise of U.S. Drug Options and common stock purchase warrants which are currently exercisable or exercisable within 60 days of March 31, 1996. No person named in the table owns a U.S. Drug Warrant.

(2) The shares reported in the table reflect those issuable upon the exercise of a stock option; however, the option is currently exercisable or exercisable within 60 days of March 31, 1996 only as to one fourth of the shares shown in the table. If the Merger is consummated, the holder has agreed to cancel the option.

         The following table reports, as of April 19, 1996, the number of shares of the Good Ideas Common Stock beneficially owned by a director or executive officer of USAT as of such date:

                                            Number of Shares
Name                                       Beneficially Owned                           Percentage(1)
- ----                                       ------------------                           -------------
James C. Witham                                 7,500 (2)                                   nil
Karen B. Laustsen                               7,500 (2)                                   nil
Gary S. Wolff                                   7,500 (2)                                   nil



U.S. Drug

- ---------------

(1) The percentages computed in this column of the table are based upon 3,948,680 shares of the Good Ideas Common Stock outstanding on March 31, 1996 and effect being given where appropriate, pursuant to Rule 13d-3(d)(i) under the Exchange Act, to shares issuable upon the exercise of the Good Ideas stock options which are currently exercisable or exercisable within 60 days of March 31, 1996. No person named in the table owns a Good Ideas Common Stock purchase warrant.

(2) The shares reported in the table reflect those issuable upon the exercise of a Good Ideas stock option which is currently exercisable. If the merger of Good Ideas is consummated, the holder has agreed to cancel the option.


                        U.S. DRUG PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of April 19, 1996, certain information with respect to (1) any person who beneficially owned more than 5% of the U.S. Drug Common Stock, (2) each director of U.S. Drug, (3) the then Chief Executive Officer of U.S. Drug; (4) the only other executive officer of U.S. Drug whose total annual salary and bonus exceeded $100,000 in fiscal 1995 and who was still serving as of April 19, 1996; and (5) all directors and executive officers as a group. Each beneficial owner who is a natural person has advised U.S. Drug that he or she has sole voting and investment power as to the shares of the U.S. Drug Common Stock reported in the table, except that the U.S. Drug Options described in the notes below do not have any voting power until exercised and may not be sold or otherwise transferred except in compliance with the Securities Act. The table does not attribute beneficial ownership of USAT's shares to any person who is or was a director and/or executive officer of USAT.

                                                     Number of Shares                            Percentage of
Name and Address                                     of Common Stock                             Common Stock
of Beneficial Owner                                  Beneficially Owned                          Beneficially Owned
- -------------------                                  ------------------                          ------------------
U.S. Alcohol Testing                                    3,500,000                                      67.0%
of America, Inc.
10410 Trademark Street
Rancho Cucamonga, CA 91730

James C. Witham (2)                                        12,500(3)                                   nil
10410 Trademark Street
Rancho Cucamonga, CA  91730



U.S. Drug

                                                     Number of Shares                            Percentage of
Name and Address                                     of Common Stock                             Common Stock
of Beneficial Owner                                  Beneficially Owned                          Beneficially Owned
- -------------------                                  ------------------                          ------------------
Karen B. Laustsen (4)                                       7,500(3)                                   nil
10410 Trademark Street
Rancho Cucamonga, CA 91730

Gary S. Wolff (5)                                           7,500(3)                                   nil
190 Sylvan Avenue
Englewood Cliffs, NJ  07632

Douglas G. Allen (6)                                        7,500(3)                                   nil
10410 Trademark Street
Rancho Cucamonga, CA 91730

All directors and executive                                27,500(3)                                   nil
officers as a group
 (4 persons)(4)

- ---------------

(1) The percentages computed in this column of the table are based upon 5,221,900 shares of the U.S. Drug Common Stock outstanding on April 19, 1996 and effect being given, where appropriate, pursuant to Rule 13(d)(i) under the Exchange Act, to shares issuable upon the exercise of U.S. Drug Options, which were exercisable as of April 19, 1996 or within 60 days thereof as to 25% of the shares subject thereto. There are no U.S. Drug Warrants held by any person named in the table.

(2) Chairman of the Board, Chief Executive Officer and a director of U.S. Drug, as well as an executive officer and director of USAT until April 18, 1996.

(3) The shares reported in the table for this person represent only shares issuable upon exercise of a U.S. Drug Option to the extent currently exercisable or exercisable within 60 days of April 19, 1996.

(4) A director of U.S. Drug and, until April 18, 1996, a director and an executive officer of USAT.

(5) Treasurer, Chief Financial Officer, Chief Accounting Officer and a director of U.S. Drug and an executive officer of USAT (formerly also a director).

(6)      President of U.S. Drug.



U.S. Drug

                             USAT MARKET INFORMATION


MARKET DATA

         Since January 2, 1992, the USAT Common Stock has traded on the American Stock Exchange ("AMEX") under the symbol "AAA." The following table sets forth the high and low sales prices for the shares of the Common Stock during the periods indicated:

                                                                       High             Low
                                                                       ----             ---
FISCAL 1994

         Quarter Ended
         June 30, 1993                                                 $3.00            $1.25
         September 30, 1993                                            $3.00            $2.125
         December 31, 1993                                             $3.125           $1.75
         March 31, 1994                                                $3.00            $1.9375

FISCAL 1995

         Quarter Ended
         June 30, 1994                                                 $2.5625          $1.75
         September 30, 1994                                            $4.25            $3.1875
         December 31, 1994                                             $5.625           $3.1875
         March 31, 1995                                                $3.75            $1.875

FISCAL 1996

         Quarter Ended
         June 30, 1995                                                 $2.1875          $1.625
         September 30, 1995                                            $2.9375          $1.75
         December 31, 1995                                             $2.25            $1.875
         March 31, 1996                                                $3.375           $1.8125

         On May __, 1996, the closing sales price of the USAT Common Stock was $___ per share.

HOLDERS

         The holders of record of the USAT Common Stock on March 31, 1996 were 1,123 and USAT estimates, based on the number of proxies mailed in connection with the 1996 Annual Meeting of Stockholders, that it has approximately 8,200 stockholders, including holders in street name.

DIVIDENDS

         No dividends on the USAT Common Stock have been declared by USAT's Board of Directors through December 31, 1995 and, in view of the Company's cash requirements and history of operational losses, USAT's Board of Directors has no current intention to



U.S. Drug
declare or pay dividends on the Common Stock in the foreseeable future. Dividends on the Class A Preferred Stock were payable semi-annually cumulative from December 17, 1990 and all dividends have been paid timely.

RECENT QUOTATIONS

         The following table sets forth the closing sales prices per share for the USAT Common Stock and the U.S. Drug Common Stock, as reported by the American Stock Exchange and Pacific Coast Stock Exchange, respectfully, on February 5, 1996, the last full day on which these stocks were traded prior to the initial public announcement of the principal terms of the proposed Merger and on May __, 1996, the latest available date. See the section "Market Data" under this caption "USAT Market Information" and "U.S. Drug Market Information-Market Data" for a historical comparison of market prices of the USAT Common Stock and the U.S. Drug Common Stock, respectively.

                                                     USAT                               U.S. Drug
                                                     Common Stock                       Common Stock
                                                     ------------                       ------------
February 5, 1996                                        $2.375                              $3.75
May __, 1996

                           U.S DRUG MARKET INFORMATION

MARKET DATA

         The U.S. Drug Common Stock is traded on the Pacific Coast Stock Exchange under the symbol "U.S.D.P." The quarterly high and low sales prices since U.S. Drug's initial public offering on October 12, 1993 as reported by the Pacific Coast Stock Exchange are set forth below for the periods indicated.

FISCAL 1994                                                            High             Low
                                                                       ----             ---
         Quarter Ended

         December 31, 1993                                             $9.00            $5.00
         March 31, 1994                                                $7.75            $5.50

FISCAL 1995

         Quarter Ended

         June 30, 1994                                                 $7.375           $5.125
         September 30, 1994                                            $8.50            $5.50
         December 31, 1994                                             $9.00            $5.25
         March 31, 1995                                                $6.625           $2.875



U.S. Drug

FISCAL 1996                                                            High             Low
                                                                       ----             ---
         Quarter Ended

         June 30, 1995                                                 $5.50            $2.50
         September 30, 1995                                            $4.75            $2.50
         December 31, 1995                                             $4.50            $2.625
         March 31, 1996

         On May __, 1996, the closing sales price of the U.S. Drug Common Stock was $___________ per share.

HOLDERS

         As of March 31, 1996, there were 77 holders of record (including USAT) and approximately 1,100 beneficial holders of the U.S. Drug Common Stock.

DIVIDENDS

         U.S. Drug's Board of Directors has not declared any dividends on the U.S. Drug Common Stock through March 31, 1996 and, in view of the continuing losses, the Board has no current intention to pay any such dividends.


                                 USAT MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table contains information concerning the current directors and executive officers of USAT as of April 18, 1996:

Name                                        Age               Position
- ----                                        ---               --------
Robert Stutman                              52                Chairman, Chief Executive
                                                              Officer and a director

Gary S. Wolff                               57                Treasurer, Chief Financial
                                                              Officer and Chief Accounting
                                                              Officer

Alan I. Goldman                             58                Director

John C. Lawn                                60                Director

Peter M. Mark                               50                Director

Linda H. Masterson                          44                Director (President and Chief
                                                              Operating Officer effective
                                                              May 13, 1996)



U.S. Drug

Name                                        Age               Position
- ----                                        ---               --------
Lee S. Rosen                                41                Director

         A director will be generally elected for a classified term of three years or until his or her successor is elected and shall have qualified, which classification of directors was initiated at the Annual Meeting of Stockholders held on February 7, 1996. Each of the above directors other than Mr. Stutman (who was first elected on April 18, 1996) was re-elected at the Annual Meeting of Stockholders held on February 7, 1996, with Messrs. Goldman and Mark to serve for a two-year term and Messrs. Lawn and Rosen and Ms. Masterson to serve for a three-year term. Mr. Stutman will serve until the next Annual Meeting of Stockholders, at which time he will have to be designated to a class as a precondition to be nominated for reelection. At the Annual Meeting of Stockholders on February 7, 1996, James C. Witham and Karen B. Laustsen were elected for a one-year term, but resigned on April 18, 1996. Each officer of USAT is elected by the Board of Directors to serve at the discretion of the directors. Mr. Wolff has an employment agreement which expires December 31, 1996 (see the section "Employment Agreements" under this caption "USAT Management"). There can be no assurance that this agreement will be renewed.

BUSINESS HISTORY

         Robert Stutman was elected Chairman of the Board and a director of USAT on April 18, 1996 and designated as its Chief Executive Officer. For more than five years prior thereto, he has been serving as the President of Robert Stutman & Associates, Inc. ("RSA"), a provider of corporate "Drug-Free Workplace" programs. Prior to forming RSA, he was Special Agent in charge of the United States Drug Enforcement Administration's New York office. He also currently serves as a special consultant in substance abuse for the CBS News Division. USAT has agreed in principal to acquire RSA. After such acquisition is completed, Mr. Stutman will devote all of his time to the affairs of the Company.

         Gary S. Wolff was USAT's controller and a director from its inception through December 1988. He became USAT's Chief Financial Officer, Chief Accounting Officer and a director in September 1990 and became its Treasurer in March 1991. He has been a director, Chief Financial Officer and Chief Accounting Officer of U.S. Drug since October 1992 and a director, Treasurer, Chief Financial Officer and Chief Accounting Officer of Good Ideas since June 1992. He resigned as a director of USAT on September 26, 1995. He is licensed as a Certified Public Accountant in the States of New York and New Jersey and maintains an office in New Jersey as a self-employed sole practitioner. He devotes about 75% of his time to the affairs of the Company.



U.S. Drug

         The following persons were all initially elected as directors of USAT on September 26, 1995:

         Alan I. Goldman has had over 30 years of experience in corporate finance, investment banking, commercial banking and central banking. From February 1985 to the present, Alan I. Goldman has been engaged in investment banking and consulting on financial and management matters, specializing in mergers and acquisitions, private placements and business and organization consulting. From October 1986 to July 1990, he was a consultant to Goldmark Partners Ltd., an investment banking firm specializing in mergers and acquisitions. From June 1987 to March 1988, he was also the President of Goldmark Capital, Ltd., a private investment firm. From May 1975 to January 1985, Mr. Goldman held the position of Senior Vice President, Finance and Chief Financial Officer of Management Assistance Inc. ("MAI"), then a $450 million multinational computer manufacturing, marketing and maintenance company listed on the New York Stock Exchange. In January 1985, MAI discontinued its operations when it sold its Sorbus Service Division to a subsidiary of Bell Atlantic Corporation and its Basic Four Computer Division to a corporation now called MAI Systems, Inc. From June 1970 to May 1974, he was Vice President, Finance, Treasurer and Chief Financial Officer of Interway Corporation, then a New York Stock Exchange-listed, $200 million international company engaged in piggy-back trailer and containing leasing and fleet management and now a part of Transamerica Corporation. From 1969 to 1970, he was at Lehman Brothers where he participated in investment banking and corporate finance activities; from 1962 to 1969, he was at Bankers Trust Company, where he managed several offices; and from 1958 to 1962, he served in various positions at the Federal Reserve Bank of New York. Mr. Goldman currently serves as a director of Production Systems Acquisition Corporation, a public company seeking to enter the production systems business by acquisition.

         From December 8, 1994 to date, John C. Lawn has been serving as the Chairman and Chief Executive Officer of The Century Council ("Century"), which is a national not-for-profit organization dedicated to fighting alcohol abuse which is supported by more than 800 concerned brewers, vintners, distillers and wholesalers. From 1990 to 1994, Mr. Lawn served as Vice President and Chief of Operations of the New York Yankees. From 1985 to 1990 he served as Chief Administrator at the Drug Enforcement Administration ("DEA"), having previously served as Deputy Administrator from 1982 to 1985, and was awarded the President's Medal, the highest honor for civilian service. Prior to joining the DEA, Mr. Lawn served with the Federal Bureau of Investigation from 1967 to 1982.

         In December 1994 Peter M. Mark formed Mark Energy Capital Group, Ltd. ("MECG"), a private investment group for which



U.S. Drug
through a wholly-owned corporation he served as the General Partner from December 1994 to the present. The primary interest of MECG is to acquire proven producing oil and gas properties in the United States. In April 1981, he formed Mark Resources Corporation, a private oil and gas company whose operations were primarily located in the Appalachian Basin, and served as its President, its Chief Executive Officer and a director from April 1981 until December 1993 when it was sold to Lomak Petroleum, Inc. ("Lomak"). Mr. Mark then served as a director and the Vice Chairman of Lomak until December 1994 when he formed MECG. Between 1976 and 1991, Mr. Mark organized and managed 30 limited partnerships and numerous joint ventures which explored and developed approximately 700 wells for oil and gas.

         Linda H. Masterson has had substantial experience in marketing, sales and business development in the medical diagnostics, healthcare and biotechnology fields. Effective May 13, 1996, she will become the President and Chief Operating Officer of USAT. Until such date, she is employed as the Executive Vice President of Cholestech, Inc., a start-up diagnostic company, for which she developed and restructured the company business strategy. In 1994, Ms. Masterson founded Masterson & Associates, a company of which she is the President and owner, engaged in the business of providing advice to start-up companies including the preparation of technology and market assessments and the preparation of strategic and five-year business plans for biotech, medical device, pharmaceutical and software applications companies. From 1992 to 1993, Ms. Masterson was employed as the Vice President of Marketing and Sales of BioStar, Inc., a start-up biotech company focused on the commercialization of a new detection technology applicable to both immunoassay and hybridization based systems. From 1989 to 1992, she was employed as Senior Vice President of Marketing, Sales and Business Development by Gen-Probe, Inc., a specialized genetic probe biotechnology company focused on infectious diseases, cancer and therapeutics. Prior to 1989, Ms. Masterson was employed for 12 years in various domestic and international marketing and sales positions at Johnson & Johnson, Inc., Baxter International Inc. and Warner Lambert Co. Ms. Masterson has a BS in Medical Technology from the University of Rhode Island, a MS in Microbiology/Biochemistry from the University of Maryland and attended the Executive Advanced Management Program at the Wharton School of Business at the University of Pennsylvania.

         Lee S. Rosen has been a financial consultant with registered broker-dealer firms for the past six and a half years, as follows: He is currently employed by Donald & Co. Securities Inc., which firm he joined in July 1995. From April 1994 until June 1995, he was employed by Kidder Peabody & Co., Incorporated ("Kidder") or, after Kidder was acquired by PaineWebber Incorporated ("PaineWebber") in January 1995, by PaineWebber. Prior to working for Kidder, from April 1993 until April 1994,



U.S. Drug

Mr. Rosen was employed by Shearson, Lehman, Hutton & Co., Inc. ("Shearson") or, after Shearson was acquired by Smith Barney, Inc. ("Smith Barney") in September 1993, by Smith Barney. From September 1991 until April 1993, he was employed by Raymond James & Associates, Inc. From February 1989 until September 1991, Mr. Rosen worked for A.G. Edwards, Co., Inc.

FAMILY RELATIONSHIPS

         There are no family relationships among the directors and executive officers of USAT.

SUMMARY COMPENSATION TABLE

         The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation of James C. Witham, the Chairman, President and Chief Executive Officer of USAT until April 18, 1996, and the only three other executive officers of USAT who received compensation in excess of $100,000 in fiscal 1995:

                                                                                        Other          Long              All
Name and                                                                                Annual         Term              Other
Principal                                                                               Compen-        Compen-           Compen-
Position                            Year             Salary            Bonus            sation         sation            sation
- ---------                           ----             ------            -----            -------        -------           ------
James C. Witham (1)                 1995             $301,154         $50,000              -           180,000 (2)       $ - 0 -
Chairman, President and             1994             $244,327         $50,000              -              -              $ - 0 -
Chief Executive Officer             1993             $236,154         $10,000              -              -              $ - 0 -

Gary S. Wolff (1)                   1995             $160,615         $25,000              -            80,000 (2)       $ - 0 -
Treasurer and Chief                 1994             $112,769         $25,000              -              -              $ - 0 -
Financial Officer                   1993             $ 80,590         $ 5,000           $12,000         25,000 (3)       $ - 0 -

Karen B. Laustsen (1)               1995             $120,461         $25,000              -           100,000 (2)       $ - 0 -
Executive Vice                      1994             $ 89,396         $25,000              -              -              $ - 0 -
President                           1993             $ 79,405         $ 5,000              -              -              $ - 0 -

Michael J. Witham (1)               1995             $103,396         $15,000              -            60,000 (2)       $ - 0 -
Vice President                      1994             $ 80,665         $25,000              -              -              $ - 0 -
Manufacturing                       1993             $ 73,374         $ 5,000              -              -              $ - 0 -

(1) USAT has three-year employment agreements with these officers which terminate on December 31, 1996 and which provide minimum aggregate salaries for the four officers amounting to $685,000 per year plus reimbursement for related business expenses. However, the employment agreement with Michael J. Witham was terminated effective September 26, 1995 and, accordingly, he no longer serves the Company in any capacity. In addition, on April 18, 1996, James C. Witham and Karen B. Laustsen resigned their officerships and directorships in USAT; however, they will continue to serve USAT as employees until May 31, 1996. See the section "Employment Agreements" under this caption "USAT Management."

(2) In August 1994, USAT granted non-qualified stock options (the "USAT Options") under the 1990 Option Plan to purchase



U.S. Drug
         an aggregate of 450,000 shares of the USAT Common Stock as follows:
         James C. Witham-180,000 shares, Gary S. Wolff-80,000 shares, Karen B. Laustsen-100,000 shares, Glenn Bergenfield-12,500 shares, William DiTuro-12,500 shares, Michael J. Witham-60,000 shares and George Berger-5,000 shares. All of the USAT Options are exercisable at $2.375 per share. Thereafter USAT terminated the 1990 Option Plan.

(3) Common Stock purchase warrants to purchase an aggregate of 25,000 shares were granted to Mr. Wolff in fiscal 1993.

AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1995
AND OPTION VALUES AT MARCH 31, 1995

         The following table sets forth certain information concerning stock option exercises by the four individuals named in the Summary Compensation Table during fiscal 1995. In addition, this table includes the number of shares covered by exercisable options as of March 31, 1995. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the closing market price of the USAT Common Stock at March 31, 1995.

=================================================================================================================================
                                                                    Number of Unexercised
                        Shares Acquired On                          Options                     Value of Unexercised In-The-Money
                        Exercise               Value Realized       March 31, 1995              Options
Name                                                                                            At March 31, 1995
- ---------------------------------------------------------------------------------------------------------------------------------
James C. Witham          - 0 -                  - 0 -                 677,500                       $333,325
- ---------------------------------------------------------------------------------------------------------------------------------
Gary S. Wolff            - 0 -                  - 0 -                 105,000                       $ 14,100
- ---------------------------------------------------------------------------------------------------------------------------------
Karen B. Laustsen        - 0 -                  - 0 -                 235,000                       $ 90,450
- ---------------------------------------------------------------------------------------------------------------------------------
Michael J. Witham        - 0 -                  - 0 -                 375,000                       $211,050
=================================================================================================================================

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning stock option/stock appreciation right grants to the four individuals named in the Summary Compensation Table during fiscal 1995.



U.S. Drug

========================================================================================================
                                                 Individual Grants
- --------------------------------------------------------------------------------------------------------
                                                       Percent
                                 Number of             of Total
                                Securities             Options
                               underlying               SARs              Exercise
                               option/SARs            Employees            of Base
                                 Granted              in Fiscal             Price             Expiration
             Name                (#)(1)                 Year              ($/Sh)(2)              Date
- --------------------------------------------------------------------------------------------------------
James C. Witham                  180,000                 40%               $2.375              8/1/2004
- --------------------------------------------------------------------------------------------------------
Gary S. Wolff                     80,000                 18%               $2.375              8/1/2004
- --------------------------------------------------------------------------------------------------------
Karen B. Laustsen                100,000                 22%               $2.375              8/1/2004
- --------------------------------------------------------------------------------------------------------
Michael J. Witham                 60,000                 13%               $2.375              8/1/2004
========================================================================================================

============================================================
                                      Potential Realized
                                       Value of Assumed
                                       Annual Rates of
                                         Stock Price
                                       Appreciation for
                                        Option Term (2)
                                  --------------------------
             Name                   5%($)             10%($)
- ------------------------------------------------------------
James C. Witham                   $270,000           682,200
- ------------------------------------------------------------
Gary S. Wolff                      120,000           303,200
- ------------------------------------------------------------
Karen B. Laustsen                  150,000           379,000
- ------------------------------------------------------------
Michael J. Witham                   90,000           227,400
============================================================

(1)      The options are all currently exercisable.

(2) The amounts shown as the potential realizable value illustrate what might be realized upon exercise immediately prior to expiration using the 5% and 10% appreciation rates established by the Commission, compounded annually. The potential realizable value is not intended to predict future appreciation of the price of the USAT Common Stock.

EMPLOYMENT AGREEMENTS

         USAT has entered into employment agreements (the "Employment Agreements") with each of James C. Witham, Karen B. Laustsen and Gary S. Wolff providing for a three-year term commencing January 1, 1994 and terminating December 31, 1996. On April 18, 1996, Mr. Witham and Ms. Laustsen resigned their directorships and officerships, but agreed to continue to serve USAT until May 31, 1996.

         Pursuant to his Employment Agreement, Mr. Witham was employed as the President and Chief Executive Officer of USAT at an annual base salary of $330,000. Pursuant to her Employment Agreement, Ms. Laustsen was employed as an Executive Vice President at an annual base salary of $132,000. Pursuant to his Employment Agreement, Mr. Wolff is employed as the Treasurer and Chief Financial Officer at an annual base salary of $176,000 per year. Each of such salaries reflects a 10% increase effective July 1, 1995, which increase was the first in 18 months. Mr. Witham and Ms. Laustsen were each required to devote substantially all of his or her time to the business of USAT, while Mr. Wolff is only required to devote a majority of his time.



U.S. Drug

         The Employment Agreements contain standard provisions for participation by the executive in USAT's benefit programs, whether relating to the USAT Common Stock, bonuses or medical, life and disability insurance or otherwise. Mr. Witham and Ms. Laustsen are each provided with a company car. The Employment Agreements also provide for termination in the event of disability for six or more consecutive months and termination "for cause" which means conviction for embezzlement, theft or other criminal act constituting a felony or failure to comply with the terms and conditions of the Agreement if such breach is not cured within seven days after written notice is given to the executive by the Board of Directors.

         Michael J. Witham, who is the son of James C. Witham and who was the Vice President of Manufacturing of USAT, had a similar Employment Agreement providing for an annual base salary of $115,500. Effective September 26, 1995, Michael J. Witham agreed to terminate his Employment Agreement in consideration of a payment to him of $50,000 and an assignment to him of a company car. He resigned as an executive officer of USAT, as a director of U.S. Drug and no longer serves the Company in any capacity.

         Effective April 18, 1996, Robert Stutman, the President of RSA, has been employed as the Chief Executive Officer of USAT. Mr. Stutman's annual base salary is $225,000. He will receive a cash bonus of $100,000 if the Company breaks even in fiscal 1997 and an additional $150,000 if the Company earns at least $.06 per share in fiscal 1997. Cash bonuses will be discretionary in subsequent years. He will also receive a one-time cash bonus of $50,000 upon ProActive satisfying certain performance standards. In the event that Mr. Stutman is terminated without cause (to be defined) during the first three years that he is employed by USAT, he shall receive severance pay in an amount equal to the base salary that would have been paid to him after the date of termination had Mr. Stutman not been terminated and had he been employed by USAT for a period of three years.

         Effective May 13, 1996, Linda H. Masterson, a member of USAT's Board of Directors, will be employed as the President and Chief Operating Officer of USAT. Ms. Masterson's annual base salary will be $175,000. Ms. Masterson will be granted either stock options to purchase 600,000 shares of the USAT Common Stock if USAT adopts an employee stock option plan or, if no such plan is adopted, a warrant to purchase 600,000 shares of the USAT Common Stock. In either case, the exercise price will be $3.50 per share and the option or warrant will become exercisable over a four-year period as follows: 50,000 shares upon commencement of the term of employment, 100,000 shares at the end of the first year, 150,000 shares at the end of the second year, 150,000 shares at the end of the third year and 150,000 shares at the end of the fourth year. The expiration dates of the stock option will be in accordance with the terms of the stock option plan



U.S. Drug
and the expiration dates of the warrant will be four years from the respective dates on which the warrant becomes exercisable. A discretionary cash and/or stock bonus may be paid commencing with the fiscal year after the fiscal year in which the Company first has positive earnings. A bonus in the form of stock options pursuant to an employee stock option plan or warrants, if no such plan is adopted, shall be granted in respect of fiscal 1997 as follows: 33,000 shares if the Company breaks even in fiscal 1997 and an additional 50,000 shares if the Company has $0.06 earnings per share for fiscal 1997. In the event that Ms. Masterson is terminated without cause (to be defined), she shall be paid severance equal to her annual base salary.

         No employment agreements will be executed with Mr. Stutman or Ms. Masterson; however, written agreements will be prepared evidencing the severance provisions.

DIRECTORS' COMPENSATION

         Prior to the change on September 26, 1995 in the composition of the Board (see "Summary-Recent Developments"), directors of USAT who were not employees were eligible to receive 10,000 shares of the Common Stock in the current fiscal year, in addition to be reimbursed for their travel and other expenses. 10,000 shares of the Common Stock were allocated to each of Glenn Bergenfield and William DiTuro, then directors, on September 26, 1995.

         On November 16, 1995, as modified on December 11, 1995, the Board approved the following compensation arrangements for directors who are not employees of USAT or any subsidiary thereof: (1) each year the director will receive a Common Stock purchase warrant to purchase 10,000 shares of the USAT Common Stock exercisable at the closing sales price on the date of grant (Common Stock purchase warrants were granted to five directors (i.e., Alan I. Goldman, John C. Lawn, Peter M. Mark, Linda H. Masterson and Lee S. Rosen to purchase an aggregate of 50,000 shares at $1.9375, the closing sales price on November 16,
1995); (2) an annual payment of $10,000 (the first payment to be made after January 1, 1996) and (3) a quarterly payment of $2,500 provided that the director attends at least 75% of the meetings during the year. The Board also authorized an annual payment of $1,000 for a director serving as the Chairman of a Board committee and $500 for serving as a member of a Board committee. The Board approved the following compensation for all directors: the issuance of a Common Stock purchase warrant to purchase 10,000 shares of the USAT Common Stock for each $1.00 rise over the closing sales price of the USAT Common Stock on November 16th of each year (which would be $1.9375 for November 16, 1995), the rise to be calculated on the basis of the average of the closing sales prices during the 90-day period preceding the 30th day after the date on which the results of operation for the fiscal



U.S. Drug
year are announced either through a press release or the filing of the Annual Report on Form 10-K under Section 13 of the Exchange Act.

CERTAIN TRANSACTIONS

         In August 1994, USAT issued stock options to purchase an aggregate of 450,000 shares of the USAT Common Stock to its executive officers and directors pursuant to the 1990 Option Plan exercisable at $2.375 per share. Thereafter, USAT terminated the 1990 Option Plan. See the section "Option/SAR Grants in Last Fiscal Year" under this caption "USAT Management" for information as to the grants to the then officers and directors. In September 1995, an aggregate of 20,000 shares were allocated to the two then directors who were not employees of USAT (i.e., Glenn A. Bergenfield and William DiTuro). See the section "Directors" under this caption "USAT Management."

         George Berger served as the Secretary of USAT from its inception until October 12, 1995. Berger & Paul, of which firm he is a partner, served as general counsel to the Company until the same date. Since March 1, 1993, Mr. Berger received a stock Option to purchase 5,000 shares as described in the preceding paragraph.

         On October 12, 1995, the Board of Directors appointed Michael S. McCord, a stockholder of USAT (as of March 31, 1996, he beneficially owned 403,808 shares of the Common Stock) and a former member of the Committee, as a consultant to USAT to serve at the discretion of the Board. For such services he was granted on November 16, 1995 a Common Stock purchase warrant to purchase 10,000 shares of the Common Stock at $1.9375, the closing sales price on the date of grant. He is also to receive an annual payment of $10,000 in quarterly installments of $2,500 assuming he is still rendering services as a consultant.


                      THE COMPANY'S SELECTED FINANCIAL DATA

         The following tables set forth selected financial data of the Company for the five fiscal years ended March 31, 1995 and the nine-month periods ended December 31, 1995 and 1994. This selected financial data should be read in conjunction with "The Company's Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Financial Statements and related notes thereto included elsewhere in this Consent Solicitation Statement/Prospectus.



U.S. Drug

                            For the Nine Months
                             Ended December 31,                                 For the Year Ended March 31,
                       ------------------------------  ----------------------------------------------------------------------------
                            1995           1994            1995             1994           1993           1992            1991
                            ----           ----            ----             ----           ----           ----            ----
                       (Consolidated)  (Consolidated)  (Consolidated)  (Consolidated)  (Consolidated)  (Consolidated)
                         (Unaudited)     (Unaudited)
Selected Income
Statement Data:

  Sales - Net            $ 3,015,006    $ 7,467,137     $ 8,437,150     $  7,182,417    $ 4,166,104     $   688,412    $   445,244
                         -----------    -----------     -----------     ------------    -----------     -----------    -----------

  Costs and Expenses:
   Cost of Sales
   (Exclusive of
    Depreciation
    Shown Below)           2,268,587      4,850,977       6,234,263        5,181,632      2,923,795         545,594        327,624
  Selling, General &
  Administrative Exp.
  (Exclusive of
   Depreciation
   Shown Below)            5,820,490      5,952,316       7,980,055        5,883,839      5,897,108       2,549,367      1,061,957
  Research &
  Development                789,506        794,166       1,248,962          947,811      1,067,381         156,817         25,990
  Interest                    75,864         15,092          50,139            7,215         24,132          73,311        129,741
  Depreciation and
  Amortization               959,795        393,853         799,858          447,717        210,687          61,907         48,565
  Loss from
  Settlement
  of Class Action
  Litigation                       -              -               -        4,600,000              -               -              -
  Loss from
  Settlement
  of Litigation                    -              -               -           50,000        652,625         582,338              -
  Payment of
  Consulting
  Agreement                        -              -               -                -              -         400,000              -
                         -----------    -----------     -----------     ------------    -----------      ----------    -----------
    Total Cost
    and Expenses           9,914,242     12,006,404      16,313,277       17,118,214     10,775,728       4,369,334      1,593,877
                         -----------    -----------     -----------     ------------    -----------      ----------    -----------

Loss From Operations      (6,899,236)    (4,539,267)     (7,876,127)      (9,935,797)    (6,609,624)     (3,680,922)    (1,148,633)
                         -----------    -----------     -----------     ------------    -----------      ----------    -----------

Other Income
  (Expense) - Net            290,792     (  618,913)     (  457,207)      (  466,876)    (1,187,109)        137,770         45,386
                         -----------    -----------     -----------     ------------    -----------      ----------    -----------

Loss Before Minority
  Interest in Net
  Loss (Income) of
  Subsidiaries            (6,608,444)    (5,158,180)     (8,333,334)     (10,402,673)    (7,796,733)     (3,543,152)    (1,103,247)

Minority Interest
  in Net Loss
  (Income) of
  Subsidiaries, Net
  of Subsidiary
  Preferred Stock
  Dividends Paid             757,729        748,394       1,096,938          336,638       (200,520)          53,128             -
                         -----------    -----------     -----------     ------------    -----------      -----------    ----------

Net Loss                ($5,850,715)    ($4,409,786)    ($7,236,396)    ($10,066,035)   ($7,997,253)    ($3,490,024)   ($1,103,247)
                         ==========      ==========     ===========     ============    ===========      ==========     ==========

Weighted Average
  Common Shares
  Outstanding             29,248,777     25,340,817      25,691,674       22,027,068     12,317,743       5,938,747      3,261,285
                          ==========     ==========     ===========       ==========    ===========      ==========     ==========



U.S. Drug

                            For the Nine Months
                             Ended December 31,                                 For the Year Ended March 31,
                       ------------------------------  ----------------------------------------------------------------------------
                            1995           1994            1995             1994           1993           1992            1991
                            ----           ----            ----             ----           ----           ----            ----
                       (Consolidated)  (Consolidated)  (Consolidated)  (Consolidated)  (Consolidated)  (Consolidated)
                         (Unaudited)     (Unaudited)
Loss Applicable to
  Common Stock:
Net Loss                ($5,850,715)    ($4,409,786)    ($7,236,396)    (10,066,035)     (7,997,253)    ($3,490,024)  ($1,103,247)

Preferred Stock
  Dividend-Class "A"        (14,405)        (31,977)        (39,179)        (26,358)        (39,992)       (199,362)      (76,307)

Preferred Stock
  Dividend-Class "B"              -     (     2,425)    (     2,425)   (     13,826)   (    331,767)    (   227,083)            -
                         ----------      ----------      ---------- ---------------     -----------      ----------    ----------
Loss Applicable to
  Common Stock          ($5,865,120)    ($4,444,188)    ($7,278,000)   ($10,106,219)   ($8,369,012)     ($3,916,469)  ($1,179,554)
                         ----------      ----------      ----------     -----------     ----------       ----------    ----------

Net Loss Per
  Common Share          ($      .20)    ($      .18)    ($      .28)   ($       .46)   ($      .68)     ($      .66)  ($      .36)
                         ----------      ----------      ----------     -----------     ----------       ----------    ----------

(1)      Adjusted to reflect all common stock splits.


                            For the Nine Months
                             Ended December 31,                                 For the Year Ended March 31,
                       ------------------------------  ----------------------------------------------------------------------------
                            1995           1994            1995             1994           1993           1992            1991
                            ----           ----            ----             ----           ----           ----            ----
                       (Consolidated)  (Consolidated)  (Consolidated)  (Consolidated)  (Consolidated)  (Consolidated)
                         (Unaudited)     (Unaudited)
Selected Balance
Sheet Data:

Working Capital          $ 2,204,198     $ 5,457,833     $ 4,634,665     $ 7,489,655     $2,204,198    $ 5,457,833     $1,355,401
                         ===========     ===========     ===========     ===========     ==========    ===========     ==========

Total Assets             $ 8,987,126     $14,867,439     $14,097,548     $16,848,773     $6,300,602    $12,904,801     $2,770,244
                         ===========     ===========     ===========     ===========     ==========    ===========     ==========

Long-Term Debt -
  Less Current
  Portion                $    66,365     $    75,778     $    79,008     $    81,521     $    2,886    $         -     $3,323,346
                         ===========     ===========     ===========     ===========     ==========    ===========     ==========

Minority Interest        $ 1,873,099     $ 3,064,947     $ 2,723,502     $ 3,705,120     $3,676,068    $ 4,090,109     $        -
                         ===========     ===========     ===========     ===========     ==========    ===========     ==========

Shareholders' Equity     $ 5,320,299     $ 7,321,483     $ 7,693,942     $ 6,844,375     $1,482,943    $ 8,301,977     $1,306,988
                         ===========     ===========     ===========     ===========     ==========    ===========     ==========



U.S. Drug

               THE COMPANY'S MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



EFFECT OF MERGER

         Although consummation of the Merger will result in the cancellation of the indebtedness from USAT to U.S. Drug ($200,000 outstanding as of March 31, 1996 and due June 30, 1996), USAT will still have to invest at least $4,000,000 to $6,000,000 in the drug testing operations during the next two years in order to complete the development of the drug testing products. Because no revenues from sales are currently expected from the drug testing operations for 20 to 30 months, assuming Acquisition Corp. as the successor to U.S. Drug by merger meets the current product development schedule, as to which there can be no assurance, the drug testing operations will operate at a loss for at least the next two fiscal years, requiring the Company to seek to generate revenues from the ProActive human resource provider business and from its alcohol testing segment, assuming that the sale of its toy operation is effected. Although USAT management is optimistic about the Company achieving a significant amount of revenues from the alcohol testing and the human resource provider segments, particularly from the ProActive operations, as supplemental by the expected acquisition of RSA (as to which there can be assurance it will close), there can be no assurance that management's expectations will be achieved and in the time frame that management contemplates. Management believes that ProActive can, through its operations, also increase the revenues of the alcohol testing segment and, when its products are marketable, those of the drug testing subsidiary. Although the sale of the rubber recycling operation and the desired sale of the toy operation, as to which there can be no assurance that the latter sale will be consummated or, if sold, as to when and for what purchase price the sale will be effected, will eliminate a substantial portion of the Company's operating losses, such sales will also substantially reduce the Company's revenues (the toy and rubber recycling operations constituted 79.9% of the Company's revenues in fiscal 1995 and 70.1% in the nine months ended December 31, 1995). Accordingly, in order to meet the Company's cash requirements, particularly those relating to its drug testing segment, the Company must develop new sources of revenues - as to which the combined ProActive/RSA operation is the most likely source, seek additional financing and/or secure exercises of outstanding USAT Common Stock purchase warrants and stock options. There can be no assurance that any of these sources of cash will produce sufficient amounts required for the Company's operations, including U.S. Drug's, although USAT management believes, as discussed below under "Liquidity and Capital Resources," that, as the result of the recently completed private placement and other potential sources of funds, the



U.S. Drug

Company expects to meet its cash requirements for at least the next 12 months. If the Merger is consummated and if Good Ideas is sold, management believes that the Company can begin to operate at a profit in fiscal 1997 despite the substantial operating losses anticipated from the drug testing operations and the loss of revenues from Good Ideas and USRR. There is, of course, no assurance that management's expectations will be realized or, if realized, when.

         If the Merger is not effected, then U.S. Drug will have to seek financing which, if obtained in the form of an offering of the U.S. Drug Common Stock, will further dilute the stock interests and voting rights of the U.S. Drug Minority Stockholders and USAT. Although a rights offering to the U.S. Drug stockholders would minimize additional dilution to such persons, there can be no assurance that the U.S. Drug Minority Stockholders will respond favorably to a rights offering because many of such persons had purchased their shares at $5.00 per share in the initial public offering of U.S. Drug or at higher prices in the subsequent market, while the closing sales prices of the U.S. Drug Common Stock have been well below $5.00 during the last six months (see "U.S. Drug Market Information-Market Data"). In addition, in order to preserve USAT's ownership percentage in U.S. Drug by exercising its rights, USAT may have to obtain its own financing, thereby competing against U.S. Drug for financing and also thereby taking away funds that might otherwise have been used for the Company's other operations, such as its alcohol testing and human resource provider operations, both of which are 100% owned by USAT. Because the USN license for the drug testing technology is with USAT, U.S. Drug's failure to raise sufficient financing to complete the product development would result in the termination of the sublicense from USAT and the reversion of the technology licensing rights to USAT. Accordingly, there are considerations negating against USAT desiring to be the sole source of U.S. Drug's financing so long as U.S. Drug is not 100% owned. Nevertheless, because of its substantial investment in U.S. Drug, USAT would seek to obtain financing; however, despite USAT's successes in the past, there can be no assurance that USAT will raise these funds on a timely and favorable basis. U.S. Drug's Board will also consider seeking a major company to act as marketing partner and/or assist in the development of the drug products. U.S. Drug would seek to have any such partner make available funding for completion of the development work. There can be no assurance that such a partner can be obtained and, if obtained, that it would make funds available on a timely basis. See "The Terms of the Transaction-Special Payment."

         If the Merger is not effected, an infusion of equity will be necessary for U.S. Drug to maintain its listing of the U.S. Drug Common Stock on the Pacific Stock Exchange because U.S. Drug, based on its balance sheet as of December 31, 1995, did not meet



U.S. Drug
such Exchange's assets and stockholders' equity maintenance requirements. Similarly, U.S. Drug would not meet the entry requirements of the American Stock Exchange or the NASDAQ System. Even if the current maintenance problem is resolved by an infusion of equity, because of the anticipated continuing losses, U.S. Drug will probably have the same compliance problem for at least 20 to 30 months (i.e., the necessity to infuse capital to offset operational losses). Any delisting from the Pacific Stock Exchange and inability to list on another exchange or the NASDAQ System will adversely affect U.S. Drug's ability to raise additional equity financing.

LIQUIDITY AND CAPITAL RESOURCES

         Because of the Company's history of operating losses through the nine-month period ended December 31, 1995 and the projected continuance of operational losses through at least March 31, 1996, the fiscal year end, if not later, management believed that it would be necessary, in addition to attempting to maximize cash flow from operations, to secure additional equity, either through the private placement of its securities, the possible exercise of the USAT Common Stock purchase warrants and the stock options as indicated in the succeeding paragraph and the possible sale of certain business segments as indicated in the fourth succeeding paragraph. Management continues to believe that the Company will continue to have the cash resources available to meet all of its operating requirements for the ensuing 12 months. Management bases this belief on the Company's internally generated funds, its past ability to successfully underwrite its equity securities, to generate USAT Common Stock purchase warrant exercises from existing holders and to privately place its equity securities. During August 1995, USAT completed a private placement in the offshore market in which it realized gross proceeds of $3,038,505. USAT completed a private placement pursuant to Regulation D under the Securities Act in February 1996 in which it realized gross proceeds of $3,750,000. There can be, of course, no assurance that the Company will be able to consummate any future financings on a timely and favorable basis in the amount necessary to meet the Company's cash requirements should any such financing be required.

         Outstanding unexercised USAT Common Stock purchase warrants as of December 31, 1995 could generate approximately $12,700,000 of new capital to the Company. The expiration dates for many USAT Common Stock purchase warrants, previously extended for one year in August 1994, were extended for an additional year on June 26, 1995 and, accordingly, expire on various dates from September 1996 through December 2001. Outstanding ten-year stock options granted to officers and directors of USAT in August 1994, at an exercise price of $2.375, could generate proceeds of approximately $1,070,000 if exercised. These stock options expire in August 2004. However, even though since January 31,



U.S. Drug

1996 and through March 31, 1996 USAT Common Stock purchase warrants have been exercised to purchase 116,500 shares of the USAT Common Stock for an aggregate exercise price of $166,605, there can be no assurance that any of these stock options or any other USAT Common Stock purchase warrants will be exercised and, accordingly, that the Company will receive any additional proceeds.

         In September 1995, the Company entered the human resource provider business through its ProActive subsidiary which was incorporated in June 1995. A human resource provider provides a turn-key solution to a client's drug and alcohol free workplace initiative, resulting in enhanced services along with substantial reductions in program costs. Such services include, but are not limited to, drug and alcohol testing programs (including policy writing and review), training and educational programs, random selections, specimen collections, and medical review officer (MRO) services, physicals, background investigative services, program audits to ensure regulatory compliance and employee assistance programs. The Company's strategy is to penetrate this market through business alliances and acquisitions.

         Management believes that ProActive's operations will be enhanced by the contemplated acquisition of RSA,a provider of corporate drug-free work place programs and which, since January 1996, has been designing policies and programs for ProActive. Although there can be no assurance that this acquisition will be effected, management believes that the addition to USAT of Robert Stutman, the President, a director and the principal shareholder of RSA, as USAT's Chairman and Chief Executive Officer will facilitate the signing of a definitive agreement and the consummation of the acquisition.

         Management is of the opinion that the Company will continue to meet its operating requirements, not only for the ensuing 12 months, but on a long-term basis as well. For the fiscal year which began April 1, 1995, the Company initiated actions which, in management's opinion, will reduce its projected selling, general and administrative expenses by an amount in excess of $1,500,000 through the elimination of payroll and related costs, legal expenses and consulting expenses. For the nine-month period ended December 31, 1995, such reductions have amounted to $1,341,000 after adjusting for the $903,000 nonrecurring charge in connection with USAT's settlement with the Committee (see "Prospectus Summary-Recent Developments") and $306,000 of expenses of a newly acquired subsidiary, not included in the overhead for the same period of the prior year. U.S. Drug continues its development of a saliva sample drug test and management of U.S. Drug hopes to reach an agreement with a marketing partner during the next 12 to 24 months. The Company expects to realize increasing operating profits from ProActive. As the human resource provider business expands, it is anticipated that ProActive's contribution to the Company's



U.S. Drug
operating profits and cash resources will increase. As indicated elsewhere in this Prospectus (see the subsections "Good Ideas Enterprises, Inc." and "U.S. Rubber Recycling, Inc." in the section "Subsidiaries" under the caption "Business of the Company"), since February 1996 management has been seeking the sale of the Company's toy and rubber recycling subsidiaries (the latter sale being effected on April 30, 1996) in order to concentrate on alcohol and drug testing and human resource provider operations as its core businesses. There is no assurance that any of management's plans for improving future operations will be realized and, if realized, when.

         In the event that the Company is unable to generate sufficient cash flow from operations or from sources other than operations as described above (which event, in management's opinion, is not likely to occur based upon past experience; however, there is no assurance that management will be successful in any future financing efforts), then the Company may have to reduce operations in order to survive, thereby not only resulting in less cash from operations currently, but also delaying future revenue growth. In such event the market price of the USAT Common Stock is likely to drop, not only discouraging the future exercises of the USAT Common Stock purchase warrants and the stock options and possibly discouraging potential new investors, but also increasing the risk that a current investor in USAT may lose the value of his, her or its investment.

         Because USAT offers its alcohol testing products, and U.S. Drug will offer its drug testing products, in the substance abuse industry which is noted for its scientific developments and rapidly changing technology, each faces the risk that new or modified products of competitors may make USAT's or U.S. Drug's products not competitive, either from an obsolescence or a pricing point of view. In addition, these developments may require USAT and U.S. Drug to expend substantial funds on research and development to remain competitive, possibly at times when such funds may not be available.

CHANGES IN FINANCIAL CONDITION

         During the quarter ended September 30, 1995, the Company's trading securities were sold and the Company realized proceeds of $3,530,000. The REMIC bonds were sold for $3,286,000 and a brokerage loan payable in the amount of $2,545,000 was repaid. The Company recognized an additional loss of $173,000 during the quarter ended September 30, 1995 over the carrying value of the bonds on the June 30, 1995 balance sheet. In addition, the Company sold 208,400 shares of its investment in the common stock of Marquest Medical Products, Inc. ("Marquest"), realizing proceeds of $244,000 and an additional profit of $153,000 over the carrying value on the June 30, 1995 balance sheet. The Company believes that the reason for the decline during prior



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fiscal years in the value of its investment in Marquest occurred for the following reasons: Marquest experienced problems (a violation of good manufacturing procedures) with the FDA and was closed down for five months. Marquest's sales fell from $80,000,000 to $5,000,000. On September 30, 1995, the only trading security held by the Company was 80,000 shares of Marquest. During the quarter ended December 31, 1995, the Company recognized an additional loss of $26,000 over the carrying value of the common stock of Marquest on the September 30, 1995 balance sheet. In addition, the Company sold 5,000 shares of the Marquest common stock, realizing proceeds of $6,000 and an additional loss of $21,000 over the carrying value on the September 30, 1995 balance sheet. The remaining 75,000 shares of the Marquest common stock were sold subsequent to December 31, 1995. Management will make no further investments in any high risk trading securities.

         The Company's investment policy on a prospective basis, assuming the availability of funds not required for immediate use in the operations of the business, will require such funds to be invested in certificates of deposit, money market accounts and government securities where the principal will be protected from market fluctuations.

         A discussion of cash flow for the nine months ended December 31, 1995 is as follows:

OPERATING CASH FLOWS

         Cash used for operations was $6,122,000 for the nine months ended December 31, 1995. The net loss for the period was $5,851,000 and the adjustment required to reconcile the net loss to the net cash used by operating activities was $271,000. Significant components of this adjustment included decreases in accounts receivable and inventories of $76,000 and $117,000, respectively, a minority share of the net loss of subsidiaries in the amount of $758,000, a decrease in accounts payable of $565,000 and a net unrealized gain over realized losses on securities in the amount of $270,000 reduced by depreciation and amortization of $960,000 and an increase in accrued expenses of $268,000.

INVESTING CASH FLOWS

         Cash provided from investing activities was $3,372,000 for the nine months ended December 31, 1995. $3,536,000 was generated from the sales of trading securities as described above and $212,000 was used for the purchase of property and equipment.



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FINANCING CASH FLOWS

         Cash provided from financing activities was $1,753,000 during the nine months ended December 31, 1995. The Company provided cash from the sale of securities in two private placements in the aggregate amount of $3,600,500 and from demand loans, secured by U.S. Drug's REMIC bonds, in the amount of $1,000,000. Cash from the sale of the REMIC bonds included as an investing activity was used to pay off brokerage loans in the amount of $2,545,000.

         Cash resources will be more than adequate, in management's opinion, to meet the Company's commitments which include lease obligations, royalty obligations and development of products for at least the next 12 months. There are currently no unfunded commitments for capital expenditures.

RESULTS OF OPERATIONS

NINE MONTHS ENDED DECEMBER 31, 1995 VS. DECEMBER 31, 1994

         Revenues for the nine months ended December 31, 1995 were $3,015,000, a decrease of $4,452,000 or 59.6% from revenues of $7,467,000 reported for the nine months ended December 31, 1994. Revenues generated from the alcohol testing segment were $901,000, a decrease of $331,000 from the $1,232,000 in revenues reported for the nine months ended December 31, 1994, which decrease was attributable to an unusually high volume of alcohol breath analyzing machines sold in the third quarter of the prior year. Revenues generated from the toy segment (i.e., Good Ideas) were $1,473,000 for the nine months ended December 31, 1995, representing a decrease of $2,814,000 or 65.6% from the $4,287,000 in revenues reported for the comparable period in 1994. Of this decrease, $2,393,000 or 85.1% was attributable to a decline in sales to the toy company's major customer. The customer attributed its reduction in orders to its large inventories and declining sales and customer traffic. Management believes that other manufacturers in the toy industry are currently facing these same problems-their distributors or retailers to which they sell have large inventories of products and declining sales and customer traffic. Revenues generated from the recycled rubber products segment (i.e., USRR) were $640,000, a decrease of $1,308,000 or 67.2% as compared with the $1,948,000 in revenues reported for the nine months ended December 31, 1994 and was attributable to the cancellation of a distributor agreement by the subsidiary in October 1994 because of significant breaches of the contract by the distributor relating to its use of competitors' flooring products in violation of a contractual requirement to use only USRR's products. The subsidiary does not intend to institute any litigation in connection with the cancellation of the agreement



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because USRR does not want to incur the protracted legal expenses involved in litigation.

         Cost of sales for the nine months ended December 31, 1995 on a consolidated basis was 75.3% of revenues as compared to 65.0% of revenues for the comparable period of the prior year, reflecting the disposal of obsolete inventory by Good Ideas in the amount of $127,000.

         Selling, general and administrative expenses were $5,820,000 for the nine months ended December 31, 1995, representing a decrease of $132,000 or 2.2% from the $5,952,000 of such expenses incurred for the comparable period of the prior year. Nonrecurring legal and other expenses in the amount of $903,000 were incurred by the Company during the nine months ended December 31, 1995 in connection with the settlement with the Committee of the consent solicitation litigation. Also included in the expenses for December 31, 1995 were $306,000 of expenses incurred by a newly acquired subsidiary not included in the comparable numbers for the nine months ended December 31, 1994. The major contributing factors to this reduction in expenses was a reduction in the royalties paid by U.S. Drug to the USN in the amount of $260,000, reductions in commission and freight expenses in USRR of $160,000 and $188,000, respectively, and a reduction of $390,000 in Good Ideas' payroll and related costs also resulting from reduced sales.

         Research and development expenses were $790,000 for the nine months ended December 31, 1995, representing a decrease of $5,000 or less than 1% from the expenses in the comparable 1994 period. Research and development expenses in connection with USAT's alcohol testing machine decreased by $154,000 during the nine months ended December 31, 1995 from such expenses in the comparable period in 1994, which decrease was attributable to the fact that the machines were placed in service. This decrease was offset by an increase in the U.S. Drug research and development expenses of $148,000 over the expenses in the comparable nine-month period ended December 31, 1994.

         Depreciation and amortization was $960,000 for the nine months ended December 31, 1995, representing an increase of $566,000 or 143.7% over depreciation and amortization in the nine months ended December 31, 1994, which increase was attributable primarily to depreciation on USAT's alcohol testing machines placed in testing sites in connection with the cost per test agreements with major laboratories. These machines represented an increase in depreciation expense of $264,000 for the nine months ended December 31, 1995 as compared to the expense in the same nine-month period of the prior year.

         The Company's operating losses of $6,899,000 for the nine months ended December 31, 1995 increased by $2,360,000 over its



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operating losses of $4,539,000 for the nine months ended December 31, 1994.
Revenues generated from the alcohol testing segment were $901,000, a decrease of $331,000 from the $1,232,000 in revenues reported for the nine months ended December 31, 1994, which decrease was attributable to an unusually high volume of alcohol breath analyzing machines sold in the third quarter of the prior year. Gross margin for the nine months ended December 31, 1995 was $226,000 or 25.1% of revenues as compared to $387,000 or 31.4% of revenues for the comparable period of the prior year, which decrease was attributable to a decline in machines sold. Research and development expenses were $107,000 for the nine months ended December 31, 1995, representing a decrease of $154,000 from the $261,000 in expenses reported for the nine months ended December 31, 1994, which decrease was attributable to the alcohol testing machines being placed into service. Selling, general and administrative expenses were $3,687,000 for the nine months ended December 31, 1995, representing an increase of $581,000 over the $3,106,000 in expenses reported for the nine months ended December 31, 1994. This increase was primarily due to nonrecurring legal and other expenses in the amount of $903,000 which were incurred by the Company in connection with the settlement of the consent solicitation litigation with the Committee and $306,000 of expenses incurred by a newly acquired subsidiary not included in the comparable number for the nine months ended December 31, 1994. Depreciation and amortization increased by $332,000 for the nine months ended December 31, 1995 as compared to the depreciation and amortization in the same period of the prior year and the increase was attributable primarily to the depreciation of $264,000 on the alcohol testing machines placed in service at testing sites in connection with the cost protect agreements with major laboratories. As a result of the foregoing, the operating loss for the alcohol testing segment increased by $1,617,000. The contributions to operating losses by subsidiaries, representing segments other than alcohol testing, are detailed below.

         Other income for the nine months ended December 31, 1995 was $291,000 as compared to other expense of $619,000 reported for the same period in 1994. The value of trading securities sold or held by the Company increased by $270,000 during the nine months ended December 31, 1995 as compared to a decrease of $838,000 for the same period in 1994. Interest income decreased by $111,000 for the nine months ended December 31, 1995 as compared to the interest income in the nine months ended December 31, 1994.

         Because of the Company's history of operational losses, the delay in marketing its urine sample drug testing product in order to wait until a saliva sample drug testing product is available, the fact that its human resource provider program was in its early marketing stages and the continuing problems in the toy industry, management was of the opinion, as of February 15, 1996



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when USAT filed its Quarterly Report on Form 10-Q for the quarter ended December
31, 1995, that it was highly unlikely that the Company would turn profitable in fiscal 1996 and that it was too speculative to project at that time when the Company would turn profitable.

U.S. DRUG TESTING, INC. (SUBSTANCE ABUSE TESTING)

         During the nine months ended December 31, 1995, U.S. Drug, a development stage enterprise with no revenues, spent $683,000 on research and development and $267,000 on selling, general and administrative expenses. Management fees of $315,000, interest on brokerage loans of $71,000 and depreciation of $110,000 comprised the balance of the loss from operations of $1,445,000 for the nine months ended December 31, 1995. For the comparable nine-month period ended December 31, 1994, U.S. Drug spent $534,000 on research and development and $639,000 on selling, general and administrative expenses; management fees were $315,000; interest expense was $2,800; and depreciation was $102,000. The loss from operations for the nine months ended December 31, 1994 was $1,593,000. The loss from operations decreased to $1,445,000 in the nine months ended December 31, 1995 as compared with $1,593,000 for the same period of the prior year, which decrease of $148,000 was primarily attributable to the renegotiation of the USAT license agreement with the USN resulting in a reduction in royalties paid from $285,000 during the nine months ended December 31, 1994 to $25,000 for the nine months ended December 31, 1995.

         Since inception U.S. Drug has spent $2,388,000 on research and development and $1,868,000 on selling, general and administrative expenses. USAT had spent $678,000 on research and development and $485,000 on selling, general and administrative expenses for the period from January 24, 1992 through December 31, 1992, when the technology was sublicensed to U.S. Drug.

         As of December 31, 1995, U.S. Drug did not anticipate generating revenues from sales during the balance of fiscal 1996 nor during fiscal 1997 and, accordingly, anticipated that operating losses would continue for at least that 15-month period, if not for a longer period. Management currently has that same opinion absent an advance payment from a marketing partner, as to which payment or the securing of a marketing partner there can be no assurance.

GOOD IDEAS ENTERPRISES, INC. (TOY)

         Net sales for the nine months ended December 31, 1995 were $1,473,000, a decrease of $2,814,000 or 65.6% from the net sales in the comparable period of the prior year. Of this decrease, $2,393,000 or 85.1% was attributable to the major customer of Good Ideas not placing orders for Good Ideas' toy products.




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The customer attributed its reduction in orders to its large inventories and declining sales and customer traffic. Management believes that other manufacturers in the toy industry are currently facing these same problems - their distributors or retailers to which they sell have large inventories of products and declining sales and customer traffic. In addition, management believes that many retailers are minimizing their number of vendors and reducing the number of items carried in inventory which has the result of squeezing out the smaller companies with their limited product lines. Net sales from the wooden construction toy category for the nine months ended December 31, 1995 were $933,000, a decrease of $1,732,000 or 65.0% from the net sales in the comparable period in 1994. Net sales from the equestrian line of toys, consisting of horses, saddles and accessories, for the nine months ended December 31, 1995 were $530,000, representing a decrease of $590,000 or 43.8% from the net sales in the nine months ended December 31, 1994. Net sales of Good Ideas' other product lines for the nine months ended December 31, 1995 were $11,000, a decrease of $492,000 or 97.9% from the net sales in the same period in 1994. The decrease was attributable to the discontinuance of Good Ideas' line of corrugated construction toys because of significant increases in the costs of materials.

         Gross profit for the nine months ended December 31, 1995 was $331,000 or 22.5% of net sales as compared to $1,288,000 or 30.0% of net sales for the nine months ended December 31, 1994. The decrease in gross profit as a percentage of net sales was primarily due to a disposal of obsolete inventory in the amount of $127,000, partially offset by Good Ideas' effort to increase its gross margins on products sold by either raising selling prices or adjusting the quantity of parts in its playsets.

         Selling, general and administrative expenses for the nine months ended December 31, 1995 decreased to $1,097,000 from $1,487,000 for the comparable period in 1994, which decrease was attributable to reductions in payroll and related costs during the nine months ended December 31, 1995.

         Management fees paid to USAT were $225,000 for the nine months ended December 31, 1995, representing a decrease of $8,000 from the $233,000 of fees paid for the nine months ended December 31, 1994.

         Good Ideas recognized interest income of $118,000 from its loans to related parties during the nine months ended December 31, 1995. Good Ideas also recognized a loss of $20,000 on the sales of fixed assets during the same period.

         The loss from operations for Good Ideas was $1,033,000 for the nine months ended December 31, 1995, representing an increase of $601,000 from the operating loss of $432,000 reported for the



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comparable period ended December 31, 1994. The increase in the operating loss was due to the decreases in sales and gross profit offset by the decreases in selling, general and administrative expenses and management fees, all as described in the preceding paragraphs.

         Unless Good Ideas were to add new products to its line, as to which there is no assurance, or there were a stronger demand for toy products in the industry generally, management did not believe, as of December 31, 1995, that a turnaround in Good Ideas' operations would occur during the next 12 months, if not at a later date. Although management of Good Ideas had considered plans to expand the product line, it was reluctant, as of December 31, 1995, to implement these plans absent a change in the industry conditions described above. It was, accordingly, as of such date, considering all of its options, including that of seeking buyers for the assets or stock of Good Ideas. On February 26, 1996, the USAT Board determined to sell or liquidate Good Ideas. See "The Merger and Related Matters-Sale of Good Ideas."

U.S. RUBBER RECYCLING, INC. (RECYCLED RUBBER PRODUCTS)

         Net sales of USRR for the nine months ended December 31, 1995 were $640,000, a decrease of $1,308,000 or 61.7% as compared with sales of $1,948,000 in the period ended December 31, 1994. This decrease was attributable to the cancellation of an agreement with a distributor by USRR in October 1994 because of significant breaches of the contract by the distributor relating to its use of competitors' flooring products in violation of a contractual requirement to use only USRR's products. USRR does not intend to institute any legal proceedings against the distributor because USRR does not want to incur the protracted legal expenses involved in litigation.

         Gross margin for the nine months ended December 31, 1995 was $345,000 or 53.9% of net sales up from $941,000 or 48.3% of net sales for the nine months ended December 31, 1994. The increase in gross margin was attributable to an increase in the selling price of USRR's product to its customers. This offset an inventory write off of floor tiles which became non-repairable during the six months ended September 30, 1995. Floor tiles not meeting quality control standards are segregated in the inventory for future repairs to correct the flaws and those not repairable are discarded. During fiscal 1995, USRR worked a double shift to meet the production demand created by the agreement with the distributor. Inexperienced labor resulted in an increase in tiles not initially suitable for shipments. During the six months ended September 30, 1995, these tiles were repaired except for approximately $30,000 of inventory which was written off.



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         Selling, general and administrative expenses were $435,000 for the nine months ended December 31, 1995, representing a decrease of $464,000 from such expenses in the comparable period of 1994. Of this amount, $160,000 represented a decrease in commissions and freight and $188,000 represented a decrease in factory overhead expenses, all related to the decline in sales revenue.

         Management fees paid to USAT were $65,000 for the nine months ended December 31, 1995, representing a decrease of $129,000 from such fees in the nine months ended December 31, 1994, which decrease was directly related to the decline in sales.

         Depreciation expense was $74,000 for the nine months ended December 31, 1995, representing an increase of $30,000 over such expense in the comparable 1994 period, which increase was attributable to the commencement of depreciation on additional manufacturing equipment built in contemplation of potential expansion.

         Interest expense was $123,000 for the nine months ended December 31, 1995 as compared with no such expense in the comparable period in 1994.

         The operating loss of $368,000 for the nine months ended December 31, 1995 represented an increase of approximately $283,000 from an operating loss of $85,000 for the period ended December 31, 1994. The increase was primarily attributable to the decreased amount of revenues.

         Despite the decrease in sales and the increase in loss during the nine-month period ended December 31, 1995, USAT management believed, as of such date, that costs in USRR could be controlled at, and revenues increased to, a level at which USRR could operate on a profitable basis by the end of fiscal 1997; however, there can be no assurance that management's expectation will be realized. In addition, as indicated elsewhere in this Consent Solicitation Statement/Prospectus (see the section "Effect of Merger" under this caption "The Company's Management's Discussion and Analysis of Financial Condition and Results of Operations"), the USAT Board, on February 26, 1996, concluded that the Company should concentrate on alcohol and drug testing and ProActive's human resource provider operations as its core businesses and, accordingly, authorized seeking a purchaser for USRR. A sale of substantially all of the assets of USRR was consummated on April 30, 1996.

FISCAL 1995 VS. FISCAL 1994

         Revenues for fiscal 1995 increased by $1,255,000 or 17.5% over the revenues of $7,182,000 reported for fiscal 1994.



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Revenues generated from the alcohol testing segment were $1,695,000, an increase of $1,252,000 or 282.6% over the $443,000 in revenues reported for fiscal 1994, which increase was attributable to sales of USAT's Alco Analyzer 2100. Revenues generated from the toy segment were $4,606,000 for fiscal 1995, representing a decrease of $938,000 or 16.9% from the $5,544,000 in revenues reported for fiscal 1994, which decrease was primarily attributable to a decrease in sales of Good Ideas' wooden construction toy category. Revenues generated from the recycled rubber products segment were $2,136,000, an increase of $941,000 or 62.0% as compared to the $1,195,000 in revenues reported for the previous year. The increase was attributable to an arrangement with a distributor (Matworks, Inc.) to supply significant amounts of the product to a major retail customer. The Company canceled the agreement in October 1994 because of significant breaches by the distributor of the contract relating to its use of competitors' flooring products in violation of a contractual requirement to use only USRR's products. Accordingly, revenues for the fourth quarter decreased. The subsidiary does not intend to institute any litigation in connection with the cancellation of the agreement because USRR does not want to incur the protracted legal expenses involved in litigation.

         Cost of sales for fiscal 1995 on a consolidated basis was 73.9% of revenues compared to 72.1% of revenues for the prior year, reflecting an overall stability in gross profit margins. Cost of sales as a percentage of revenues decreased in Good Ideas from 73.2% in fiscal 1994 to 71.3% in fiscal 1995. Cost of sales as a percentage of revenues in USRR increased in fiscal 1995 to 72.8% from 61.5% in fiscal 1994. For an explanation of the reasons for these changes, see the subsidiary discussions which follow. Cost of sales as a percentage of revenues in the alcohol testing segment of USAT increased from 78.3% in fiscal 1994 to 82.0% in fiscal 1995, which increase was attributable to the higher than projected costs involved in building the initial alcohol testing machines that were sold in fiscal 1995.

         Selling, general and administrative expenses were $7,980,000 for fiscal 1995, representing an increase of $2,096,000 over the $5,884,000 in such expenses reported for fiscal 1994. The Company incurred $1,230,000 of development marketing and training costs in connection with the alcohol testing machine during fiscal 1995.

         Research and development expenses were $1,249,000 for fiscal 1995, representing an increase of $301,000 over the expenses reported for fiscal 1994. Of the total expenditures in fiscal 1995, $886,000 represented research and development by U.S. Drug in connection with technology licensed from the USN for drugs of abuse, representing an increase of $158,000 over the fiscal 1994 expenditures. The Company incurred research and development



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expenditures of $363,000 during fiscal 1995 in connection with the development of its alcohol testing machine, representing an increase of $143,000 over the expenditures for fiscal 1994.

         Depreciation and amortization was $800,000 for the year ended fiscal 1995, representing an increase of $352,000 over the $448,000 in depreciation and amortization reported for fiscal 1994, of which $242,000 was attributable to alcohol testing machines.

         Losses from settlement of class action and other litigation were $4,650,000 for fiscal 1994. The Company incurred no similar costs during fiscal 1995.

         Operating losses of $7,876,000 for fiscal 1995 decreased by $2,060,000 from the losses of $9,936,000 reported for fiscal 1994. The operating loss for the alcohol testing segment decreased by $3,169,000, which decrease was primarily attributable to the litigation losses of $4,650,000 incurred for fiscal 1994. The contributions to operating losses by subsidiaries, representing segments other than alcohol testing, are detailed below.

         Other income (expense) for fiscal 1995 and 1994 included charges for unrealized loss in marketable securities of $580,000 and $388,000, respectively. A primary cause of these charges was the decline in the market value of the Company's investments in REMIC bonds issued by the Federal Home Loan Mortgage Corporation and Federal National Mortgage Association. The Company originally invested in the REMIC bonds on the advice of a registered broker-dealer which recommended these bonds as an investment with high interest rates and low market risk. The Company, through inexperience in dealing with this type of investment, did not enter into any hedging transaction to mitigate these losses and held the bonds in anticipation of increases in their market value. Upon such increases in market value, the Company sold the bonds, partially recovering its unrealized losses, and recognized the realized losses. Since December 1993, no additional investments of this type have been made and none are contemplated in the future. Interest income was $292,000 for fiscal 1995, representing an increase of $191,000 over the $101,000 in interest income reported for fiscal 1994, which increase was attributable to increases in interest earned for fiscal 1995 by U.S. Drug of $159,000 and Good Ideas of $36,000 by virtue of having the excess proceeds from their initial public offerings, completed during fiscal 1994, invested for a full twelve months.

U.S. DRUG TESTING, INC. (SUBSTANCE ABUSE TESTING)

         During fiscal 1995, U.S. Drug, a development stage enterprise with no revenues, spent $886,000 on research and



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development as compared with $728,000 in such expenses in the prior year and
$91,000 in the period January 1 to March 31, 1993. During fiscal 1995, U.S. Drug also spent $850,000 on selling, general and administrative expenses as compared with $604,000 in the prior year and $146,000 in the period January 1 to March 31, 1993. Since inception U.S. Drug has spent $1,705,000 on research and development and an additional $1,601,000 on selling, general and administrative expenses. USAT spent $678,000 on research and development and $485,000 on selling, general administrative expenses for the period from January 24, 1992 through December 31, 1992, when the technology was transferred to U.S. Drug.

         U.S. Drug paid management fees to U.S. Drug of $420,000 in both fiscal 1995 and fiscal 1994 and no management fee in the period from January 1 to March 31, 1993. During fiscal 1995, the loss from operations of $2,363,000 also reflected interest of $44,000 on brokerage loans and depreciation of $163,000. During fiscal 1994, the loss from operations of $1,876,000 also reflected interest and depreciation of $124,000 and, during the period January 1 to March 31, 1993, the loss from operations of $257,000 also reflected interest and depreciation of $20,000.

         U.S. Drug's operating loss was $2,363,000 in fiscal 1995 as compared to operating losses of $1,876,000 and $257,000 in fiscal 1994 and the period January 1 to March 31, 1993, respectively. These operating losses were attributable to the fact that U.S. Drug was expending funds for research and development and selling, general and administrative expenses as indicated in the second preceding paragraph, as well as incurring a management fee to USAT and the other expenses as described in the preceding paragraph, while not realizing any revenues.

GOOD IDEAS ENTERPRISES, INC. (TOY)

         Net sales of Good Ideas for fiscal 1995 were $4,606,000, a decrease of $938,000 or 16.9% from the sales in the prior year. Net sales from Good Ideas' wooden construction toy category for fiscal 1995 were $2,841,000, a decrease of $733,000 or 20.5% from the sales in fiscal 1994, which decrease was attributable to a decline in this category sales by Good Ideas' major customer, resulting in a reduction of orders placed by such customer. The customer attributed its reduction in orders to its large inventories and declining sales and customer traffic. Management believes that other manufacturers in the toy industry are currently facing these same problems - their distributors or retailers to which they sell have large inventories of products and declining sales and customer traffic. In addition, net sales from Good Ideas' equestrian line of toys for fiscal 1995 were $1,213,000, representing an increase of $198,000 or 19.5% over the sales in fiscal 1994. This increase was attributable to the sales of a new product introduced into the equestrian line at the end of fiscal 1994. Net sales of Good Ideas' corrugated



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cardboard construction toy category for fiscal 1995 were $344,000, a decrease of
$69,000 or 16.7% from the sales in the year earlier. Price increases in the cost of the corrugated cardboard resulted in price increases to Good Ideas' customers, with a resulting decline in sales. This category was ultimately removed from the product line at the beginning of the current fiscal year. The remaining decrease in net sales for fiscal 1995 as compared to sales in fiscal 1994 was the result of sales of other products which had been introduced into the line on an unsuccessful basis and sold at discounted prices in order to avoid carryover of slow-moving inventory.

         Gross profit for fiscal 1995 was $1,324,000 or 28.7% of net sales as compared to $1,487,000 or 26.8% of net sales for fiscal 1994. The increase in gross profit as a percentage of net sales was primarily due to Good Ideas' effort to increase its gross margins on product sold by either raising selling prices or adjusting the quantity of parts in its playsets.

         Selling, general and administrative expenses for fiscal 1995 increased to $1,924,000 or 41.8% of net sales from $1,487,000 or 27.6% of net sales for fiscal 1994. This increase was the result of two factors. First, the fixed overhead was spread over a decreased sales volume. Second, Good Ideas experienced increased legal and other public company expenses of $127,000, increased payroll costs of $86,000 resulting from additional employees hired and increased travel and promotion expenses in the amount of $97,000 resulting from Good Ideas' efforts to expand its business base.

         Pursuant to the Management Agreement, USAT's fees for management and administrative services provided to Good Ideas during fiscal 1995 were $305,000, representing a decrease of $120,000 from the fees in fiscal 1994. This decrease was the result of two factors. First, during fiscal 1994, USAT's fees were computed at ten percent of net sales through September 30, 1993, while such fees were computed based on a flat monthly charge of $25,000 on the first $5,000,000 of net sales during fiscal 1995. Second, the decline in net sales volume for fiscal 1995 kept the management fee from becoming subject to a five percent surcharge on all sales over $5,000,000.

         Good Ideas had a loss from operations of $905,000 in fiscal 1995 as compared with a loss from operations of $426,000 in fiscal 1994, an increase of $479,000 or 112.4%. The increase in operating loss was due to the decrease in sales and the increase in selling, general and administrative expenses, offset by the decrease in the management fee, as described in the preceding paragraphs.

         As of March 31, 1995, management was reviewing the possibilities to add additional toy products, whether through



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licensing or otherwise; however, in view of the slow-down in customer demand as described above, Good Ideas was delaying implementation thereof. Absent the addition to Good Ideas of new products and a pick-up in orders in the toy industry generally, management believed, as of March 31, 1995, that revenues in Good Ideas would continue to decline and, accordingly, the operational losses would continue.

U.S. RUBBER RECYCLING, INC. (RECYCLED RUBBER PRODUCTS)

         USRR's net sales of $2,136,000 for fiscal 1995 increased by $941,000 or 78.7% over the net sales of $1,195,000 in fiscal 1994, which increase was attributable to a new agreement with a distributor for product placed in a major retailer. The agreement was canceled by USRR in October 1994 because of significant breaches of the contract by the distributor relating to its use of competitors' flooring products in violation of a contractual requirement to use only USRR's products. USRR does not intend to institute any legal action against the distributor because USRR does not want to incur the protracted legal expenses involved in litigation.

         Gross margin for fiscal 1995 was $581,000 or 27.2% of net sales, a decrease from $460,000 or 38.5% of net sales for fiscal 1994. The decrease in gross margin was attributable to manufacturing inefficiencies, resulting from running a double shift which was necessitated by the increase in product demand arising from the agreement with the distributor. As a result of the double shift, an increase in the number of tires was required to supply the second shift, resulting in additional costs to USRR to purchase tires to maintain an adequate inventory, to remove waste from the increased volume of tires processed and an increase in the number of irregular tiles produced causing additional repair labor cost because of the training required for the new labor force to staff the second shift.

         Selling, general and administrative expenses were $819,000 for fiscal 1995, representing an increase of $151,000 over the $668,000 of expenses for fiscal 1994. Of this amount, $131,000 represented additional payroll and consulting fees resulting from an expansion of the business.

         Management fees paid to USAT were $213,000 for fiscal 1995, representing an increase of $94,000 over the $119,000 reported for fiscal 1994, which increase was related to the increase in sales.

         Depreciation expense was $59,000 for fiscal 1995, representing an increase of $18,000 over such expense in the fiscal 1994, which increase was attributable to the commencement of depreciation on additional manufacturing equipment built in contemplation of potential expansion.



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
         Interest expense was $2,000 for fiscal 1995 as compared with no such expense in fiscal 1994.

         The operating loss of $511,000 for fiscal 1995 increased by $143,000 or 38.9% over the operating loss of $368,000 in fiscal 1994. The increase was attributable primarily to payroll and related costs incurred because of USRR's anticipation of opening a second manufacturing location.

FISCAL 1994 VS. FISCAL 1993

         Revenues for fiscal 1994 were $7,182,000 as compared with $4,166,000 in the previous year, representing an increase of $3,016,000 or 72.4%. This increase in revenues was primarily attributable to the revenue growth by subsidiaries acquired during fiscal 1993. Fiscal 1994 included full year operations for these acquired subsidiaries, while fiscal 1993 included only five months of operations for USRR and nine months of operations for Good Ideas.

         Cost of sales for fiscal 1994 on a consolidated basis was 72.1% of revenues as compared to 70.2% of revenues for fiscal 1993, reflecting an overall stability in gross margins. Cost of sales as a percentage of revenues decreased in Good Ideas from 75.2% in fiscal 1993 to 73.2% in fiscal 1994. Cost of sales as a percentage of revenues in USRR increased from 59.8% in fiscal 1993 to 61.5% in fiscal 1994. For an explanation of the reasons for these changes, see the subsidiary discussions which follow. Cost of sales as a percentage of revenues in the alcohol testing segment of USAT decreased from 79.3% in fiscal 1993 to 78.3% in fiscal 1994, which decrease was attributable to more effective purchasing of raw materials.

         Selling, general and administrative expenses for fiscal 1994 were $5,884,000 as compared with $5,897,000 in such expenses for the prior year, resulting in a decrease of $13,000. Included in selling, general and administrative expenses for fiscal 1994 were $668,000 attributable to USRR and $1,456,000 attributable to Good Ideas, two subsidiaries acquired during the previous fiscal year. Accordingly, the Statement of Operations for fiscal 1993 included $207,000 of expenses incurred by USRR for a five-month period and $1,128,000 of expenses incurred by Good Ideas for a nine-month period. In addition, the selling, general and administrative expenses for fiscal 1993 included $388,000 of expenses incurred by USAT's international subsidiary that was discontinued during fiscal 1994. The Company incurred in fiscal 1994 non-recurring costs of $528,000, primarily comprised of legal fees in connection with the settlement of the class actions described below, which have been included in selling, general and administrative expenses, as compared to legal fees of $445,000 incurred during fiscal 1993 in connection, primarily, with the settlement of litigation. Marketing expenses, including payroll,



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
consulting fees, travel and advertising expenses, decreased by over $700,000 during fiscal 1994 as compared to such expenses during fiscal 1993 in connection with USAT's decision to refocus its efforts away from consumer alcohol testing products toward development of the Alco Analyzer 2100.

         Research and development expenses were $948,000 for fiscal 1994, representing a decrease of $119,000 from the prior year's expenditures.

         Other income (expense) in fiscal 1994 and 1993 included a loss on the write down of a note receivable in the amount of $177,600. On October 25, 1991, the Company purchased a $320,000 principal amount convertible note of The Thunder Group, Inc., formerly Hemodynamics, Incorporated, a publicly owned Delaware corporation. The note, with interest at 22% per annum, was convertible into 1,523,809 shares of the common stock of Hemodynamics, Incorporated and was due on January 31, 1993.

         At December 31, 1992, accrued interest on the note amounted to $35,000. The note was not paid at its due date and, in February 1993, the Company participated in the filing of an involuntary bankruptcy petition against The Thunder Group, Inc. At March 31, 1993, the Company recorded a reserve against the collectability of the note in the amount of $177,600 and reported such loss in that year. This reserve was deemed to be adequate at that time based upon the then available information.

         The loss from operations for fiscal 1994 was $9,936,000 as compared with a loss of $6,610,000 in the prior year. The primary reason for the $3,326,000 increased loss was the $4,650,000 charge resulting from the settlement of two consolidated class actions and another lawsuit in fiscal 1994 as compared with a $653,000 charge resulting from the settlement of three lawsuits in the prior year. The class actions were instituted in 1992 against USAT, three officers and other unrelated defendants. The complaints alleged violations of the federal securities laws through the dissemination of allegedly false and misleading statements relating to USAT's operations, finances and business prospects. Pursuant to a settlement agreed to in November 1993 and approved by the federal district court in April 1994, USAT paid $1,600,000 in cash to the class (which payment was funded through the exercise of warrants and options) and issued to the class 1,333,333 shares of the USAT Common Stock (issued in August 1995) based on a $2.25 closing price at March 31, 1994. The other lawsuit by a former employee was settled for a $50,000 payment in cash. During fiscal 1993, the Company settled three outstanding lawsuits instituted by a former distributor (by payment of $250,000 in cash) and by two former consultants (by (1) the payment of $110,125 in cash and the issuance of Common Stock purchase warrants to purchase 180,000 shares of the USAT Common Stock with an excess of market value



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
over exercise price aggregating $292,500 and (2) the issuance of Common Stock purchase warrants to purchase 146,250 shares of the USAT Common Stock).

U.S. DRUG TESTING, INC. (SUBSTANCE ABUSE TESTING)

         U.S. Drug is a development stage enterprise with no revenues.

         For fiscal 1994, the development of drug technology resulted in a contribution to the operating loss of $1,876,000 as compared with a contribution to the operating loss of $257,000 in the prior year. Of such amounts, research and development expenditures represented $728,000 in fiscal 1994 as compared with $91,000 in the prior year. Selling, general and administrative expenses were $604,000 for fiscal 1994 as compared with $146,000 in the prior year. The balance of the operating loss in fiscal 1994 was comprised of a management fee of $420,000 to USAT, depreciation of $92,000 and interest expense of $32,000. The balance of the operating loss in fiscal 1993 was comprised of depreciation of $17,000 and interest expense of $3,200.

GOOD IDEAS ENTERPRISES, INC. (TOY)

         For fiscal 1994, net sales of the toy subsidiary were $5,544,000, representing an increase of $2,220,000 or 66.8% over the net sales of $3,324,000 in fiscal 1993. These increased sales were primarily the result of the addition of the equestrian line of toys, consisting of horses, saddles and accessories and other products, and the inclusion of 12 months of operations in fiscal 1994 as compared with nine months of operations in fiscal 1993. Gross profit for fiscal 1994 was $1,487,000 or 26.8% of net sales as compared with $1,160,000 or 24.8% of net sales for fiscal 1993 as a result of manufacturing efficiencies achieved through greater production volumes. Selling, general and administrative expenses were $1,488,000 or 26.8% of net sales in fiscal 1994, an increase of $328,000 over the $1,160,000 or 27.6% of net sales for the comparable period in 1993. The increase was primarily due to increased warehouse and office staff salaries and bonuses aggregating $40,000 paid to the two operating officers in December 1993. Management fees were $425,000 for fiscal 1994, representing an increase of $200,000 over the $225,000 in fees for fiscal 1993. This increase was the result of two factors. First, results of operations for fiscal 1993 included only nine months of management fees at $25,000 per month. Second, effective for the first six months of fiscal 1994, the management fee was computed at ten percent of net sales before being adjusted back to $25,000 per month for the second six months of fiscal 1994, which accounted for $125,000 of the increase. The loss from operations for fiscal 1994 was $426,000 as compared with a loss of $355,000 in its prior year, an increase of $71,000 or 20.0%, because of the increased selling,



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
general and administrative expenses and increased management fees which were offset by the additional gross profit.

U.S. RUBBER RECYCLING, INC. (RECYCLED RUBBER PRODUCTS)

         For fiscal 1994, revenues of the recycled rubber products subsidiary were $1,195,000 as compared with $230,000 in revenues in the prior year. Gross margin for fiscal 1994 was $461,000 or 38.6% of net sales as compared with $92,000 or 40.2% of net sales for fiscal 1993. The decrease was attributable, primarily, to the higher costs paid for raw materials and decreased productivity because of the required training period for the expanded labor force. Selling, general and administrative expenses were $668,000 in fiscal 1994 as compared with $207,000 of such expenses for fiscal 1993. The loss from operations was $368,000 in fiscal 1994 as compared with a loss of $179,000 for fiscal 1993. The differences in revenues, gross profit, selling, general and administrative expenses and loss from operations between fiscal 1994 and fiscal 1993 were principally due to the reported amounts for fiscal 1994 reflecting 12 months of operations as compared to the reported amounts for fiscal 1993 only reflecting five months of operations. Increased revenues in fiscal 1994, notwithstanding the lack of comparability based upon the number of months reported in each fiscal year, resulted from an expansion of sales and marketing activities and increased production capabilities as the result of capital made available from USAT. Related sales and marketing expenses increased during fiscal 1994 because of increases in payroll and related expenses, trade shows and advertising and commissions and freight costs resulting from higher sales.

FISCAL 1993 VS. FISCAL 1992

         Revenues for fiscal 1993 of $4,166,000 increased by $3,478,000 or 505.5% over the revenues of $688,000 for the fiscal year ended March 31, 1992 ("fiscal 1992"), which increase was attributable primarily to the revenues generated by the subsidiaries acquired during the year. Selling, general and administrative expenses increased by $3,348,000 over those in fiscal 1992. Of this amount, $1,580,000 represented the overhead incurred by the subsidiaries acquired during fiscal 1993. The balance consisted of additional overhead spent by the Company on its drug testing operation, including license and royalty fees and marketing expenses in connection with its alcohol products.

         Research and development costs for fiscal 1993 were $1,067,000, representing an increase of $911,000 in funds spent on developing the licensed drug technology.

         Revenues of the toy subsidiary for the nine months of ownership during fiscal 1993 were $3,324,000 and gross profit was $1,002,000 or 30.2% of sales.



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
         Revenues of the recycled rubber products subsidiary for the five months of ownership during fiscal 1993 were $230,000 and gross profit was $92,000 or 40.0% of sales.

         During fiscal 1993, the Company incurred a one-time charge to operations in the amount of $653,000 resulting from the settlement of three law suits. The terms of the settlement consisted of a payment of $360,000 in cash and the issuance of Common Stock purchase warrants to purchase 180,000 shares of the USAT Common Stock with an excess of market value over exercise price aggregating $293,000. These warrants were exercised during fiscal 1993. These settlements have been charged to operations during fiscal 1993. In addition, non-cash losses in connection with the valuation of certain of the Company's assets were provided in the amount of $1,368,000 comprised of a provision for an unrealized loss resulting from a $1,191,000 decline in the market value of the Company's investment in Marquest and a $177,600 write-off of a portion of an investment note receivable.

         The net loss of $7,997,000 in fiscal 1993 represented an increase of $4,507,000 or 129.1% over the net loss of $3,490,000 in fiscal 1992. The increase was attributable to the reasons described above.


                       U.S. DRUG'S SELECTED FINANCIAL DATA

         The following tables set forth selected financial data of U.S. Drug for the two fiscal years ended March 31, 1995 and 1994, and the period October 8, 1992 (inception) to March 31, 1993 and the nine-month periods ended December 31, 1995 and 1994. This selected financial data should be read in conjunction with "U.S. Drug's Management's Discussion and Analysis of Financial Condition and Results of Operations" and the U.S. Drug Financial Statements and related notes thereto included elsewhere in this Consent Solicitation Statement/Prospectus.


                                                                                                               Cumulative
                                                                                                                  from
                                                                                                                October 8,
                                                                                                                  1992
                                           Nine Months Ended           Year Ended                Period        (Inception)
                                              December 31               March 31,           October 8, 1992        to
                                           -----------------        -----------------        (Inception) to    December 31,
                                           1995         1994        1995         1994        March 31, 1993       1995
                                           ----         ----        ----         ----       ---------------    ------------
                                              (unaudited)
Selected Income Statement Data:

Revenues:                               $      -     $     -      $     -       $     -        $      -         $        -
                                        --------     -------      -------       -------        --------         ----------

Costs and Expenses:

    Selling, General and
      Administrative                     266,623     639,194       850,400       604,185        146,316          1,761,820

    Research & Development               682,551     533,576       886,219       728,272         90,960          2,113,646

    Depreciation and Amortization        110,276     102,118       162,871        92,245         16,939            344,952



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

                                                                                                                     Cumulative
                                                                                                                       from
                                                                                                                    October 8,
                                                                                                                       1992
                                           Nine Months Ended               Year Ended               Period          (Inception)
                                              December 31                   March 31,           October 8, 1992         to
                                       -------------------------   ---------------------------  (Inception) to      December 31,
                                           1995         1994           1995           1994      March 31, 1993         1995
                                           ----         ----           ----           ----      --------------      ------------
                                              (unaudited)
    Interest Expense - Parent                    -         2,805         3,319         31,639        3,207              38,165

    Management Fees - Parent               315,000       315,000       420,000        420,000            -           1,050,000

    Interest Expense                        70,786             -        40,640              -            -             108,976
                                        ----------    ----------    ----------     ----------    ---------          ----------

    Total Costs and Expenses             1,445,236     1,592,693     2,363,449      1,876,341      257,422           5,417,559
                                        ----------    ----------    ----------     ----------    ---------          ----------

    Loss from Operations                (1,445,236)   (1,592,693)   (2,363,449)    (1,876,341)    (257,422)         (5,417,559)

    Other Income (Expense)                 250,847      (214,868)       31,232       (383,951)           -            (123,976)
                                        ----------    ----------    ----------     ----------    ---------          ----------


    Net Loss                           ($1,194,389)  ($1,807,561)  ($2,332,217)   ($2,260,292)   ($257,422)        ($5,541,535)
                                        ==========    ==========    ==========     ==========    =========          ==========

    Weighted Average Common
      Shares Outstanding                 5,221,900     5,221,900     5,221,900      4,342,458    3,500,000
                                        ==========    ==========    ==========     ==========    =========

    Net Loss Per Common Share          ($      .23)  ($      .35)  ($      .45)   ($      .52)  ($     .07)
                                        ==========    ==========    ==========     ==========    =========

                                                  December 31,                     March 31,
                                            -------------------------      -------------------------
                                               1995          1994            1995            1994
                                               ----          ----            ----            ----
                                                   (unaudited)

Selected Balance Sheet Data:

Working Capital                             $  945,996     $2,406,182      $2,089,323     $4,360,362
                                            ==========     ==========      ==========     ==========

Total Assets                                $1,683,656     $4,547,880      $4,444,105     $5,268,820
                                            ==========     ==========      ==========     ==========

Stockholders' Equity                        $1,503,303     $3,222,348      $2,697,692     $5,029,909
                                            ==========     ==========      ==========     ==========


          U.S. DRUG'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

         U.S Drug is a development stage enterprise with a no earnings history and which initially derived its capital resources from unsecured advances provided by USAT. During October and November, 1993, U.S. Drug sold 1,721,900 shares of the U.S. Drug Common Stock to the public at $5.00 per share and netted approximately $7,099,000. From the net proceeds of the offering, U.S. Drug repaid the advances made by USAT. During the nine-month period ended December 31, 1995, U.S. Drug made net loans to USAT for working capital purposes in the amount of $917,057. These advances are evidenced by notes due December 31, 1995, bearing interest at the rate of eight percent per annum at December 31, 1995 and secured by USAT's shares of the U.S. Drug Common Stock. The maturity date was



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
subsequently extended to June 30, 1996. In June 1995, U.S. Drug completed renegotiation of the USAT License Agreement with the USN. The amended agreement reduces minimum royalty guarantees to $100,000 per year, representing a savings of $4,881,000 over the term of the agreement from the minimum guaranty provision of the original agreement. Additional royalties will be paid only in conjunction with actual product sales. U.S. Drug will require additional capital to continue the research, development and ultimate marketing of its products and to fund its working capital requirements for the next 12 months and expects to derive these funds from unsecured advances to be made by USAT. USAT intends to make such funds available to U.S. Drug from the net proceeds from the private placement completed by USAT in February 1996, from the anticipated exercise of its USAT Common Stock purchase warrants and stock options, from the revenues of its ProActive subsidiary and, if necessary, from additional debt or equity financings. There is no assurance that any of these additional sources of financing will be available and, in such event, U.S. Drug will not be able to complete its research and development on a timely basis. If the Merger is not consummated, the U.S. Drug Board will have to consider a rights offering of the U.S. Drug Common Stock or other offerings of U.S. Drug securities, as to which there is no assurance that any of these offerings will be consummated in the amounts necessary to meet U.S. Drug's cash requirements. There are currently no unfunded commitments for capital expenditures.

RESULTS OF OPERATIONS

NINE MONTHS ENDED DECEMBER 31, 1995 VS. DECEMBER 31, 1994

         During the nine months ended December 31, 1995, U.S. Drug, a development stage enterprise with no revenues, spent $683,000 on research and development and $267,000 on selling, general and administrative expenses. Management fees of $315,000, interest on brokerage loans of $71,000 and depreciation of $110,000 comprised the balance of the loss from operations of $1,445,000 for the nine months ended December 31, 1995. For the comparable nine-month period ended December 31, 1994, U.S. Drug spent $534,000 on research and development and $639,000 on selling, general and administrative expenses; management fees were $315,000; interest expense was $2,800; and depreciation was $102,000. The loss from operations for the nine months ended December 31, 1994 was $1,593,000. The loss from operations decreased to $1,445,000 in the nine months ended December 31, 1995 as compared with $1,593,000 for the same period of the prior year, which decrease of $148,000 was primarily attributable to the renegotiation of the USAT license agreement with the USN resulting in a reduction in royalties paid from $285,000 during the nine months ended December 31, 1994 to $25,000 for the nine months ended December 31, 1995.



U.S. Drug

         Since inception U.S. Drug has spent $2,388,000 on research and development and $1,868,000 on selling, general and administrative expenses. USAT had spent $678,000 on research and development and $485,000 on selling, general and administrative expenses for the period from January 24, 1992 through December 31, 1992, when the technology was sublicensed to U.S. Drug.

         U.S. Drug does not anticipate generating revenues from sales during the balance of fiscal 1996 nor during fiscal 1997, so operating losses will continue for at least that 15-month period, if not for a longer period.

FISCAL 1995 VS. FISCAL 1994

         During fiscal 1995, U.S. Drug, a development stage enterprise with no revenues, spent $886,000 on research and development as compared with $728,000 in such expenses in the prior year and $91,000 in the period January 1 to March 31, 1993. During fiscal 1995, U.S. Drug also spent $850,000 on selling, general and administrative expenses as compared with $604,000 of such expenses in the prior year and $146,000 in the period January 1 to March 31, 1993. Since inception, U.S. Drug has spent $1,705,000 on research and development and an additional $1,601,000 on selling, general and administrative expenses. USAT spent $678,000 on research and development and $485,000 on selling, general administrative expenses for the period from January 24, 1992 through December 31, 1992, when the technology was transferred to U.S. Drug.

         U.S. Drug paid management fees to USAT of $420,000 in both fiscal 1995 and fiscal 1994 and no management fee in the period from January 1 to March 31, 1993. During fiscal 1995, the loss from operations of $2,363,000 also reflected interest of $44,000 on brokerage loans and depreciation of $163,000. During fiscal 1994, the loss from operations of $1,876,000 also reflected interest and depreciation of $124,000 and, during the period of January 1 to March 31, 1993, the loss from operations of $257,000 also reflected interest and depreciation of $20,000.

         U.S. Drug's operating loss was $2,363,000 in fiscal 1995 as compared to operating losses of $1,876,000 and $257,000 in fiscal 1994 and the period January 1 to March 31, 1993, respectively. These operating losses are attributable to the fact that U.S. Drug is expending funds for research and development and selling, general and administrative expenses as indicated in the second preceding paragraph, as well as incurring a management fee to USAT and the other expenses as described in the preceding paragraph, while not realizing any revenues.



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
                     COMMISSION POSITION ON INDEMNIFICATION

         The USAT Board of Directors has authorized indemnification of directors and officers of USAT to the fullest extent permitted by Delaware law.

         Section 145(a) of the GCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Under Section 145(b) of the GCL, a corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         In addition, under Section 145(f) of the GCL, the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as



U.S. Drug
to action in his or her official capacity and as to action in another capacity while holding such office.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of USAT pursuant to the foregoing provisions, or otherwise, USAT has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by USAT of expenses incurred or paid by a director, officer or controlling person of USAT in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, USAT will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for USAT by Gold & Wachtel, LLP, New York, New York.

         Rosenman & Colin, LLP, New York, New York have passed on certain legal matters for U.S. Drug relating to the Merger and the tax consequences thereof to the U.S. Drug Minority Stockholders.

                                     EXPERTS

         The audited financial statements as of March 31, 1995 and 1994 and for the years ended March 31, 1995, 1994 and 1993 have been included herein in reliance on the report of Wolinetz, Gottlieb & Lafazan, P.C., independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

                              CHANGE IN ACCOUNTANTS

         On November 3, 1995, USAT named Ernst & Young LLP ("E&Y") as USAT's new independent auditors for fiscal 1996 instead of Wolinetz, Gottlieb & Lafazan, P.C. ("Wolinetz"), which firm had served as USAT's independent auditors since USAT's inception. The Board of Directors, which authorized the change on November 1, 1995, indicated that, in making the replacement, the directors were not acting because of any criticism of, or dispute with, Wolinetz, but because they concluded that, at this stage of



U.S. Drug
development for USAT and its subsidiaries, the selection of a national firm like E&Y was in USAT's best interests.

         The reports of Wolinetz on the financial statements of USAT for fiscal 1994 and fiscal 1995 did not contain an adverse opinion or a disclaimer of opinion, nor was either report qualified as to uncertainty, audit scope or accounting principles. There had been no disagreements between USAT and Wolinetz in fiscal 1994 and fiscal 1995 and any subsequent interim period preceding the engagement of E&Y as the principal auditors on any matter of accounting principles or practice, financial statement disclosure, auditing scope or procedures.

         Wolinetz has filed a letter to the Commission stating that it agreed with the above statements.

         USAT did not consult E&Y, prior to its engagement, regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on USAT's financial statements. Nor was a written report or oral advice provided to USAT that E&Y concluded was an important factor considered by USAT in reaching a decision to an accounting, auditing or financial reporting issue.



U.S. Drug

                          INDEX TO FINANCIAL STATEMENTS

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                                     Audited

Item                                                                    Page
- ----                                                                    ----
1.       Report of Independent Certified Public Accountants.......      F-1

2.       Consolidated Balance Sheet as of March 31, 1995
         and 1994.................................................      F-2

3.       Consolidated Statement of Operations for the
         Years Ended March 31, 1995, 1994 and 1993................      F-4

4.       Consolidated Statement of Stockholders' Equity
         for the Years Ended March 31, 1995, 1994 and 1993........      F-5

5.       Consolidated Statements of Cash Flows for the
         Years Ended March 31, 1995, 1994 and 1993................      F-8

6.       Notes to Consolidated Financial Statements -
         March 31, 1995...........................................      F-12


                                    Unaudited

Item                                                                    Page
- ----                                                                    ----
1.       Consolidated Balance Sheet as of December 31, 1995.......      F-42

2.       Consolidated Statement of Operations for the Nine
         Months Ended December 31, 1995 and 1994..................      F-44

3.       Consolidated Statement of Stockholders' Equity for
         the Nine Months Ended December 31, 1995..................      F-45

4.       Consolidated Statement of Cash Flows for the Nine
         Months Ended December 31, 1995 and 1994..................      F-46

5.       Notes to Consolidated Financial Statements -
         December 31, 1995........................................      F-48



U.S. Drug

U.S. DRUG TESTING, INC.
(A DEVELOPMENT STAGE ENTERPRISE)


                                     Audited

Item                                                                    Page
- ----                                                                    ----
1.       Report of Independent Certified Public Accountants.......      F-53

2.       Balance Sheet as of March 31, 1995 and 1994..............      F-54

3.       Statement of Operations for the Years Ended
         March 31, 1995, and 1994, for the Period October 8, 1992
         (Inception) to March 31, 1993 and Cumulative from
         October 8, 1992 (Inception) to March 31, 1995............      F-55

4.       Statement of Stockholders' Equity for the Period
         October 8, 1992 (Inception) to March 31, 1995............      F-56

5.       Statement of Cash Flows for the Years Ended
         March 31, 1995 and 1994, for the Period October 8, 1992
         (Inception) to March 31, 1993 and Cumulative from
         October 8, 1992 (Inception) to March 31, 1995............      F-57

6.       Notes to Financial Statements - March 31, 1995...........      F-59


                                    Unaudited

Item                                                                    Page
- ----                                                                    ----
1.       Balance Sheet as of December 31, 1995....................      F-70

2.       Statement of Operations for the Nine Months Ended
         December 31, 1995 and 1994...............................      F-71

3.       Statement of Stockholders' Equity for the Nine Months
         Ended December 31, 1995..................................      F-72

4.       Statement of Cash Flows for the Nine Months Ended
         December 31, 1995 and 1994...............................      F-73

5.       Notes to Financial Statements - December 31, 1995........      F-75



U.S. Drug

                               [WG&L LETTERHEAD]

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders
U.S. Alcohol Testing of America, Inc.
Rancho Cucamonga, California

     We have audited the accompanying consolidated balance sheets of U.S. Alcohol Testing of America, Inc. and subsidiaries as of March 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended March 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of U.S. Alcohol Testing of America, Inc. and subsidiaries as of March 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1995 in conformity with generally accepted accounting principles.

     We have also audited Schedule I of U.S. Alcohol Testing of America, Inc. and subsidiaries as of March 31, 1995 and 1994, and Schedules V and VI for the years ended March 31, 1995, 1994 and 1993. These schedules are presented for purposes of complying with the rules of the Securities and Exchange Commission and are not part of the basic financial statements. In our opinion, these schedules present fairly, in all material respects, the information required to be set forth therein.

                                          WOLINETZ, GOTTLIEB & LAFAZAN, P.C.

Rockville Centre, New York
May 26, 1995

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                                                 MARCH 31,
                                                                                        ---------------------------
                                                                                            1995           1994
                                                                                        ------------   ------------
                                                      ASSETS
Current Assets:
  Cash and Cash Equivalents                                                             $  1,633,098   $  5,146,969
  Funds in Escrow -- Restricted                                                              --           1,578,671
  Trading Securities                                                                       3,307,543      4,052,445
  Accounts Receivable (Net of Allowance For Bad Debts of $125,149 at March 31, 1995
    and $61,465 at March 31, 1994)                                                           771,107      1,429,756
  Other Receivables                                                                           69,378         35,266
  Inventories                                                                              2,212,566      1,267,978
  Prepaid Expenses                                                                           242,069        196,327
                                                                                        ------------   ------------
         Total Current Assets                                                              8,235,761     13,707,412
                                                                                        ------------   ------------
Property and Equipment (Net of Accumulated Depreciation of $1,081,606 at March 31,
  1995 and $530,088 at March 31, 1994)                                                     3,742,986      1,640,405
                                                                                        ------------   ------------
Other Assets:
  Covenants Not to Compete (Net of Accumulated Amortization of $255,375 at March 31,
    1995 and $216,875 at March 31, 1994)                                                      47,125         85,625
  Goodwill (Net of Accumulated Amortization of $229,216 at March 31, 1995 and $94,521
    at March 31, 1994)                                                                     2,008,592      1,324,812
  Patents (Net of Accumulated Amortization of $40,811 at March 31, 1995 and $5,199 at
    March 31, 1994)                                                                           20,830         46,809
  Other Non-Current Assets                                                                    42,254         43,710
                                                                                        ------------   ------------
         Total Other Assets                                                                2,118,801      1,500,956
                                                                                        ------------   ------------
Total Assets                                                                            $ 14,097,548   $ 16,848,773
                                                                                        =============  =============



    The accompanying notes are an integral part of the financial statements.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                  (CONTINUED)

                                                                                                 MARCH 31,
                                                                                        ---------------------------
                                                                                            1995           1994
                                                                                        ------------   ------------
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts Payable                                                                      $  1,498,322   $  1,174,787
  Accrued Expenses and Taxes                                                                 472,253        420,652
  Accrued Class Action Settlement                                                            --           4,578,671
  Current Portion of Long-Term Debt                                                           53,727         43,647
  Brokerage Loan Payable                                                                   1,569,592        --
  Preferred Stock Dividend Payable                                                             7,202        --
                                                                                        ------------   ------------
         Total Current Liabilities                                                         3,601,096      6,217,757
Long-Term Debt -- Net of Current Portion                                                      79,008         81,521
Commitments and Contingencies (See Note 13)
                                                                                        ------------   ------------
         Total Liabilities                                                                 3,680,104      6,299,278
                                                                                        ------------   ------------
Minority Interest                                                                          2,723,502      3,705,120
                                                                                        ------------   ------------
Stockholders' Equity:
  Preferred Stock, Class "A", $.01 Par Value; 500,000 Shares Authorized, Issued and
    Outstanding 41,157 Shares at March 31, 1995 and 50,207 Shares at March 31, 1994
    (Liquidation Preference of $205,785 at March 31, 1995 and $251,035 at March 31,
    1994)                                                                                        412            502
  Preferred Stock, Class "B", $.01 Par Value; 1,500,000 Shares Authorized, Issued and
    Outstanding -0- Shares at March 31, 1995 and 8,750 Shares at March 31, 1994
    (Liquidation Preference of $35,000 at March 31, 1994)                                    --                  88
  Common Stock, $.0l Par Value; 50,000,000 Shares Authorized, Issued and Outstanding
    28,141,041 Shares at March 31, 1995 and 24,052,225 Shares at March 31, 1994              281,411        240,522
  Additional Paid-In Capital                                                              38,421,034     30,375,782
  Accumulated Deficit                                                                    (31,008,915)   (23,772,519)
                                                                                        ------------   ------------
  Total Stockholders' Equity                                                               7,693,942      6,844,375
                                                                                        ------------   ------------
Total Liabilities and Stockholders' Equity                                              $ 14,097,548   $ 16,848,773
                                                                                        =============  =============


    The accompanying notes are an integral part of the financial statements.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                  FOR THE YEAR ENDED
                                                                      MARCH 31,
                                                     --------------------------------------------
                                                        1995             1994            1993
                                                     -----------     ------------     -----------
Sales -- Net                                         $ 8,437,150     $  7,182,417     $ 4,166,104
                                                     ------------    -------------    ------------
Costs and Expenses:
  Cost of Sales
     (Exclusive of Depreciation Shown Below)           6,234,263        5,181,632       2,923,795
  Selling, General and Administrative Expenses
     (Exclusive of Depreciation Shown Below)           7,980,055        5,883,839       5,897,108
  Research and Development                             1,248,962          947,811       1,067,381
  Interest                                                50,139            7,215          24,132
  Depreciation and Amortization                          799,858          447,717         210,687
  Loss From Settlement of Class Action
     Litigation                                               --        4,600,000              --
  Loss From Settlement of Litigation                          --           50,000         652,625
                                                     ------------    -------------    ------------
          Total Costs and Expenses                    16,313,277       17,118,214      10,775,728
                                                     ------------    -------------    ------------
Loss From Operations                                  (7,876,127)      (9,935,797)     (6,609,624)
                                                     ------------    -------------    ------------
Other Income (Expense):
  Interest Income                                        292,416          100,808         218,201
  Dividend Income                                             --               --          14,612
  Gain on Sale of Marketable Securities                       --               --          72,619
  Loss on Sale of Marketable Securities                 (154,707)              --        (117,456)
  Unrealized Loss on Marketable Securities              (579,991)        (387,746)     (1,190,605)
  Loss on Write-Down of Note Receivable                       --         (177,600)       (177,600)
  Other Losses                                           (14,925)          (2,338)         (6,880)
                                                     ------------    -------------    ------------
          Total Other Income (Expense)                  (457,207)        (466,876)     (1,187,109)
                                                     ------------    -------------    ------------
Loss Before Minority Interest in Net Loss (Income)
  of Subsidiaries                                     (8,333,334)     (10,402,673)     (7,796,733)
Minority Interest in Net Loss (Income) of
  Subsidiaries, Net of Subsidiary Preferred Stock
  Dividends Paid                                       1,096,938          336,638        (200,520)
                                                     ------------    -------------    ------------
Net Loss                                             $(7,236,396)    $(10,066,035)    $(7,997,253)
                                                     ============    =============    ============
Weighted Average Common Shares Outstanding            25,691,674       22,027,068      12,317,743
                                                     ============    =============    ============
Loss Applicable to Common Stock:
  Net Loss                                           $(7,236,396)    $(10,066,035)    $(7,997,253)
  Preferred Stock Dividend -- Class "A"                  (39,179)         (26,358)        (39,992)
  Preferred Stock Dividend -- Class "B"                   (2,425)         (13,826)       (331,767)
                                                     ------------    -------------    ------------
Loss Applicable to Common Stock                      $(7,278,000)    $(10,106,219)    $(8,369,012)
                                                     ============    =============    ============
Net Loss Per Common Share                            $      (.28)    $       (.46)    $      (.68)
                                                     ============    =============    ============

    The accompanying notes are an integral part of the financial statements.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
               FOR THE YEARS ENDED MARCH 31, 1995, 1994 AND 1993

                                           CLASS "A"      CLASS "B"                  ADDITIONAL
                                           PREFERRED      PREFERRED      COMMON        PAID-IN       ACCUMULATED
                                             STOCK          STOCK        STOCK         CAPITAL         DEFICIT           TOTAL
                                          -----------     ---------     --------     -----------     ------------     -----------
Balance -- April 1, 1992                     $ 843        $  13,625     $ 98,818     $13,897,922     $ (5,709,231)    $ 8,301,977
Issuance of 473,000 Shares of Common
  Stock Upon Exercising of Warrants, Net
  of Related Costs                              --               --        4,730         469,118               --         473,848
Issuance of 153,225 Shares of Common
  Stock Upon Conversion of 34,050 Shares
  Class "A" Preferred Stock                   (341)              --        1,532          (1,191)              --              --
Dividend on Class "A" Preferred Stock           --               --           --         (39,992)              --         (39,992)
Dividend on Class "B" Preferred Stock           --               --           --        (331,767)              --        (331,767)
Issuance of 8,521 Shares of Common Stock
  in Payment of Class "B" Preferred
  Stock Dividend                                --               --           86          13,764               --          13,850
Issuance of 185,000 Shares of Common
  Stock in Connection With
  Acquisition                                   --               --        1,850         194,713               --         196,563
Issuance of 137,500 Shares of Class "B"
  Preferred Stock Upon Exercising of
  Placement Agent's Option                      --            1,375           --         603,625               --         605,000
Issuance of 6,139,125 Shares of Common
  Stock Upon Conversion of 1,364,250
  Shares of Class "B" Preferred Stock           --          (13,642)      61,391         (47,749)              --              --
Expense of Stock Offerings                      --               --           --         (31,783)              --         (31,783)
Issuance of Warrants in Settlement of
  Litigation                                    --               --           --         292,500               --         292,500
Net Loss For The Year Ended
  March 31, 1993                                --               --           --              --       (7,997,253)     (7,997,253)
                                             -----         --------     --------     -----------     ------------     -----------
Balance -- March 31, 1993
  (Carried Forward)                            502            1,358      168,407      15,019,160      (13,706,484)      1,482,943
                                             -----         --------     --------     -----------     ------------     -----------

    The accompanying notes are an integral part of the financial statements.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

         CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
               FOR THE YEARS ENDED MARCH 31, 1995, 1994 AND 1993
                                  (CONTINUED)

                                                  CLASS "A"     CLASS "B"               ADDITIONAL
                                                  PREFERRED     PREFERRED     COMMON      PAID-IN     ACCUMULATED
                                                    STOCK         STOCK       STOCK       CAPITAL       DEFICIT         TOTAL
                                                 -----------   -----------   --------   -----------   ------------   ------------
Balance -- March 31, 1993 (Brought Forward)         $ 502        $ 1,358     $168,407   $15,019,160   $(13,706,484)  $  1,482,943
Issuance of 571,500 Shares of Common Stock Upon
  Conversion of 127,000 Shares of Class "B"
  Preferred Stock                                   --            (1,270)       5,715        (4,445)       --             --
Issuance of 4,444,469 Shares of Common Stock
  Upon Conversion of Class "A" Preferred Shares
  of N.V. Subsidiary -- Net                         --            --           44,445     3,738,544        --           3,782,989
Issuance of 780,621 Shares of Common Stock Upon
  Exercise of Warrants -- Net                       --            --            7,806     1,230,174        --           1,237,980
Dividend on Class "A" Preferred Stock               --            --            --          (26,358)       --             (26,358)
Dividend on Class "B" Preferred Stock               --            --            --          (13,826)       --             (13,826)
Issuance of 429,800 Shares of Common Stock Upon
  Exercise of Warrants in Connection With a
  Settlement with a Former Consultant               --            --            4,298     1,068,202        --           1,072,500
Issuance of 493,590 Shares of Common Stock Upon
  Exercising of Placement Agent's Option in the
  N.V. Subsidiary and Conversion to Common
  Shares of the Company in Connection With
  Settlement With a Former Consultant               --            --            4,936       572,564        --             577,500
Additional Paid in Capital Arising From
  Investment in U.S. Drug Testing, Inc. by
  Minority Interest                                 --            --            --        4,756,288        --           4,756,288
Additional Paid in Capital Arising From
  Investment in Good Ideas Enterprises, Inc. by
  Minority Interest                                 --            --            --        2,841,162        --           2,841,162
Issuance of 7,077 Shares of Common Stock in
  Payment of Class "B" Preferred Stock
  Dividend                                          --            --               70        13,756        --              13,826
Issuance of 74,360 Shares of Common Stock in
  Payment of Dividend on Class "A" Preferred
  Shares of the N.V. Subsidiary                     --            --              745       194,255        --             195,000
Issuance of 10,000 Shares of Common Stock to
  Directors For Directors' Fees                     --            --              100        21,150        --              21,250
Issuance of 400,000 Shares of Common Stock Upon
  Conversion of N.V. Subsidiary Common
  Stock -- Net                                      --            --            4,000       965,156        --             969,156
Net Loss For The Year Ended March 31, 1994          --            --            --          --         (10,066,035)   (10,066,035)
                                                     ----        -------     --------   -----------   ------------   ------------
Balance -- March 31, 1994 (Carried Forward)           502             88      240,522    30,375,782    (23,772,519)     6,844,375
                                                     ----        -------     --------   -----------   ------------   ------------

    The accompanying notes are an integral part of the financial statements.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
               FOR THE YEARS ENDED MARCH 31, 1995, 1994 AND 1993
                                  (CONTINUED)

                                                      CLASS "A"   CLASS "B"              ADDITIONAL
                                                      PREFERRED   PREFERRED    COMMON      PAID-IN     ACCUMULATED
                                                        STOCK       STOCK      STOCK       CAPITAL       DEFICIT         TOTAL
                                                      ---------   ---------   --------   -----------   ------------   -----------
Balance -- March 31, 1994 (Brought Forward)             $ 502       $  88     $240,522   $30,375,782   $(23,772,519)  $ 6,844,375
Issuance of 39,375 Shares of Common Stock Upon
  Conversion of 8,750 Shares of Class "B" Preferred
  Stock                                                    --         (88)         394          (306)            --            --
Issuance of 40,725 Shares of Common Stock Upon
  Conversion of 9,050 Shares of Class "A" Preferred
  Stock                                                   (90)         --          407          (317)            --            --
Issuance of 812,018 Shares of Common Stock Upon
  Exercise of Warrants                                     --          --        8,121     1,762,397             --     1,770,518
Dividend on Class "A" Preferred Stock                      --          --           --       (39,179)            --       (39,179)
Dividend on Class "B" Preferred Stock                      --          --           --        (2,425)            --        (2,425)
Issuance of 1,333,333 Shares of Common Stock in
  Connection With Settlement of Class Action
  Litigation                                               --          --       13,333     2,986,667             --     3,000,000
Additional Paid-In Capital Arising From Additional
  Investment in Good Ideas Enterprises, Inc. by
  Minority Interest                                        --          --           --       165,977             --       165,977
Issuance of 931 Shares of Common Stock in Payment of
  Class "B" Preferred Stock Dividend                       --          --           10         2,415             --         2,425
Issuance of 30,000 Shares of Common Stock to
  Directors for Directors' Fees                            --          --          300        54,075             --        54,375
Issuance of 782,321 Shares of Common Stock in
  Connection With Acquisitions                             --          --        7,823     1,556,819             --     1,564,642
Issuance of 1,050,000 Shares of Common Stock in
  Connection With a Private Placement, Net of
  Related Costs                                            --          --       10,500     1,584,343             --     1,594,843
Expenses of Warrant Exercise                               --          --           --       (25,213)            --       (25,213)
Other                                                      --          --            1            (1)            --            --
Net Loss For Year Ended March 31, 1995                     --          --           --            --     (7,236,396)   (7,236,396)
                                                         ----         ---     --------   -----------   ------------    ----------
Balance -- March 31, 1995                               $ 412       $   0     $281,411   $38,421,034   $(31,008,915)  $ 7,693,942
                                                         ====         ===     ========   ===========   ============    ==========

    The accompanying notes are an integral part of the financial statements.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                   FOR THE YEAR ENDED
                                                                        MARCH 31,
                                                     --------------------------------------------
                                                        1995             1994            1993
                                                     -----------     ------------     -----------
Cash Flow From Operating Activities:
  Net Loss                                           $(7,236,396)    $(10,066,035)    $(7,997,253)
  Adjustments to Reconcile Net Loss To Net Cash
     Used By Operating Activities:
     Provision For Bad Debts                              50,675           59,029         (17,601)
     Depreciation and Amortization                       799,858          447,717         210,687
     Loss on Disposal of Property and Equipment           25,475          --              --
     Minority Interest in Net (Loss) Income of
       Subsidiary, Net of Subsidiary Preferred
       Stock Dividends Paid                           (1,096,938)        (336,638)        200,520
     Value of Common Stock Issued To Directors For
       Services                                           54,375           21,250         --
     Value of Warrants Granted                           --               --              292,500
     Unrealized Loss on Marketable Securities            579,991          387,746       1,190,605
     Amortization of Bond Discount                        (3,116)            (960)        --
     Unrealized Loss on Note Receivable                  --               --              177,600
     Loss on Note Receivable                             --               177,600         --
     Net Loss on Sales of Marketable Securities          154,707          --               44,837
     Loss on Disposition of Property and
       Equipment                                          14,925            2,338           6,880
     Changes in Operating Assets and Liabilities:
       (Increase) Decrease in Accounts
          Receivable                                     711,044         (897,187)        184,775
       (Increase) Decrease in Other Receivables          (34,112)         155,143         (70,591)
       (Increase) Decrease in Inventories               (833,681)         425,816        (656,151)
       (Increase) Decrease in Prepaid Expenses           (45,742)        (106,836)        108,836
       (Increase) Decrease in Funds in Escrow-
          Restricted                                   1,578,671       (1,578,671)        --
       Increase in Accounts Payable                      135,794          482,460         170,476
       Increase (Decrease) in Accrued Expenses and
          Taxes                                           24,492           14,504        (172,661)
       Increase (Decrease) in Accrued Class Action
          Settlement                                  (1,578,671)       4,578,671         --
                                                     -----------     ------------     -----------
Net Cash Used By Operating Activities                 (6,698,649)      (6,234,053)     (6,326,541)
                                                     -----------     ------------     -----------

        The accompanying notes are an integral part of the financial statements.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (CONTINUED)

                                                                 FOR THE YEAR ENDED
                                                     --------------------------------------------
                                                                      MARCH 31,
                                                     --------------------------------------------
                                                        1995             1994            1993
                                                     -----------     ------------     -----------
Cash Flow From Investing Activities:
  Sale of Marketable Securities                      $    13,320     $    --          $ 4,868,263
  Purchase of Marketable Securities                      --            (3,908,281)     (6,026,685)
  Purchase of Property and Equipment                  (2,555,133)        (667,536)       (954,160)
  Purchase of Patents and Related Costs                   (9,633)         (12,514)           (120)
  Other                                                    1,456          (33,408)       (158,901)
  Decrease in Cash and Cash Equivalents Restricted
     for Preferred Stock Dividends                       --               --            1,132,500
  Payments Received on Note Receivable                   --               --              150,000
  Cost of Covenant Not to Compete                        --               --               (2,500)
  Dispositions of Property and Equipment                 --                10,000           7,000
  Preacquisition Advances                                --               --             (810,068)
  Loan to Officer                                        --               --              (50,000)
  Repayment of Loan to Officer                           --                50,000         --
  Cash Acquired in Business Acquisitions                 593,261          --              --
  Costs of Business Acquisitions                          (5,120)         --              --
                                                     -----------     ------------     -----------
Net Cash Used By Investing Activities                 (1,961,849)      (4,561,739)     (1,844,671)
                                                     -----------     ------------     -----------


    The accompanying notes are an integral part of the financial statements.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (CONTINUED)

                                                                 FOR THE YEAR ENDED
                                                     --------------------------------------------
                                                                      MARCH 31,
                                                     --------------------------------------------
                                                        1995             1994            1993
                                                     -----------     ------------     -----------
Cash Flow From Financing Activities:
  Sales and Issuances of Common and Preferred
     Stock                                             1,694,063          --              --
  Proceeds of Long-Term Debt                              81,151          141,511          24,046
  Payments of Long-Term Debt                             (93,584)         (32,941)         (7,448)
  Payments of Notes Payable                              --               (26,518)        (20,000)
  Proceeds of Brokerage Loans Payable                  1,674,683          --            1,255,958
  Payments of Brokerage Loans Payable                   (105,091)         --           (1,255,958)
  Proceeds From Sales of Common Stock by U.S. Drug
     Testing, Inc.                                       --             8,609,600         --
  Proceeds From Sale of Common Stock by Good Ideas
     Enterprises, Inc.                                   326,000        6,000,000         --
  Expenses of Stock Offerings of Subsidiaries            (44,703)      (2,775,792)        --
  Proceeds From Exercising of Placement Agent's
     Option in Connection With Acquisition of 21
     Units in N.V. Private Placement                     --               577,500         --
  Expenses of Stock Offering and Exercise of
     Warrants                                           (124,433)         (38,157)        (31,783)
  Payment of Dividend on Class "A" Preferred
     Stock                                               (31,977)         (26,358)        (55,594)
  Payment of Dividend on Class "B" Preferred
     Stock                                               --               --             (408,750)
  Payment of Dividend to Minority Interest               --               --             (780,000)
  Issuance of Common Stock Upon Exercise of
     Warrants                                          1,770,518        2,348,637         549,773
  Net Proceeds From Sale of Stock by N.V.
     Subsidiary                                          --               --              272,359
  Proceeds From Exercising of Placement Agent's
     Option in Connection with Acquisition of 22
     Units in Preferred "B" Private Placement            --               --              605,000
  Guaranteed Payments on Warrant Exercise                --               --              (75,925)
                                                     -----------     ------------     -----------
Net Cash Provided By Financing Activities              5,146,627       14,777,482          71,678
                                                     -----------     ------------     -----------
Increase (Decrease) in Cash and Cash Equivalents     $(3,513,871)    $  3,981,690     $(8,099,534)
Cash and Cash Equivalents -- Beginning                 5,146,969        1,165,279       9,264,813
                                                     -----------     ------------     -----------
Cash and Cash Equivalents -- Ending                  $ 1,633,098     $  5,146,969     $ 1,165,279
                                                     ===========     ============     ===========

    The accompanying notes are an integral part of the financial statements.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (CONTINUED)

                                                                 FOR THE YEAR ENDED
                                                     --------------------------------------------
                                                                      MARCH 31,
                                                     --------------------------------------------
                                                        1995             1994            1993
                                                     -----------     ------------     -----------
Supplemental Disclosure of Cash Information:
  Cash Paid For Interest                             $    50,139     $      7,215     $    24,132
                                                     ===========     ============     ===========
  Income Taxes Paid                                  $   --          $    --          $   --
                                                     ===========     ============     ===========
Non-Cash Investing Activities:
  Conversion of Preacquisition Advances into
     Receivable From Subsidiary                      $   --          $    --          $   810,068
                                                     ===========     ============     ===========
Non-Cash Financing Activities:
  Preferred Stock Dividends Accrued                  $     7,202     $    --          $   --
                                                     ===========     ============     ===========
  Issuance of Common Stock for Businesses
     Acquired -- Net of Cash Received                $   976,501     $    --          $   327,243
                                                     ===========     ============     ===========
  Issuance of Common Stock as Payment for Preferred
     "B" Dividend                                    $     2,465     $     13,826     $    13,850
                                                     ===========     ============     ===========
  Issuance of Common Stock as Payment of N.V.
     Preferred "A" Dividend                          $   --          $    195,000     $   --
                                                     ===========     ============     ===========
  Issuance of Common Stock Upon Conversion of N.V.
     Preferred "A" Shares -- Net                     $   --          $  3,676,068     $   --
                                                     ===========     ============     ===========
  Issuance of Common Stock Upon Conversion of N.V.
     Common Shares -- Net                            $   --          $    969,156     $   --
                                                     ===========     ============     ===========
  Issuance of Common Stock in Connection With
     Settlement of Class Action Litigation           $ 3,000,000     $    --          $   --
                                                     ===========     ============     ===========
  Issuance of Common Stock Upon Conversion of Class
     "A" Preferred Stock                             $       407     $    --          $     1,532
                                                     ===========     ============     ===========
  Issuance of Common Stock Upon Conversion of Class
     "B" Preferred Stock                             $       394     $      5,715     $    61,391
                                                     ===========     ============     ===========

    The accompanying notes are an integral part of the financial statements.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 1 -- Summary of Significant Accounting Policies

     Principles of Consolidation

     The consolidated financial statements include the accounts of U.S. Alcohol Testing of America, Inc. (the "Company") and its wholly and majority owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

     Cash and Cash Equivalents

     The Company considers all highly liquid cash investments with a maturity of three months or less when purchased to be cash equivalents.

     Trading Securities

     Trading securities at March 31, 1995 consist of mortgage-backed debt and corporate equity securities. The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", effective April 1, 1994. Pursuant to SFAS No. 115, the provisions of the Statement were not applied retroactively. The change had no material cumulative effect on the Company's financial position or results of operations. Prior to the adoption of SFAS No. 115, equity and debt securities were carried at the lower of aggregate cost or market and on an amortized cost basis, respectively. Under SFAS No. 115, the Company classifies all of its debt and marketable equity securities as trading securities. Management determines the appropriate classification of all securities at the time of purchase and re-evaluates such designation as of each balance sheet date. The Company's trading securities are recorded at fair value. Unrealized holding gains and losses, net of the related tax effect, are included in earnings.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 1 -- Summary of Significant Accounting Policies -- (Continued)
     Inventories

     Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

     Property and Equipment

     Property and equipment is stated at cost. Depreciation is computed by both straight-line and accelerated methods over the estimated useful lives of the related assets. Expenditures for maintenance and repairs are charged to expense as incurred whereas major betterments and renewals are capitalized.

     The Company's property and equipment is depreciated using the following estimated useful lives:

                                                                        Life
                                                                    -------------
            Furniture and Fixtures                                   5 -  7 Years
            Equipment                                                5 -  7 Years
            Equipment -- Network/Per Test                            3 -  5 Years
            Test Equipment                                                5 Years
            Leasehold Improvements                                  13 - 15 Years
            Vehicles                                                      5 Years

     Covenants Not to Compete

     Covenants not to compete are amortized using the straight-line method over five to eight years.

     Goodwill

     Goodwill represents the excess of the cost of the businesses acquired over the fair value of net identifiable assets at the date of the acquisition and is amortized using the straight-line method over 5 to 40 years.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 1 -- Summary of Significant Accounting Policies -- (Continued)

     Goodwill (Continued)

     The Company continually monitors events and changes in circumstances that could indicate carrying amounts of goodwill may not be recoverable. When events or changes in circumstances are present that indicate the carrying amount of goowill many not be recoverable, the Company assesses the recoverability of goodwill by determining whether the carrying value of such goodwill will be recovered through undiscounted expected future cash flows after interest charges associated with the business acquired. No impairment losses were recorded by the Company in 1995 and 1994.

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"), which is required to be adopted by fiscal 1997. SFAS 121 establishes the accounting standards for the impairment of long-lived assets, certain intangible assets and cost in excess of net assets acquired to be held and used, and for long-lived assets and certain intangible assets to be disposed of. The Company is currently evaluating the impact, if any, of SFAS 121.

     Patents

     The costs of patents are amortized over their expected useful lives (approximately 17 years) using the straight-line method.

     Revenue Recognition

     Sales are recorded as products are shipped. Per test revenues will be recognized in the period that such tests are performed.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 1 -- Summary of Significant Accounting Policies -- (Continued) Research and Development Costs

     Research and development costs are expensed currently.

     Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

     Net Loss Per Common Shares

     Loss per common share is based upon the weighted average number of common shares outstanding during the periods reported. Common stock equivalents have not been included in this calculation since their inclusion would be antidilutive.

NOTE 2 -- Cash and Cash Equivalents

     Cash and cash equivalents are summarized as follows:

                                                                     March, 31,
                                                              -------------------------
                                                                 1995           1994
                                                              ----------     ----------
        Cash in Banks                                         $  160,939     $  292,781
        Money Market Funds                                     1,472,159      4,854,188
                                                              ----------     ----------
                                                              $1,633,098     $5,146,969
                                                              ==========     ==========

NOTE 3 -- Funds in Escrow -- Restricted

     At March 31, 1994 restricted escrow funds represented funds escrowed in connection with the cash portion of the class action settlement (see Note 12).

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 4 -- Trading Securities

     Trading securities are summarized as follows:

                                                                          March 31,
                                                                  -------------------------
                                                                     1995           1994
                                                                  ----------     ----------
    Marketable Equity Securities                                  $1,585,906     $1,753,934
    Federal Home Loan Mortgage Corporation REMIC Bonds             3,428,998      3,426,488
    Federal National Mortgage Association REMIC Bonds                483,360        482,753
                                                                  ----------     ----------
                                                                   5,498,264      5,663,175
    Less: Unrealized Losses                                        2,190,721      1,610,730
                                                                  ----------     ----------
    Trading Securities at Aggregate Market Value                  $3,307,543     $4,052,445
                                                                  ==========     ==========

At March 31, 1995 the REMIC Bonds were collateral for the brokerage loan payable (see Note 7).

NOTE 5 -- Inventories

     Inventories are summarized as follows:

                                                                          March 31,
                                                                  -------------------------
                                                                     1995           1994
                                                                  ----------     ----------
    Finished Goods                                                $  538,677     $  203,250
    Work in Process                                                  497,583        491,889
    Raw Materials                                                  1,176,306        572,839
                                                                  ----------     ----------
                                                                  $2,212,566     $1,267,978
                                                                  ==========     ==========

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 6 -- Property and Equipment

     Property and equipment is summarized as follows:

                                                                          March 31,
                                                                  -------------------------
                                                                     1995           1994
                                                                  ----------     ----------
    Furniture and Fixtures                                        $  411,965     $  182,784
    Equipment                                                      1,339,602      1,058,359
    Equipment -- Network/Per Test                                  2,030,918         --
    Test Equipment                                                   460,978        408,764
    Leasehold Improvements                                           397,567        300,995
    Vehicles                                                         183,562        219,591
                                                                  ----------     ----------
                                                                   4,824,592      2,170,493
    Less: Accumulated Depreciation                                 1,081,606        530,088
                                                                  ----------     ----------
                                                                  $3,742,986     $1,640,405
                                                                  ==========     ==========

NOTE 7 -- Brokerage Loan Payable

     At March 31, 1995 the brokerage loan payable consisted of demand loans from a major national stock brokerage firm, bearing interest at 8.5% per annum and secured by certain trading securities held by the brokerage firm. The purpose of these loans was for working capital. These loans cannot exceed 75% of the current market value of the REMIC Bonds (see Note 4).

     Based upon market and interest fluctuations, the Company could be required at any time, to sell the REMIC Bonds to repay the demand loans and realize a material loss on the sale of such Bonds. If this were to occur, the Company's unrealized losses would have to be recognized.

     The Company originally invested in the REMIC Bonds on the advice of a registered broker-dealer which recommended these bonds as an investment with high interest rates and low market risk. The Company, through inexperience in dealing with this type of investment, did not enter into any hedging transaction to mitigate these losses and held the bonds, after experiencing material losses, in an effort to partially mitigate such losses through anticipated increases in their market value. Upon such increases in market value the Company sold the bonds, partially recovering its unrealized losses, and recognized the realized losses. No investments of this type are anticipated in the future.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 8 -- Long-Term Debt

     Long-term debt is summarized as follows:

                                                                               March 31,
                                                                         ---------------------
                                                                           1995         1994
                                                                         --------     --------
Capitalized lease obligations, secured by certain equipment, payable in various monthly installments due from July, 1995 to January,
  1999.                                                                  $112,735     $125,168
Note payable, bearing interest at 6% per annum from January 15, 1995, payable in semi-annual payments including principal and interest of
  $1,771 from July 15, 1995 and due January 15, 2002.                      20,000        --
                                                                         --------     --------
                                                                          132,735      125,168
Less: Current Portion                                                      53,727       43,647
                                                                         --------     --------
                                                                         $ 79,008     $ 81,521
                                                                         ========     ========

     Long-term debt matures as follows:

        March 31,
          1996                                                              $ 53,727
          1997                                                                38,655
          1998                                                                20,679
          1999                                                                12,676
          2000 and Thereafter                                                  6,998
                                                                            --------
                                                                            $132,735
                                                                            ========

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 9 -- Minority Interest

     The Company's consolidated financial statements at March 31, 1994 include 100% of the assets, liabilities and losses of U.S. Drug Testing, Inc., a 67% owned publicly traded subsidiary and 100% of the assets, liabilities and losses of Good Ideas Enterprises, Inc., a 60% owned publicly traded subsidiary. The $3,705,120 minority interest reported on the balance sheet represents the minority shareholders' interest in the equity of these subsidiaries.

     The Company's consolidated financial statements at March 31, 1995 include 100% of the assets, liabilities and losses of U.S. Drug Testing, Inc., a 67% owned publicly traded subsidiary and 100% of the assets, liabilities and losses of Good Ideas Enterprises, Inc., a 59% owned publicly traded subsidiary. The percentage ownership in Good Ideas decreased by 1% during the year ended March 31, 1995 by virtue of an additional 65,200 shares of common shares of the subsidiary sold pursuant to the overallotment provision of its initial public offering. The $2,723,502 minority interest reported on the balance sheet represents the minority shareholders' interest in the equity of these subsidiaries.

NOTE 10 -- Stockholders' Equity

     Recapitalization

     During May 1992 the Company amended its Certificate of Incorporation by increasing its authorized common shares, $.01 par value, from 25,000,000 to 50,000,000.

     Directors' Stock

     In February 1994 the Company authorized the issuance of 10,000 shares of common stock valued at $21,250 to its directors for annual directors' fees. In June 1994 the Company authorized the issuance of 30,000 shares of common stock valued at $54,375 as directors' compensation. The value of these shares were charged to operations in the respective periods.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 10 -- Stockholders' Equity -- (Continued)
     Preferred Stock

     Each share of Class "A" Preferred Stock is convertible into 4.5 shares of common stock and pays dividends at the rate of 14% per annum on the liquidation preference of $5 per share (or $.70 per share). Dividends are payable semi-annually.

     During the year ended March 31, 1993, 34,050 shares of Class "A" Preferred Stock were converted into 153,225 shares of Common Stock.

     During the year ended March 31, 1995 9,050 shares of Class "A" Preferred Stock were converted into 40,725 shares of common stock.

     Each share of Class "B" Preferred Stock is convertible into 4.5 shares of common stock and pays dividends at the rate of 10% per annum on the liquidation preference of $4 per share (or $.40 per share). Dividends are payable semi-annually in cash or common stock at the Company's election.

     During the year ended March 31, 1993, the Placement Agent's option to acquire 22 Units in connection with the private offering of the Class "B" Preferred Stock was exercised and 137,500 shares of the stock was issued for total proceeds of $605,000 to the Company. Also during the year ended March 31, 1993, 1,364,250 shares of Class "B" Preferred Stock were converted into 6,139,125 shares of common stock.

     During the year ended March 31, 1994, 127,000 shares of Class "B" Preferred Stock were converted into 571,500 shares of common stock.

     During the year ended March 31, 1995, the remaining outstanding 8,750 shares of Class "B" Preferred Stock were converted into 39,375 shares of common stock.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 10 -- Stockholders' Equity -- (Continued)
     Registration of Warrants

     The Company's Registration Statement filed with the Securities and Exchange Commission was declared effective during September 1992. The filing registered 3,375,000 shares of common stock underlying an equal amount of warrants in connection with the Company's October 1991 private placement of the Class "B" Preferred Stock. The warrants are exercisable at $2.22 per share.

     The Company's Registration Statement filed with the Securities and Exchange Commission was declared effective during May, 1994. The filing registered 81,250 shares of common stock underlying an equal amount of warrants at exercise prices ranging from $1.06 to $4.00.

     During the year ended March 31, 1993 a total of 293,000 of the registered warrants were exercised for proceeds of approximately $415,000. In addition, 180,000 warrants issued in settlement of a lawsuit (see Note 12) were exercised for proceeds of $135,000 which represented gross proceeds from warrant exercise of approximately $550,000. Total expenses in connection with the warrants exercised amounted to approximately $108,000 consisting of guaranteed payments on warrant exercise of approximately $76,000 and expense of warrant exercise of approximately $32,000.

     During the year ended March 31, 1994, a total of 1,210,421 of the registered warrants were exercised for proceeds of approximately $2,348,000 before deducting expenses of approximately $38,000.

     During the year ended March 31, 1995, a total of 812,018 of the registered warrants were exercised for proceeds of approximately $1,770,000.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 10 -- Stockholders' Equity -- (Continued)
     Formation of European Subsidiary

     In December 1991 the Company organized U.S. Alcohol & Drug Testing International, P.L.C. ("PLC"), a United Kingdom Corporation of which the Company owned 65% upon organization, to market, distribute and handle European sales of the Company's instruments and products. During January and February 1992 approximately $4,825,000 was raised through a private placement for the Capital Stock of the European Company with net proceeds amounting to $4,127,592. During the year ended March 31, 1993 an additional $272,359 of net proceeds was raised from the private placement.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 10 -- Stockholders' Equity -- (Continued)
     Formation of European Subsidiary -- (Continued)
     In May 1992 the Company organized U.S. Alcohol & Drug Testing International N.V. ("NV"), a Netherlands corporation, to perform essentially the same functions as the PLC. In the event NV does not attain public status, the preferred "A" shareholders are entitled to exchange their shares for common stock of the Company. During March, 1993 the Company extended to the preferred "A" shareholders the right to exchange their shares for common stock of the Company, such exchange to be based on the common stock price of $1.17 per share (4,444,469 shares). European headquarters had been moved to the Netherlands and the Company's sixty-five (65%) percent equity interest in the PLC was assigned to the NV thereby constituting the NV as a majority owned subsidiary. The PLC is dormant and non-operational. In June 1992 the Company converted its preferred Class B shares of NV to 32,890,000 common shares.

     During the period from April through June 1993 all of the preferred "A" shareholders of the NV subsidiary elected to convert their shares into common stock of the Company. The conversion resulted in the issuance of 4,444,469 unregistered common shares of the Company which was the subject of a registration filed by the Company which became effective in May 1994. The balance of minority interest was transferred to consolidated stockholders' equity.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 10 -- Stockholders' Equity -- (Continued)
     Good Ideas Acquisition

     On June 29, 1992 the Company's 65% owned subsidiary U.S. Alcohol & Drug Testing International N.V., a Netherlands corporation ("NV"), acquired 55% of the outstanding capital stock of Good Ideas Enterprises, Inc., then a privately held Texas corporation ("Good Ideas") which is engaged in the manufacture and sale of toys, in exchange for 1.5% of the capital stock of NV. The 55% interest in Good Ideas has been transferred to a wholly-owned subsidiary of NV recently formed in the Netherlands.

     The transaction provided for the issuance of 1,000,000 shares of NV capital stock valued at $5,844. The purchase price exceeded the net book value of Good Ideas by $136,524 and this was assigned as goodwill. The acquisition has been accounted for as a purchase, and accordingly, the consolidated balance sheet of the Company includes the assets and liabilities of Good Ideas at March 31, 1994 and 1995, and the consolidated statement of operations includes the results of operations of Good Ideas from June 29, 1992.

     In August, 1993 the Company issued 400,000 shares of common stock to two officers of Good Ideas in exchange for their holdings of 1,000,000 shares in the Company's N.V. subsidiary. The per share value of the Company's stock at date of issuance was $2.4375 and as a result of this transaction the Company recorded additional goodwill in the amount of $969,156.

     In November, 1993, as part of a dispute resolution with its former consultant, David Brooks, the Company received all Mr. Brooks' 25% equity interests in both NV and Good Ideas for nominal consideration. As a result, the Company's interests became one hundred (100%) percent of NV and sixty (60%) percent of Good Ideas.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 10 -- Stockholders' Equity -- (Continued)
     Initial Public Offering of Good Ideas

     In March 1994 the initial public offering of Good Ideas Enterprises, Inc., was completed and 1,200,000 shares of the common stock of Good Ideas was sold to the public at $5 per share for gross proceeds of $6,000,000. Net proceeds to the subsidiary amounted to approximately $4,735,000 after deducting expenses of approximately $1,265,000. The offering represented the sale of 30% of the outstanding stock and the Company holds a 60% interest in the subsidiary. In connection with the offering, the underwriter was granted, for nominal consideration, common stock purchase warrants entitling the underwriter to purchase up to 120,000 shares of common stock of Good Ideas at $6 per share.

     In April, 1994 an additional 65,200 shares of common stock of Good Ideas Enterprises, Inc. were sold pursuant to its initial public offering's overallotment provision and the subsidiary grossed $326,000 before deducting expenses of approximately $45,000.

     As a result of the initial public offering and overallotment, approximately $2.8 Million was added to the additional paid-in-capital of the Company. After completion of the overallotment the Company's ownership of the subsidiary was reduced to 59%.

     Formation of U.S. Rubber Recycling, Inc.

     During November, 1992 the Company acquired the assets of Adflo International, Inc., a privately owned corporation, and immediately transferred them to U.S. Rubber Recycling, Inc., a wholly owned subsidiary incorporated in Delaware on October 13, 1992. U.S. Rubber recycles used tires from which they manufacture commercial flooring products.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 10 -- Stockholders' Equity -- (Continued)

     Formation of U.S. Rubber Recycling, Inc. -- (Continued)

     The transaction provided for the issuance of 185,000 shares of common stock of the Company valued at $196,563. The transaction was accounted for as a purchase, and accordingly, the consolidated balance sheet of the Company includes the assets and liabilities of U.S. Rubber at March 31, 1994 and 1995 and the consolidated statement of operations includes the results of operations of U.S. Rubber from November 1, 1992.

     Formation of Breath Taking Break Through, Inc.

     During December, 1992 the Company sold its finished inventory of coin operated alcohol testing machines to Breath Taking Break Through, Inc., a wholly owned subsidiary incorporated in Delaware on October 8, 1992. Breath Taking Break Through is in the business of placing the machines in bars and restaurants for the collection of vending revenues.

     Formation of U.S. Drug Testing, Inc.

     On January 1, 1993 the Company transferred all of its assets and intellectual property rights utilized in its drug testing operations to U.S. Drug Testing, Inc. a wholly owned subsidiary incorporated in Delaware on October 8, 1992.

     Initial Public Offering of U.S. Drug Testing, Inc.

     U.S. Drug Testing, Inc. completed its initial public offering of 1,500,000 shares of common stock at $5 per share on October 13, 1993 and the subsequent overallotment of 221,900 shares in November 1993. The subsidiary realized gross proceeds of $8,609,500 and incurred expenses of $1,501,500 yielding net proceeds of $7,108,000. In connection with the offering, the Underwriter was granted for nominal consideration, common stock purchase warrants entitling the Underwriter to purchase up to 150,000 shares of common stock of U.S. Drug at $6 per share.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 10 -- Stockholders' Equity -- (Continued)

     Initial Public Offering of U.S. Drug Testing, Inc. -- (Continued)

     As a result of the initial public offering and overallotment, approximately $4.8 Million was added to the additional paid-in-capital of the Company. After completion of the transaction, the Company holds a 67% interest in the subsidiary.

     Private Placement

     In March, 1995 the Company sold 1,050,000 shares of its common stock in a private placement for gross proceeds of approximately $1,694,000. Expenses of the private placement were approximately $124,000.

     Alconet and Dakotanet Acquisitions

     On March 30, 1995 the Company acquired 100% of the outstanding capital stock of Alconet, Inc., a privately held North Dakota corporation ("Alconet") and 100% of the net equity of Dakotanet, LLC, a privately held North Dakota Limited Liability company ("Dakotanet"). The transactions provided for the issuance of 782,321 shares of the Company's common stock valued at $1,564,642. In connection with the transaction certain of the shares issued by the Company to the selling shareholders of Alconet were used as payment of obligations of Alconet in the approximate amount of $109,000. Concurrent with the acquisitions, the Company contributed the net assets of Dakotanet to Alconet. The purchase price of the acquisitions exceeded the net book value of the assets acquired, which included cash of $593,261, by $818,475 and this has been assigned to goodwill. The acquisitions have been accounted for as a purchase, and accordingly, the consolidated balance sheet of the Company includes the assets and liabilities of Alconet at March 31, 1995, and the consolidated statement of operations includes the operations of Alconet from March 30, 1995, which were immaterial.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 10 -- Stockholders' Equity -- (Continued)

     Alconet and Dakotanet Acquisitions -- (Continued)

     The following unaudited proforma combined results of operations for the years ended March 31, 1995 and 1994 assumes the acquisition of 100% of the issued and outstanding common stock of Alconet, Inc. and 100% of the net equity of Dakotanet, LLC occurred as of April 1, 1993.

                                                                   Year Ended March 31,
                                                               ----------------------------
                                                                  1995             1994
                                                               -----------     ------------
                                                                       (Unaudited)
    Net Revenues                                               $ 8,963,635     $  7,183,417
                                                                ----------      -----------
    Net Loss                                                   $(7,490,097)    $(10,091,689)
                                                                ----------      -----------
    Loss Applicable to Common Stock                            $(7,531,701)    $(10,131,873)
                                                                ----------      -----------
    Net Loss Per Common Stock                                  $      (.28)    $       (.44)
                                                                ==========      ===========

NOTE 11 -- Incentive Compensation Plan and Outstanding Common Stock Purchase
           Warrants

     The Company has adopted an Employees' Incentive Compensation Plan ("the Plan"). The Plan provides for the issuance of restricted stock to employees under certain conditions, as well as non-qualified stock options and Incentive Stock Options.

     There are reserved 450,000 shares of Common Stock for issuance upon the exercise of non-qualified and incentive options and the grant of restricted stock under the plan. During August, 1994 all of the 450,000 shares of common stock reserved for issuance under the Plan were granted as stock options to key officers and directors of the Company in recognition for services rendered to the Company. These options are immediately exercisable at $2.38 per share, which represented the market value at date of grant. The options expire after ten years.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 11 -- Incentive Compensation Plan and Outstanding Common Stock Purchase
           Warrants -- (Continued)
     Common shares reserved for stock options and for outstanding stock purchase warrants is presented in the following table:

                                           Incentive Stock Options      Non-Qualified Options         Warrant Agreements
                                           ------------------------    ------------------------    -------------------------
                                            Number      Price Range     Number      Price Range      Number      Price Range
                                           of Shares     Per Share     of Shares     Per Share     of Shares      Per Share
                                           ---------    -----------    ---------    -----------    ----------    -----------
Outstanding -- April 1, 1992                    -0-        $ -0-            -0-        $ -0-        5,134,359    $ .44-2.67
Granted                                         -0-          -0-            -0-          -0-          763,266     1.06-4.00
Cancelled                                       -0-          -0-            -0-          -0-          (78,750)         1.33
Exercised                                       -0-          -0-            -0-          -0-         (473,000)         1.33
                                            -------        -----         ------        -----        ---------    ----------
Outstanding -- March 31, 1993                   -0-          -0-            -0-          -0-        5,345,875      .44-4.00
Granted                                         -0-          -0-            -0-          -0-           53,250     1.81-3.00
Exercised                                       -0-          -0-            -0-          -0-       (1,210,442)         1.33
                                            -------        -----         ------        -----        ---------    ----------
                                                -0-
Outstanding -- March 31, 1994                                -0-            -0-          -0-        4,188,683    $1.06-4.00
Granted                                     420,000         2.38         30,000         2.38          869,750     1.81-2.50
Cancelled                                       -0-          -0-            -0-          -0-           (6,000)         2.19
Exercised                                       -0-          -0-            -0-          -0-         (812,018)    1.33-3.00
                                            -------        -----         ------        -----        ---------    ----------
Outstanding -- March 31, 1995               420,000        $2.38         30,000        $2.38        4,240,415    $1.06-4.00
                                            =======        =====         ======        =====        =========    ==========

     During May, 1994 the Company issued a three year warrant for the purchase of 50,000 shares of common stock at $1.81 per share to a consultant for services rendered to the Company.

     During May, 1994 the Board of Directors authorized the issuance of five year warrants, which were issued in August, 1994, for the purchase of 750,000 shares of common stock at $1.81 to three consultants for services to be rendered to the Company. The warrants are unregistered and cannot be exercised before one year from the date of issuance.

     During the year ended March 31, 1995 the Company granted three year warrants to employees to acquire a net of 69,750 shares of common stock at prices ranging from $2.19 -- $2.50.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 12 -- Settlement of Litigation

     During the year ended March 31, 1993 the Company settled three outstanding lawsuits. Terms of the settlements consisted of $360,125 in cash and the issuance of 180,000 common stock purchase warrants with an excess of market value over exercise price aggregating $292,500. The warrants were exercised during the year ended March 31, 1993. These settlements have been charged to operations during the year ended March 31, 1993. A litigation commenced by a former consultant was settled during the year ended March 31, 1993 for 146,250 warrants. These warrants were the subject of the litigation for which such settlement was made and carried the same terms as those original warrants that were granted in January 1991 with an exercise price of $1.33 per share, which represented market value at the date of original grant.

     In November, 1993 the Company and Jeffrey Brooks Securities, Inc. its former investment banker and Jeffrey Brooks individually (collectively "Brooks") resolved a dispute which provided in pertinent part, that Brooks exercise an option to purchase 21 Units of securities issued by NV for $577,500 and thereafter convert those shares to the Company's common stock at the same conversion price of $1.17. As a result, Brooks was issued 493,590 shares of the Company's common stock.

     In November, 1993 the Company executed a stipulation of settlement in the securities class action litigation which was subject to Court approval (see Note
19). The Company agreed to pay $1,600,000 cash to the class and $3,000,000 worth of its common stock, or a total consideration of $4,600,000

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 12 -- Settlement of Litigation -- (Continued) to completely settle both class actions now pending against the Company and all defendants. This amount has been charged to operations during the year ended March 31, 1994. The Company funded the $1,600,000 cash portion (see Note 3) through exercised warrants and options of certain co-defendants in the class action. As of March 31, 1994 expenditures from the escrow funds amounted to $21,329.

     On April 4, 1994 the Court approved the stipulation of settlement entered into by the Company in November 1993. The Court chose March 31, 1994 as the valuation date for the $3,000,000 stock portion of the settlement. Accordingly 1,333,333 shares of the Company's common stock was issued based upon the $2.25 closing price at March 31, 1994. These shares have not been included in the computation of earnings (loss) per share for the year ended March 31, 1994, since the number of shares were not determinable until the date of the court approval. If these shares were outstanding for the entire year ended March 31, 1994, the effect on loss per share would have been to decrease the net loss per share by $.03.

     In November, 1993, as part of a dispute resolution with its former consultant, David Brooks, the Company received all Mr. Brooks' 25% equity interests in both NV and Good Ideas for nominal consideration. As a result, the Company's interests became one hundred (100%) percent of NV and sixty (60%) percent of Good Ideas (see Note 10).

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 13 -- Loss on Write-Down of Note Receivable

     On October 25, 1991 the Company purchased a $320,000 principal amount convertible note of The Thunder Group, Inc., formerly Hemodynamics, Incorporated, a publicly owned Delaware Corporation. The note, with interest at 22% per annum, was convertible into 1,523,809 shares of the common stock of Hemodynamics, Incorporated and was due January 31, 1993.

     At December 31, 1992 accrued interest on the note amounted to $35,200. The note was not paid at its due date and in February 1993 the Company participated in the filing of an involuntary bankruptcy petition against The Thunder Group, Inc. At March 31, 1993 the Company recorded a reserve against the collectability of the note in the amount of $177,600 and reported such loss in that year. This reserve was deemed to be adequate at that time based upon available information. At March 31, 1994 the remaining balance of this note was written-off as it was deemed to be uncollectible.

     The entire balance of the Note Receivable was not written down at the time of the filing of the involuntary bankruptcy because the Company was aware of a significant asset of The Thunder Group that had been sold just prior to the filing. The Company petitioned to have such sale overturned and the asset returned. If successful, the Company was of the opinion that there would have been sufficient net assets to realize 50% of the value of the Note Receivable. When such asset sale was upheld, the Company wrote off the balance of the Note Receivable.

NOTE 14 -- Commitments and Contingencies

     Concentration of Credit Risk

     The Company's financial instruments that are exposed to concentration of credit risk consist of cash and cash equivalents and marketable securities. At times, such amounts are in excess of the FDIC and SIPC insurance limits.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 14 -- Commitments and Contingencies -- (Continued)

     Concentration of Credit Risk (Continued)

     The concentration of REMIC Bonds are subject to both market and interest rate fluctuations. The Company has borrowed against the REMIC Bonds and such borrowings can be subject to margin calls. The Company has no hedging transactions to offset such risks.

     The Company's customer base is comprised primarily of major national retailers. The financial strength of these customers are routinely reviewed and evaluated.

     Employment and Consulting Agreements

     The Company entered into new Employment Agreements with its four senior officers which became effective January 1, 1994 and terminate on December 31, 1996. The agreements provide for aggregate annual minimum salaries in the amount of $685,000, as well as for reimbursement of related business expenses incurred.

     The Company and its subsidiaries have entered into three year employment agreements with certain of its officers and employees which will terminate at various dates through the end of July, 1997. The agreements provide for aggregate annual minimum salaries of approximately $1,102,000 as well as reimbursement of related business expenses incurred.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 16 -- Industry Segments

     Certain information concerning the Company's operations in its different industry segments is presented below:

                                                                    Year Ended March 31
                                                          ---------------------------------------
                                                             1995          1994          1992
                                                          -----------   -----------   -----------
Sales:
  Substance Abuse Testing -- Alcohol                      $ 1,695,215   $   442,728   $   611,739
  Substance Abuse Testing -- Drug                                  --            --            --
  Toys                                                      4,606,039     5,544,221     3,324,402
  Recycled Rubber Products                                  2,135,896     1,195,468       229,963
                                                          -----------   -----------   -----------
                                                          $ 8,437,150   $ 7,182,417   $ 4,166,104
                                                          ===========   ===========   ===========
Loss From Operations:
  Substance Abuse Testing -- Alcohol                      $(4,096,348)  $(7,265,417)  $(5,818,062)
  Substance Abuse Testing -- Drug                          (2,363,449)   (1,876,341)     (257,422)
  Toys                                                       (905,159)     (425,999)     (355,459)
  Recycled Rubber Products                                   (511,171)     (368,040)     (178,681)
                                                          -----------   -----------   -----------
                                                          $(7,876,127)  $(9,935,797)  $(6,609,624)
                                                          ===========   ===========   ===========
Identifiable Assets:
  Substance Abuse Testing -- Alcohol                      $ 4,891,262   $ 5,369,263   $ 3,436,957
  Substance Abuse Testing -- Drug                           4,444,105     5,268,820       462,732
  Toys                                                      3,950,982     5,604,295     1,908,633
  Recycled Rubber Products                                    811,199       606,395       492,280
                                                          -----------   -----------   -----------
                                                          $14,097,548   $16,848,773   $ 6,300,602
                                                          ===========   ===========   ===========
Capital Expenditures:
  Substance Abuse Testing -- Alcohol                      $ 2,159,716   $   178,865   $   841,961
  Substance Abuse Testing -- Drug                              99,262       325,046        39,035
  Toys                                                         54,715       126,310        66,421
  Recycled Rubber Products                                    241,440        37,315         6,743
                                                          -----------   -----------   -----------
                                                          $ 2,555,133   $   667,536   $   954,160
                                                          ===========   ===========   ===========
Depreciation and Amortization:
  Substance Abuse Testing -- Alcohol                      $   532,496   $   288,431   $   174,333
  Substance Abuse Testing -- Drug                             162,871        92,245        16,939
  Toys                                                         45,038        26,146         5,856
  Recycled Rubber Products                                     59,453        40,895        13,559
                                                          -----------   -----------   -----------
                                                          $   799,858   $   447,717   $   210,687
                                                          ===========   ===========   ===========

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 16 -- Industry Segments -- (Continued)
     Major Customers and Suppliers

     During the years ended March 31, 1995, 1994 and 1993, a small group of customers accounted for a major share of the Company's consolidated net sales for such periods. The following is a summary of customers comprising 10% or greater of the Company's consolidated net sales:

                                                                            Percentage of
                                                            Number of       Consolidated
                            Period                          Customers         Net Sales
    ------------------------------------------------------  ---------     -----------------
    Year Ended March 31, 1995                                Three        32%, 21% and 11%
    Year Ended March 31, 1994                                 One                44%
    Year Ended March 31, 1993                                Three        24%, 17% and 12%

     No other customers accounted for 10% or more of consolidated net sales.

     Included in accounts receivable as of March 31, 1995, 1994 and 1993 are amounts due from its major customers totaling $267,873, $978,442, and $339,598, respectively.

     During the year ended March 31, 1995 the Company contracted for the manufacture of approximately 38% of its products from three suppliers.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 17 -- Subsequent Events

     On April 1, 1995 the Company entered into employment agreements with two officers of its recently acquired Alconet subsidiary. The agreements commenced April 1, 1995 and terminate on March 31, 1998 and provide for annual aggregate minimum salaries in the amount of $140,000, as well as for reimbursement of related business expenses incurred.

     On May 5, 1995, Keith Parten resigned as director, Chief Operating Officer, and President of Good Ideas Enterprises, Inc.. Mr. Parten's employment contract was terminated with no further financial obligation on the part of Good Ideas. Mr. Parten returned to Good Ideas 126,520 shares of his common stock. Such shares were cancelled by Good Ideas. The cancellation of these shares increased the Company's ownership interest in Good Ideas from 59% to 61%.

     On May 12, 1995 Good Ideas hired a new Chief Operating Officer and President, and appointed him to the Board of Directors. Good Ideas and the new officer entered into a two (2) year contract to commence June 1, 1995. The agreement provides for an aggregate minimum annual salary of $110,000 as well as reimbursement of related business expenses incurred. In addition, the officer will receive 10,000 shares of the Common Stock of Good Ideas.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1995
                                  (Unaudited)

ASSETS
Current Assets:
  Cash and Cash Equivalents                                                      $    635,558
  Trading Securities                                                                   42,188
  Accounts Receivable (Net of Allowance For Bad Debts of $112,812)                    707,055
  Other Receivables                                                                    47,958
  Inventories                                                                       2,095,248
  Prepaid Expenses                                                                    403,944
                                                                                 ------------
Total Current Assets                                                                3,931,561
Property and Equipment (Net of Accumulated Depreciation of $1,835,089)              3,111,714
Other Assets                                                                        1,943,851
                                                                                 ------------
Total Assets                                                                     $  8,987,126
                                                                                  ===========

    The accompanying notes are an integral part of the financial statements.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1995
                                  (Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts Payable                                                               $    933,634
  Accrued Expenses and Taxes                                                          739,834
  Current Portion of Long-Term Debt                                                    39,490
  Brokerage Loan Payable                                                                   --
  Preferred Stock Dividend Payable                                                     14,405
                                                                                 ------------
Total Current Liabilities                                                           1,727,363
Long-Term Debt -- Net of Current Portion                                               66,365
Commitments and Contingencies (See Note 10)                                                --
                                                                                 ------------
Total Liabilities                                                                   1,793,728
                                                                                 ------------
Minority Interest                                                                   1,873,099
                                                                                 ------------
Stockholders' Equity:
  Preferred Stock, Class "A", $.01 Par Value, 500,000 Shares Authorized, Issued
     and Outstanding 41,157 Shares (Liquidation Preference of $205,785)........           412
  Preferred Stock, Class "B", $.01 Par Value, 1,500,000 Shares Authorized,
     Issued and Outstanding -0- Shares.........................................            --
  Common Stock, $.0l Par Value, 50,000,000 Shares Authorized, Issued and
     Outstanding 30,613,510 Shares.............................................       306,135
  Additional Paid-In Capital...................................................    41,873,384
  Accumulated Deficit..........................................................   (36,859,632)
                                                                                 ------------
Total Stockholders' Equity                                                          5,320,299
                                                                                 ------------
Total Liabilities and Stockholders' Equity.....................................  $  8,987,126
                                                                                  ===========

    The accompanying notes are an integral part of the financial statements.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (Unaudited)

                                                                              For the
                                                                         Nine Months Ended
                                                                           December 31,
                                                                    ---------------------------
                                                                       1995            1994
                                                                    -----------     -----------
Sales                                                               $ 3,015,006     $ 7,467,137
                                                                    -----------     -----------
Costs and Expenses:
  Cost of Sales (Exclusive of Depreciation Shown Below)               2,268,587       4,850,977
  Selling, General and Administrative Expenses (Expenses of
     Depreciation Shown Below)                                        5,820,490       5,952,316
  Research and Development                                              789,506         794,166
  Interest                                                               75,864          15,092
  Depreciation and Amortization                                         959,795         393,853
                                                                    -----------     -----------
Total Costs and Expenses                                              9,914,242      12,006,404
                                                                    -----------     -----------
Loss From Operations                                                 (6,899,236)     (4,539,267)
Other Income (Expense)                                                  290,792        (618,913)
                                                                    -----------     -----------
Loss Before Minority Interest in Net Loss of Subsidiaries            (6,608,444)     (5,158,180)
Minority Interest in Net Loss of Subsidiaries, Net of Subsidiary
  Preferred Stock Dividends Paid                                        757,729         748,394
                                                                    -----------     -----------
Net Loss                                                            $(5,850,715)    $(4,409,786)
                                                                     ==========      ==========
Weighted Average Common Shares Outstanding                           29,248,777      25,304,817
                                                                     ==========      ==========
Loss Applicable to Common Stock
  Net Loss                                                          $(5,850,715)    $(4,409,786)
  Preferred Stock Dividend -- Class "A"                                 (14,405)        (31,977)
  Preferred Stock Dividend -- Class "B"                                      --          (2,425)
                                                                    -----------     -----------
Loss Applicable to Common Stock                                     $(5,865,120)    $(4,444,188)
                                                                     ==========      ==========
Net Loss Per Common Share                                           $      (.20)    $      (.18)
                                                                     ==========      ==========

    The accompanying notes are an integral part of the financial statements.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                  FOR THE NINE MONTHS ENDED DECEMBER 31, 1995
                                  (Unaudited)

                                         Class "A"       Class "B"                   Additional
                                         Preferred       Preferred       Common        Paid-In       Accumulated
                                           Stock           Stock         Stock         Capital         Deficit           Total
                                        -----------     -----------     --------     -----------     ------------     -----------
Balance -- March 31, 1995                  $ 412            $--          281,411     $38,421,034     $(31,008,915)    $ 7,693,942
Dividend on Class "A" Preferred
  Stock                                       --             --            --            (21,607)         --              (21,607)
Additional Paid-In Capital Arising
  From Surrender of Capital in Good
  Ideas Enterprises, Inc. by Minority
  Shareholder                              --             --               --             97,674          --               97,674
Issuance of 2,152,469 Shares of Common
  Stock in Connection With a Private
  Placement                                --             --              21,524       3,016,981          --            3,038,505
Issuance of 20,000 Shares of Common
  Stock to Directors for Directors
  fees                                     --             --                 200          37,300          --               37,500
Issuance of 300,000 Shares of Common
  Stock in a Connection with a Private
  Placement Under Regulation D             --             --               3,000         559,500          --              562,500
Expenses of Stock Offerings                --             --               --           (237,500)         --             (237,500)
Other                                      --             --               --                  2               (2)        --
Net Loss For Nine Months Ended
  December 31, 1995                        --             --               --            --            (5,850,715)     (5,850,715)
                                                             --
                                            ----                        --------     -----------     ------------     -----------
Balance -- December 31, 1995               $ 412            $--         $306,135     $41,873,384     $(36,859,632)    $ 5,320,299
                                            ====             ==         ========     ===========     ============     ===========

- ---------------


(a) Includes 242,469 Shares of Common Stock issued in connection with the price protection provision.

    The accompanying notes are an integral part of the financial statements.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (Unaudited)

                                                                             For The
                                                                        Nine Months Ended
                                                                          December 31,
                                                                  -----------------------------
                                                                     1995              1994
                                                                  -----------       -----------
Cash Flow From Operating Activities:
  Net Loss                                                        $(5,850,715)      $(4,409,786)
  Adjustments to Reconcile Net Loss To Net Cash Used By
     Operating Activities:
  Provision For Bad Debts                                             (12,337)           40,096
  Loss on Disposition of Fixed Assets                                  28,635            11,653
  Gain on Disposition of Fixed Assets                                 --                 (2,194)
  Depreciation and Amortization                                       959,795           393,853
  Minority Interest in Net Loss of Subsidiary, Net of Subsidiary
     Preferred Stock Dividends Paid                                  (757,729)         (748,394)
  Unrealized Loss (Gain) on Marketable Securities                  (1,820,703)          837,673
  Realized Loss on Marketable Securities                            1,550,792           --
  Amortization of Bond Discount                                          (779)           (2,337)
  Value of Common Stock Issued to Directors for Services               37,500            54,375
  Value of Common Stock of Subsidiary issued to Officer for
     Services                                                           5,000           --
Changes in Operating Assets and Liabilities:
  (Increase) Decrease in Accounts Receivable                           76,389          (807,760)
  (Increase) Decrease in Inventories                                  117,318          (829,920)
  Increase in Prepaid Expenses                                       (161,877)          (59,660)
  Decrease in Funds in Escrow-Restricted                              --                586,941
  (Increase) Decrease in Other Receivables                             21,810          (174,942)
  Increase in Other Assets                                            (18,022)          --
  Increase (Decrease) in Accounts Payable                            (564,688)          722,512
  Increase (Decrease) in Accrued Expenses and Taxes                   267,581           (82,981)
  Decrease in Accrued Class Action Settlement                         --               (586,941)
                                                                  ------------      ------------
Net Cash Used By Operating Activities                              (6,122,030)       (5,057,812)
                                                                  ------------      ------------

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (Unaudited)

                                                                             For The
                                                                        Nine Months Ended
                                                                          December 31,
                                                                  -----------------------------
                                                                     1995              1994
                                                                  -----------       -----------
Cash Flow From Investing Activities:
  Purchase of Property and Equipment                                 (212,373)       (2,251,342)
  Proceeds from Sales of Fixed Assets                                  48,188           --
  Proceeds From Sales of Trading Securities                         3,536,045           --
  Other -- Net                                                        --                (28,732)
                                                                  ------------      ------------
Net Cash Provided (Used) By Investing Activities                    3,371,860        (2,280,074)
                                                                  ------------      ------------
Cash Flow From Financing Activities:
  Sales and Issuance of Common Stock                                3,601,005           --
  Proceeds From Long-Term Debt                                         17,843            39,077
  Payments of Long-Term Debt                                          (44,721)          (37,040)
  Payment of Dividend on Class "A" Preferred Stock                    (14,405)          (17,572)
  Proceeds From Sale of Common Stock By Good Ideas Enterprises,
     Inc.                                                             --                326,000
  Expenses of Stock Offering of Subsidiary                            --                (62,046)
  Expense of Stock Offerings                                         (237,500)          (25,213)
  Proceeds of Brokerage Loans Payable                               1,000,000         1,127,104
  Payments of Brokerage Loans Payable                              (2,569,592)          --
  Issuance of Common Stock Upon Exercise of Warrants                  --              1,733,318
                                                                  ------------      ------------
Net Cash Provided By Financing Activities                           1,752,630         3,083,628
                                                                  ------------      ------------
Increase (Decrease) in Cash and Cash Equivalents                     (997,540)       (4,254,258)
Cash and Cash Equivalents -- Beginning                              1,633,098         5,146,969
                                                                  ------------      ------------
Cash and Cash Equivalents -- Ending                               $   635,558       $   892,711
                                                                  ------------      ------------
Supplemental Disclosure of Cash Information:
  Cash Paid for Interest                                          $    75,864       $    15,092
                                                                  ------------      ------------
  Income Taxes Paid                                                   --                --
                                                                  ------------      ------------
Non-Cash Financing Activities:
  Preferred Stock Dividends Accrued                               $    21,606       $    14,505
                                                                  ------------      ------------
  Issuance of Common Stock as Payment of Class Action
     Settlement                                                   $   --            $ 3,000,000
                                                                  ------------      ------------
  Issuance of Common Stock as Payment of Preferred "B"
     Dividend                                                     $   --            $     2,425
                                                                  ------------      ------------

    The accompanying notes are an integral part of the financial statements.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                                  (Unaudited)

NOTE 1 -- Basis of Presentation

     The consolidated financial statements include the accounts of U.S. Alcohol Testing of America, Inc. (the "Company") and its wholly and majority owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

     Trading Securities

     Trading securities at December 31, 1995 consist of corporate equity securities. The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", effective April 1, 1994. Pursuant to SFAS No. 115, the provisions of the Statement were not applied retroactively. The change had no material cumulative effect on the Company's financial position or results of operations. Prior to the adoption of SFAS No. 115, equity and debt securities were carried at the lower of aggregate cost or market and on an amortized cost basis, respectively. Under SFAS No. 115, the Company classifies all of its debt and marketable equity securities as trading securities. Management determines the appropriate classification of all securities at the time of purchase and re-evaluates such designation as of each balance sheet date. The Company's trading securities are recorded at fair value. Unrealized holding gains and losses, net of the related tax effect, are included in earnings.

     In the opinion of the Company, the accompanying unaudited consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for the periods presented.

     Results of operations for interim periods are not necessarily indicative of the results of operations for a full year due to external factors which are beyond the control of the Company.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                                  (Unaudited)

NOTE 2 -- Cash and Cash Equivalents

     Cash and cash equivalents are summarized as follows:

        Cash in Banks                                                      $  484,295
        Money Market Funds                                                    151,263
                                                                           ----------
                                                                           $  635,558
                                                                           ==========

NOTE 3 -- Trading Securities

     Trading securities are summarized as follows:

        Marketable Equity Securities                                        $412,206
        Federal Home Loan Mortgage Corporation REMIC Bonds                        --
        Federal National Mortgage Association REMIC Bonds                         --
                                                                            --------
        Marketable Securites at Aggregate Cost                               412,206
        Less: Unrealized Losses                                              370,018
                                                                            --------
        Trading Securities at Aggregate Market Value                        $ 42,188
                                                                            ========

NOTE 4 -- Inventories

     Inventories are summarized as follows:

        Finished Goods                                                     $  384,079
        Work in Process                                                       937,483
        Raw Materials                                                         773,686
                                                                           ----------
                                                                           $2,095,248
                                                                            =========

NOTE 5 -- Property and Equipment

     Property and equipment is summarized as follows:

        Furniture and Equipment                                            $  447,546
        Equipment                                                           1,346,411
        Equipment -- Network/Per Test                                       2,098,420
        Test Equipment                                                        499,686
        Leasehold Improvements                                                409,828
        Vehicles                                                              144,912
                                                                           ----------
                                                                            4,946,803
        Less: Accumulated Depreciation                                      1,835,089
                                                                           ----------
                                                                           $3,111,714
                                                                            =========

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                                  (Unaudited)

NOTE 6 -- Long-Term Debt

     Long-term debt is summarized as follows:

        Capitalized lease obligations, secured by certain equipment, payable in various monthly installments, and due through January
          1999.                                                             $ 86,426
        Note payable, bearing interest at 6% per annum from January 15,
          1995, payable in semi-annual payments including principal and interest of $1,771 from
          July 15, 1955 and due January 15, 2002.                             19,429
                                                                            --------
                                                                             105,855
        Less: Current Portion                                                 39,490
                                                                            --------
                                                                            $ 66,365
                                                                            ========

NOTE 7 -- Minority Interest

     The Company's consolidated financial statements at December 31, 1995 include 100% of the assets, liabilities and losses of U.S. Drug Testing, Inc., a 67% owned publicly traded subsidiary and 100% of the assets, liabilities and losses of Good Ideas Enterprises, Inc., a 61% owned publicly traded subsidiary. The $1,873,099 minority interest reported on the balance sheet represents the minority shareholders' interest in the equity of these subsidiaries.

NOTE 8 -- Stockholders' Equity

     During August, 1995 the Company sold 1,910,000 shares of common stock in a private placement and realized proceeds of $3,038,505. During October, 1995 an additional 242,469 common shares were issued in connection with the price protection provision of the private placement agreement. Because the shares sold

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                                  (Unaudited)

were not publicly registered stock they were issued below the existing market prices. The market price of the Company's stock ranged from $2.12 to $2.50 per share at the dates of the private placement and the Company received a range from $1.38 to $1.62 per share from the private placement for an average price of $1.59 per shares. There was no accounting impact on the Statement of Operations for the difference between the per share amounts. The subsequent issuance of the 242,469 shares reduced the average price received by the Company to $1.41 per share.

NOTE 9 -- Industry Segments

                                                                          For the
                                                                     Nine Months Ended
                                                                       December 31,
                                                                ---------------------------
                                                                   1995            1994
                                                                -----------     -----------
    Revenues:
      Substance Abuse Testing -- Alcohol                        $   901,439     $ 1,232,448
      Substance Abuse Testing -- Drug                               --              --
      Toys                                                        1,473,416       4,286,705
      Recycled Rubber Products                                      640,151       1,947,984
                                                                -----------     -----------
              Total                                             $ 3,015,006     $ 7,467,137
                                                                 ==========      ==========
    Income (Loss) From Operations:
      Substance Abuse Testing -- Alcohol                        $(4,052,749)    $(2,435,869)
      Substance Abuse Testing -- Drug                            (1,445,236)     (1,589,888)
      Toys                                                       (1,032,977)       (428,415)
      Recycled Rubber Products                                     (368,274)        (85,095)
                                                                -----------     -----------
              Total                                             $(6,899,236)    $(4,539,267)
                                                                 ==========      ==========

NOTE 10 -- Commitments and Contingencies

     In June, 1995 the License Agreement with the Department of the Navy was renegotiated and amended to provide the minimum annual royalties of $100,000 per year commencing October 1, 1995 and terminating September 30, 2005. Additional royalties will be paid pursuant to a schedule based upon sales of products. Royalties of $100,000 paid under the license agreement during the period ended December 31, 1995 and royalties of $285,000 were paid during the period ended December 31, 1994.

             U.S. ALCOHOL TESTING OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                                  (Unaudited)

NOTE 11 -- Subsequent Events

     During February, 1996, USAT intends to file two Regustration Statements on Form S-4 with the Securities and Exchange Commission in an attempt, through Consent Solicitations, to acquire the common shares owned by the minority interests of U.S. Drug Testing, Inc., its 67% owned public Subsidiary, and Good Ideas Enterprises, Inc., its 61% owned public Subsidiary, and own 100% of these companies. There is no assurance that either solicitation will be successfully completed..

     On February 2, 1996 USAT signed a non-binding leter of intent in connection with the possible sale of its rubber recycling subsidiary. There is no assurance that any sale will be successfully completed.

                [WOLINETZ, GOTTLIEB & LAFAZAN, P.C. LETTERHEAD]


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders
U.S. Drug Testing, Inc.
Rancho Cucamonga, California

We have audited the accompanying balance sheets of U.S. Drug Testing, Inc. (A Development Stage Enterprise) as of March 31, 1995 and 1994, and the related statements of operations, stockholders' equity and cash flows for the years ended March 31, 1995 and 1994, the period October 8, 1992 (Inception) to March 31, 1993 and the period October 8, 1992 (Inception) to March 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Drug Testing, Inc. as of March 31, 1995 and 1994, and the results of its operations and its cash flows for the years ended March 31, 1995 and 1994, the period October 8, 1992 (Inception) to March 31, 1993 and the period October 8, 1992 (Inception) to March 31, 1995 in conformity with generally accepted accounting principles.

We have also audited Schedule I of U.S. Drug Testing, Inc. as of March 31, 1995 and 1994, Schedule II as of March 31, 1995 and Schedules V and VI for the years ended March 31, 1995 and 1994 and the period October 8, 1992 (Inception) to March 31, 1993. These schedules are presented for purposes of complying with rules of the Securities and Exchange Commission and are not part of the basic financial statements. In our opinion, these schedules present fairly, in all material respects, the information required to be set forth therein.


                                             WOLINETZ, GOTTLIEB & LAFAZAN, P.C.


Rockville Centre, New York
May 26, 1995

                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEET


                                     ASSETS

                                                                            MARCH 31,
                                                                 -------------------------------
                                                                     1995                1994
                                                                  ----------          ----------
Current Assets:
  Cash and Cash Equivalents                                      $    49,368         $ 1,067,922
  Trading Securities                                               3,208,405           3,439,595
  Prepaid Expenses and Other Current Assets                           65,297              41,830
  Note Receivable -- Parent                                          488,519               --
                                                                  ----------          ----------
    Total Current Assets                                           3,811,589           4,549,347
                                                                  ----------          ----------

Property and Equipment (Net of Accumulated Depreciation
  of $238,608 at March 31, 1995 and $111,350 at
  March 31, 1994)                                                    604,191             657,662
                                                                  ----------          ----------

Other Assets:
  Patents (Net of Accumulated Amortization of $40,811 at
    March 31, 1995 and $5,199 at March 31, 1994)                      20,830              46,809
  Other Assets                                                         7,495              15,002
                                                                  ----------          ----------
    Total Other Assets                                                28,325              61,811
                                                                  ----------          ----------

Total Assets                                                     $ 4,444,105         $ 5,268,820
                                                                  ==========          ==========

                                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts Payable                                               $    50,775         $    54,850
  Accrued Expenses                                                    72,788              23,059
  Current Portion of Long-Term Debt                                   29,111              29,955
  Loan Payable -- Parent                                                --                81,121
  Brokerage Loan Payable                                           1,569,592                --
                                                                  ----------          ----------
    Total Current Liabilities                                      1,722,266             188,985

Long-Term Debt                                                        24,147              49,926
                                                                  ----------          ----------

Commitments and Contingencies (See Note 11)

    Total Liabilities                                              1,746,413             238,911
                                                                  ----------          ----------

Stockholders' Equity:
  Common Stock, $.001 Par Value; 50,000,000 shares
    Authorized, Issued and Outstanding 5,221,900 Shares
    at March 31, 1995 and at March 31, 1994                            5,222               5,222
                                                                  ----------          ----------
  Additional Paid-In Capital                                       7,542,401           7,542,401
  Deficit Accumulated in the Development Stage                    (4,849,931)         (2,517,714)
                                                                  ----------          ----------
    Total Stockholders' Equity                                     2,697,692           5,029,909

                                                                  ----------          ----------

Total Liabilities and Stockholders' Equity                       $ 4,444,105         $ 5,268,820
                                                                  ==========          ==========


    The accompanying notes are an integral part of the financial statements.

                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENT OF OPERATIONS

                                                                         For the Period    Cumulative From
                                        For The Year     For The Year    October 8, 1992   October 8, 1992
                                           Ended            Ended        (Inception) To    (Inception) To
                                       March 31, 1995   March 31, 1994   March 31, 1993    March 31, 1995
                                       --------------   --------------   ---------------   ---------------
Revenues                                 $     -          $     -           $     -           $     -
                                        -----------      -----------       -----------       -----------

Costs and Expenses:
  Selling, General and
    Administrative Expenses                 850,400          604,185           146,316         1,600,901
  Research and Development                  886,219          728,272            90,960         1,705,451
  Depreciation and Amortization             162,871           92,245            16,939           272,055
  Interest Expense - Parent                   3,319           31,639             3,207            38,165
  Management Fees - Parent                  420,000          420,000              -              840,000
  Interest Expense                           40,640             -                 -               40,640
                                        -----------      -----------       -----------       -----------

      Total Costs and Expenses            2,363,449        1,876,341           257,422         4,497,212
                                        -----------      -----------       -----------       -----------

Loss From Operations                    ( 2,363,449)     ( 1,876,341)      (   257,422)      ( 4,497,212)
                                        -----------      -----------       -----------       -----------

Other Income (Expense):
  Interest Income                           245,139           85,695              -              330,834
  Unrealized Loss on
    Marketable Securities               (   234,307)     (   469,646)             -          (   703,953)
  Interest Income - Parent                   20,400             -                 -               20,400
                                        -----------      -----------       -----------       -----------

      Total Other Income
        (Expense)                            31,232      (   383,951)             -          (   352,719)
                                        -----------      -----------       -----------       -----------

Net Loss                                ($2,332,217)     ($2,260,292)      ($  257,422)      ($4,849,931)
                                        -----------      -----------       -----------       -----------

Weighted Average Common
  Shares Outstanding                      5,221,900        4,342,458         3,500,000
                                        -----------      -----------       -----------

Net Loss Per Common Share               ($      .45)     ($      .52)      ($      .07)
                                        -----------      -----------       -----------

The accompanying notes are an integral part of the financial statements.

                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                       STATEMENT OF STOCKHOLDERS' EQUITY
          FOR THE PERIOD OCTOBER 8, 1992 (INCEPTION) TO MARCH 31, 1995

                                                                            Deficit
                                                                          Accumulated
                                                          Additional        in the
                                           Common          Paid-In        Development
                                           Stock           Capital           Stage              Total
                                       --------------   --------------   ---------------   ---------------
Balance - October 8, 1992                $    -0-         $    -0-          $    -0-          $    -0-

Issuance of 3,500,000 Shares
  of Common Stock For Value of
  Assets Transferred From Parent              3,500           445,186              --               448,686

Net Loss For The Period Ended
  March 31, 1993                               --                --             (257,422)          (257,422)
                                         ----------         ---------        -----------         ----------
Balance - March 31, 1993                      3,500           445,186           (257,422)           191,264

Sale of 1,721,900 Shares of
  Common Stock in Connection With
  Initial Public Offering,
  Net of Offering Costs                       1,722         7,097,215              --             7,098,937

Net Loss For The Year
  Ended March 31, 1994                          --               --           (2,260,292)        (2,260,292)
                                         ----------        ----------         -----------         ----------
Balance - March 31, 1994                      5,222         7,542,401         (2,517,714)         5,029,909

Net Loss For The Year
  Ended March 31, 1995                          --               --           (2,332,217)        (2,332,217)
                                         ----------        ---------         -----------         ----------
Balance - March 31, 1995                 $    5,222        $7,542,401        $(4,849,931)        $2,697,692
                                         ==========        ==========        ===========         ===========



The accompanying notes are an integral part of the financial statements.

                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENT OF CASH FLOWS



                                                                                      For The Period        Cumulative From
                                                For The Year      For The Year       October 8, 1992        October 8, 1992
                                                   Ended             Ended           (Inception)  To        (Inception)  To
                                               March 31, 1995    March 31, 1994       March 31, 1993         March 31, 1995
                                               --------------    --------------      ---------------        ---------------
Cash Flow From Operating Activities:
  Net Loss                                      ($2,332,217)      ($2,260,292)          ($257,422)             ($4,849,931)
  Adjustments to Reconcile Net Loss to
    Net Cash Used by Operating
    Activities:
      Depreciation and Amortization                 162,871            92,245              16,939                  272,055
      Disposal of Property and Equipment             25,475              --                  --                     25,475
      Unrealized Loss on Marketable
        Securities                                  234,307           469,646                --                    703,953
      Amortization of Bond Discount                  (3,116)             (960)               --                     (4,076)
  Changes in Operating Assets and Liabilities:
      Increase in Prepaid Expenses and
        Other Current Assets                        (23,467)          (40,530)             (1,300)                 (65,297)
      (Increase) Decrease in Other Assets             7,507           (15,002)                --                    (7,495)
      Increase (Decrease) in Accounts Payable        (4,075)           34,976              19,874                   50,775
      Increase (Decrease) in Accrued Expenses        49,729           (11,512)             34,571                   72,788
                                                -----------       ------------         ----------              -----------
Net Cash Used By Operating Activities            (1,882,986)       (1,731,429)           (187,338)              (3,801,753)
                                                -----------       ------------        -----------              -----------

Cash Flow From Investing Activities:
  Purchase of Marketable Securities                    --          (3,908,281)               --                 (3,908,281)
  Purchases of Property and Equipment               (99,262)         (325,046)            (39,035)                (463,343)
  Additional Patent Costs                            (9,635)          (12,514)               --                    (22,149)
                                                -----------       ------------        -----------              -----------
Net Cash Used by Investing Activities              (108,897)       (4,245,841)            (39,035)              (4,393,773)
                                                -----------       ------------        -----------              -----------

Cash Flow From Financing Activities:
  Sales of Common Stock                                --           8,609,600              11,626                8,621,226
  Expenses of Stock Offering                           --          (1,510,663)                --                (1,510,663)
  Payments of Loan to Parent                       (488,519)             --                   --                  (488,519)
  Proceeds of Loan Payable - Parent                    --           1,082,759             217,023                1,299,782
  Payment of Loan Payable - Parent                  (81,121)       (1,218,661)                --                (1,299,782)
  Proceeds of Long-Term Debt                         11,707            89,865                 --                   101,572
  Payments of Long-Term Debt                        (38,330)           (9,984)                --                   (48,314)
  Proceeds of Brokerage Loan Payable              1,674,683              --                   --                 1,674,683
  Payments of Brokerage Loan Payable               (105,091)             --                   --                  (105,091)
                                                -----------       ------------        -----------              -----------
Net Cash Provided By Financing Activities           973,329         7,042,916             228,649                8,244,894
                                                -----------       ------------        -----------              -----------

The accompanying notes are an integral part of the financial statements.

                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENT OF CASH FLOWS
                                  (Continued)



                                                                                        For The Period          Cumulative From
                                        For The Year            For The Year            October 8, 1992         October 8, 1992
                                            Ended                  Ended                (Inception) To          (Inception) To
                                        March 31, 1995          March 31, 1994          March 31, 1993          March 31, 1995
                                        --------------          --------------          ---------------         ---------------
Increase (Decrease) in Cash
  and Cash Equivalents                    (1,018,554)             1,065,646                   2,276                  49,368

Cash and Cash Equivalents --
  Beginning of Period                      1,067,922                  2,276                    --                      --
                                         -----------             ----------               ---------               ---------
Cash and Cash Equivalents --
  End of Period                          $    49,368             $1,067,922               $   2,276               $  49,368
                                         -----------             ----------               ---------               ---------

Supplemental Disclosure of Cash
 Information:
  Cash Paid For Interest                 $    43,959             $   34,846               $    --                 $  78,805
                                         -----------             ----------               ---------               ---------

  Income Taxes Paid                      $     --                $    --                  $    --                 $    --
                                         -----------             ----------               ---------               ---------

Non-Cash Financing Activities:
  Value of Common Stock Issued
    For The Transfer of Assets
    at Carrying Value From Parent        $     --                $   --                   $ 437,060               $ 437,060
                                         -----------             ----------               ---------               ---------








The accompanying notes are an integral part of the financial statements.

                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1995



NOTE 1 - Summary of Significant Accounting Policies
         Organization and Business

         U.S. Drug Testing, Inc. ("the Company") was incorporated October 8, 1992 under the laws of the State of Delaware as a wholly owned subsidiary of U.S. Alcohol Testing of America, Inc. ("USAT"), a publicly owned corporation and is presently a 67% owned subsidiary of USAT (see Note 9). The Company commenced activities on January 1, 1993 and is engaged in the design, manufacture and marketing of certain patented technology known as the "Flow Immunosensor" developed by U.S. Navy Department scientists for the detection of drugs of abuse.

         Cash and Cash Equivalents

         The Company considers all highly liquid cash investments with a maturity of three months or less when purchased to be cash equivalents.


         Trading Securities

         Marketable securities at March 31, 1995, consists of mortgage-backed debt securities. The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, effective April 1, 1994. Pursuant to SFAS No. 115, the provisions of the Statement were not applied retroactively. The change had no material cumulative effect on the Company's financial position or results of operations.

                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 1 -- Summary of Significant Accounting Policies (Continued)
          ------------------------------------------

          Trading Securities (Continued)
          ------------------

          Prior to the adoption of SFAS No. 115, debt securities were carried at the lower of aggregate cost or market and on an amortized cost basis, respectively. Under SFAS No. 115, the Company classifies all of its debt securities as trading securities. Management determines the appropriate classification of all securities at the time of purchase and reevaluates such designation as of each balance sheet date. The Company's trading securities are recorded at fair value. Unrealized holding gains and losses, net of the related tax effect, are included in earnings.

          Property and Equipment
          ----------------------

          Property and equipment is stated at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets which range from 5 to 13 years. Expenditures for maintenance and repairs are charged to expense as incurred whereas major betterments and renewals are capitalized.

          Patents
          --------

          The costs of patents is being amortized over its expected useful life of 17 years using the straight-line method.

          Research and Development Costs
          ------------------------------

          Research and development costs are expensed currently.

          Net Loss Per Common Share
          -------------------------

          Loss per common share is based upon the weighted average number of common shares outstanding during the periods reported. Common stock equivalents have not been included in this calculation since their inclusion would be antidilutive.

                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 1 - Summary of Significant Accounting Policies (Continued)
         Income Taxes
         ------------------------------------------
         The Company accounts for income taxes under Financial Accounting Standards Statement 109, "Accounting for Income Taxes". The objective of the asset and liability method used under Statement 109 is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

NOTE 2 - Cash and Cash Equivalents
         -------------------------

         Cash and cash equivalents are summarized as follows;

                                                       March 31,
                                            ---------------------------
                                               1995             1994
                                            ----------       ----------
         Cash in Banks                      $   21,298       $   19,704
         Money Market Funds                     28,070        1,048,218
                                            ----------       ----------
                                            $   49,368       $1,067,922
                                            ==========       ==========

NOTE 3 - Trading Securities
         ------------------

         Trading securities are summarized as follows:

                                                       March 31,
                                            ---------------------------
                                               1995             1994
                                            ----------       ----------
         Federal Home Loan Mortgage
           Corporation REMIC Bonds          $3,428,998       $3,426,488
         Federal National Mortgage
           Association REMIC Bonds             483,360          482,753
                                            ----------       ----------
                                             3,912,358        3,909,241
         Less: Allowance For Unrealized
           Loss                                703,953          469,646
                                            ----------       ----------
                                            $3,208,405       $3,439,595
                                            ==========       ==========

At March 31, 1995 the trading securities were collateral for the brokerage loan payable (see Note 7).

                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1995


NOTE 4 -- Property and Equipment

        Property and equipment is summarized as follows:


                                                             MARCH 31,
                                                       ---------------------
                                                         1995         1994
                                                       --------     --------
     Furniture, Fixtures and Equipment                 $262,855     $177,600
     Test Equipment                                     371,122      396,597
     Leasehold Improvements                             208,822      194,815
                                                       --------     --------
                                                        842,799      769,012
     Less: Accumulated Depreciation                     238,608      111,350
                                                       --------     --------
                                                       $604,191     $657,662
                                                       ========     ========



NOTE 5 -- Note Receivable - Parent

        At March 31, 1995 the note receivable - parent represents demand loans made to the Parent due on or before December 31, 1995. The note bears monthly interest at the rate paid by the Company on its brokerage loan payable. Such interest rate was 9% per annum at March 31, 1995. The note is secured by the Parent's shares in the Company.

NOTE 6 -- Loan Payable - Parent

        At March 31, 1994 the loan payable - parent consisted of unsecured advances made to the Company with no specific repayment terms. The loan carried interest at 9% per annum.

                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 7 - Brokerage Loan Payable
         -----------------------

        At March 31, 1995 the brokerage loan payable consisted of demand loans from a major national stock brokerage firm, bearing interest at 8.5% per annum and secured by certain trading securities held by the brokerage firm. The purpose of these loans was for working capital. These loans cannot exceed 75% of the current market value of the REMIC Bonds (see Note 3).

        Based upon market and interest fluctuations, the Company could be required at any time, to sell the REMIC Bonds to repay the demand loans and realize a material loss on the sale of such Bonds. If this were to occur, the Company's unrealized losses would have to be recognized.

        The Company originally invested in the REMIC Bonds on the advice of a registered broker-dealer which recommended these bonds as an investment with high interest rates and low market risk. The Company, through inexperience in dealing with this type of investment, did not enter into any hedging transaction to mitigate these losses and held the bonds in anticipation of increases in their market value. Upon such increases in market value the Company sold the bonds, partially recovering its unrealized losses, and recognized the realized losses. No investments of this type are anticipated in the future.

                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 8 - Long-Term Debt
         ---------------

        Long-term debt is summarized as follows:


                                                          March 31,
                                                    ---------------------
                                                      1995         1994
                                                    --------     --------
Capitalized lease obligations, secured by
certain equipment, payable in installments
of $2,496 and $434 monthly, and due from
November 1996 to November 1997.                      $53,258      $79,881

Less: Current Portion                                 29,111       29,955
                                                     -------      -------
                                                     $24,147      $49,926
                                                     =======      =======

        Long-term debt matures as follows:


                March 31,
                  1996                                     $29,111
                  1997                                      20,908
                  1998                                       3,239
                                                           -------
                                                           $53,258
                                                           =======

NOTE 9 - Stockholders' Equity
         --------------------

         Initial Public Offering
         -----------------------

        On October 5, 1993 the Company completed an initial public offering of its common stock. The Company sold 1,500,000 shares at $5.00 per share and netted approximately $6,143,000. In November, 1993 an additional 221,900 shares were sold pursuant to the offering's over-allotment provision and the Company netted an additional $956,000.

        In connection with the offering, the underwriters were granted for a nominal fee Common Stock Purchase Warrants entitling the underwriters to purchase up to 150,000 shares at $7.50 share.

        As a result of the sales of these securities, the Company's parent had its ownership reduced from 100% to 67%.

                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 9 - Stockholders' Equity (Continued)

         Stock Option/Stock Issuance Plan

         In September, 1994, the shareholders ratified the 1994 Stock Option/Stock Issuance Plan which covers 500,000 shares of the Company's common stock.

         The principal features of the Option Grant Program may be summarized as follows:

         Options granted under the Option Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory options not intended to satisfy such requirements. The exercise price per share for incentive stock options will not be less than one hundred percent (100%) of the fair market value per share of Common Stock on the grant date. For non-statutory options, the exercise price per share may be less than eighty-five (85%) of such fair market value. No granted option will have a maximum term in excess of ten (10) years.

         In October 1994 the Board of Directors granted 252,000 stock options with an exercise price of $7 per share to certain officers, directors and key employees of the Company.

                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 9 -- Stockholders' Equity (Continued)

          Stock Option/Stock Issuance Plan (Continued)

          A summary of the stock option activity for the year ended March 31, 1995 follows:



                                       Incentive Stock Options          Non-Statutory Options
                                     ---------------------------      ------------------------
                                       Number       Price Range         Number     Price Range
                                     of Shares       Per Share        of Shares     Per Share
                                     ---------      ------------      ---------    -----------
Outstanding -- April 1, 1994
  April 1, 1994                         -0-           $  -0-             -0-          $ -0-

Granted                               242,000           7.00            10,000         7.00

Canceled                              (24,000)         (7.00)            -0-            -0-
                                      -------          -----            ------        -----

Outstanding -- March 31, 1995         218,000         $ 7.00            10,000        $7.00
                                      =======          =====            ======         ====



NOTE 10 -- Income Taxes

        For income tax purposes, the Company has a net operating loss carryforward at March 31, 1995 of approximately $4,146,000 expiring March 31, 2010 if not offset against future federal taxable income.

        Income tax benefit attributable to net loss differed from the amounts computed by applying the statutory Federal Income tax rate applicable for each period as a result of the following:


                                                             March 31,
                                                     --------------------------
                                                        1995             1994
                                                     ---------        ---------
      Computed "Expected" Tax Benefit                $ 713,000        $ 627,000

      Decrease in Tax Benefit
       Resulting from:
         Net Operating Loss For Which
         No Benefit is Currently Available            (713,000)        (627,000)
                                                     ---------        ---------
                                                     $   --           $   --
                                                     =========        =========


                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1995

NOTE 10 - Income Taxes (Continued)

          The tax effects of temporary differences that give rise to significant portions of the net deferred tax asset are presented below:

                                                      March 31,
                                             -------------------------
                                                1995            1994
                                             ----------       --------
Deferred tax assets:
  Net Operating Loss Carryforwards           $1,410,000       $715,500
  Allowances for Unrealized Losses              239,000        164,400
                                             ----------       --------
                                              1,649,000        879,900
Less:
  Valuation Allowance Under Statement 109     1,649,000        879,900
                                             ----------       --------
    Net Deferred Tax Assets                  $    --          $  --
                                             ==========       ========

NOTE 11 - Commitments and Contingencies

          Concentration of Credit Risk

          The Company's financial instruments that are exposed to concentration of credit risk consist of trading securities. At times, such amounts are in excess of the SIPC insurance limits.

          Employment Agreements

          The company has entered into three year employment agreements with three of its officers which will terminate at various dates through July 1997. The agreements provide for aggregate annual minimum salaries in the amount of $382,000 as well as for reimbursement of related business expenses incurred.

                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1995


NOTE 11 -- COMMITMENTS AND CONTINGENCIES (Continued)

           LEASE COMMITMENTS

           The Company has entered into an agreement with its Parent Company commencing January 1, 1993 and terminating on January 31, 1997 sub-leasing a portion of its Parent's office and factory facilities in Rancho Cucamonga, California. In addition to rent, the Company will pay for its proportionate share of real estate taxes and other occupancy costs.

           Approximate future minimum payments under this sub-lease are summarized as follows:

                April 1, 1995 - March 31, 1996          $73,000
                April 1, 1996 - March 31, 1997          $62,500

           Rent has been generally allocated between the Parent and the Company on the basis of approximate square feet occupied -- 50% Parent, 50% the Company.

           Telephone is allocated on a 50%-50% basis.

           MATERIAL CONTRACTS

           On January 1, 1993 the Company entered into a sub-license agreement with its parent company in which the Company acquired all of the Parent's rights under a license agreement with the Department of the Navy.

           The Parent company and the Department of the Navy, on January 24, 1992 had entered into a ten year agreement granting the Parent a partial exclusive patent license to product(s) for drug testing in the United States and certain foreign countries. The agreement called for a licensing fee (to be applied as advanced royalties) of $150,000 to be paid during the initial year of the contract and a royalty percentage of the net selling price of

                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1995


NOTE 11 --      Commitments and Contingencies   (Continued)

                Material Contracts  (Continued)

royalty products sold with minimum royalties over the next five years of approximately $2,405,000 and additional royalties of approximately $4,750,000 over an additional five years. Minimum royalties paid by the Company amounted to $375,000 for the year ended March 31, 1995, $228,750 for the year ended March 31, 1994 and $45,000 for the three month period ended March 31, 1993.

                The Company has obligations to its Parent company for the royalty payments required by the license agreement. At March 31, 1994 minimum payments over the remaining initial five year term of the license agreement approximated $2,131,250 with additional royalties of approximately $4,750,000 over an additional five years.

                In November, 1994 the agreement was revised to provide for minimum annual royalties of $375,000 for 1995, $600,000 for 1996 and $1,000,000
for 1997 and thereafter.

                Management Agreement

                On April 1, 1993 the Company entered into a Management agreement with its Parent which obligated the Company to pay ten (10%) percent of its product sales in exchange for administrative management services to be provided by the Parent. The minimum annual management fee had been set at $300,000.

                During July, 1993 the Company amended the management agreement with its Parent. Under the terms of the revised agreement, which is retroactive to April 1, 1993, the Company is obligated to pay a fixed annual management fee of $420,000 plus three (3%) percent of its gross revenues. The term of the amended agreement is five (5) years from April 1, 1993.

                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                 BALANCE SHEET
                               DECEMBER 31, 1995
                                  (Unaudited)

                                     ASSETS

Current Assets:
  Cash and Cash Equivalents                                    $    45,812
  Trading Securities
  Prepaid Expenses and Other Current Assets                        158,945
 Notes Receivable -- Parent                                        917,057
                                                               -----------
Total Current Assets                                             1,121,814

Property and Equipment (Net of Accumulated
  Depreciation of $347,906)                                        534,494
                                                               -----------
Other Assets:
  Patents (Net of Accumulated Amortization
  of $41,788)                                                       19,853
  Other Assets                                                       7,495
                                                               -----------
Total Other Assets                                                  27,348
                                                               -----------
Total Assets                                                   $ 1,683,656
                                                               ===========

                      LIABILITIES AND STOCKHOLDERS EQUITY

Current Liabilities:
  Accounts Payable                                             $    84,670
  Accrued Expenses                                                  65,822
  Current Portion of Long-Term Debt                                 25,326
                                                               -----------
Total Current Liabilities                                          175,818

Long-Term Debt -- Net of Current Portion                             4,535
Commitments and Contingencies                                  -----------

Total Liabilities                                                  180,353
                                                               -----------
Stockholders' Equity:
  Common Stock, $.001 Par Value; 50,000,000 Shares
    Authorized, Issued and Outstanding 5,221,900 Shares              5,222
  Additional Paid-In Capital                                     7,542,401
  Deficit Accumulated in the Development Stage                  (6,044,320)
                                                               -----------
Total Stockholders' Equity                                       1,503,303
                                                               -----------
Total Liabilities and Stockholders' Equity                     $ 1,683,656
                                                               ===========

    The accompanying notes are an integral part of the financial statements.

                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENT OF OPERATIONS
                                  (Unaudited)

                                                                             Cumulative
                                                                               From
                                                                             October 8,
                                                  For The                       1992
                                             Nine Months Ended              (Inception)
                                                December 31,                     to
                                       -------------------------------       December 31,
                                           1995               1994              1995
                                       -----------          ----------       -----------

Revenues:                              $     --            $      --         $     --
                                       -----------          ----------       -----------

Costs and Expenses:
  Selling, General &
  Administrative Expenses                  266,623             639,194         1,867,524
  Research & Development                   682,551             533,576         2,388,002
  Depreciation & Amortization              110,276             102,118           382,331
  Interest Expense - Parent                  --                  2,805            38,165
  Management Fees - Parent                 315,000             315,000         1,155,000
  Interest Expense                          70,786                --             111,426
                                       -----------          ----------       -----------
Total Costs and Expenses                 1,445,236           1,592,693         5,942,448
                                       -----------          ----------       -----------

Loss From Operations                    (1,445,236)         (1,592,693)       (5,942,448)

Other Income (Expense)                     250,847            (214,868)         (101,872)
                                       -----------          ----------       -----------

Net Loss                               $(1,194,389)        $(1,807,561)      $(6,044,320)
                                       ===========         ===========       ===========

Weighted Average Common Shares
  Outstanding                            5,221,900           5,221,900
                                       -----------         -----------

Net Loss Per Common Share              $      (.23)        $      (.35)
                                       ===========         ===========


    The accompanying notes are an integral part of the financial statements.

                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       STATEMENT OF STOCKHOLDERS' EQUITY
                  FOR THE NINE MONTHS ENDED DECEMBER 31, 1995
                                  (Unaudited)


                                                                        Deficit
                                                                      Accumulated
                                                Additional              in the
                                Common           Paid-In              Development
                                Stock            Capital                 Stage             Total
                                ------          ----------            -----------          -----
Balance - March 31, 1995         $5,222         $7,542,401           $(4,849,931)        $2,697,692

Net Loss For The Nine Months
  Ended December 31, 1995          --               --                (1,194,389)        (1,194,389)
                                 ======         ==========           ===========         ==========

Balance - December 31, 1995      $5,222         $7,542,401           $(6,044,320)        $1,503,303
                                 ======         ==========           ===========         ==========



The accompanying notes are an integral part of the financial statements.

                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENT OF CASH FLOWS
                                  (Unaudited)


                                                                                        Cumulative
                                                                                           From
                                                                                        October 8,
                                                                                           1992
                                        For The Nine            For The Nine            (Inception)
                                        Months Ended            Months Ended                 to
                                        December 31,            December 31,            December 31,
                                           1995                     1994                    1995
                                        ------------            ------------            ------------
Cash Flow From Operations
Activities:
  Net Loss                              $(1,194,389)            $(1,807,561)            $(6,044,320)
  Adjustments to Reconcile
  Net Loss to Net Cash
  Used by Operating Activities:
    Depreciation and Amortization           110,276                 102,118                 382,330
    Disposal of Property and
      Equipment                                  --                      --                  25,475
  Realized Loss on Marketable
    Securities                              627,512                      --                 627,512
  Unrealized Loss on Marketable
    Securities                             (703,953)                405,072                      --
  Amortization of Bond Discount                (779)                 (2,337)                 (4,855)
  Changes in Operating Assets &
  Liabilities:
    Increase in Prepaid Expenses
    & Other Current Assets                  (93,648)                (15,859)               (158,945)
    (Increase) Decrease in Other
    Assets                                       --                   2,906                  (7,495)
    Increase in Accounts Payable             33,895                  49,077                  84,670
    Increase (Decrease) in
      Accrued Expenses                       (6,966)                 14,028                  65,822
                                        -----------             -----------             -----------
Net Cash Used by Operating
  Activities                             (1,228,052)             (1,252,556)             (5,029,806)
                                        -----------             -----------             -----------
Cash Flow From Investing
Activities:
  Sales of Marketable Securities          3,285,625                      --               3,285,625
  Purchases of Marketable
    Securities                                   --                      --              (3,908,281)
  Purchases of Property and
    Equipment                               (39,601)               (218,144)               (502,944)
  Additional Patent Costs                        --                 (11,032)                (22,149)
                                        -----------             -----------             -----------
Net Cash Provided (Used) By
  Investing Activities                    3,246,024                (229,175)             (1,147,749)
                                        -----------             -----------             -----------
Cash Flow From Financing
Activities:
  Sales of Common Stock                          --                      --               8,621,226
  Expenses of Stock Offering                     --                      --              (1,510,663)
  Payment of Loan to Parent              (1,428,538)               (586,308)             (1,917,057)
  Payment of Loan by Parent               1,000,000                      --               1,000,000

The accompanying notes are an integral part of the financial statements.

                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENT OF CASH FLOWS
                                  (Unaudited)
                                  (Continued)

                                                                    Cumulative
                                                                       From
                                                                    October 8
                                                                       1992
                                  For The Nine    For The Nine     (Inception)
                                  Months Ended    Months Ended          to
                                  December 31,    December 31,     December 31,
                                      1995            1994             1995
                                  ------------    ------------     ------------
Cash  Flow From Financing
Activities - (continued):
  Proceeds of Loan Payable -
    Parent                             --              --            1,299,782
  Payment of Loan Payable -
    Parent                             --            (81,121)       (1,299,782)
  Proceeds of Long-Term Debt           --              --              101,572
  Payments of Long-Term Debt         (23,398)        (22,467)          (71,711)
  Proceeds of Brokerage Loan
    Payable                        1,000,000       1,127,104         2,674,683
  Payments of Brokerage Loan
    Payable                       (2,569,592)          __           (2,674,683)
                                 -----------     -----------       -----------
Net Cash Provided (Used) By
  Financing Activities            (2,021,528)        437,208         6,223,367
                                 -----------     -----------       -----------
Increase (Decrease) in Cash
  and Cash Equivalents                (3,556)     (1,044,524)           45,812
Cash and Cash Equivalents -
  Beginning of Period                 49,368       1,067,292             __
                                 -----------     -----------       -----------
Cash and Cash Equivalents -
  End of Period                  $    45,812     $    23,398       $    45,812
                                 ===========     ===========       ===========
Supplemental Disclosure of
Cash Information:
  Cash Paid For Interest         $    70,786     $    13,411       $   149,591
                                 ===========     ===========       ===========
  Income Taxes Paid              $     --        $     --          $     --
                                 ===========     ===========       ===========
Non-Cash Financing Activities:
  Value of Common Stock Issued
    For The Transfer of Assets
    at Carrying Value From
    Parent                       $     --        $     --          $   437,060
                                 ===========     ===========       ===========

The accompanying notes are an integral part of the financial statements.

                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                                  (Unaudited)




NOTE 1 -- Basis of Presentation

                In the opinion of U.S. Drug Testing, Inc. ("U.S. Drug"), the accompanying unaudited financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for the periods presented. Results of operations for interim periods are not necessarily indicative of the results of operations for a full year due to external factors which are beyond the control of U.S. Drug.



NOTE 2 -- Cash and Cash Equivalents

                Cash and cash equivalents are summarized as follows:

                        Cash in Banks                   $26,362
                        Money Market Funds               19,450
                                                        -------

                                                        $45,812
                                                        =======

                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                                  (Unaudited)


NOTE 3 -- Property and Equipment
          ----------------------

               Property and equipment is summarized as follows:

                   Furniture, Fixtures & Equipment                  $268,582
                   Test Equipment                                    404,996
                   Leasehold Improvements                            208,822
                                                                    --------
                                                                     882,400
                   Less:  Accumulated Depreciation                   347,906
                                                                    --------
                                                                    $534,494
                                                                    ========

NOTE 4 -- Notes Receivable -- Parent
          --------------------------

                Notes receivable -- Parent represents demand loans made to U.S. Alcohol Testing of America, Inc. ("USAT"), U.S. Drug's parent, and due on or before June 30, 1996. The notes bear monthly interest at the rate of 8% per annum. The notes are secured by USAT's shares in U.S. Drug.


NOTE 5 -- Long-Term Debt
          --------------

                Long-term debt is summarized as follows:

                  Capitalized lease obligations secured
                  by certain equipment, payable in
                  installments of $2,496 and $434
                  monthly, and due from November,
                  1996 to November, 1997                             $29,861

                  Less:  Current Portion                              25,326
                                                                     -------
                                                                     $ 4,535
                                                                     =======

NOTE 6 -- Commitments and Contingencies
          -----------------------------

                In June 1995, USAT's License Agreement with the Department of Navy was renegotiated and amended to provide for minimum royalties of $100,000 per year commencing October 1, 1995 and terminating September 30, 2005. Additional royalties will be

                            U.S. DRUG TESTING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                                  (Unaudited)


NOTE 6 -- Commitments and Contingencies -- Continued

                paid pursuant to a schedule based upon sales of products. U.S. Drug is a sub-licensee under this agreement from USAT and, accordingly, has an obligation to USAT for the royalty payments required by the License Agreement. Royalties paid under the License Agreement during the nine months ended December 31, 1995 were $25,000 and royalties of $285,000 were paid during the nine months ended December 31, 1994.


NOTE 7  -- Subsequent Event

                During February, 1996, USAT intends to file a Registration Statement on Form S-4 with the Securities and Exchange Commission in an attempt, through a consent solicitation, to acquire the common shares owned by the minority interest and own 100% of U.S. Drug. There is no assurance that such solicitation will be successfully completed.

                                                                     APPENDIX A


                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER dated as of April 23, 1996 by and among U.S. Alcohol Testing of America, Inc., a Delaware corporation ("USAT"), U.S. Drug Acquisition Corp., a Delaware corporation ("Acquisition Corp."), and U.S. Drug Testing, Inc., a Delaware corporation ("U.S. Drug").


                                   WITNESSETH:

         WHEREAS, of the 5,221,900 shares of the common stock, $.001 par value (the "U.S. Drug Common Stock"), of U.S. Drug outstanding as of the date hereof, USAT is the owner of 3,500,000 shares and 1,721,900 shares (the "Minority U.S. Drug Common Stock") are owned by persons other than USAT (the "U.S. Drug Minority Stockholders");

         WHEREAS, the Board of Directors of each of USAT and Acquisition Corp. have each adopted, approved and authorized the execution and delivery of this Agreement and Plan of Merger (the "Agreement") so as to implement the subject merger in compliance with the provisions of Section 251 of the General Corporation Law of the State of Delaware (the "GCL") and Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, because of the relationships of all three of the directors of U.S. Drug to USAT as former directors thereof, as current or former officers thereof and as stockholders thereof, the Board of Directors of U.S. Drug has only authorized execution and delivery of the Agreement on the condition that approval of the subject merger by U.S. Drug shall only be effected as a result of the obtaining of consents thereto from the holders of more than 50% of the Minority U.S. Drug Common Stock;

         WHEREAS, the Board of Directors of U.S. Drug intends to, and shall, submit this Agreement and the subject merger to the stockholders of U.S. Drug for approval to the extent required by the applicable provisions of the GCL; and

         WHEREAS, in connection with the subject merger and the solicitation of stockholder consents thereto, USAT shall file a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement to include as Part I thereof the prospectus and consent solicitation statement to be transmitted to the U.S. Drug Minority Stockholders (such prospectus and consent solicitation statement, as from time to time amended and/or supplemented, hereinafter referred to as the

"Consent Solicitation Statement/Prospectus") (a) with respect to the solicitation of consents from the U.S. Drug Minority Stockholders to the subject merger pursuant to Section 228 of the GCL and Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (b) with respect to the distribution of the shares of the USAT common stock, $.01 par value (the "USAT Common Stock"), to the U.S. Drug Minority Stockholders in exchange for their shares of the U.S. Drug Common Stock pursuant to the terms of the Agreement, the subject merger, the Securities Act and the rules and regulations promulgated thereunder;

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto do hereby agree as follows:

         1. THE MERGER. Subject to the terms and conditions hereinbelow set forth, on the Effective Date (as hereinafter defined in Section 11 hereof) U.S. Drug shall be merged with and into Acquisition Corp. (the "Merger") and, in connection therewith:

                  (a) except to the extent provided or permitted by applicable law, the separate existence of U.S. Drug shall cease and terminate;

                  (b) Acquisition Corp. as the surviving corporation, shall continue its corporate existence under the laws of the State of Delaware and shall possess all of the rights, privileges, immunities, powers, franchises and authority (both public and private) of, and be subject to all of the restrictions, disabilities and duties of, U.S. Drug;

                  (c) all of the assets and property of U.S. Drug of every kind, nature and description (real, personal and mixed and both tangible and intangible) and every interest therein, wheresoever located, including, without limitation, all debts or other obligations belonging or due to U.S. Drug, all stock subscriptions, claims and choses in action shall be, and be deemed to be, vested, absolutely and unconditionally, in Acquisition Corp. (to the same extent, degree and manner as previously vested in U.S. Drug); and

                  (d) all debts and obligations of U.S. Drug, all rights of creditors of U.S. Drug and all liens or security interests encumbering any of the property of U.S. Drug shall be vested in Acquisition Corp. and shall remain in full force and effect without modification or impairment and shall be, and be deemed to be, enforceable against Acquisition Corp. and its assets and properties with the same full force and effect as if such debts, obligations, liens or security interests had been originally incurred or created by Acquisition Corp. in its own name and for its own behalf. Without limiting the generality of the foregoing, Acquisition Corp. specifically assumes all continuing obligations which U.S. Drug would otherwise have to indemnify its officers and directors, to the fullest extent currently provided in Acquisition Corp.'s By-Laws and pursuant to the GCL, with respect to any and all claims arising out of actions taken or omitted by such officers and directors prior to the Effective Date.

         2. INSTRUMENTS OF CONVEYANCE. Without limiting the generality of the provisions of Section 1 hereof and/or the succession provisions of applicable law, the officers and directors of U.S. Drug last in office shall (to the extent they, or any of them, possess and/or may exercise the power to do so) execute, deliver and/or record such deeds and/or other instruments of transfer and/or conveyance, and take or cause to be taken, such other and further actions, as the case may be, as shall be reasonably requested by Acquisition Corp. or USAT, or their legal counsel, to vest, perfect, confirm, implement the transfer of, or establish in the name, on behalf or for the account or the benefit of Acquisition Corp., title and/or possession of any or all of the assets, property, property interests, rights, privileges, immunities, powers and franchises owned and/or exercisable by U.S. Drug (or in which U.S. Drug had an interest and/or the power to exercise immediately prior to the Effective Date) and which was vested, or intended to be vested, in Acquisition Corp. pursuant to the provisions of this Agreement and the Merger.

         3. CONSTITUTIONAL DOCUMENTS, DIRECTORS AND OFFICERS. On and as of the Effective Date:

                  (a) The Certificate of Incorporation of Acquisition Corp. on such date in full force and effect shall be the Certificate of Incorporation of Acquisition Corp., as the surviving corporation, until the same shall be altered, amended, modified, terminated or rescinded in the manner provided by the GCL, which rights of alteration, amendment, modification, termination and/or rescission are hereby expressly reserved by Acquisition Corp.;

                  (b) The By-Laws of Acquisition Corp. on such date in full force and effect shall be the By-Laws of Acquisition Corp., as the surviving corporation, until the same shall be altered, amended, modified, terminated or rescinded in the manner provided in the Certificate of Incorporation of Acquisition Corp. and/or the GCL, which rights of alteration, amendment, modification, termination and/or rescission are hereby expressly reserved by Acquisition Corp.

                  (c) The members of the Board of Directors and the officers of Acquisition Corp., the surviving corporation, shall consist of the persons described on Exhibit "A" annexed hereto and made a part hereof, each of such persons to hold such membership and/or officership as provided in the By-Laws and/or the GCL.

                  (d) The Certificate of Incorporation of USAT on such date in full force and effect shall be the Certificate of Incorporation of USAT until the same shall be altered, amended, modified, terminated or rescinded in the manner provided by the GCL, which rights of alteration, amendment, modification, termination and/or rescission are hereby expressly reserved by USAT.

                  (e) The By-Laws of USAT on such date in full force and effect shall be the By-Laws of USAT until the same shall be altered, amended, modified, terminated or rescinded in the manner provided in the Certificate of Incorporation of USAT and/or the GCL, which rights of alteration, amendment, modification, termination and/or rescission are hereby expressly reserved by USAT.

         4. CONVERSION RATES. On the Effective Date the shares of the U.S. Drug Common Stock shall be converted and exchanged into shares of the USAT Common Stock (and options, warrants and similar rights exercisable with respect to shares of the U.S. Drug Common Stock shall become exercisable with respect to shares of the USAT Common Stock) in the following manner:

                  (a) Each issued and outstanding share of the U.S. Drug Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted and exchanged into a number of shares of the USAT Common Stock having a value of $5.25 per share; provided however, that to the extent any holder of the U.S. Drug Common Stock shall be entitled, as a result of the foregoing conversion and exchange, to receive less than a whole share of the USAT Common Stock, then and in any such event:

                           (i) no fractional share and/or fractional interest in
a whole share shall be issued and

                           (ii) the fractional interest of such holder shall be
liquidated for cash equivalent calculated on the basis of the closing sales price of the USAT Common Stock on the Effective Date or on the first day thereafter that such price is available.

The number of shares of the USAT Common Stock to be exchanged for each share of U.S. Drug Common Stock shall be determined by dividing $5.25 by the average of the closing sales prices per share of the USAT Common Stock as reported on the American Stock Exchange during the 30 calendar days prior to the record date set by the Board of Directors of U.S. Drug pursuant to Section 213 of the GCL for the solicitation of consents pursuant to Section 228 of the GCL for the adoption of the Merger pursuant to Section 251 of the GCL.

                  (b) Each warrant expiring October 13, 1998 (the "Warrant") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted and exchanged into a warrant (the "Merger Warrant") to purchase shares of USAT Common Stock equal to the number of shares that the holder would have received under Section 4(a) hereof had the Warrant been exercised immediately prior to the Effective Date. The exercise price shall be adjusted to the product of $7.50, and a fraction, the numerator of which shall be the number of shares of the U.S. Drug Common Stock issuable upon exercise of the Warrant prior to the Merger and the denominator will be the number of shares of the USAT Common Stock issuable upon the exercise of the Merger Warrant. The expiration date shall not be changed.

                  (c) Each option and similar right to purchase shares of the U.S. Drug Common Stock shall become exercisable immediately prior to the Effective Date and, if not exercised into shares of the U.S. Drug Common Stock on or before the Effective Date, shall be cancelled.

                  (d) Anything in this Section 4 to the contrary notwithstanding:

                         (i) Any and all issued shares of the U.S. Drug Common
Stock owned by U.S. Drug and held as treasury stock shall be cancelled and retired and no shares of the USAT Common Stock shall be issued with respect thereto;

                         (ii) Any and all issued shares of the U.S. Drug Common
Stock owned by USAT shall be cancelled and retired and no shares of the USAT Common Stock shall be issued to USAT with respect thereto;

                         (iii) U.S. Drug shall secure from each person who holds
an option to purchase shares of the U.S. Drug Common Stock and who is a current or former director of U.S. Drug a waiver of the option so that it is not assumed by USAT or exercisable by the holder thereof; and

                         (iv) Upon the issuance of shares of the USAT Common
Stock to the U.S. Drug Minority Stockholders in exchange for their shares of the U.S. Drug Common Stock, there shall be credited to the capital account of USAT an amount equal to the average of the closing sales prices per share of the USAT Common Stock as determined in accordance with subsection (a) of this Section 4 and, of the amount so credited, the portion thereof in excess of the aggregate par value thereof shall be credited to the capital surplus account.

         5. APPOINTMENT OF EXCHANGE AGENT. Prior to the Effective Date USAT shall, subject to the provisions of Paragraph 8 hereof:

                  (a) Designate U.S. Stock Transfer Corporation (the "Exchange Agent") to implement the exchange (subsequent to the Effective Date) of certificates representing shares of the U.S. Drug Common Stock (the "Old Certificates") for certificates representing shares of the USAT Common Stock (the "New Certificates");

                  (b) engage the Exchange Agent for a period of the lesser of
(i) 12 consecutive months following the Effective Date and (ii) the date on which all of the Old Certificates held by the U.S. Drug Minority Stockholders have been surrendered for the New Certificates; and

                  (c) provide to the Exchange Agent sufficient supplies of New Certificates so as to enable a holder of an Old Certificate(s) to surrender such Certificate(s) and receive New Certificate(s).

         6. CERTIFICATE EXCHANGE. Subsequent to the Effective Date the issuance and distribution of New Certificates in exchange for Old Certificates shall be implemented as follows:

                  (a) As promptly after the Effective Date as shall be reasonably possible, the Exchange Agent shall be directed to, and shall, notify (the "Notification") each holder of an Old Certificate of the consummation of the Merger, the availability of New Certificates and a description of the procedure to be followed (and documents to be executed and submitted) in connection with the surrender of the Old Certificate and the issuance of the New Certificate. Upon compliance by a holder thereof with the requirements for the certificate surrender and issuance specified in the Notification, the Exchange Agent shall be directed to, and shall, issue and transmit to such holder New Certificates (representing that number of shares of the USAT Common Stock to which such holder shall be entitled as herein provided). Until surrendered and replaced as aforesaid:

                         (i) each Old Certificate shall, and be deemed to,
represent and evidence (for all corporate purposes other than the payment of dividends and other distributions) that number of shares of the USAT Common Stock into which the shares of the U.S. Drug Common Stock therein referred to are convertible and exchangeable as herein provided and

                         (ii) each Old Certificate shall not be transferable on
the books and records of U.S. Drug and/or USAT.

                  (b) From and after the Effective Date any and all dividends and/or distributions of every kind, nature or description declared and payable by USAT on, or with respect to, the USAT Common Stock to any holder of an Old Certificate (collectively "Distributions") shall be paid, retained, invested and paid over as follows:

                         (i) Until such time as the Old Certificate is
surrendered for replacement by a New Certificate(s) as herein provided, no Distribution shall be paid over by USAT and/or the Exchange Agent to such holder on, or with respect to, the shares of the USAT Common Stock evidenced by such Old Certificate;

                         (ii) All Distributions payable on, or with respect to,
shares of the USAT Common Stock represented by Old Certificates shall be paid over by USAT to the Exchange Agent and dealt in and with by the Exchange Agent as follows:

                         (A) All Distributions in cash shall be deposited by the
Exchange Agent in an interest bearing account (the "Distribution Account") and retained and disposed of as hereinbelow provided;

                         (B) Upon surrender by, or on behalf of, a holder of an
Old Certificate for surrender and replacement as hereinabove provided (or satisfactory proof of loss and an indemnity in favor of, and acceptable to, USAT and the Exchange Agent), the Exchange Agent shall pay over and/or deliver to such holder (in addition to the New Certificate(s) to which such holder shall be entitled) (y) the principal amount of any cash dividends and any property (other than shares of the USAT Common Stock) previously received by the Exchange Agent with respect to the shares of the USAT Common Stock evidenced by such Old Certificate and (z) a certificate representing any shares of the USAT Common Stock forming part of any Distribution made prior to the date of any such surrender;

                         (C) Any and all interest earned and/or credited on, or
with respect to, Distributions shall be applied by the Exchange Agent to the payment of its fees and disbursements and the remainder, if any, paid over to USAT upon the termination of the engagement of the Exchange Agent.

                  (c) From and after the Effective Date the sole rights of the holders of Old Certificates (except as otherwise provided by law or Section 4(a) hereof) shall be those to which they are entitled as owners of the USAT Common Stock into which the shares of the U.S. Drug Common Stock evidenced by such Old Certificates shall have been converted as herein provided.

                  (d) A holder of a Warrant shall, after the Effective Date, have no obligation to exchange the holder's certificate evidencing the Warrant for a new certificate evidencing the Merger Warrant. Whenever thereafter a holder wishes to exercise his, her or its Warrant, the holder shall present the Warrant, with the exercise form duly executed and with payment of the new exercise price per share determined in accordance with Section 4(b) hereof, to USAT and not to U.S. Drug or Acquisition Corp. USAT shall then cause the Exchange Agent as the transfer agent for the USAT Common Stock to issue the shares of the USAT Common Stock as to which the Warrant is exercised. To the extent that the Warrant is not exercised for all of the shares of the USAT Common Stock subject thereto, USAT will issue a new certificate evidencing a Merger Warrant for the balance.

         7. TRANSFERS. If the holder of any Old Certificate desires that the New Certificate to be issued in replacement therefor (as hereinabove provided) is to be issued in a name other than that on the Old Certificate which it replaces, any such issuance shall be subject to and conditioned upon:

                  (a) Delivery to the Exchange Agent of the Old Certificate duly endorsed in blank or accompanied by a duly executed stock assignment power and otherwise in form for transfer acceptable to the Exchange Agent; and

                  (b) Payment to USAT or the Exchange Agent of any and all transfer and/or other taxes payable, in the opinion of the Exchange Agent, by reason of the issuance and/or transfer of such New Certificate and/or the shares of the USAT Common Stock evidenced thereby.

         8. TERMINATION OF EXCHANGE AGENT. Upon the termination of the Exchange Agent's engagement as hereinabove provided, the Exchange Agent shall deliver to USAT the then balance of the Distribution Account and, upon such delivery, the Exchange Agent shall have no further duties or obligations as exchange agent to USAT, Acquisition, U.S. Drug or their respective stockholders. Thereafter, the duties to be performed by the Exchange Agent as described in Sections 6 and 7 hereof shall be performed by USAT in lieu of, and instead of, the Exchange Agent. All blank stock certificates evidencing the USAT Common Stock shall be retained by the Exchange Agent for utilization by it in the performance of its duties as transfer agent for, and with respect to, the USAT Common Stock.

         9. SPECIAL PAYMENT. If U.S. Drug or, subsequent to the Effective Date, Acquisition Corp. executes a definitive agreement (the "Marketing Agreement") with an unaffiliated corporation to act as a marketing partner (the "Partner") with respect to its drug testing products and if the Partner makes a cash payment or payments to U.S. Drug, Acquisition Corp. or USAT upon the execution of the Marketing Agreement (the "Special Payment"), then:

         (a) USAT will calculate the percentage (to the nearest tenth) that the outstanding shares of the Minority U.S. Drug

Common Stock on the Effective Date constitute of the outstanding shares of the U.S. Drug Common Stock on the Effective Date (the "Percentage") and (i) if the Marketing Agreement is entered into on or prior to the 180th day following the Effective Date, USAT or, if U.S. Drug or Acquisition Corp. is the recipient of the Special Payment, Acquisition Corp. shall pay to each of the former U.S. Drug Minority Stockholders his, her or its pro rata share of one third of the Percentage of the Special Payment; (ii) if the Marketing Agreement is entered into during the period after the 180th day following the Effective Date and on or prior to the first anniversary of the Effective Date, USAT or, if Acquisition Corp. is the recipient of the Special Payment, Acquisition Corp. shall pay to each of the former U.S. Drug Minority Stockholders his, her or its pro rata share of one sixth of the Percentage of the Special Payment; and (iii) if the Marketing Agreement is entered into after the first anniversary of the Effective Date, the former U.S. Drug Minority Stockholders shall receive none of the Special Payment.

                  (b) If a cash payment is received from the Partner after execution, but on or prior to the first anniversary of the Effective Date, and if such payment is not based on sales effected by the Partner or some similar criteria, USAT or Acquisition Corp. will treat any such payment or payments as a Special Payment as if received on the execution of the Marketing Agreement.

                  (c) A loan or an equity investment made by the Partner shall not be deemed to be part of the Special Payment.

                  (d) A transferee of the shares of the USAT Common Stock received as a result of the Merger shall not be eligible to receive a proportionate share of the Special Payment and USAT or Acquisition Corp. shall make such payments only to the U.S. Drug Minority Stockholders as reflected on the stock books of U.S. Drug on the Effective Date or, in the event of the death of the U.S. Drug Minority Stockholder, his or her heirs or legal representatives, in the case of the dissolution of a partnership, to its partners or, in the case of a corporation, to its successor by merger or other operation of law.

         10. THE CLOSING. The closing of the transactions contemplated by this Agreement shall take place on such date, at such place and at such time within five business days after the satisfaction or waiver of the last of the conditions set forth in Sections 18 and 19 hereof as shall be designated by USAT. The closing of such transactions shall be referred to herein as the "Closing;" the date of the Closing shall be referred to herein as the "Closing Date"; and the Closing Date may be the same as the Effective Date.

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         11. THE EFFECTIVE DATE. Subject to the satisfaction and/or waiver of the conditions herein described, the Merger shall become effective as at the close of business on the date specified in the Certificate of Merger to be filed in the manner required by the GCL or, if none, on the date of filing (the "Effective Date"). Upon the receipt by U.S. Drug of consents from the holders of more than 50% of the outstanding shares of the Minority U.S. Drug Common Stock and of a consent from USAT to the Merger, U.S. Drug and Acquisition Corp. shall cause to be filed the Certificate of Merger in the manner required by the GCL. Subject to the provisions of Section 20 hereof, such filing shall be made on, or as soon as practicable after, the Closing Date; and the parties hereto shall thereafter execute, acknowledge, deliver and/or record such other and further instruments, documents or certificates and/or take and perform such other and further actions as may be required to effect and/or implement the Merger. If the Merger is consummated, USAT will take such actions as are necessary to deregister the U.S. Drug Common Stock pursuant to Section 12(b) of the Exchange Act and to delist the U.S. Drug Common Stock from the Pacific Stock Exchange. The Certificate of Merger shall provide for the change of name of Acquisition Corp. to "U.S. Drug Testing, Inc."

         12. THE REGISTRATION STATEMENT AND CONSENT SOLICITATION STATEMENT. In connection with the preparation, utilization and/or distribution of the Consent Solicitation Statement- Prospectus to be issued and distributed to the U.S. Drug Minority Stockholders in connection with the Merger and the preparation and utilization of the Registration Statement of which the Consent Solicitation Statement/Prospectus constitutes Part I thereof, the parties shall follow the procedures as provided in this Section 12.

                  (a) The parties hereto shall cooperate in the preparation thereof consistent with the applicable requirements of the GCL, the Securities Act and the Exchange Act and the rules and regulations promulgated under the Securities Act and the Exchange Act by the SEC; and, without limiting the generality of the foregoing, each of USAT and U.S. Drug shall promptly supply to the other any and all information and material (relating to itself and/or the subject transaction) as may be requested or required in connection with the preparation and filing of the Registration Statement, including, without limitation, all information concerning their respective officers, directors and principal stockholders that is reasonably requested for inclusion in the Consent Solicitation Statement/Prospectus; and each shall take and perform such other and further acts and actions as shall be necessary or appropriate to cause the prompt preparation, completion, filing, review, finalization and clearance of the Registration Statement.

                  (b) Subject to the Registration Statement being declared effective by the SEC, the Consent Solicitation Statement/Prospectus and any other communication required by the Exchange Act or the rules and regulations promulgated thereunder or reasonably requested by USAT shall be mailed by U.S. Drug or its transfer agent to the U.S. Drug Minority Stockholders as soon after such effective date as is reasonably possible. Subsequent thereto U.S. Drug shall transmit to the U.S. Drug Minority Stockholders such amended and/or supplemental consent solicitation materials as may be necessary, in light of subsequent developments or otherwise, to render the Consent Solicitation Statement/Prospectus, as so amended or supplemented, not false or misleading with respect to any material fact and so as not to omit to state any information necessary to make the statements made, within the context made, not misleading. Prior to the Effective Date (or earlier termination of this Agreement) neither party hereto shall distribute any material (other than the Consent Solicitation Statement/Prospectus as herein provided) which might constitute, or be deemed to constitute, a "prospectus" relating to the Merger within the meaning of the Securities Act without the prior written consent of all of the parties hereto in each instance.

                  (c) U.S. Drug hereby authorizes the utilization by USAT in the Registration Statement or in any filing with a state securities administrator of all information concerning U.S. Drug either provided to USAT by U.S. Drug in connection with or contained in the Consent Solicitation Statement/Prospectus and/or contained in any filings heretofore made by U.S. Drug pursuant to the Securities Act and/or the Exchange Act. U.S. Drug shall promptly advise USAT if at any time any of such information or material is or becomes incorrect, inaccurate or incomplete in any material respect and, in connection therewith, U.S. Drug shall provide USAT with such information and material as shall be needed to correct any such inaccuracy or omission. USAT shall promptly advise U.S. Drug if at any time any of the information or material contained in the Registration Statement and supplied by USAT is or becomes incorrect, inaccurate or incomplete in any material respect. USAT shall cause the preparation, review, clearance, approval and distribution of such amended or supplemented material as shall be necessary to correct or eliminate any such inaccuracies and/or omissions as provided in this Section 12(c).

                  (d) Each of USAT and U.S. Drug covenants and warrants to the other that any and all information and/or material supplied by it to the other and/or in connection with the Registration Statement and/or the within transactions (i) will, at the time made and at each Relevant Date (as hereinafter defined), be true and correct in all material respects; (ii) will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations

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
promulgated thereunder by the SEC; and (iii) will not contain any statement which, at the time, and at each Relevant Date and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein made not false or misleading. For the purposes of this Agreement, the term "Relevant Date" shall be and mean each of (x) the effective date of the Registration Statement, (y) the mailing date of the Consent Solicitation Statement/Prospectus and (z) the Effective Date. Each of USAT and U.S. Drug specifically agrees to indemnify and hold harmless the other (and their respective officers, directors, employees, agents and representatives) from and against any and all costs, expenses, losses, demands, claims and liabilities of every kind, nature and description (including reasonable attorneys' fees) arising out of, or relating to any breach or anticipatory breach by it of its duties and obligations pursuant to this Section 12(d) hereof.

                  (e) USAT does hereby agree to indemnify and hold harmless U.S. Drug and each of its directors and officers, and each person, if any, other than USAT who controls U.S. Drug within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (including, without limitation, reasonable attorneys' fees as herein provided), to which they or any of them may become subject under the Securities Act, any other statute, common law or otherwise and, except as provided below, shall reimburse U.S. Drug and each such director, officer or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions and/or claims, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions result from a breach or alleged breach of the representations and warranties contained in Sections 14 or 15 hereof or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Consent Solicitation Statement/Prospectus or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as any such untrue statement or omission or alleged untrue statement or omission is with respect to the description of USAT or as to the terms of its offer. Promptly after receipt by a party to be indemnified pursuant to this Section 12(e) (the "Indemnitee") of notice of the commencement of any action in respect of which indemnity may be sought against USAT hereunder, the Indemnitee will promptly notify USAT in writing of the commencement thereof and USAT shall, subject to the provisions stated below, assume the defense of the action (including the employment of counsel, who shall be counsel reasonable satisfactory to U.S. Drug), and shall make payment of expenses (including attorneys' fees as herein provided) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against USAT. The Indemnitee or Indemnitees shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such separate counsel shall not be at the expense of USAT unless the employment of such separate counsel has been specifically authorized by USAT or there is a conflict of interest which under the canon of ethics requires the employment of separate counsel. USAT shall not be liable to any Indemnitee for any settlement of any action effected without USAT's consent. Notwithstanding any provision of this Agreement to the contrary, the obligations of USAT hereunder shall survive the consummation of the transactions contemplated by this Agreement.

         13. U.S. DRUG REPRESENTATIONS AND WARRANTIES. In order to induce USAT and Acquisition to execute and perform this Agreement, U.S. Drug does hereby represent, warrant, covenant and agree (which representations, warranties, covenants and agreements shall be, and be deemed to be, continuing and survive the execution and delivery of this Agreement, the Closing and the Effective
Date) as follows:

                  (a) U.S. Drug is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority, corporate and otherwise, and with all licenses, permits, certifications, registrations, approvals, consents and franchises necessary to own or lease and operate its properties and to conduct its business as presently being conducted.

                  (b) Subject only to the consent of its stockholders as required by the GCL: (i) U.S. Drug has the full power and authority, corporate and otherwise, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance of this Agreement, the consummation by U.S. Drug of the transactions herein contemplated and the compliance by U.S. Drug with the terms of this Agreement have been duly authorized by U.S. Drug; (iii) this Agreement is the valid and binding obligation of U.S. Drug, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies;
(iv) the execution, delivery and performance of this Agreement by U.S. Drug and the consummation by U.S. Drug of the transactions herein contemplated do not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in any violation of the Certificate of Incorporation or By-Laws of U.S. Drug or (B) result in a breach of, or a conflict with, any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of U.S. Drug pursuant to, any indenture, mortgage, note, contract, commitment or other agreement or instrument to which U.S. Drug is a party or by which it is, or any of its respective properties or assets are, or may be, bound or affected.

         14. USAT REPRESENTATIONS AND WARRANTIES. In order to induce U.S. Drug to execute and perform this Agreement, USAT does hereby represent, warrant, covenant and agree (which representations, warranties, covenants and agreements shall be, and be deemed to be, continuing and survive the execution and delivery of this Agreement, the Closing and the Effective Date) as follows:

                  (a) USAT is a corporation duly organized, validly existing and in standing under the laws of the State of Delaware, with full power and authority, corporate and otherwise, and with all licenses, permits, certifications, registrations, approvals, consents and franchises necessary to own or lease and operate its properties and to conduct its business as presently being conducted. USAT is duly qualified to do business as a foreign corporation, and is in good standing, in all jurisdictions, if any, wherein such qualification is necessary and where failure so to qualify would have a material adverse effect on the business, properties or financial conditions of USAT. USAT has no subsidiaries other than as set forth on Exhibit "B" annexed hereto and made a part hereof (the "Subsidiaries"). USAT owns and has and marketable title in and to 100% of the issued and outstanding capital stock (of all classes) of each of the Subsidiaries, free and clear of all liens, security interests, claims and encumbrances and rights and options of others, except as set forth on Exhibit "B".

                  (b) Each of the Subsidiaries (other than U.S. Drug as to which USAT makes no representation) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with full power and authority, corporate and otherwise, and with all licenses, permits, certifications, registrations, approvals, consents and franchises necessary to own or lease and operate its properties and to conduct its business as presently being conducted. Each such Subsidiary is duly qualified to do business as a foreign corporation, and is in good standing, in all jurisdictions, if any, wherein such qualification is necessary and where failure so to qualify would have a material adverse effect on the business, properties or finances of such Subsidiary.

                  (c) (i) USAT has the full power and authority, corporate and otherwise, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

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
(ii) the execution, delivery and performance of this Agreement, the consummation by USAT of the transactions herein contemplated and the compliance by USAT with the terms of this Agreement have been duly authorized by USAT; (iii) this Agreement is the valid and binding obligation of USAT, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies; (iv) the execution, delivery and performance of this Agreement by USAT and the consummation by USAT of the transactions herein contemplated do not, and will not, with or without the giving of notice or the lapse of time, or both,
(A) result in any violation of the Certificate of Incorporation or By-Laws of USAT, (B) result in a breach of, or a conflict with, any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of USAT pursuant to, any indenture, mortgage, note, contract, commitment or other agreement or instrument to which USAT is a party or by which it is, or any of its respective properties or assets are, or may be, bound or affected; (C) to the best knowledge of USAT, after due investigation, violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over USAT and/or any of the Subsidiaries (other than U.S. Drug as to which USAT makes no representation), or any of their respective properties or businesses; or (D) have any effect on any license, permit, certification, registration, approval, consent or other authorization necessary for USAT and/or any of the Subsidiaries (other than U.S. Drug as to which USAT makes no representation) to own or lease and operate any of its respective properties and to conduct its businesses or the ability of USAT and/or any of the Subsidiaries (other than U.S. Drug as to which USAT makes no representation) to make use thereof. No consent, approval, authorization or order of any court, governmental agency, authority or body (other than as required pursuant to the Securities Act, the Exchange Act and/or state securities or "take over" statutes and the rules and regulations promulgated under any of the foregoing and/or any party to an agreement to which USAT is a party and/or by which it is bound) is required in connection with the execution, delivery and performance of this Agreement and/or the consummation by USAT of the transactions contemplated by this Agreement.

                  (d) Neither USAT nor any of the Subsidiaries (other than U.S. Drug as to which USAT makes no representation) is in violation of, or in default under, (i) any term or provision of its Certificate of Incorporation or By-Laws;
(ii) any material term or provision of any financial covenant of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any or its properties or business is, or may be, bound or affected; or (iii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business, including, without limitation, all reporting obligations pursuant to the Exchange Act and the rules and regulations promulgated thereunder. USAT and each Subsidiary (other than U.S. Drug as to which USAT makes no representation) owns, possesses or has obtained all governmental and other licenses, permits, certifications, registrations, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are outstanding and in good standing and there are no proceedings pending or, to the best of its knowledge, threatened or any basis therefor existing, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals or consents or authorizations.

                  (e) Prior to the date hereof USAT has delivered to U.S. Drug copies of the audited consolidated financial statements (the "USAT Audited Financial Statements") and unaudited interim financial statements (the "USAT Interim Financial Statements") described on Exhibit "C" annexed hereto and made a part hereof (collectively the "USAT Financial Statements). The USAT Audited Financial Statements fairly present the financial position of USAT and the Subsidiaries as of the respective dates thereof and the results of operations, and the changes in financial position of USAT and the Subsidiaries, for each of the periods covered thereby. The USAT Audited Financial Statements have been prepared in conformity with generally accepted accounting principles, applied on a consistent basis throughout the entire periods involved. The USAT Unaudited Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Item 310 of Regulation S-K of the SEC. Accordingly, the financial statements may not include all of the information and footnotes required by generally accepted accounting principles. In the opinion of USAT's management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. As of the date of any balance sheet forming a part of the USAT Financial Statements and, except as and to the extent reflected or reserved against therein, neither USAT nor any of the Subsidiaries (other than U.S. Drug as to which USAT makes no representation) had any material liabilities, debts, obligations or claims (absolute or contingent) asserted against it or them and/or which should have been reflected in a balance sheet or the notes thereto; and all assets reflected thereon are properly

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
reported and present fairly the value of the assets therein stated in accordance with generally accepted accounting principles.

                  (f) The financial and other books and records of USAT and each of the Subsidiaries (other than U.S. Drug as to which USAT makes no representation) are in all material respects true, complete and correct and have, at all times, been maintained in accordance with good business and accounting practices.

                  (g) USAT and the Subsidiaries (other than U.S. Drug as to which USAT makes no representation) own and have good and marketable title in and to all of their respective assets, properties and interests in properties (both real and personal) which are reflected in the latest balance sheet included in the USAT Financial Statements and/or are utilized in connection with the operation of the business of USAT and such Subsidiaries as presently constituted and/or acquired after that date (except to the extent any of the same were disposed of since such date in the ordinary course of business), in all cases free and clear of all liens, security interests, claims and encumbrances of every kind, nature and description and rights and options of others except as expressly set forth in such balance sheet.

                  (h) Except as is set forth on Exhibit "D" hereto, USAT and the Subsidiaries (other than U.S. Drug as to which USAT makes no representation) own all trademarks, service marks, tradenames, copyrights, similar rights and their registrations, trade secrets, methods, practices, systems, ideas, know how and confidential materials used or proposed to be used in the conduct of their respective businesses as conducted as of the date hereof (collectively the "Intangibles") free and clear of all liens, security interests, claims and encumbrances and rights and options of third parties (including, without limitation, former or current officers, directors, stockholders, employees and agents); neither USAT nor any such Subsidiary has licensed or leased any of the Intangibles and/or any interest therein to any person and/or entity except a Subsidiary; neither USAT nor any such Subsidiary has infringed, nor is infringing, upon the rights of others with respect to the Intangibles; neither USAT nor any such Subsidiary has received any notice of conflict with the asserted rights of others with respect to the Intangibles which could, singly or in the aggregate, materially adversely affect its business as currently conducted or prospects, financial condition or results of operations and USAT knows of no basis therefor; and, to the best of the knowledge of USAT, no others have infringed upon the Intangibles.

                  (i) Except as and to the extent reflected or reserved against in the USAT Financial Statements and/or as set forth on Exhibit "E" annexed hereto and made a part hereof, neither USAT nor any of the Subsidiaries (other than U.S. Drug as to which

USAT makes no representation) had, as at the respective date of such USAT Financial Statements, any material liabilities, debts, obligations or claims asserted against it, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including, but not limited to, liabilities on account of due and unpaid taxes, other governmental charges or lawsuits.

                  (j) Since the date of the most recent balance sheet included in the USAT Financial Statements, neither USAT nor any Subsidiary (other than U.S. Drug as to which USAT makes no representation) has, except as set forth on Exhibit "F" annexed hereto and made a part hereof, (i) incurred any obligation or liability (absolute or contingent, secured or unsecured) except obligations and liabilities incurred in the ordinary course of the operation of its business as carried on at and prior to such date; (ii) cancelled, without payment in full, any notes, loans or other obligations receivable or other debts or claims held by it other than in the ordinary course of business; (iii) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien or security interest any of its material properties, tangible or intangible, or rights under any contract, permit, license, franchise or other agreement other than sales or other dispositions of goods or services in the ordinary course of business at customary prices; (iv) entered into any line of business other than that conducted by it on such date or entered into any transaction not in the ordinary course of its business; (v) conducted any line of business in any manner except by transactions customary in the operation of its material business as conducted on such date; or (vi) declared, made or paid, or set aside for payment, any cash or non-cash dividends or other distribution on any shares of its capital stock.

                  (k) Except as set forth on Exhibit "G" annexed hereto and made a part hereof, neither USAT nor any of the Subsidiaries (other than U.S. Drug as to which USAT makes no representation) is in default, in any material respect, under the terms of any outstanding agreement which is material to the business, operations, properties, assets or condition of USAT and/or the Subsidiaries (other than U.S. Drug as to which USAT makes no representation); and there exists no event of default or event which, with notice and/or the passage of time, or both, would constitute any such default.

                  (l) Except as reported in the USAT Financial Statements and/or as set forth on Exhibit "H" hereto and made a part hereof, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any court or governmental agency, court or tribunal, domestic, or foreign, or before any private arbitration tribunal, pending or, to the best of the knowledge of USAT, threatened against USAT and/or any Subsidiary (other than U.S. Drug as to which USAT makes no representation) or involving their respective properties or

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businesses which, if determined adversely to USAT or such Subsidiary, would, individually or in the aggregate, result in a material adverse change in the financial position, stockholders' equity, results of operations, properties, business, management or affairs of USAT or such Subsidiary, or which question the validity of this Agreement or of any action taken, or to be taken, by USAT pursuant to, or in connection with, this Agreement; nor, to the best of the knowledge of USAT, is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry to be made by any person and/or entity, including, without limitation, any customer, supplier, lender, stockholder, former or current employee, agent or landlord. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal specifically naming USAT and/or any Subsidiary (other than U.S. Drug as to which USAT makes no representation) and/or enjoining USAT and/or any such Subsidiary from taking, or requiring USAT and/or any such Subsidiary to take, any action and/or by which USAT and/or any such Subsidiary is, and/or their respective properties or businesses are, bound or subject.

                  (m) USAT and each of the Subsidiaries (other than U.S. Drug as to which USAT makes no representation) has filed all federal, state, municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property or otherwise) required to be filed under the laws of the United States and all applicable states and has paid in full all taxes which are due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing. No penalties or other charges are, or will become, due with respect to the late filing of any such return. To the best of the knowledge of USAT, after due investigation, each such tax return heretofore filed by USAT and each of such Subsidiaries correctly and accurately reflects the amount of its tax liability thereunder. USAT has withheld, collected and paid all other levies, assessments, license fees and taxes to the extent required and, with respect to payments, to the extent that the same have become due and payable.

                  (n) The authorized and outstanding capitalization of USAT is as set forth on Exhibit "I" annexed hereto and made a part hereof; as of the date hereof and the Closing Date, there shall not be authorized and/or issued and outstanding any shares of capital stock of USAT and/or rights to purchase shares of capital stock of USAT except as set forth on Exhibit "I" or upon the exercise of outstanding warrants or options or the conversion of outstanding shares of preferred stock. The issued and outstanding shares of the USAT Common Stock and outstanding options, warrants and other similar rights to purchase the USAT Common Stock have been duly authorized and validly issued. All such outstanding shares of the USAT Common Stock are fully paid and nonassessable. All such outstanding options, warrants and

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similar rights to purchase the USAT Common Stock constitute the valid and binding obligations of USAT, enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies. There are no preemptive rights. USAT has no reason to believe that any holder of such outstanding shares of the USAT Common Stock is subject to personal liability solely by reason of being such a holder. The offers and sales of such outstanding shares of the USAT Common Stock and outstanding options, warrants and similar rights to purchase the USAT Common Stock were, at all relevant times, either registered under the applicable provisions of the Securities Act and the applicable state securities laws or exempt from such registration or prospectus filing requirements pursuant to an exemption for which USAT and/or such offering or sale fully qualified, or any claim arising out of, or relating to, any such offering and/or sale are barred by the statute of limitations. The authorized shares of the USAT Common Stock and outstanding options, warrants and similar rights to purchase the USAT Common Stock conform to the description thereof contained in the current filings by USAT pursuant to the Exchange Act. No dividends or other distributions of the assets of USAT have or will be declared and/or paid prior to the Closing Date on or with respect to the USAT Common Stock.

                  (o) Except as is set forth on Exhibit "J" hereto, since the date of the most recent balance sheet included in the USAT Financial Statements, there has not been, with respect to USAT and/or the Subsidiaries (other than U.S. Drug as to which USAT makes no representation), except as set forth in or permitted by this Agreement, or, in the ordinary course of business:

                         (i) Any change in their respective material business,
operations or financial condition, or the manner of managing or conducting their respective business and operations; none of which changes, if any, has had a material adverse effect on such business, operations or financial condition, taken as a whole;

                         (ii) Any change in their respective accounting methods
or practices (including, without limitation, any change in depreciation, amortization and/or good will policies or rates);

                         (iii) Any damage, destruction or loss (whether or not
covered by insurance) materially and adversely affecting their respective assets, business, operations or financial condition;

                         (iv) Any declaration, setting, or payment of a dividend
or other distribution with respect to the USAT Common Stock or any direct or indirect redemption, purchase or other acquisition by USAT of any of the shares of the USAT Common Stock;

                         (v) Any issuance or sale of any shares of their
respective capital stock of any class or any other securities;

                         (vi) Any loan by any of them to any person or entity
and/or the issuance of any guaranty by any of them for or with respect to their own or another's obligations;

                         (vii) Any waiver or release of any material right or
claim;

                         (viii) Any sale, lease, abandonment, assignment,
transfer, license or other disposition (including any agreement and/or option for, or with respect to, any of the foregoing) by any of them of any material real property or tangible or intangible assets, property or rights (and/or interest therein);

                         (ix) Any incurrence of any material obligation or
liability, absolute or contingent;

                         (x) Any payment of any material obligation or
liability, absolute or contingent, except for current liabilities reflected in, or shown on, the USAT Financial Statements and/or incurred subsequent to the date thereof in the ordinary course of business and/or in connection with the transactions contemplated by this Agreement;

                         (xi) Any labor problems and/or other events or
conditions of any character materially and/or adversely affecting, or which might materially and/or adversely affect, the financial condition, business, assets or prospects of any of them;

                         (xii) Any amendment, termination or modification of any
material agreement or license to which any of them is a party which has or may have a material affect on the financial condition, business, assets or prospects of any of them; and

                         (xiii) Any agreement by any of them to do or perform
any of the things described in this Section 14(o).

                  (p) At the Closing, all of the shares of the USAT Common Stock to be issued by USAT pursuant to this Agreement shall be, and be deemed to be, duly and validly authorized and, when issued to the U.S. Drug Minority Stockholders in exchange for their shares of the U.S. Drug Common Stock, duly and validly issued, fully paid and nonassessable and free and clear of all federal and state issuance, stock and/or company taxes, liens, security interests, claims, encumbrances and charges.

         15. ACQUISITION REPRESENTATIONS AND WARRANTIES. In order to induce U.S. Drug to execute and perform this Agreement, Acquisition Corp. does hereby represent, warrant, covenant and agree (which representations, warranties, covenants and agreements shall be, and be deemed to be, continuing and survive the execution and delivery of this Agreement, the Closing and the Effective
Date) as follows:

                  (a) Acquisition Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority, corporate and otherwise, and with all licenses, permits, certifications, registrations, approvals, consents and franchises necessary to own or lease and operate its properties and to conduct its business as presently being conducted. Neither prior to the date hereof has Acquisition Corp. engaged, nor prior to the Closing Date will Acquisition Corp. engage, in any business activity of any kind nature or description except in connection with the implementation of the transactions herein described. Acquisition Corp. has no subsidiaries, nor, at the present time is it, or at the Closing will it be, a partner or joint venturer with any other person or entity.

                  (b) (i) Acquisition Corp. has the full power and authority, corporate and otherwise, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance of this Agreement, the consummation by Acquisition Corp. of the transactions herein contemplated and the compliance by Acquisition Corp. with the terms of this Agreement have been duly authorized by Acquisition Corp.;
(iii) this Agreement is the valid and binding obligation of Acquisition Corp, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies; (iv) the execution, delivery and performance of this Agreement by Acquisition Corp. and the consummation by Acquisition Corp. of the transactions herein contemplated do not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in any violation of the Certificate of Incorporation or By-Laws of Acquisition Corp., (B) result in a breach of, or a conflict with, any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of Acquisition Corp. pursuant to, any indenture, mortgage, note, contract, commitment or other agreement or instrument to which Acquisition Corp. is a party or by which it is, or any of its respective properties or assets are, or may be, bound or affected; or (C) to the best knowledge of Acquisition Corp., after due investigation, violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over Acquisition Corp. or its assets. No consent, approval, authorization or order of any court, governmental agency, authority or body (other than as required pursuant to the Securities Act, the Exchange Act and/or state securities or "take over" statutes and/or any party to an agreement to which Acquisition Corp. is a party and/or by which it is bound, is required in connection with the execution, delivery and performance of this Agreement, and/or the consummation by Acquisition Corp. of the transactions contemplated by this Agreement.

                  (c) Acquisition Corp. is not in violation of, or in default under, (i) any term or provision of its Certificate of Incorporation or By-Laws;
(ii) any material term or provision of any financial covenant of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any or its properties is, or may be, bound or affected; or (iii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its assets.

                  (d) Acquisition Corp. was incorporated on December 18, 1995 and its sole asset is the $1,000 which USAT paid in subscription for 100 shares of its authorized 1,500 shares of common stock, without par value, and it has incurred no liabilities other than its incorporation costs. Prior to the date hereof, Acquisition Corp. has conducted no business operations and, prior to the Effective Date, its sole activities will be in connection with the transactions contemplated by this Agreement.

                  (e) The financial and other books and records of Acquisition Corp. are in all material respects true, complete and correct and have, at all times, been maintained in accordance with good business and accounting practices.

                  (f) Except as set forth on Exhibit "K" hereto and made a part hereof, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any court or governmental agency, court or tribunal, domestic, or foreign, or before any private arbitration tribunal, pending or, to the best of the knowledge of Acquisition Corp., threatened against Acquisition Corp. or involving its assets which, if determined adversely to Acquisition Corp., would, individually or in the aggregate, result in a material adverse change in the financial position, stockholders' equity, results of operations, properties, business, management or affairs of Acquisition Corp., or which question the validity of this Agreement or of any action taken or to be taken by Acquisition Corp. pursuant to, or in connection with, this Agreement; nor, to the best of the knowledge of Acquisition Corp., is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry to be made by any person and/or entity. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal specifically naming Acquisition Corp. and/or enjoining Acquisition Corp. from taking, or requiring Acquisition Corp. to take, any action, and/or by which Acquisition Corp. is, and/or its assets are, bound or subject.

         16. U.S. DRUG COVENANTS, U.S. Drug shall, during the period commencing on the date hereof and terminating immediately following the close of business on the Effective Date (or earlier, upon the failure or refusal of the U.S. Drug Minority Stockholders to approve this Agreement and/or the termination of this Agreement as herein provided):

                  (a) Take and perform any and all actions necessary to render accurate, and/or maintain the accuracy of, all of the representations and warranties of U.S. Drug herein contained and/or satisfy each covenant or condition required to be performed or satisfied by U.S. Drug at or prior to the Closing and/or to cause or permit the implementation of the Merger;

                  (b) Not take or perform any action which would or might cause any representation or warranty made by U.S. Drug herein to be rendered inaccurate, in whole or in part, and/or which would prevent, inhibit or preclude the satisfaction, in whole or in part, of any covenant required to be performed or satisfied by U.S. Drug at or prior to the Closing and/or the implementation of the Merger;

                  (c) Carry on and maintain its business in substantially the same form, style and manner as heretofore operated by it; perform, in all material respects, all of its respective obligations under all material agreements, leases and documents relating to or affecting its respective assets, properties and businesses; and use its best efforts to preserve intact its business organization and the good will and relationships with its suppliers, customers and others having business relations with it.

                  (d) Not make, or permit to be made on its behalf, any announcement to the public in general and/or within its industry and/or otherwise with respect to this Agreement, the Merger and the current or future business or operations of any party hereto without the prior written consent of USAT or, in the case of an announcement required by applicable securities laws, prior consultation with USAT; and

                  (e) Immediately advise USAT of any event, condition or occurrence which constitutes, or may, with the passage of time and/or giving of notice, constitute, a breach of any representation or warranty of U.S. Drug herein contained and/or which prevents, inhibits or limits or may prevent, inhibit or limit U.S. Drug from satisfying, in full and on a timely basis, any covenant, term or condition herein contained and/or implementing this Agreement.

         17. USAT COVENANTS. USAT shall, during the period commencing on the date hereof and terminating immediately following the close of business on the Effective Date (or earlier, upon the failure or refusal of the U.S. Drug Minority Stockholders to approve this Agreement and/or the termination of this Agreement as herein provided):

                  (a) Take and perform any and all actions necessary to render accurate, and/or maintain the accuracy of, all of the representations and warranties of USAT herein contained and/or satisfy each covenant or condition required to be performed or satisfied by USAT at or prior to the Closing and/or to cause or permit the implementation of the Merger;

                  (b) Not take or perform any action which would or might cause any representation or warranty made by USAT herein to be rendered inaccurate, in whole or in part, and/or which would prevent, inhibit or preclude the satisfaction, in whole or in part, of any covenant required to be performed or satisfied by USAT at or prior to the Closing and/or the implementation of the Merger;

                  (c) Carry on and maintain its business in substantially the same form, style and manner as heretofore operated by it; perform, in all material respects, all of its obligations under all material agreements, leases and documents relating to or affecting its assets, properties and business; and use its best efforts to preserve intact its business organization and the good will and relationships with its suppliers, customers and others having business relations with it;

                  (d) Not make any announcement to the public in general and/or within its industry and/or otherwise with respect to this Agreement, the Merger and the current or future business or operations of any party hereto without the prior written consent of U.S. Drug or, in the case of an announcement required by applicable securities laws, prior consultation with U.S. Drug;

                  (e) Immediately advise U.S. Drug of any event, condition or occurrence which constitutes, or may, with the passage of time and/or giving of notice, constitute, a breach of any representation or warranty of USAT herein contained and/or which prevents, inhibits or limits or may prevent, inhibit or limit USAT from satisfying, in full and on a timely basis, any covenant, term or condition herein contained and/or implementing this Agreement; and

                  (f) Subject to U.S. Drug's compliance with its obligations under Section 12 hereof, use its best efforts to have the Registration Statement declared effective under the Securities Act.

         18. USAT AND ACQUISITION CORP. CONDITIONS PRECEDENT. The obligations of USAT and Acquisition Corp. to implement this Agreement and consummate the Merger are, at their respective elections, subject to, and conditioned upon, the satisfaction (and/or waiver except as to Sections 18(a), (b), (f) and (h)) of each of the following conditions:

                  (a) Prior to the Closing Date the holders of more than 50% of the shares of the Minority U.S. Drug Common Stock shall have adopted this Agreement by consenting to the adoption of this Agreement pursuant to the Consent Solicitation
Statement/Prospectus.

                  (b) The Registration Statement shall have been declared effective by the SEC and all appropriate state securities administrators and no "stop orders" shall have been issued and/or be in effect or a proceeding for such purpose shall have been instituted and be pending.

                  (c) The representations and warranties of U.S. Drug contained in this Agreement shall be true and correct in all material respects as of the Effective Date with the same effect as if made on and as of the Effective Date and U.S. Drug shall have performed in all material respects all of its covenants and obligations contemplated hereunder to be performed on or prior to the Effective Date. At the Closing, USAT shall have received a certificate, executed by the President and the Secretary of U.S. Drug (effective as of the Closing and the Effective Date) and in form reasonably acceptable to USAT, certifying as of both the date of this Agreement and the Closing Date, the truth and accuracy of (and the remaking of) the representations and warranties of U.S. Drug herein contained, including, without limitation, those set forth in Section 13 hereof.

                  (d) Prior to the Closing, there shall not have occurred any material adverse change in the financial condition, business or operations of U.S. Drug, nor shall any event have occurred or condition exist which, with the passage of time or the giving of notice, may cause or create any such adverse material change.

                  (e) Prior to the Closing, all corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be in form and content reasonably satisfactory to USAT and its counsel and USAT and its counsel shall have received all counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

                  (f) No action or proceeding shall have been instituted and be pending by any private party and/or governmental agency or authority challenging the legality of this Agreement or the Merger and/or seeking to prevent or delay consummation of the transactions herein contemplated, which action or proceeding shall have resulted in an order granting preliminary or permanent injunctive relief prohibiting consummation of this Agreement and/or the Merger and which order shall not have been vacated as of the Closing.

                  (g) All statutory requirements for the valid consummation by U.S. Drug of the transactions herein described shall have been fully and timely satisfied; all authorizations, consents and approvals of all Federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation by U.S. Drug of the transactions herein described and/or to permit the businesses currently carried on by U.S. Drug to continue unimpaired in all material respects immediately following the Effective Date shall have been obtained and shall be in full force and effect; and no action or proceeding to suspend, revoke, cancel, terminate, modify or alter any of such authorizations, consents or approvals shall be pending or threatened.

                  (h) U.S. Drug shall have received a written opinion from Whale Securities Co., L.P., satisfactory to USAT in form and content, regarding the fairness, from a financial point of view, to the U.S. Drug Minority Stockholders of the exchange ratio offered pursuant to the terms of the Merger.

         19. U.S. DRUG CONDITIONS PRECEDENT. The obligation of U.S. Drug to implement this Agreement and to consummate the Merger is, at its election, subject to, and conditioned upon, the satisfaction (and/or waiver except as to Section 19(a), (b), (c), (g) and (i)) of each of the following conditions:

                  (a) Prior to the Closing Date the holders of more than 50% of the shares of the Minority U.S. Drug Common Stock shall have adopted this Agreement by consenting to the adoption of this Agreement pursuant to the Consent Solicitation Statement/ Prospectus.

                  (b) Prior to the Closing Date USAT shall have adopted this Agreement by filing with U.S. Drug a consent to its adoption.

                  (c) The Registration Statement shall have been declared effective by the SEC and all appropriate state securities administrators and no "stop orders" shall have been issued and/or be in effect or a proceeding for such purpose shall have been instituted and be pending.

                  (d) The representations and warranties of USAT and Acquisition Corp. contained in this Agreement shall be true and correct in all material respects as of the Effective Date with the same effect as if made on and as of the Effective Date. At the Closing, U.S. Drug shall have received a certificate, executed by the President and the Secretary of USAT and Acquisition Corp. (effective as of the Closing and the Effective Date) and in form and content reasonably acceptable to U.S. Drug, certifying, as to both the date of this Agreement and the Closing Date the truth and accuracy of (and the remaking of) the representations and warranties of USAT and Acquisition Corp. herein contained, including, without limitation, those set forth in Sections 14 and 15 hereof.

                  (e) Prior to the Closing, there shall not have occurred any material adverse change in the financial condition, business or operations of USAT and the Subsidiaries (excluding U.S. Drug) as a consolidated entity, nor shall any event have occurred or condition exist which, with the passage of time or the giving of notice, may cause or create any such adverse material change.

                  (f) Prior to the Closing, all corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be in form and content reasonably satisfactory to U.S. Drug and its counsel and U.S. Drug and its counsel shall have received all counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

                  (g) No action or proceeding shall have been instituted and be pending by any private party and/or governmental agency or authority challenging the legality of this Agreement or the Merger and/or seeking to prevent or delay consummation of the transactions herein contemplated, which action or proceeding shall have resulted in an order granting preliminary or permanent injunctive relief prohibiting consummation of this Agreement and/or the Merger and which order shall not have been vacated as of the Closing.

                  (h) All statutory requirements for the valid consummation by USAT of the transactions herein described shall have been fully and timely satisfied; all authorizations, consents and approvals of all Federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation by USAT of the transactions herein described and/or to permit the businesses currently carried on by USAT to continue unimpaired in all material respects immediately following the Effective Date shall have been obtained and shall be in full force and effect; and no action or proceeding to suspend, revoke, cancel, terminate, modify or alter any of such authorizations, consents or approvals shall be pending or threatened.

                  (i) U.S. Drug shall have received a written opinion from Whale Securities Co., L.P., satisfactory to U.S. Drug in form and content, regarding the fairness, from a financial point of view, to the U.S. Drug Minority Stockholders of the exchange ratio offered pursuant to the terms of the Merger.

         20. TERMINATION.

                  (a) This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date, whether before or after submission to, or approval by, the U.S. Drug Minority Stockholders as herein provided either:
(a) by mutual agreement of the Boards of Directors of U.S. Drug and USAT; or (b) by the Board of Directors of either U.S. Drug or USAT if either (i) the Closing shall not have taken place on or prior to December 31, 1996 (other than by reason of the default hereunder by the terminating party) or (ii) there is any statute, rule or regulation which makes consummation of the Merger illegal or otherwise prohibited or any order, decree, injunction or judgment enjoining USAT, U.S. Drug or Acquisition Corp. from consummating the Merger is issued by a court of competent jurisdiction and such order, decree, injunction or judgment has become final and non-appealable; or (c) by the Board of Directors of USAT or U.S. Drug if, based upon the opinion of its outside counsel, such Board of Directors determines that making a recommendation to the U.S. Drug Minority Stockholders to adopt the Merger Agreement could reasonably be deemed to cause the members of such Board of Directors to breach their fiduciary duty under applicable law to its respective stockholders.

                  (b) If this Agreement shall be terminated and/or the Merger abandoned pursuant to the provisions of subsection (a) of this Section 20 hereof (other than by reason of the default of any party hereunder), then and in that event USAT shall bear all of the costs and its special expenses except for those of Whale Securities Co., L.P. and of counsel to U.S. Drug and there shall be no liability on the part of any party hereto (and/or their respective officers, directors, agents and employees) to any other party hereto (and/or their respective officers, directors, agents and employees).

         21. COSTS AND EXPENSES. USAT shall pay all costs and expenses relating to the transactions contemplated by this Agreement, including, without limitation, the costs and expenses relating to the preparation of this Agreement and the Registration Statement, such as attorneys' fees, accounting fees, printing expenses and consent solicitation expenses, except that U.S. Drug will pay all costs and expenses of Whale Securities Co., L.P. and of its special counsel.

         22. NOTICES. Any and all notices, requests or instructions desired to be given by any party hereto to any other party hereto shall be in writing and shall be either be hand delivered, delivered by express courier or mailed to the recipient first class, postage prepaid, certified, return receipt requested at the following respective addresses:


         To:      U.S. Drug
                  10410 Trademark Street
                  Rancho Cucamonga, California  91730
                  Attn:  President

         With a copy to:

                  Rosenman & Colin, LLP
                  575 Madison Avenue
                  New York, New York  10022
                  Attn:  Edward H. Cohen, Esq.


         To:      USAT or Acquisition
                  10410 Trademark Street
                  Rancho Cucamonga, California  91730
                  Attn: President

         With a copy to:

                  Gold & Wachtel, LLP
                  110 East 59th Street
                  New York, New York  10022
                  Attn:  Robert W. Berend, Esq.

or to such other address as any party hereto shall designate in a writing complying with the provisions of this Section 22.

         23. WAIVER. Each of the parties hereto may, by written instrument, (a) extend the time for the performance of any of the obligations or other acts of any party hereto; (b) waive any inaccuracies of such other party in the representations and warranties contained herein or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the covenants of such other party contained in this Agreement; (d) waive such other party's performance of any of such party's obligations set out in this Agreement; and (e) waive any condition to its obligation to effect the Merger. Anything in this Section 23 to the contrary notwithstanding, no party hereto may waive the requirements that the holders of more than 50% of the shares of the Minority U.S. Drug Common Stock must consent to the adoption of this Agreement and the Merger, the fairness opinion be delivered as set forth in Section 18(h) or Section 19(i) or the Registration Statement be effective as set forth in Section 18(b) or Section 19(c).

         24. AMENDMENTS. This Agreement may be amended at any time prior to the Effective Date (whether before or after the consent of stockholders of U.S. Drug as herein provided) by a writing executed by an authorized officer of USAT, U.S. Drug and Acquisition (upon due authorization by their respective Boards of Directors); provided, however, that in no event may the provisions of Sections 4 and 9 hereof be altered, amended, modified, terminated or rescinded without the approval of the U.S. Drug Minority Stockholders.

         25. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed and to be fully performed therein and without regard to principles of conflicts of laws.

         26. EFFECTIVENESS. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and any controlling person of any party hereof as provided in Section 15 of the Securities Act and their respective successors, transferees, heirs, assigns and beneficiaries.

         27. COUNTERPARTS. This Agreement may be executed in multiple copies, each of which shall constitute an original, but all of which shall constitute one and the same agreement.

         28. PARTIAL INVALIDITY. If any term, covenant or condition in this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant or condition to persons or circumstances, other than those as to which it is held invalid, shall be unaffected thereby and each term, covenant or condition of this Agreement shall be enforced to fullest extent permitted by law.

         29. INTEGRATION. This Agreement (including the Exhibits hereto, the documents and instruments delivered by the parties hereto and any other documents executed and delivered and/or to be executed and delivered pursuant to the provisions of this Agreement as herein provided) sets forth the entire agreement among the parties hereto with respect to the subject matter herein contained. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between or among the parties hereto with respect to the subject matter hereof except as herein and in such ancillary documents provided. This Agreement can only be altered, amended, modified, terminated or rescinded by a writing executed by the party to be charged.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.


ATTEST:                                 U.S. ALCOHOL TESTING OF
                                            AMERICA, INC.



________________________________        By:___________________________________
Secretary



                                        U.S. DRUG ACQUISITION CORP.



________________________________        By:___________________________________
Secretary



                                        U.S. DRUG TESTING, INC.



________________________________        By:___________________________________
Secretary

                                                                  APPENDIX B




                                         May __, 1996


The Board of Directors
U.S. Drug Testing, Inc.
10410 Trademark Street
Rancho Cucamonga, CA 91730

Members of the Board:

        You have requested our opinion as investment bankers as to the fairness to the minority stockholders of U.S Drug Testing, Inc. ("U.S. Drug"), from a financial point of view, of the exchange ratio to be offered to the minority stockholders of U.S. Drug under the Agreement and Plan of Merger dated as of April 23, 1996 (the "Merger Agreement") among U.S. Drug, U.S. Alcohol Testing of America, Inc. ("USAT") and U.S. Drug Acquisition Corp., a wholly owned subsidiary of USAT ("Acquisition Corp."), pursuant to which U.S. Drug will be merged with and into Acquisition Corp. (the "Proposed Merger") with the result that U.S. Drug will become a wholly-owned subsidiary of USAT. As more specifically set forth in the Merger Agreement, holders of the 1,721,900 issued and outstanding shares of U.S. Drug's common stock, par value $.001 per share, not owned by USAT (the "Minority U.S. Drug Common Stock"), will receive ______ shares (the "Exchange Ratio") of USAT's common stock, par value $.01 per share (the "USAT Common Stock"), for each share of the Minority U.S. Drug Common Stock. Cash will be paid in the Proposed Merger in lieu of fractional shares of the USAT Common Stock. The terms and conditions of the Proposed Merger are more fully set forth in the Merger Agreement.

        In arriving at our opinion, we have reviewed and considered, among other things: (i) the Merger Agreement; (ii) U.S. Drug's and USAT's Annual Reports on Form 10-K for the two fiscal years ended March 31, 1995 and 1994 and Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 1995, September 30, 1995 and December 31, 1995; (iii) certain information, including financial forecasts, relating to the businesses, earnings and prospects of U.S. Drug and USAT, furnished to us by senior management; (iv) the historical market prices and trading activity for U.S. Drug and USAT shares; (v) publicly available information concerning certain other companies and transactions we considered relevant to our analysis; and (vi) such other matters as we deemed appropriate. In addition, we have held discussions with the managements of U.S. Drug and USAT for the

The Board of Directors
U.S. Drug Testing, Inc.
May   , 1996
Page 2

purpose of reviewing the historical and current operations of such companies and the business prospects for each.

        In conducting our analysis and in arriving at our opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of the financial and other information that was publicly available or provided to us and we have not undertaken to independently verify the same. We have not prepared or obtained any independent evaluation or appraisal of U.S. Drug's or USAT's assets or liabilities. We have assumed and relied upon the senior management of U.S. Drug and USAT as to the reasonableness and achievability of the financial and operating forecasts furnished by management (and the assumptions and bases therefor). Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have been retained by the Board of Directors of U.S. Drug to act as financial advisor to U.S. Drug only with respect to this fairness opinion. We have not in the past three years previously acted on behalf of U.S. Drug or USAT. We are currently separately engaged to render a fairness opinion to the Board of Directors of Good Ideas Enterprises, Inc. ("Good Ideas"), an affiliate of U.S. Drug and USAT, for which we will receive a customary fee. In addition, in the ordinary course of our securities business, we may actively trade equity securities of U.S. Drug and/or USAT and/or Good Ideas for our own account and the accounts of customers, and we, therefore, may from time to time hold a long or short position in such securities. Our opinion is directed to the Board of Directors of U.S. Drug and does not constitute a recommendation to any stockholder of U.S. Drug as to how such a stockholder should consent on any matter submitted for U.S. Drug stockholder consent in connection with the Proposed Merger.

        On the basis of and subject to the foregoing, as of the date hereof, we are of the opinion that the Exchange Ratio in the Proposed Merger is fair to the minority stockholders of U.S. Drug from a financial point of view.

                                        Very truly yours,


                                        Whale Securities Co., L.P.

No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Consent Solicitation Statement/Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by USAT or Good Ideas. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.




                TABLE OF CONTENTS

                                                Page
                                                ----
[S]                                             [C]
Available Information.......................      2
Summary.....................................      3
Summary Historical and Proforma
  Combined Financial Data...................     14
Risk Factors................................     21
Terms of the Transaction....................     29
The Merger and Related Matters..............     37
Material Contacts of USAT with U.S. Drug....     59
Business of the Company.....................     61
Business of U.S. Drug.......................     76
USAT Principal Stockholders.................     88
U.S. Drug Principal Stockholders............     92
USAT Market Information.....................     94
U.S. Drug Market Information................     95
USAT Management.............................     96
The Company's Selected Financial Data.......    105
The Company's Management's Discussion
  of Financial Condition and Results of
  Operations................................    108
U.S. Drug's Selected Financial Data.........    130
U.S. Drug's Management's Discussion of
  Financial Condition and Results of
  Operations................................    131
Commission Position on Indemnification......    134
Legal Matters...............................    135
Experts.....................................    135
Change in Accountants.......................    135
Index to The Company's Financial
  Statements................................    137
Index to U.S. Drug Financial
  Statements................................    138
Appendix A - The Merger Agreement...........
Appendix B - Opinion of Whale

                            U.S. ALCOHOL TESTING OF
                                 AMERICA, INC.








                              CONSENT SOLICITATION
                                   STATEMENT/
                                   PROSPECTUS
                                       TO
                             MINORITY STOCKHOLDERS
                                       OF
                            U.S. DRUG TESTING, INC.


















                           ___________________, 1996



U.S. Drug

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Board of Directors of U.S. Alcohol Testing of America, Inc. (the "Registrant" or "USAT") has authorized indemnification of directors and officers of the Registrant to the fullest extent permitted by Delaware law.

         Section 145(a) of the General Corporation Law of Delaware (the "GCL") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Under Section 145(b) of the GCL, a corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and



U.S. Drug
reasonably entitled to indemnity for such expenses which the court shall deem proper.

         In addition, under Section 145(f) of the GCL, the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS

         All of the following exhibits designated with a footnote reference are incorporated herein by reference to a prior registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or a periodic report filed by USAT pursuant to Section 13 of the Securities Exchange Act of 1934, as amended. An exhibit marked with an asterisk will be filed with an Amendment to this Registration Statement. If no footnote reference or marking with an asterisk is made, the exhibit is filed with this Registration Statement.

Number                     Exhibits
- ------                     --------
2(a)                       Agreement and Plan of Merger dated as of March 6,
                           1996 by and among USAT, U.S. Drug Acquisition Corp.
                           ("Acquisition Corp.") and U.S. Drug Testing, Inc.
                           ("U.S. Drug"). (Reference is made to Appendix A to
                           Part I of this Registration Statement.)

3(a) Copy of Certificate of Incorporation of USAT as filed in Delaware on April 15, 1987. (1)

3(a)(1) Copy of Amendment to the Certificate of Incorporation as filed in Delaware on July 10, 1989. (1)

3(a)(2) Copy of Amendment to the Certificate of Incorporation as filed in Delaware on September 25, 1989. (1)

3(a)(3) Copy of Amendment to the Certificate of Incorporation as filed in Delaware on October 5, 1990. (1)

3(a)(4) Copy of Amendment to the Certificate of Incorporation as filed in Delaware on December 26, 1990. (2)



U.S. Drug

Number                     Exhibits
- ------                     --------
3(a)(5)                    Copy of Amendment to the Certificate of Incorporation
                           as filed in Delaware on November 1, 1991. (2)

3(a)(6) Copy of Amendment to the Certificate of Incorporation as filed in Delaware on May 20, 1992. (3)

3(b)                       Copy of By-Laws of USAT. (1)

4(a)                       Specimen of Common Stock certificate of USAT. (1)

4(b)                       Specimen of Class "A" Cumulative and Convertible
                           Preferred Stock certificate of USAT. (1)

4(c) Specimen of Class "B" Non-Voting Preferred Stock certificate of USAT. (4)

5                          Opinion of Gold & Wachtel, LLP.

8*                         Opinion of Rosenman & Colin, LLP.

10(a)                      Form of the Company's Indemnification Agreement with
                           Officers and Directors. (1)

10(b)                      Copy of Employment Agreement dated December 13, 1993
                           between USAT and James C. Witham. (4)

10(c)                      Copy of Employment Agreement dated December 13, 1993
                           between USAT and Karen B. Laustsen. (4)

10(d)                      Copy of Employment Agreement dated December 13, 1993
                           between USAT and Gary S. Wolff. (4)

10(e)                      Copy of Employment Agreement dated December 13, 1993
                           between USAT and Michael J. Witham. (4)

10(f)                      Copy of Employment Agreement dated March 1, 1993
                           between Douglas G. Allen, USAT and U.S. Drug. (5)

10(g)                      Copy of Employment Agreement dated as of December 15,
                           1993 between William D. Robbins and Good Ideas
                           Enterprises, Inc. ("Good Ideas"). (6)

10(h) License Agreement dated January 24, 1992 by and between the United States Department of the Navy (the
                           "USN") and USAT. (Confidential Treatment Requested for Exhibit.) (5)



U.S. Drug

Number                     Exhibits
- ------                     --------
10(h)(1)                   Amendment dated March 15, 1994 to License Agreement
                           filed as Exhibit 10(h) hereto.

10(h)(2) Amendment dated June 16, 1995 to License Agreement filed as Exhibit 10(h) hereto.

10(h)(3)                   Letter dated May 15, 1995 from the USN to USAT.

10(i) Assignment dated as of January 1, 1993 between the Company and U.S. Drug of Licensing Agreement filed as
                           Exhibit 10(h) hereto. (5)

10(i)(1) Amended Sublicense Agreement dated September 23, 1993 superseding the Assignment filed as Exhibit 10(i) hereto.

10(i)(2) Approval dated September 24, 1993 by Department of the Navy of Amended Sublicense Agreement filed as
                           Exhibit 10(i) hereto.

10(j) Cooperative Research Agreement (the "CRDA Agreement") dated April 16, 1992 by and between Naval Research
                           Laboratory Section, United States Department of the
                           Navy, and USAT. (5)

10(j)(1)                   Assignment of CRDA Agreement dated as of January 1,
                           1993 by and between U.S. Drug and USAT. (5)

10(k) Management Agreement dated April 1, 1993 by and between U.S. Drug and USAT. (5)

10(k)(1)                   Amendment dated July 20, 1993 to Management Services
                           Agreement filed as Exhibit 10(j) hereto. (5)

10(l)                      Management Services Agreement dated December 29, 1993
                           by and between Good Ideas and USAT. (6)

10(m)                      Equipment, Licensing, Servicing and Maintenance
                           Agreement dated as of December 13, 1994 by and between USAT and METPATH, Inc. (4)

10(n)                      Equipment, Licensing, Servicing and Maintenance
                           Agreement dated as of December 22, 1994 by and between USAT and National Health Laboratories
                           Incorporated. (4)

10(o) Copy of Lease expiring January 31, 1997 by and between Rancho Cucamonga Business Park as landlord and USAT as tenant. (4)



U.S. Drug

Number                     Exhibits
- ------                     --------
10(o)(1)                   Copy of Lease Modification Agreement to Lease filed
                           as Exhibit 10(o) hereto. (3)

10(o)(2) Sub-Lease Agreement dated as of January 1, 1993 by and between USAT as sublandlord and U.S. Drug as subtenant. (5)

10(p)                      Copy of Lease dated December 9, 1992 by and between
                           Melvin E. Evans as landlord and Good Ideas as tenant.
                           (6)

10(q)                      Copy of Lease expiring June 30, 1999 by and between
                           Rancho Cucamonga Business Park as landlord and U.S.
                           Rubber Recycling, Inc. as tenant. (4)

10(r)                      Copy of Asset Purchase Agreement dated June 20, 1988
                           between Luckey Laboratories, Inc. and USAT. (1)

10(r)(1)                   Copy of Consulting and Royalty Agreement dated June
                           20, 1988 between Manley Luckey and USAT. (1)

10(r)(2)                   Copy of Amendment dated August 1990 to Consulting and
                           Royalty Agreement filed as Exhibit 10(r)(1) hereto.
                           (1)

10(s)                      Copy of Investment Banking Agreement dated July 1,
                           1991, as revised October 1, 1991, between Jeffrey
                           Brooks Securities, Inc. and USAT. (1)

10(t)                      Copy of Asset Purchase Agreement dated November 2,
                           1992 by and between Adflo International, Inc. and USAT. (7)

10(u)                      Copy of Stock Purchase Agreement dated March 30, 1995
                           between Alconet, Inc., Dakotanet, L.L.C. and USAT.
                           (8)

10(v)                      Form of Warrant Agreement dated December 17, 1990
                           between J. Gregory & Company Inc. and USAT. (1)

10(v)(1)                   Form of Underwriter's Warrant expiring December 17,
                           1997 of USAT. (1)

10(w)                      Form of Common Stock purchase warrant expiring
                           October 31, 1996 of USAT. (3)



U.S. Drug

Number                     Exhibits
- ------                     --------
10(x)                      Form of Common Stock purchase warrant. (2)

                           USAT's Common Stock purchase warrants expiring August
                           28, 1996, September 1, 1996, September 16, 1996,
                           September 30, 1996, October 31, 1996, May 17, 1997,
                           September 16, 1997, November 1, 1997, December 17,
                           1997, December 31, 1997, February 28, 1998, April 15,
                           1998, July 17, 1998, August 27, 1998, September 1,
                           1998, November 1, 1998, November 15, 1998, December
                           13, 1998, December 20, 1998, December 27, 1998,
                           January 2, 1999, January 31, 1999, February 26, 1999,
                           February 28, 1999, March 31, 1999, April 14, 1999,
                           May 12, 1999, July 17, 1999, July 19, 1999, August
                           11, 1999, December 31, 1999, December 31, 2000 and
                           December 31, 2001 are substantially identical to the form of Common Stock purchase warrant filed (by incorporation by reference) as Exhibit 10(x) hereto except as to the name of the holder, the expiration date and the exercise price and, accordingly, pursuant to Instruction 2 to Item 601 of Regulation
                           S-K under the Securities Act are not individually filed.

10(y)                      Restricted Stock, Non-Qualified Option and Incentive
                           Stock Option Plan of USAT. (1)

10(y)(1) Form of Stock Option expiring August 1, 2004 issued pursuant to Exhibit 10(y) hereto. (4)

10(z)                      Form of Common Stock purchase warrant expiring
                           December 17, 1999. (10)

10(aa) Form of Warrant Agreement by and between U.S. Drug and Baraban Securities, Incorporated. (5)

10(aa)(1)                  Form of Common Stock purchase warrant expiring
                           October 13, 1998 of U.S. Drug. (5)

10(bb)                     Copy of U.S. Drug 1994 Stock Option/Stock Issuance
                           Plan. (11)

10(bb)(1)                  Form of Stock Option expiring October 2, 2004 of U.S.
                           Drug. (11)

10(cc) Copy of Agreement made as of December 14, 1995 by and between USAT, ProActive Synergies, Inc., Robert
                           Stutman & Associates, Inc. and Robert Stutman. (12)



U.S. Drug

Number                     Exhibits
- ------                     --------
10(dd)                     Copy of Asset Purchase Agreement dated April 30, 1996
                           by and among U.S. Rubber Recycling, Inc., USAT and
                           Reclamation Resources Inc.

16                         Letter dated November 16, 1995 from Wolinetz,
                           Gottlieb & Lafazan, P.C. to the Securities and
                           Exchange Commission. (9)

21                         Subsidiaries of USAT. (4)

23(a)                      Consent of Wolinetz, Gottlieb & Lafazan, P.C.

23(b) Consent of Gold & Wachtel, LLP is included in their opinion filed as Exhibit 5 hereto.

23(c) Consent of Rosenman & Colin, LLP will be included in their opinion filed as Exhibit 8 hereto.

- --------------
1. Filed as an exhibit to USAT's Registration Statement on Form S-18, File No. 33-29718, and incorporated herein by this reference.

2. Filed as an exhibit to USAT's Registration Statement on Form S-1, File No. 33-43337, and incorporated herein by this reference.

3. Filed as an exhibit to USAT's Registration Statement on Form S-1, File No. 33-47855, and incorporated herein by this reference.

4. Filed as an exhibit to USAT's Annual Report on Form 10-K for the fiscal year ended March 31, 1995 and incorporated herein by this reference.

5. Filed as an exhibit to U.S. Drug's Registration Statement on Form SB-2, File No. 33-61786, and incorporated herein by this reference.

6. Filed as an exhibit to Good Ideas' Registration Statement on Form S-1, File No. 33-73494, and incorporated herein by this reference.

7. Filed as an exhibit to USAT's Current Report on Form 8-K filed on November 2, 1992 and incorporated herein by this reference.



U.S. Drug

8. Filed as an exhibit to USAT's Current Report on Form 8-K dated April 12, 1995 and incorporated herein by this reference.

9. Filed as an exhibit to USAT's Current Report on Form 8-K/A filed on November 22, 1995 and incorporated herein by this reference.

10. Filed as an exhibit to USAT's Registration Statement on Form S-8 filed on March 5, 1996 and incorporated herein by this reference.

11. Filed as an exhibit to U.S. Drug's Registration Statement on Form S-8, File No. 33-89346.

12. Filed as an exhibit to USAT's Registration Statement on Form S-8 filed on March 11, 1996 and incorporated herein by his reference.

         (C) ITEM 4(B) INFORMATION

         The opinion of Whale Securities, Inc. will be furnished as Appendix B to the Consent Solicitation Statement/Prospectus which is Part I of this Registration Statement.


ITEM 22. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         The Registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



U.S. Drug

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.



U.S. Drug

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 1, 1996.


                             U.S. ALCOHOL TESTING OF AMERICA, INC.
                                         (Registrant)



                             By: /s/ Robert Stutman
                                ------------------------------------
                                Robert Stutman
                                Chairman and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 1, 1996.

Signature                                        Title
- ---------                                        -----
/s/ Robert Stutman                               Principal Executive Officer
- -----------------------------------              and Director
Robert Stutman


/s/ Gary S. Wolff                                Principal Financial and
- -----------------------------------              Accounting Officer
Gary S. Wolff


/s/ Alan I. Goldman                              Director
- -----------------------------------
Alan I. Goldman



/s/ John C. Lawn                                 Director
- -----------------------------------
John C. Lawn



U.S. Drug

/s/ Peter M. Mark                                Director
- -----------------------------------
Peter M. Mark



/s/ Linda H. Masterson                           Director
- -----------------------------------
Linda H. Masterson



/s/ Lee S. Rosen                                 Director
- -----------------------------------
Lee S. Rosen


U.S. Drug

                      U.S. ALCOHOL TESTING OF AMERICA, INC.
                       REGISTRATION STATEMENT ON FORM S-4
                   EXHIBITS FILED WITH REGISTRATION STATEMENTS

Number            Exhibit                                                                        Page Number
- ------            -------                                                                        -----------
2(b)              Agreement and Plan of Merger dated as of
                  March 6, 1996 by and among USAT, Good Ideas
                  Acquisition Corp. and Good Ideas
                  Enterprises, Inc.                                                              Appendix A

5(a)              Opinion of Gold & Wachtel, LLP                                                 E-1

10(h)(1)          Amendment dated March 15, 1994 to License
                  Agreement filed as Exhibit 10(h) hereto                                        E-3

10(h)(2)          Amendment dated June 16, 1995 to License
                  Agreement filed as Exhibit 10(h) hereto                                        E-4

10(h)(3)          Letter dated May 15, 1995 from the USN
                  to USAT                                                                        E-7

10(i)(1)          Amended Sublicense Agreement dated September
                  23, 1993 superseding the Assignment filed as
                  Exhibit 10(i) hereto.                                                          E-8

10(i)(2)          Approval dated September 24, 1993 by the
                  Department of the Navy of Amended Sublicense
                  Agreement filed as Exhibit 10(i) hereto                                        E-10

23(a)             Consent of Wolinetz, Gottlieb
                  & Lafazan, P.C.                                                                E-11